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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DIGITAL RIVER, INC. (Name of Registrant as Specified In Its Charter)
N/A (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

January 8, 2015

Dear Stockholder:

        You are cordially invited to attend a special meeting of stockholders of Digital River, Inc., which we refer to as Digital River, to be held on February 12, 2015, at our offices at 10380 Bren Road West, Minnetonka, Minnesota 55343, at 8:00 a.m., Central time.

        At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated October 23, 2014, which we refer to as the merger agreement, by and among Danube Private Holdings II, LLC, which we refer to as Parent; Danube Private Acquisition Corp., which we refer to as Acquisition Sub and which is a direct wholly owned subsidiary of Parent; and Digital River. Parent and Acquisition Sub are affiliates of Siris Capital Group, LLC. Pursuant to the terms of the merger agreement, Acquisition Sub will merge with and into Digital River, which we refer to as the merger, and Digital River will become a direct wholly owned subsidiary of Parent. You will also be asked to consider and vote on a non-binding, advisory proposal to approve compensation that will or may become payable by Digital River to its named executive officers in connection with the merger.

        If the merger is consummated, you will be entitled to receive $26.00 in cash, without interest, for each share of our common stock you own (unless you have properly exercised your appraisal rights with respect to such shares), which represents a premium of (i) approximately 50% to Digital River's closing stock price on October 23, 2014, the last trading day prior to the public announcement of the execution of the merger agreement, and (ii) approximately 67% over the volume weighted average share price of our common stock during the 90 days ended October 23, 2014.

        Digital River's Board of Directors, after considering factors more fully described in this proxy statement, determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to, advisable and in the best interests of Digital River and its stockholders, declared the merger agreement advisable under Delaware law and approved, adopted and authorized the merger agreement and the transactions contemplated by the merger agreement, including the merger. The Board of Directors recommends that you vote (i) "FOR" the proposal to adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger, (ii) "FOR" the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and (iii) "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger.

        The enclosed proxy statement provides detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of our Board of Directors in connection with its evaluation of the merger agreement and the merger. We encourage you to read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety. You may also obtain more information about Digital River from documents we file with the Securities and Exchange Commission from time to time.

        Whether or not you plan to attend the special meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in "street name," you should instruct your broker how to vote in accordance with the voting instruction form you will receive from your broker, bank or other nominee.

        Your vote is very important, regardless of the number of shares that you own. We cannot consummate the merger unless the proposal to adopt the merger agreement is approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock. The failure of any stockholder to vote in person by ballot at the special meeting, to submit a signed proxy card or to grant a proxy electronically over the Internet or by telephone will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. If you hold your shares in "street name," the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

        If you have any questions or need assistance voting your shares of our common stock, please contact MacKenzie Partners, Inc., our proxy solicitor, by calling (800) 322-2885 toll-free or (212) 929-5500 collect.

        On behalf of our Board of Directors, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

Thomas F. Madison Chairman of the Board of Directors

        Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

        The accompanying proxy statement is dated January 8, 2015, and, together with the enclosed form of proxy card, is first being mailed to stockholders of Digital River on or about January 9, 2015.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY.

        Notice is hereby given that a special meeting of stockholders of Digital River, Inc., a Delaware corporation, which we refer to as Digital River, will be held on February 12, 2015, at our offices at 10380 Bren Road West, Minnetonka, Minnesota 55343, at 8:00 a.m., Central time for the following purposes:

          1.     To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated October 23, 2014, which we refer to as the merger agreement, by and among Danube Private Holdings II, LLC, Danube Private Acquisition Corp., a direct wholly owned subsidiary of Danube Private Holdings II, LLC, and Digital River, as it may be amended from time to time (a copy of the merger agreement is attached as Annex A to the proxy statement accompanying this notice);

          2.     To consider and vote on the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting;

          3.     To consider and vote on the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger contemplated by the merger agreement; and

          4.     To transact any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon is required to approve the proposal to adopt the merger agreement. The affirmative vote of a majority of our shares of common stock represented at the special meeting, either in person or by proxy, and entitled to vote thereon, whether or not a quorum is present, is required to approve the proposal to approve one or more adjournments of the special meeting. The affirmative vote of a majority of the shares of our common stock represented at the special meeting, either in person or by proxy, and entitled to vote thereon is required to approve the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger. The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement, but will not have any effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger. If you hold your shares in "street name," the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement, but will not have any effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may be paid to Digital River's named executive officers that is based on or otherwise relates to the merger. Abstentions will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement, the adjournment proposal and the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger.

        Only stockholders of record as of the close of business on January 7, 2015, are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement thereof. A list of stockholders entitled to vote at the special meeting will be available in our offices located at 10380 Bren Road West, Minnetonka, Minnesota 55343, during regular business hours for a period of at least ten days before the special meeting and at the place of the special meeting during the meeting.

        Stockholders who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares of Digital River common stock if they deliver a demand for appraisal before the vote is taken on the merger agreement and comply with all the requirements of Delaware law, which are summarized herein and reproduced in their entirety in Annex C to the accompanying proxy statement.

        The Board of Directors recommends that you vote (i) "FOR" the proposal to adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger, (ii) "FOR" the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and (iii) "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger.

By Order of the Board of Directors,
Kevin L. Crudden Senior Vice President, General Counsel and Secretary

Dated: January 8, 2015

 YOUR VOTE IS IMPORTANT

        WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE, (2) THROUGH THE INTERNET OR (3) BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before the special meeting. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction card furnished to you by such broker, bank or other nominee, which is considered the stockholder of record, in order to vote. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the merger agreement, without your instructions.

        If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or vote by ballot in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. If you are a stockholder of record, voting in person by ballot at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a broker, bank or other nominee, you must obtain from the record holder a valid proxy issued in your name in order to vote in person at the special meeting.

        We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and its annexes carefully and in their entirety. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016
Email: proxy@mackenziepartners.com
Call collect: (212) 929-5500
Call toll-free: (800) 322-2885

i

ii

SUMMARY

        This summary highlights selected information from this proxy statement related to the merger of Danube Private Acquisition Corp. with and into Digital River, Inc., with Digital River, Inc. surviving as a direct wholly owned subsidiary of Danube Private Holdings II, LLC, which transaction we refer to as the merger, and may not contain all of the information that is important to you. To understand the merger more fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement, including the merger agreement, and the documents we incorporate by reference in this proxy statement. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions under "Where You Can Find More Information" beginning on page 108. The merger agreement is attached as Annex A to this proxy statement.

        Except as otherwise specifically noted in this proxy statement or as context otherwise requires, "Digital River," "we," "our," "us" and similar words in this proxy statement refer to Digital River, Inc., including, in certain cases, our subsidiaries. Throughout this proxy statement we refer to Danube Private Holdings II, LLC as Parent and Danube Private Acquisition Corp. as Acquisition Sub. In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated October 23, 2014, as it may be amended from time to time, by and among Parent, Acquisition Sub and Digital River, as the merger agreement.

Parties Involved in the Merger (page 32)

Digital River, Inc.

        Digital River is a leading provider of global Commerce-as-a-Service solutions. We provide commerce, payments and marketing solutions to business-to-business and business-to-consumer digital product and cloud service companies as well as branded manufacturers across a variety of vertical markets through our multi-tenant technology, platform and service offerings. Our customers range in size from small to mid-sized companies to multi-national enterprises that serve a wide variety of markets, including, software, consumer electronics, computer games, publishing, travel, music, video games, electronic toys, housewares, medical equipment, power tools and direct-selling, among others.

        We offer our customers a broad range of solutions to quickly and cost effectively establish, manage and grow commerce sales channels via Internet-connected devices. We have invested substantial resources to develop our solutions, services, infrastructure and platforms, and to mitigate the risks our customers may encounter when conducting global commerce.

        Our common stock is currently listed on the Nasdaq Global Select Market under the symbol "DRIV".

Danube Private Holdings II, LLC

        Parent is a Delaware limited liability company that was formed on October 15, 2014, by Siris Capital Group, LLC, which we refer to as Siris. Siris is a private equity firm focused on complex, control equity investments in the telecom, technology and technology-enabled business service sectors. Parent was formed solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement and the related financing transactions. Parent has not conducted any business operations except in furtherance of this purpose and activities incident to its formation. Upon completion of the merger, Digital River will be a direct wholly owned subsidiary of Parent.

Danube Private Acquisition Corp.

        Acquisition Sub is a Delaware corporation and a direct wholly owned subsidiary of Parent, formed on October 15, 2014, solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement and the related financing transactions. Acquisition

Sub has not conducted any business operations except in furtherance of this purpose and activities incident to its formation. Upon completion of the merger, Acquisition Sub will cease to exist.

Certain Effects of the Merger on Digital River (page 33)

        Upon the terms and subject to the conditions of the merger agreement, Acquisition Sub will merge with and into Digital River, with Digital River continuing as the surviving corporation and a direct wholly owned subsidiary of Parent. Throughout this proxy statement, we use the term surviving corporation to refer to Digital River as the surviving corporation following the merger. If the merger is consummated, you will not own any shares of the capital stock of the surviving corporation.

        The time at which the merger will become effective, which we refer to as the effective time of the merger, will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we and Parent may agree and specify in the certificate of merger).

Effect on Digital River if the Merger is Not Completed (page 33)

        If the merger agreement is not adopted by Digital River stockholders or if the merger is not completed for any other reason, Digital River stockholders will not receive any payment for their shares of common stock. Instead, Digital River will remain a public company, our common stock will continue to be listed and traded on the Nasdaq Global Select Market and registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and we will continue to file periodic reports with the Securities and Exchange Commission, which we refer to as the SEC. Under specified circumstances, Digital River may be required to reimburse certain of Parent's expenses incurred in respect of the transactions contemplated by the merger agreement or pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the merger agreement, as described under "Proposal 1: Adoption of the Merger Agreement—Termination Fees" beginning on page 99.

Merger Consideration (page 34)

        In the merger, each outstanding share of our common stock (other than (i) shares owned by Digital River as treasury stock, (ii) shares owned, directly or indirectly, by Parent or Acquisition Sub, (iii) shares owned by wholly owned subsidiaries of Digital River and (iv) shares owned by stockholders who are entitled to and who properly exercise and perfect their demand for appraisal rights under Delaware law) will be converted automatically into the right to receive $26.00 in cash, without interest and less any applicable withholding taxes, which amount we refer to as the per share merger consideration, and, without any action by the holders of such shares, will cease to be outstanding, be canceled and cease to exist, and each certificate formerly representing any of the shares of Digital River common stock will thereafter represent only the right to receive the per share merger consideration. As described further in "Proposal 1: Adoption of the Merger Agreement—Exchange and Payment Procedures" beginning on page 81, at or immediately prior to the effective time of the merger, Parent will deposit or cause to be deposited sufficient funds to pay the aggregate per share merger consideration with a designated paying agent. Following completion of the merger, once a stockholder has provided the paying agent with his or her stock certificates or book-entry shares, as applicable, and the other items specified by the paying agent, the paying agent will promptly pay the stockholder the per share merger consideration.

        After the merger is completed, under the terms of the merger agreement, you will have the right to receive the per share merger consideration, but you will no longer have any rights as a Digital River stockholder as a result of the merger (except that stockholders who properly exercise and perfect their demand for right of appraisal will have the right to receive a payment for the "fair value" of their shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law, as described below under "The Merger—Appraisal Rights" beginning on page 70).

The Special Meeting (page 27)

Date, Time and Place

        A special meeting of our stockholders will be held on February 12, 2015, at our offices at 10380 Bren Road West, Minnetonka, Minnesota 55343, at 8:00 a.m., Central time.

Record Date; Shares Entitled to Vote

        You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on January 7, 2015, the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date.

Purpose

        At the special meeting, we will ask our stockholders of record as of the record date to vote on proposals (i) to adopt the merger agreement, (ii) to approve one or more adjournments of the special meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and (iii) to approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger.

Quorum

        As of the record date, there were approximately 31,898,701 shares of our common stock outstanding and entitled to be voted at the special meeting. A quorum of stockholders is necessary to hold a special meeting. The holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting, either present in person or represented by proxy, will constitute a quorum at the special meeting. As a result, 15,949,352 shares must be represented by proxy or by stockholders present and entitled to vote at the special meeting to have a quorum.

Required Vote

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon is required to adopt the merger agreement. Approval of the proposal to approve one or more adjournments of the special meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the shares of our common stock represented at the special meeting, either in person or by proxy, and entitled to vote thereon. Approval of the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger requires the affirmative vote of a majority of the shares of our common stock represented at the special meeting, in person or by proxy, and entitled to vote thereon.

Share Ownership of Our Directors and Executive Officers

        As of January 7, 2015, the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 1,065,614 shares of our common stock (excluding any shares of our common stock that would be delivered upon exercise or conversion of stock options or other equity-based awards), representing approximately 3.3% of the outstanding shares of our common stock. Our directors and executive officers have informed us that they currently intend to vote all of their shares of Digital River common stock (i) "FOR" the proposal to adopt the merger agreement, (ii) "FOR" the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and (iii) "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger.

Voting of Proxies

        Any Digital River stockholder of record entitled to vote at the special meeting may submit a proxy by returning a signed proxy card by mail or voting electronically over the Internet or by telephone, or may vote in person by appearing at the special meeting. If you are a beneficial owner and hold your shares of Digital River common stock in "street name" through a broker, bank or other nominee, you should instruct your broker, bank or other nominee on how you wish to vote your shares of Digital River common stock using the instructions provided by your broker, bank or other nominee. Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares on routine matters if you fail to instruct your broker, bank or other nominee on how to vote your shares with respect to such matters. The proposals in this proxy statement are non-routine matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions, resulting in what we refer to as a broker non-vote. Therefore, it is important that you cast your vote or instruct your broker, bank or nominee on how you wish to vote your shares.

        If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy, signing another proxy card with a later date and returning it to us prior to the special meeting or attending the special meeting and voting in person. If you hold your shares of common stock in "street name," you should contact your broker, bank or other nominee for instructions regarding how to change your vote.

Recommendation of Our Board of Directors and Reasons for the Merger (page 40)

        Our Board of Directors, which we refer to as the Board, after considering various factors described in the section entitled "The Merger—Recommendation of Our Board of Directors and Reasons for the Merger," determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to, advisable and in the best interests of Digital River and its stockholders, declared the merger agreement advisable under Delaware law and approved, adopted and authorized the merger agreement and the transactions contemplated by the merger agreement, including the merger. The Board recommends that you vote (i) "FOR" the proposal to adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger, (ii) "FOR" the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and (iii) "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger.

Opinion of Morgan Stanley & Co. LLC (page 45)

        On October 22, 2014, Morgan Stanley & Co. LLC, which we refer to as Morgan Stanley, rendered its oral opinion to the Board, subsequently confirmed in writing on October 23, 2014, that as of that date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the per share merger consideration of $26.00 in cash to be received by the holders of shares of Digital River's common stock (other than (i) shares owned by Digital River as treasury stock, (ii) shares owned, directly or indirectly, by Parent or Acquisition Sub, (iii) shares owned by wholly owned subsidiaries of Digital River and (iv) shares owned by stockholders who are entitled to and who properly exercise and perfect appraisal rights under Delaware law) pursuant to the merger agreement was fair from a financial point of view to the holders of Digital River's common stock.

        The full text of the written opinion of Morgan Stanley to the Board, dated as of October 23, 2014, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached to this proxy statement as Annex B, and is incorporated by reference in this proxy statement in its entirety. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Morgan Stanley's opinion and the section summarizing Morgan Stanley's opinion carefully and in their entirety. Morgan Stanley's opinion was directed to the Board, in its capacity as such, and addressed only the fairness from a financial point of view of the consideration to be received by the holders of shares of Digital River's common stock (other than (i) shares owned by Digital River as treasury stock, (ii) shares owned, directly or indirectly, by Parent or Acquisition Sub, (iii) shares owned by wholly owned subsidiaries of Digital River and (iv) shares owned by stockholders who are entitled to and who properly exercise and perfect appraisal rights under Delaware law) pursuant to the merger agreement as of the date of the opinion and did not address any other aspects or implications of the merger. It was not intended to, and does not, constitute advice or a recommendation to any holder of shares of Digital River's common stock as to how to vote at any stockholders meeting to be held in connection with the merger or whether to take any other action with respect to the merger.

Financing of the Merger (page 67)

        We anticipate that the total amount of funds necessary to consummate the merger and the related transactions, including the funds needed to (i) pay our stockholders the amounts due to them under the merger agreement; (ii) make payments in respect of Digital River's outstanding equity and equity-based awards pursuant to the merger agreement; (iii) refinance or otherwise discharge certain outstanding indebtedness of Digital River, including indebtedness that will come due or otherwise be repaid or repurchased as a result of the merger (and with respect to certain convertible notes, as described further in "Proposal 1: Adoption of the Merger Agreement—Other Covenants—Treatment of Convertible Notes" beginning on page 96); and (iv) pay all fees and expenses payable by Parent and Acquisition Sub under the merger agreement and in connection with the debt financing under the debt commitment letters described below, will be approximately $1,010 million. This amount will be funded through a combination of up to approximately $328.9 million in equity financing under the equity commitment letters described below, up to $345 million in debt financing under the debt commitment letter described below, and Digital River's cash and cash equivalents on hand at closing.

        In connection with the financing of the merger, Parent has entered into equity commitment letters, dated as of October 23, 2014, with each of (i) Siris Partners II, L.P. (an affiliate of Siris that we refer to as the guarantor or Siris Partners), (ii) GCM SPV 14 Beta, LLC, (iii) GCM Grosvenor Co-Investment Opportunities Fund, L.P., (iv) MIHI LLC, (v) Sankaty Drawbridge Opportunities, L.P., (vi) Sankaty Credit Opportunities V-B, L.P., (vii) Sankaty Credit Opportunities V AIV II, L.P. (Master), (viii) Sankaty Credit Opportunities V AIV I, L.P., (ix) Sankaty Middle Market Opportunities Fund II, L.P., (x) Sankaty Middle Market Opportunities Fund II-A (Master), L.P. and (xi) Sankaty Middle Market Opportunities Fund II-F, L.P., which letters we refer to collectively as the equity commitment letters and which parties we refer to collectively as the equity investors.

        In addition, Parent has entered into a debt commitment letter, dated as of October 23, 2014, with (i) MIHI LLC, (ii) Macquarie Capital (USA) Inc. (which we refer to as Macquarie), (iii) Sankaty Middle Market Opportunities Fund II, L.P., (iv) Sankaty Middle Market Opportunities Fund II-A (Master), L.P., (v) Sankaty Middle Market Opportunities Fund II-F, L.P., (vi) MPS Investments S.À

R.L. and (vii) BCSSS Investments S.À R.L., which letter we refer to as the debt commitment letter and which parties we refer to collectively as the debt financing parties. We refer to the equity commitment letters and the debt commitment letter collectively as the financing commitments and the financing under each of them as the equity financing and the debt financing, respectively. We cannot assure you that the amounts committed under the financing commitments, together with Digital River's cash and cash equivalents on hand, will be sufficient to consummate the merger. Those amounts might be insufficient if, among other things, one or more of the parties to the financing commitments fails to fund the committed amounts in breach of such financing commitments or if the conditions to such commitments are not met. Although obtaining the proceeds of any financing, including the financing under the financing commitments, is not a condition to the consummation of the merger, the failure of Parent and Acquisition Sub to obtain any portion of the equity financing or debt financing (or any alternative financing) is likely to result in the failure of the merger to be completed. In that case, Parent may be obligated to pay Digital River a fee of $50,370,547, as described under "Proposal 1: Adoption of the Merger Agreement—Termination Fees" beginning on page 99.

        The funding under the financing commitments is subject to conditions, including conditions that do not relate directly to the conditions to closing in the merger agreement.

Limited Guarantee (page 69)

        Pursuant to a limited guarantee delivered by the guarantor in favor of Digital River, dated as of October 23, 2014, which we refer to as the limited guarantee, the guarantor agreed to guarantee the due, punctual and complete payment of:

  •
  The obligation of Parent under the merger agreement to pay a reverse termination fee of $50,370,547 if the merger agreement is terminated by Digital River under specified circumstances (see "Proposal 1: Adoption of the Merger Agreement—Termination Fees" beginning on page 99); and

  •
  Certain additional amounts, including certain reimbursement and indemnification obligations of Parent under the merger agreement.

        The guarantor's obligations under the limited guarantee are subject to an aggregate cap equal to the amount of (i) the reverse termination fee plus (ii) certain expense reimbursement and indemnification obligations specified in the merger agreement plus (iii) the reasonable and documented out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) incurred by Digital River in connection with its enforcement of such guarantee, less the portion of the above amounts, if any, paid to Digital River by Parent, Acquisition Sub or any other person that is not returned or rescinded.

Other Covenants (page 95)

Treatment of Convertible Notes

        Among other covenants in the merger agreement, Digital River agreed that before the effective time of the merger, Digital River will take all actions required in connection with the transactions contemplated by the merger agreement pursuant to the terms of the Indenture, dated as of November 1, 2010, between Digital River and Wells Fargo Bank, National Association, as trustee, as amended or supplemented to the date of the merger agreement, which we refer to as the convertible notes indenture.

 Treatment of Options, Restricted Stock, Performance Share Awards and Other Awards; ESPP (page 80)

        The merger agreement provides that Digital River's equity awards that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment at the effective time of the merger:

Options

        Each outstanding option to purchase shares of Digital River common stock, whether or not vested, will be canceled and converted into the right to receive an amount in cash (subject to any applicable withholding or other taxes, or other amounts as required by law) equal to the product of (i) the total number of shares of Digital River common stock subject to the option as of the effective time of the merger and (ii) the amount, if any, by which $26.00 exceeds the exercise price per share of Digital River common stock underlying the stock option.

Restricted Stock

        Immediately prior to the effective time of the merger, each then-outstanding share of unvested Digital River restricted stock, including shares of restricted stock subject to time-based or performance-based vesting, which we refer to as restricted stock, will, contingent upon the effective time of the merger, vest and, at the effective time of the merger, be canceled and converted into the right to receive the per share merger consideration.

Performance Share Awards

        Each Digital River restricted stock unit, which we refer to as an RSU, or performance stock unit granted pursuant to Digital River's benefit plans that is subject to performance-based vesting conditions, which awards we refer to as performance share awards, that is outstanding and vested immediately prior to the effective time of the merger (after taking into account any acceleration of vesting or lapse restrictions thereto provided for in Digital River's benefit plans or in any award agreement by reason of the transactions contemplated by the merger agreement), will automatically be canceled and cease to exist, and the holder of such performance share award will be entitled to receive an amount in cash equal (subject to any applicable withholding or other taxes required by applicable law to be withheld) to the product of (i) the total number of vested shares of Digital River common stock subject to such performance share award and (ii) the per share merger consideration. Each performance share award that is not so vested immediately prior to the effective time of the merger will be canceled without consideration.

Other Company Awards

        Any vesting or settlement conditions or restrictions applicable to each RSU and performance stock unit granted pursuant to Digital River's benefit plans that is not subject to performance-based vesting conditions, other than stock options and restricted stock, which awards we refer to as other company awards, outstanding immediately prior to the effective time of the merger will lapse and the holder will receive an amount in cash equal (subject to any applicable withholding or other taxes required by applicable law to be withheld) to the product of (i) the total number of shares of Digital River common stock subject to such other company award and (ii) the per share merger consideration.

Employee Stock Purchase Plan

        Under Digital River's Amended and Restated 2011 Employee Stock Purchase Plan, which we refer to as the stock purchase plan, no new offering period will commence following completion of the offering period in progress as of the date of the merger agreement; we refer to the date of such completion as the final purchase date. Shares of Digital River common stock will be issued to participants under the stock purchase plan on the final purchase date, such that each then outstanding option under the stock purchase plan will be exercised automatically on such final purchase date. Digital River will terminate the stock purchase plan as of or prior to the effective time of the merger.

Employee Benefits (page 93)

        For one year following the effective time of the merger, Parent has agreed to provide, or cause the surviving corporation to provide, each employee of Digital River and its subsidiaries who continues to be so employed following the effective time of the merger, who we refer to collectively as the continuing employees, with (i) a base salary and target cash bonus opportunity (excluding any equity or equity-based compensation) that are each no less favorable than, and (ii) defined contribution pension and welfare plan benefits (excluding any severance benefits) that in the aggregate are no less favorable than, the base salary and target cash bonus opportunity (excluding any equity or equity-based compensation) and defined contribution pension and welfare plan benefits (excluding any severance benefits) provided to such individuals by Digital River and its subsidiaries immediately prior to the effective time of the merger. Parent has also agreed to provide, or cause the surviving corporation to provide, severance payments and benefits to each continuing employee whose employment is terminated without cause, on or before the first anniversary of the effective time of the merger, that are consistent with the severance payments and benefits that would have been paid or provided under the terms and conditions of Digital River's severance plan. As of the effective time of the merger, Parent has also agreed to honor, and cause the surviving corporation to honor, in accordance with their terms, all employment, change in control, severance and other compensation plans and agreements existing immediately prior to the execution of the merger agreement, which are between Digital River or any of its subsidiaries and any director, officer or employee thereof or maintained by Digital River or any of its subsidiaries, and we refer to each such agreement as a company agreement. Parent has also agreed to pay 2014 cash bonuses (including annual bonuses, annual sales awards and other annual cash incentive awards in respect of Digital River's 2014 fiscal year) under Digital River's applicable benefit plans if the effective time of the merger occurs prior such payment otherwise coming due under the terms of the applicable benefit plan.

Interests of the Directors and Executive Officers of Digital River in the Merger (page 61)

        When considering the recommendation of the Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that may be deemed to be different from, or in addition to, your interests as a stockholder. The Board was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and overseeing the negotiation of the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the stockholders of Digital River. These interests may include the following:

  •
  Accelerated vesting or settlement of equity and equity-based awards simultaneously with the effective time of the merger, and the settlement of such awards in exchange for cash in the amounts specified in this proxy statement;

  •
  The entitlement of Digital River's named executive officers to receive payments and benefits under their respective executive change in control agreements or employee retention agreements, as applicable, generally in the event such officer experiences a termination for cause or resignation for good reason on or following the completion of the merger;

  •
  Continued indemnification and directors' and officers' liability insurance to be provided by the surviving corporation; and

  •
  The possible employment of certain of Digital River's executive officers by Siris or the surviving corporation after the merger, although as of the date of this proxy statement no agreements related to such matters have been proposed or entered into.

        If the proposal to adopt the merger agreement is approved by our stockholders and the merger closes, under the terms of the merger agreement any shares of common stock held by our directors and executive officers, including such shares held following the vesting or settlement of equity and equity-based awards, will be treated in the same manner as outstanding shares of common stock held by all other stockholders of Digital River entitled to receive the per share merger consideration.

Appraisal Rights (page 70)

        If the merger is adopted by Digital River stockholders, stockholders who do not vote in favor of the adoption of the merger agreement and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL. This means that holders of Digital River common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of the shares of Digital River common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest based to be paid upon the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process.

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares.

        To exercise your appraisal rights, you must submit a written demand for appraisal to Digital River before the vote is taken on the adoption of the merger agreement, you must not submit a proxy or otherwise vote in favor of the proposal to adopt the merger agreement and you must continue to hold the shares of Digital River common stock of record through the effective time of the merger. Your failure to follow the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this proxy statement. If you hold your shares of Digital River common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or nominee.

U.S. Federal Income Tax Consequences of the Merger (page 75)

        The receipt of cash for shares of Digital River common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a U.S. Holder (as defined under "The Merger—U.S. Federal Income Tax Consequences of the Merger" beginning on page 75) in exchange for such U.S. Holder's shares of Digital River common stock in the merger generally will result in the recognition of gain or loss in an amount measured by the difference between the cash such U.S. Holder receives in the merger and such U.S. Holder's adjusted tax basis in the shares of Digital River common stock surrendered in the merger. A Non-U.S. Holder (as defined under "The Merger—U.S. Federal Income Tax Consequences of the Merger" beginning on page 75) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States.

Stockholders should refer to the discussion in the section entitled "The Merger—U.S. Federal Income Tax Consequences of the Merger," beginning on page 75 and consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Regulatory Approvals Required for the Merger (page 77)

        Under the merger agreement, the merger cannot be completed until (i) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which we refer to as the HSR Act, has expired or been terminated and (ii) the approval of the merger by the Russian competition authority under the Russian Law on Protection of Competition, dated 26 July 2006 (as amended), which we refer to as the LPC, has been granted. Digital River and Parent and its affiliates were granted early termination of the waiting period under the HSR Act on December 5, 2014. Parent received approval of the merger from the Russian competition authority on December 19, 2014.

Legal Proceedings Regarding the Merger (page 78)

        On November 18, 2014, a purported stockholder of Digital River filed a complaint styled as a class action lawsuit in the Delaware Court of Chancery. The case caption of this complaint, which we refer to as the Parsons Complaint, is: Amy Parsons, Individually and on behalf of all others similarly situated, v. Digital River, Inc., David C. Dobson, Thomas F. Madison, Alfred Castino, Ed Eger, Jeffrey Katz, Timothy J. Pawlenty, Cheryl F. Rosner, Douglas M. Steenland, Perry W. Steiner, Danube Private Acquisition Corp., Danube Private Holdings II, LLC, and Siris Capital Group, LLC, Civil Action No. 10370-VCG. The Parsons Complaint asserts that the members of the Board breached their fiduciary duties in agreeing to the merger, and that Digital River, Parent, Acquisition Sub and Siris aided and abetted in the alleged breaches of fiduciary duties. The Parsons Complaint seeks to enjoin the merger and an award of money damages. Although it is not possible to predict the outcome of litigation matters with certainty, Digital River and our directors believe that the claims raised by the purported stockholder are without merit, and we intend to defend our position in the matter vigorously. On December 22, 2014, the Parsons plaintiff filed an amended complaint that added allegations that the Board breached its fiduciary duties by filing a preliminary proxy statement with the SEC that omitted material information. Also on December 22, 2014, the Parsons plaintiff filed a Motion for Preliminary Injunction and a Motion for Expedited Proceedings. On December 31, 2014, the Delaware Court of Chancery denied the Parsons plaintiff's Motion for Expedited Proceedings regarding unfair process and reserved ruling on any alleged disclosure violations pending an additional submission from the Parsons plaintiff focusing on no more than two or three of the plaintiff's more than thirty disclosure claims.

Solicitations of Other Offers (page 87)

Go-Shop Period

        From the date of the merger agreement until 11:59 p.m. Chicago time on December 7, 2014, which period we refer to as the go-shop period, Digital River and its subsidiaries were permitted to, directly or indirectly,

  •
  Solicit, initiate, encourage and facilitate (publicly or otherwise) any inquiry, discussion, offer, proposal or request that could constitute, or could reasonably be expected to lead to, a competing proposal (as defined in "Proposal 1: Adoption of the Merger Agreement—Solicitations of Other Offers" beginning on page 87);

  •
  Grant a limited waiver under any "standstill" or similar obligation of any third party with respect to Digital River or any of its subsidiaries to allow such third party to submit a competing proposal solely during the go-shop period;

  •
  Engage in or enter into, continue or otherwise participate in discussions and negotiations with any third party in connection with a competing proposal or any inquiry, discussion, offer, proposal or request that could reasonably be expected to lead to a competing proposal, or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any competing proposal; and

  •
  Furnish non-public information relating to, and afford access to the books and records of, Digital River and its subsidiaries to any third party in connection with a competing proposal or any inquiry, discussion, offer, proposal or request that could reasonably be expected to lead to a competing proposal, subject to entry into an acceptable confidentiality agreement (as defined in "Proposal 1: Adoption of the Merger Agreement—Solicitations of Other Offers—Go-Shop Period" beginning on page 87) and certain additional obligations.

        From the tenth day following the execution of the merger agreement through the end of the go-shop period, Digital River was required to provide a written report to Parent every ten business days setting forth certain information regarding the foregoing actions and third party discussions.

        Following the end of the go-shop period:

  •
  As promptly as reasonably practicable, and in any event within two business days following the end of the go-shop period, Digital River was required to provide Parent with (i) a written list identifying each excluded party (as defined in "Proposal 1: Adoption of the Merger Agreement—Solicitations of Other Offers" beginning on page 87), if any and (ii) the material terms and conditions of the pending competing proposal made by such excluded party;

  •
  Digital River was required to immediately cease and terminate any existing solicitation of, or discussions or negotiations with, any third party (other than excluded parties) relating to any competing proposal; and

  •
  Digital River was required to:

  •
  To the extent permitted by an applicable confidentiality agreement, request that each third party (other than any excluded party) that has previously executed a confidentiality agreement in connection with its consideration of a competing proposal promptly return to Digital River or destroy any non-public information previously furnished or made available to such third party and

  •
  Immediately terminate access to any third party (other than any excluded party) to any electronic data room maintained by Digital River with respect to the transactions contemplated by the merger agreement.

        See "The Merger—Background of the Merger" beginning on page 34 for information regarding the results of the go-shop process.

No-Shop Period

        Except as otherwise provided in the merger agreement, following the end of the go-shop period until the effective time of the merger or, if earlier, the termination of the merger agreement, which period we refer to as the no-shop period, Digital River will not,

  •
  Initiate, solicit or knowingly encourage any inquiries or the making of any offer or proposal that could reasonably be expected to lead to a competing proposal,

  •
  Engage in, enter into, continue or otherwise participate in any negotiations with, or furnish any material nonpublic information to, any third party relating to a competing proposal, or

  •
  Otherwise knowingly facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt by any person to make a competing proposal, or publicly propose to take any of the actions in this or the preceding two bullets.

        Notwithstanding the start of the no-shop period, during the no-shop period and before Digital River obtains the approval of the proposal to adopt the merger agreement by holders of a majority of the outstanding shares of Digital River common stock entitled to vote thereon, which we refer to as the stockholder approval, Digital River may continue to engage in the activities permitted during the go-shop period with respect to any excluded party.

        At any time during the no-shop period and before the stockholder approval is obtained, in the event that Digital River receives a written competing proposal from any third party,

  •
  Digital River may contact such third party to clarify the terms and conditions thereof, and

  •
  Digital River may engage in negotiations with, or furnish any information and other access to, any third party making such competing proposal if, prior to taking any such actions described in this bullet, the Board determines in good faith (after consultation with its financial advisors and legal counsel) that

  •
  the failure to take such action would be inconsistent with the directors' fiduciary duties under applicable law, and

  •
  such competing proposal either constitutes a superior proposal (as defined in "Proposal 1: Adoption of the Merger Agreement—Solicitations of Other Offers" beginning on page 87) or could reasonably be expected to lead to a superior proposal, provided that prior to furnishing any material non-public information concerning Digital River, Digital River receives from such third party an acceptable confidentiality agreement.

Adverse Recommendation Changes; Alternative Acquisition Agreements (page 90)

        Under the merger agreement, generally, the Board will not:

  •
  (i) Withdraw, withhold, qualify or modify (or propose publicly to withdraw, withhold, qualify or modify) its recommendation that our stockholders adopt the merger agreement in a manner adverse to Parent or Acquisition Sub or (ii) authorize, recommend, adopt, approve or otherwise declare advisable, or propose publicly to recommend, adopt, approve or otherwise declare advisable, any competing proposal; or

  •
  Authorize, adopt, approve, recommend or otherwise declare advisable, or allow Digital River to execute or enter into, any letter of intent, memorandum of understanding or definitive merger or similar agreement with respect to any competing proposal, which such agreement we refer to as an alternative acquisition agreement.

        Subject to certain notice obligations, and having in good faith taken into account any revisions proposed in writing by Parent to the merger agreement or certain other agreements in response to such notice, at any time before obtaining stockholder approval for the proposal to adopt the merger agreement, the Board may:

  •
  Make an adverse recommendation change of the type described in clause (i) of the second preceding bullet immediately above in connection with an event, fact, development or occurrence that affects the business, assets or operations of Digital River that is unknown to the Board as of the date of the merger agreement and thereafter becomes known to the Board, which such event we refer to as an intervening event, if the Board determines in good faith

    (after consultation with its legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with the directors' fiduciary duties under applicable law or

  •
  Make an adverse recommendation change or cause Digital River to enter into an alternative acquisition agreement and terminate the merger agreement if the Board determines in good faith (after consultation with its financial advisors and legal counsel) that (i) such competing proposal constitutes a superior proposal and (ii) the failure to take such action would reasonably be expected to be inconsistent with the directors' fiduciary duties under applicable law.

        Through the end of the go-shop period, none of the parties in the go-shop process had submitted a competing proposal to Digital River or its representatives, and no such party remained engaged in discussions with representatives of Digital River with respect to a possible transaction.

Conditions to the Closing of the Merger (page 96)

        The following are some of the conditions that must be satisfied or, where permitted by law, waived before the merger may be consummated:

  •
  The approval of the proposal to adopt the merger agreement by the requisite affirmative vote of Digital River's stockholders;

  •
  The expiration or termination of the applicable waiting period under the HSR Act and approval of the merger by the Russian competition authority (see "The Merger—Regulatory Approvals Required for the Merger" beginning on page 77);

  •
  The consummation of the merger not being restrained, enjoined, rendered illegal or otherwise prohibited by any law or order of any governmental authority;

  •
  The accuracy of the representations and warranties of Digital River, Parent and Acquisition Sub in the merger agreement, subject in some instances to materiality or "material adverse effect" qualifiers, as of the date of the merger agreement and the closing date of the merger;

  •
  The performance in all material respects by Digital River, on the one hand, and Parent and Acquisition Sub, on the other hand, of their respective obligations required to be performed by them under the merger agreement on or before the closing date of the merger; and

  •
  Since the date of the merger agreement, there not having occurred and be continuing any "material adverse effect" with respect to Digital River.

Termination of the Merger Agreement (page 97)

        In general, the merger agreement may be terminated at any time prior to the effective time, whether before or after approval of the proposal to adopt the merger agreement by the stockholders of Digital River, in the following ways:

  •
  By mutual written consent of Parent and Digital River;

  •
  By either Parent or Digital River:

  •
  If the merger has not been consummated by 5:00 p.m., Chicago time, on April 23, 2015, which date we refer to as the termination date;

  •
  If any governmental authority has, by law or order, permanently restrained, enjoined, rendered illegal or otherwise prohibited the transactions contemplated by the merger agreement and such law or order has become final or nonappealable; or

  •
  If Digital River's stockholders fail to approve the proposal to adopt the merger agreement at the special meeting of stockholders, or any adjournment or postponement thereof, at which a vote on such proposal is taken, which termination right we refer to as the stockholder approval termination right; or

  •
  By Digital River:

  •
  If Parent or Acquisition Sub has breached or failed to perform any of their respective representations, warranties, covenants or other agreements in the merger agreement, which (i) would result in the failure of a related closing condition and (ii) is not capable of being cured, or is not cured, before the earlier of the termination date or the date that is 30 calendar days following Digital River's delivery of written notice of such breach or failure to perform; we refer to Digital River's right to terminate under this bullet as the Digital River satisfaction termination right;

  •
  Prior to receiving the stockholder approval, if (i) the Board has, after complying with its solicitation obligations, authorized Digital River to enter into an alternative acquisition agreement with respect to a superior proposal, (ii) Digital River enters into such an alternative acquisition agreement and (iii) Digital River pays to Parent the termination fee under the merger agreement, which could be up to $27,284,046 (less certain Parent expenses of up to $8.4 million, if reimbursed by Digital River in certain circumstances specified in the merger agreement); we refer to Digital River's right to terminate under this bullet as the Digital River alternative acquisition termination right; or

  •
  If (i) all of the conditions to Parent's and Acquisition Sub's obligation to consummate the merger are satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which are then capable of being satisfied at the closing) or, to the extent permitted by law, waived, (ii) Parent has failed to consummate the merger by the time the closing is required to have occurred pursuant to the merger agreement, (iii) Digital River has notified Parent in writing that it stands and will stand ready, willing and able to consummate the merger, (iv) Digital River has given Parent written notice of its intention to terminate under this bullet at least three business days prior to such termination and (v) the merger is not consummated by the end of such three business day notice period; we refer to Digital River's right to terminate under this bullet as the Digital River closing termination right; or

  •
  By Parent:

  •
  If Digital River has breached or failed to perform any of its representations, warranties, covenants or other agreements in the merger agreement such that specified conditions in the merger agreement are not satisfied and such breach or failure to perform is not capable of being cured, or is not cured, before the earlier of the termination date or the date that is 30 calendar days following Parent's delivery of written notice of such breach or failure to perform; we refer to Parent's right to terminate under this bullet as the Parent satisfaction termination right;

  •
  If at any time before receiving the stockholder approval, the Board makes an adverse recommendation change; or

  •
  If Digital River enters into a definitive agreement with respect to a superior proposal.

Termination Fees (page 99)

        Under the merger agreement, Digital River may be required to pay to Parent a termination fee of either $27,284,046 or $12,592,637 (less certain Parent expenses of up to $8.4 million, if reimbursed by Digital River, as described below), or approximately 3.25% and 1.50%, respectively, of the aggregate equity value of the transaction, if the merger agreement is terminated under specified circumstances.

        Under the merger agreement, Parent may be required to pay to Digital River a reverse termination fee of $50,370,547, or approximately 6.0% of the aggregate equity value of the transaction, if the merger agreement is terminated under specified circumstances. In no event will either Digital River or Parent be required to pay a termination fee more than once.

Expense Reimbursement (page 100)

        If the merger agreement is terminated due to failure to obtain stockholder approval of the merger, Digital River would be required to reimburse up to $8.4 million in certain reasonable, documented out-of-pocket expenses incurred by Parent and Acquisition Sub in connection with the merger agreement and the transactions contemplated thereby. The payment of any termination fee by Digital River to Parent would be reduced by any such expense reimbursement amount previously paid.

Specific Performance (page 100)

        Parent, Acquisition Sub and Digital River are entitled to seek specific performance to prevent breaches of the merger agreement and to enforce the terms of the merger agreement in addition to any other remedy to which they are entitled at law or in equity. Digital River is entitled to obtain specific performance or other equitable relief to cause the full proceeds of the equity financing contemplated by the equity commitment letter to be drawn down on the terms and subject to the conditions set forth in the equity commitment letter and the merger agreement and/or to cause Parent and/or Acquisition Sub to consummate the transactions contemplated the merger agreement if and only if (i) all conditions to Parent and Acquisition Sub's obligation to consummate the merger (other than conditions to be satisfied at the closing, each of which is capable of being satisfied at that time) have been satisfied at the time when the closing would have occurred but for the failure of the equity financing and the debt financing to be funded, and remain satisfied, (ii) Parent and Acquisition Sub fail to complete the closing by the date the closing is required to have occurred pursuant to the merger agreement, (iii) the debt financing provided for by the debt commitment letter (or by alternative financing, if applicable) has been funded or is required under the terms of the debt commitment letter to be funded at the closing if the equity financing is funded at the closing and (iv) Digital River has irrevocably confirmed in writing to Parent that if specific performance is granted and the equity financing and the debt financing are funded, then the closing would occur.

Fees and Expenses (page 101)

        Except in specified circumstances, whether or not the merger is consummated, Digital River and Parent are each responsible for all of their respective costs and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement.

Market Prices and Dividend Data (page 104)

        Our common stock is listed on the Nasdaq Global Select Market under the symbol "DRIV". On October 23, 2014, the last trading day prior to the public announcement of the execution of the merger agreement, the closing price of our common stock was $17.38 per share. On January 7, 2015, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock on the Nasdaq Global Select Market was $24.64 per share.

        Under the terms of the merger agreement, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement, we may not declare or pay quarterly cash dividends to our common stockholders without Parent's written consent. Under our current dividend policy, we have never declared or paid any cash dividends on our capital stock and have retained any future earnings to support operations and to finance the growth and development of our business.

        Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS

        The following questions and answers are intended to address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a Digital River stockholder. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement, including the merger agreement, and the documents we incorporate by reference in this proxy statement. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions under "Where You Can Find More Information" beginning on page 108. The merger agreement is attached as Annex A to this proxy statement.

Q:
Why am I receiving these materials?

A:
The Board is furnishing this proxy statement and form of proxy card to the holders of Digital River common stock in connection with the solicitation of proxies to be voted at a special meeting of stockholders or at any adjournments or postponements of the special meeting.

Q:
When and where is the special meeting?

A:
The special meeting will take place on February 12, 2015, at our offices at 10380 Bren Road West, Minnetonka, Minnesota 55343, at 8:00 a.m., Central time.

Q:
Who is entitled to vote at the special meeting?

A:
Only stockholders of record as of the close of business on January 7, 2015, are entitled to notice of the special meeting and to vote at the special meeting or at any adjournments or postponements thereof. Each holder of Digital River common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of Digital River common stock that such holder owned as of the record date.

Q:
May I attend the special meeting and vote in person?

A:
Yes. All stockholders as of the record date may attend the special meeting and vote in person. Seating will be limited. Stockholders will need to present proof of ownership of Digital River common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the special meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting. Even if you plan to attend the special meeting in person, we encourage you to complete, sign, date and return the enclosed proxy or vote electronically over the Internet or via telephone to ensure that your shares will be represented at the special meeting. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you hold your shares in "street name," because you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

Q:
What am I being asked to vote on at the special meeting?

A:
You are being asked to consider and vote on the following proposals:

•
To adopt the merger agreement, pursuant to which Acquisition Sub will merge with and into Digital River, and Digital River will become a direct wholly owned subsidiary of Parent;

  •
  To approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and

  •
  To approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger.

Q:
What is the proposed merger and what effects will it have on Digital River?

A:
The proposed merger is the acquisition of Digital River by Parent pursuant to the merger agreement. If the proposal to adopt the merger agreement is approved by the holders of Digital River common stock and the other closing conditions under the merger agreement have been satisfied or waived, Acquisition Sub will merge with and into Digital River, with Digital River continuing as the surviving corporation. As a result of the merger, Digital River will become a direct wholly owned subsidiary of Parent. Digital River will cooperate with Parent to de-list our common stock from the Nasdaq Global Select Market and de-register under the Exchange Act as soon as reasonably practicable following the effective time of the merger, and at such time, we will no longer be a publicly traded company and will no longer file periodic reports with the SEC. If the merger is consummated, you will not own any shares of the capital stock of the surviving corporation.

Q:
What will I receive if the merger is completed?

A:
Upon completion of the merger, you will be entitled to receive the per share merger consideration of $26.00 in cash, without interest and less any applicable withholding taxes, for each share of common stock that you own, unless you have properly exercised and perfected and not withdrawn your demand for appraisal rights under the DGCL with respect to such shares. For example, if you own 100 shares of common stock, you will receive $2,600 in cash in exchange for your shares of common stock, less any applicable withholding taxes. In either case, you will not own shares in the surviving corporation.

Q:
How does the per share merger consideration compare to the market price of Digital River common stock prior to the public announcement of the merger agreement?

A:
The per share merger consideration represents a premium of (i) approximately 50% to Digital River's closing stock price on October 23, 2014, the last trading day prior to the public announcement of the execution of the merger agreement, and (ii) approximately 67% over the volume weighted average share price of the common stock during the 90 days ended October 23, 2014.

Q:
What do I need to do now?

A:
We encourage you to read this proxy statement, the annexes to this proxy statement, including the merger agreement, and the documents we refer to in this proxy statement carefully and consider how the merger affects you. Then complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the special meeting. If you hold your shares in "street name," please refer to the voting instruction forms provided by your broker, bank or other nominee to vote your shares.

Q:
Should I send in my stock certificates now?

A:
No. After the merger is completed, under the terms of the merger agreement, you will receive shortly thereafter the letter of transmittal instructing you to send your stock certificates to the paying agent in order to receive the cash payment of the per share merger consideration for each share of our common stock represented by the stock certificates. You should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled upon completion of the merger. Please do not send in your stock certificates now.

Q:
What happens if I sell or otherwise transfer my shares of Digital River common stock after the record date but before the special meeting?

A:
The record date for the special meeting is earlier than the date of the special meeting and the date the merger is expected to be completed. If you sell or transfer your shares of our common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Digital River in writing of such special arrangements, you will transfer the right to receive the per share merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares of our common stock, but you will retain your right to vote these shares at the special meeting. Even if you sell or otherwise transfer your shares of common stock after the record date, we encourage you to complete, date, sign and return the enclosed proxy or vote via the Internet or telephone.

Q:
How does Digital River's Board of Directors recommend that I vote?

A:
The Board, after considering the various factors described under "The Merger—Recommendation of Our Board of Directors and Reasons for the Merger," determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to, advisable and in the best interests of Digital River and its stockholders, declared the merger agreement advisable under Delaware law and approved, adopted and authorized the merger agreement and the transactions contemplated by the merger agreement, including the merger.

  The Board recommends that you vote (i) "FOR" the proposal to adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger, (ii) "FOR" the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and (iii) "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger.

Q:
What happens if the merger is not completed?

A:
If the merger agreement is not adopted by Digital River stockholders or if the merger is not consummated for any other reason, Digital River stockholders will not receive any payment for their shares of common stock. Instead, Digital River will remain a public company, the common stock will continue to be listed and traded on the Nasdaq Global Select Market and registered under the Exchange Act and we will continue to file periodic reports with the SEC.

  Under specified circumstances, Digital River may be required to reimburse certain of Parent's expenses incurred in respect of the transactions contemplated by the merger agreement or pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the merger agreement, as described under "Proposal 1: Adoption of the Merger Agreement—Termination Fees" beginning on page 99 and "Proposal 1: Adoption of the Merger Agreement—Expense Reimbursement" beginning on page 100.

Q:
Do any of Digital River's directors or officers have interests in the merger that may differ from those of Digital River stockholders generally?

A:
In considering the recommendation of the Board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that may be deemed to be different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and overseeing the negotiation of the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the stockholders of Digital River. For a description of the interests of our directors and executive officers in the merger, see "The Merger—Interests of the Directors and Executive Officers of Digital River in the Merger" beginning on page 61.

Q:
What vote is required to adopt the merger agreement?

A:
The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the proposal to adopt the merger agreement.

  The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. If you hold your shares in "street name," the failure to instruct your broker, bank or other nominee on how to vote your shares will result in a broker non-vote and will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. Abstentions will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

  As of January 7, 2015, the record date for determining who is entitled to vote at the special meeting, there were approximately 31,898,701 shares of Digital River common stock issued and outstanding. Each holder of Digital River common stock is entitled to one vote per share of stock owned by such holder as of the record date.

Q:
What vote is required to approve the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies and the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger?

A:
Approval of the proposal to approve one or more adjournments of the special meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the shares of our common stock represented at the special meeting, either in person or by proxy, and entitled to vote thereon. Approval of the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger requires the affirmative vote of a majority of the shares of our common stock represented at the special meeting, in person or by proxy, and entitled to vote thereon.

  The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will not have any effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger. If you hold your shares in "street name," the failure to instruct your broker, bank or other nominee on how to vote your shares will result in a broker non-vote and will not have any effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger. Abstentions will have the same effect as a vote "AGAINST" the adjournment proposal and the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, to be the "stockholder of record." In this case, this proxy statement and your proxy card have been sent directly to you by Digital River.

  If your shares are held through a broker, bank or other nominee, you are considered the "beneficial owner" of the shares of Digital River common stock held in "street name." In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

Q:
How may I vote?

A:
If you are a stockholder of record (that is, if your shares of common stock are registered in your name with Wells Fargo Shareowner Services, our transfer agent), there are four ways to vote:

•
By attending the special meeting and voting in person by ballot;

•
By visiting the Internet at the address on your proxy card;

•
By calling toll-free (within the U.S. or Canada) at the phone number on your proxy card; or

•
By completing, dating, signing and returning the enclosed proxy card in the accompanying prepaid reply envelope.

  A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone. Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible.

  Even if you plan to attend the special meeting in person, you are strongly encouraged to vote your shares of common stock by proxy. If you are a record holder or if you obtain a valid proxy to vote shares which you beneficially own, you may still vote your shares of common stock in person at the special meeting even if you have previously voted by proxy. If you are present at the special meeting and vote in person, your previous vote by proxy will not be counted.

  If your shares are held in "street name" through a broker, bank or other nominee, you may vote through your broker, bank or other nominee by completing and returning the voting form provided by your broker, bank or other nominee, or electronically over the Internet or by telephone through your broker, bank or other nominee if such a service is provided. To vote via the Internet or via telephone through your broker, bank or other nominee, you should follow the instructions on the voting form provided by your broker, bank or nominee.

Q:
If my broker holds my shares in "street name," will my broker vote my shares for me?

A:
Not without your direction. Your broker, bank or other nominee will only be permitted to vote your shares on any proposal only if you instruct your broker, bank or other nominee on how to vote. Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares on routine matters if you fail to instruct your broker, bank or other nominee on how to vote your shares with respect to such matters. The proposals in this proxy statement are non-routine matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions. Consequently, it is important that you instruct your broker, bank or nominee on how you wish to vote your shares.

  You should follow the procedures provided by your broker, bank or other nominee regarding the voting of your shares of Digital River common stock. Without instructions, a broker non-vote will result, and your shares will not be voted. A broker non-vote will have the same effect as if you voted against the proposal to adopt the merger agreement, but will have no effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger.

Q:
May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote by proxy?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•
Submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•
Delivering a written notice of revocation to our Corporate Secretary;

•
Signing another proxy card with a later date and returning it to us prior to the special meeting; or

•
Attending the special meeting and voting in person.

  If you hold your shares of common stock in "street name," you should contact your broker, bank or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a valid proxy from your broker, bank or other nominee.

Q:
What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a "proxy," to vote your shares of Digital River common stock. The written document describing the matters to be considered and voted on at the special meeting is called a "proxy statement." The document used to designate a proxy to vote your shares of Digital River common stock is called a "proxy card." The Board has designated David C. Dobson and Kevin L. Crudden, and each of them, with full power of substitution, as proxies for the special meeting.

Q:
If a stockholder gives a proxy, how are the shares voted?

A:
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

  If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted (i) "FOR" the proposal to adopt the merger agreement, (ii) "FOR" the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and (iii) "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.

Q:
Where can I find the voting results of the special meeting?

A:
Digital River intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports Digital River files with the SEC are publicly available when filed. See "Where You Can Find More Information" beginning on page 108 of this proxy statement.

Q:
Will I be subject to U.S. federal income tax upon the exchange of Digital River common stock for cash pursuant to the merger?

A:
If you are a U.S. Holder (as defined under "The Merger—U.S. Federal Income Tax Consequences of the Merger" beginning on page 75), the exchange of Digital River common stock for cash pursuant to the merger generally will require a U.S. Holder to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received by such U.S. Holder pursuant to the merger and such U.S. Holder's adjusted tax basis in the shares of our common stock surrendered pursuant to the merger. A Non-U.S. Holder (as defined under "The Merger—U.S. Federal Income Tax Consequences of the Merger" beginning on page 75) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States. Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction. A more complete description of the U.S. federal income tax consequences of the merger is provided under "The Merger—U.S. Federal Income Tax Consequences of the Merger" beginning on page 75 of this proxy statement.

Q:
What will the holders of Digital River stock options, restricted stock and other company awards and the participants in Digital River's stock purchase plan receive in the merger?

A:
At the effective time of the merger, each outstanding option to purchase shares of Digital River common stock, whether or not vested, will be canceled and converted into the right to receive an amount in cash (subject to any applicable withholding or other taxes, or other amounts as required by law) equal to the product of (i) the total number of shares of Digital River common stock subject to the option as of the effective time of the merger and (ii) the amount, if any, by which

  $26.00 exceeds the exercise price per share of Digital River common stock underlying the stock option.

  Immediately prior to the effective time of the merger, each then-outstanding share of restricted stock will, contingent upon the effective time of the merger, vest and, at the effective time of the merger, be canceled and converted into the right to receive the per share merger consideration.

  At the effective time of the merger, each performance share award that is outstanding and vested immediately prior to the effective time of the merger (after taking into account any acceleration of vesting or lapse restrictions thereto provided for in Digital River's benefit plans or in any award agreement by reason of the transactions contemplated by the merger agreement) will automatically be canceled and cease to exist, and the holder of such performance share award will be entitled to receive an amount in cash equal (subject to any applicable withholding or other taxes required by applicable law to be withheld) to the product of (i) the total number of vested shares of Digital River common stock subject to such performance share award and (ii) the per share merger consideration. Each performance share award that is not so vested immediately prior to the effective time of the merger will be canceled without consideration.

  At the effective time of the merger, any vesting or settlement conditions or restrictions applicable to each other company award (e.g., RSU) outstanding immediately prior to the effective time of the merger will lapse and the holder will receive an amount in cash (subject to any applicable withholding or other taxes required by applicable law to be withheld) equal to the product of (i) the total number of shares of Digital River common stock subject to such other company award and (ii) the per share merger consideration.

  Under the stock purchase plan, no new offering period will commence following completion of the offering period in progress as of the date of the merger agreement. Shares of Digital River common stock will be issued to participants under the stock purchase plan on the date of completion of such offering period, such that each then-outstanding option under the stock purchase plan will be exercised automatically on such date. Digital River will terminate the stock purchase plan as of or prior to the effective time of the merger.

Q:
When do you expect the merger to be completed?

A:
We are working toward completing the merger as quickly as possible and currently expect to consummate the merger in the first calendar quarter of 2015, likely shortly following the special meeting. However, the exact timing of completion of the merger cannot be predicted because the merger is subject to conditions, including adoption of the merger agreement by our stockholders.

Q:
Am I entitled to appraisal rights under the DGCL?

A:
If the merger is adopted by Digital River's stockholders, stockholders who do not vote (whether in person or by proxy) in favor of the adoption of the merger agreement and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that holders of Digital River common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of the shares of Digital River common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest based to be paid upon the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this proxy statement.

Q:
Who can help answer my questions?

A:
If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016
Email: proxy@mackenziepartners.com
Call collect: (212) 929-5500
Call toll-free: (800) 322-2885

FORWARD-LOOKING STATEMENTS

        This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contain "forward-looking statements" that do not directly or exclusively relate to historical facts. You can typically identify forward-looking statements by the use of forward-looking words, such as "may," "should," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecast" and other words of similar import. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-Q and 10-K, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

  •
  The inability to consummate the merger due to the failure to obtain stockholder approval to adopt the merger agreement or failure to satisfy the other conditions to the completion of the merger, including receipt of required regulatory approvals;

  •
  The risk that the merger agreement may be terminated in certain circumstances that require us to pay Parent a termination fee of up to $27,284,046 and/or reimburse certain of Parent's expenses of up to $8.4 million, which reimbursement would be deducted from a termination fee owed to Parent under certain circumstances;

  •
  The failure by Parent to obtain the necessary equity and debt financing set forth in the financing commitments entered into in connection with the merger agreement, or alternative financing, as applicable, or the failure of any such financing to be sufficient to consummate the merger and the other transactions contemplated by the merger agreement;

  •
  Risks that the proposed merger disrupts our current plans and operations or affects our ability to retain or recruit key employees;

  •
  The fact that, although Parent must use reasonable best efforts to obtain the necessary equity and debt financing contemplated by the equity commitment letters and the debt commitment letter, there is a risk that such financing might not be obtained and that, in certain instances, Digital River's only viable recourse would be to pursue the reverse termination fee;

  •
  The effect of the announcement of the merger on Digital River's business relationships (including, without limitation, customers and suppliers), operating results and business generally;

  •
  The amount of the costs, fees, expenses and charges related to the merger agreement or the merger;

  •
  Risks related to diverting management's or employees' attention from ongoing business operations;

  •
  Risk that our stock price may decline significantly if the merger is not completed;

  •
  Risks related to obtaining the requisite consents to the merger;

  •
  The risk that the merger may not be consummated in a timely manner, if at all;

  •
  The nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against us and others; and

  •
  The fact that Digital River's stockholders would forgo the opportunity to realize the potential long-term value of the successful execution of Digital River's current strategy as an independent company.

        Consequently, all of the forward-looking statements we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including, but not limited to, (a) the information contained under this heading and (b) the information contained under the headings "Risk Factors" and information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-K and 10-Q (see "Where You Can Find More Information" beginning on page 108). No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

        Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Digital River stockholders are advised, however, to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

 THE SPECIAL MEETING

        The enclosed proxy is solicited on behalf of the Board for use at the special meeting of stockholders or at any adjournments or postponements thereof.

Date, Time and Place

        We will hold the special meeting on February 12, 2015, at our offices at 10380 Bren Road West, Minnetonka, Minnesota 55343, at 8:00 a.m., Central time.

Purpose of the Special Meeting

        At the special meeting, we will ask our stockholders of record as of the record date to vote on proposals to (i) adopt the merger agreement, (ii) approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and (iii) approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger.

Record Date; Shares Entitled to Vote; Quorum

        Only stockholders of record as of the close of business on January 7, 2015, are entitled to notice of the special meeting and to vote at the special meeting or at any adjournments or postponements thereof. A list of stockholders entitled to vote at the special meeting will be available in our offices located at 10380 Bren Road West, Minnetonka, Minnesota 55343, during regular business hours for a period of at least ten days before the special meeting and at the place of the special meeting during the meeting.

        As of the record date, there were approximately 31,898,701 shares of our common stock outstanding and entitled to be voted at the special meeting.

        A quorum of stockholders is necessary to hold a special meeting. The holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting, either present in person or represented by proxy, will constitute a quorum at the special meeting. As a result, 15,949,352 shares must be represented by proxy or by stockholders present and entitled to vote at the special meeting to have a quorum.

        In the event that a quorum is not present at the special meeting, it is expected that the meeting would be adjourned to a later date to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon is required to approve the proposal to adopt the merger agreement. Adoption of the merger agreement by our stockholders is a condition to the closing of the merger.

        Approval of the proposal to approve one or more adjournments of the special meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the shares of our common stock represented at the special meeting, either in person or by proxy, and entitled to vote thereon. Approval of the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger requires the affirmative vote of a majority of the shares of our common stock represented at the special meeting, in person or by proxy, and entitled to vote thereon.

        If a Digital River stockholder abstains from voting, the abstention will have the same effect as if the stockholder voted "AGAINST" the proposal to adopt the merger agreement. For stockholders who attend the meeting or are represented by proxy and abstain from voting, the abstention will have the same effect as if the stockholder voted "AGAINST" the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and "AGAINST" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger.

        If you hold your shares in "street name," the failure to instruct your broker, bank or other nominee on how to vote your shares will result in a broker non-vote, and each broker non-vote will count as a vote "AGAINST" the proposal to adopt the merger agreement, but will have no effect on the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger.

Shares Held by Digital River's Directors and Executive Officers

        At the close of business on January 7, 2015, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 1,065,614 shares of our common stock (excluding any shares of our common stock that would be delivered upon exercise or conversion of stock options or other equity-based awards), which represented approximately 3.3% of the shares of our outstanding common stock on that date. The directors and executive officers have informed Digital River that they currently intend to vote all of their shares of Digital River common stock (i) "FOR" the proposal to adopt the merger agreement, (ii) "FOR" the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and (iii) "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger.

Voting of Proxies

        If your shares are registered in your name with our transfer agent, Wells Fargo Shareowner Services, you may cause your shares to be voted by returning a signed proxy card, or you may vote in person at the special meeting. Additionally, you may submit electronically over the Internet or by phone a proxy authorizing the voting of your shares by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

        If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the special meeting in person. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

        Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted (i) "FOR" the proposal to adopt the merger agreement, (ii) "FOR" the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and (iii) "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger. No proxy that is specifically marked against the proposal to adopt the merger agreement will be voted in favor of the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger, unless it is specifically marked "FOR" the approval of such proposal.

        If your shares are held in "street name" through a broker, bank or other nominee, you may vote through your broker, bank or other nominee by completing and returning the voting form provided by your broker, bank or other nominee, or by the Internet or telephone through your broker, bank or other nominee if such a service is provided. To vote via the Internet or telephone through your broker, bank or other nominee, you should follow the instructions on the voting form provided by your broker, bank or other nominee. Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares on routine matters if you fail to instruct your broker, bank or other nominee on how to vote your shares with respect to such matters. The proposals in this proxy statement are non-routine matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions. If you do not return your broker's, bank's or other nominee's voting form, do not vote via the Internet or telephone through your broker, bank or other nominee, if applicable, or do not attend the special meeting and vote in person with a proxy from your broker, bank or other nominee, such actions will result in a broker non-vote and will have the same effect as if you voted "AGAINST" the proposal to adopt the merger agreement but will not have any effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger.

Revocability of Proxies

        If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

  •
  Submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

  •
  Delivering a written notice of revocation to our Secretary;

  •
  Signing another proxy card with a later date and returning it to us prior to the special meeting; or

  •
  Attending the special meeting and voting in person.

        Please note that to be effective, your new proxy card, internet or telephonic voting instructions or written notice of revocation must be received by our Secretary prior to the special meeting and, in the case of Internet or telephonic voting instructions, must be received before 11:59 p.m., Eastern time on February 11, 2015. If you have submitted a proxy, your appearance at the special meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

        If you hold your shares of common stock in "street name," you should contact your broker, bank or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a valid proxy from your broker, bank or other nominee. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow Digital River stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting, as adjourned.

Board of Directors' Recommendation

        The Board, after considering various factors described in the section entitled "The Merger—Recommendation of Our Board of Directors and Reasons for the Merger," determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to, advisable and in the best interests of Digital River and its stockholders, declared the merger agreement advisable under Delaware law and approved, adopted and authorized the merger agreement and the transactions contemplated by the merger agreement, including the merger. The Board recommends that you vote (i) "FOR" the proposal to adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger, (ii) "FOR" the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and (iii) "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger.

Solicitation of Proxies

        The expense of soliciting proxies in the enclosed form will be borne by Digital River. We have retained MacKenzie Partners, Inc., a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost not to exceed $50,000 plus reasonable expenses. We have agreed to indemnify MacKenzie Partners, Inc. against losses arising out of its provision of such services on our behalf. In addition, we may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by some of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

        Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the proposal to adopt the merger agreement, we anticipate that the merger will be consummated in the first calendar quarter of 2015, likely shortly following the special meeting.

Rights of Stockholders Who Seek Appraisal

        If the merger is adopted by Digital River stockholders, stockholders who do not vote in favor of the adoption of the merger agreement and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that holders of Digital River common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of the shares of Digital River common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest based to be paid upon the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process.

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares.

        To exercise your appraisal rights, you must submit a written demand for appraisal to Digital River before the vote is taken on the adoption of the merger agreement, you must not submit a proxy or otherwise vote in favor of the proposal to adopt the merger agreement and you must continue to hold the shares of Digital River common stock of record through the effective time of the merger. Your failure to follow the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this proxy statement. If you hold your shares of Digital River common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank firm or nominee.

Other Matters

        At this time, we know of no other matters to be submitted at the special meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on February 12, 2015

        The proxy statement is available at www.digitalriver.com under "Company—Investor Relations—Proxy Materials."

Householding of Special Meeting Materials

        We may send a single copy of this proxy statement to any household at which two or more stockholders reside in accordance with SEC rules, unless we have received contrary instructions. Each stockholder in the household will continue to receive a separate proxy card. This process, known as "householding," reduces the volume of duplicate information received at your household and helps to reduce our expenses.

        If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to: Investor Relations, Digital River, Inc., 10380 Bren Road West, Minnetonka, Minnesota 55343 or contact our Investor Relations department at (952) 253-1234. We will promptly deliver upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request "householding" of their communications should contact their broker.

THE MERGER

        This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Parties Involved in the Merger

Digital River, Inc.

  10380 Bren Road West
  Minnetonka, MN 55343
  Phone: (952) 253-1234

        Digital River is a leading provider of global Commerce-as-a-Service solutions. We provide commerce, payments and marketing solutions to business-to-business and business-to-consumer digital product and cloud service companies as well as branded manufacturers across a variety of vertical markets through our multi-tenant technology, platform and service offerings. Our customers range in size from small to mid-sized companies to multi-national enterprises that serve a wide variety of markets, including, software, consumer electronics, computer games, publishing, travel, music, video games, electronic toys, housewares, medical equipment, power tools and direct-selling, among others.

        We offer our customers a broad range of solutions to quickly and cost effectively establish, manage and grow commerce sales channels via Internet-connected devices. We have invested substantial resources to develop our solutions, services, infrastructure and platforms, and to mitigate the risks our customers may encounter when conducting global commerce.

        For more information about Digital River, please visit our website at www.digitalriver.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See also "Where You Can Find More Information" beginning on page 108.

        Our common stock is currently listed on the Nasdaq Global Select Market under the symbol "DRIV".

Danube Private Holdings II, LLC

  c/o Siris Capital Group, LLC
  601 Lexington Avenue, 59th Floor
  New York, NY 10022
  Phone: (212) 231-0095

        Parent is a Delaware limited liability company that was formed on October 15, 2014, by Siris Capital Group, LLC, which we refer to as Siris. Siris is a private equity firm focused on complex, control equity investments in the telecom, technology and technology-enabled business service sectors. Parent was formed solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement and the related financing transactions. Parent has not conducted any business operations except in furtherance of this purpose and activities incident to its formation. Upon completion of the merger, Digital River will be a direct wholly owned subsidiary of Parent.

 Danube Private Acquisition Corp.

  c/o Siris Capital Group, LLC
  601 Lexington Avenue, 59th Floor
  New York, NY 10022
  Phone: (212) 231-0095

        Acquisition Sub is a Delaware corporation and a direct wholly owned subsidiary of Parent, formed on October 15, 2014, solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement and the related financing transactions. Acquisition Sub has not conducted any business operations except in furtherance of this purpose and activities incident to its formation. Upon completion of the merger, Acquisition Sub will cease to exist.

Certain Effects of the Merger on Digital River

        Upon the terms and subject to the conditions of the merger agreement, Acquisition Sub will merge with and into Digital River, with Digital River continuing as the surviving corporation. As a result of the merger, Digital River will become a direct wholly owned subsidiary of Parent. Digital River will cooperate with Parent to de-list our common stock from the Nasdaq Global Select Market and de-register under the Exchange Act as soon as reasonably practicable following the effective time of the merger, and at such time, we will no longer be a publicly traded company and will no longer file periodic reports with the SEC. If the merger is consummated, you will not own any shares of the capital stock of the surviving corporation.

        The time at which the merger will become effective, which we refer to as the effective time of the merger, will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we and Parent may agree and specify in the certificate of merger).

Effect on Digital River if the Merger is Not Completed

        If the merger agreement is not adopted by Digital River stockholders or if the merger is not completed for any other reason, Digital River stockholders will not receive any payment for their shares of common stock. Instead, Digital River will remain a public company, our common stock will continue to be listed and traded on the Nasdaq Global Select Market and registered under the Exchange Act and we will continue to file periodic reports with the SEC.

        Furthermore, if the merger is not consummated, and depending on the circumstances that would have caused the merger not to be consummated, it is likely that the price of Digital River's common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of Digital River's common stock would return to the price at which it trades as of the date of this proxy statement.

        Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Digital River's common stock. If the merger is not consummated, the Board will continue to evaluate and review Digital River's business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the merger agreement is not adopted by Digital River's stockholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Digital River will be offered or that Digital River's business, prospects or results of operation will not be adversely impacted.

        In addition, under specified circumstances, Digital River may be required to reimburse certain of Parent's expenses incurred in respect of the transactions contemplated by the merger agreement or pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the merger agreement, as described under "Proposal 1: Adoption of the Merger Agreement—Termination Fees" beginning on page 99.

Merger Consideration

        In the merger, each outstanding share of common stock, par value $0.01 per share, of Digital River issued and outstanding immediately prior to the effective time of the merger (other than (i) shares owned by Digital River as treasury stock, (ii) shares owned, directly or indirectly, by Parent or Acquisition Sub, (iii) shares owned by wholly owned subsidiaries of Digital River and (iv) shares owned by stockholders who are entitled to and who properly exercise and perfect their demand for appraisal rights under Delaware law) will be converted automatically into the right to receive $26.00 in cash, without interest and less any applicable withholding taxes, which amount we refer to as the per share merger consideration, and, without any action by the holders of such shares, will cease to be outstanding, be canceled and cease to exist, and each certificate formerly representing any of the shares of Digital River common stock will thereafter represent only the right to receive the per share merger consideration.

        After the merger is completed, under the terms of the merger agreement, you will have the right to receive the per share merger consideration, but you will no longer have any rights as a Digital River stockholder as a result of the merger (except that stockholders who properly exercise and perfect their demand for right of appraisal will have the right to receive a payment for the "fair value" of their shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law, as described below under "—Appraisal Rights").

Background of the Merger

        The following chronology summarizes certain key events and contacts that led to the signing of the merger agreement. It does not purport to catalogue every conversation among the Board, members of our management or our representatives and other parties.

        The Board and Digital River's senior management regularly review Digital River's long-term strategic plan with the goal of maximizing stockholder value. As part of that process, in 2013, in response to challenges in Digital River's business, Digital River began implementing a "strategic transformation" plan to drive revenue growth, address customer attrition and customer concentration and increase profitability. As part of the strategic transformation plan, Digital River increased investment in its technology platforms and information technology infrastructure while divesting non-core assets and has focused on strengthening relationships with existing customers, allocating resources to its highest growth markets and improving its operational capacity. In addition, the Board and Digital River's senior management have evaluated potential acquisitions, dispositions and other potential opportunities intended to increase stockholder value.

        From time to time, Digital River has been contacted by industry participants, investors and other parties indicating interest in Digital River's business and expressing a desire to meet to discuss Digital River.

        On November 25, 2013, Siris sent a letter to Digital River expressing a general interest in exploring possible strategic alliances and partnerships involving Digital River and a Siris portfolio company. On January 24, 2014, Mr. David Dobson, Chief Executive Officer of Digital River, and Ms. Melissa Fisher, Vice President of Corporate Development, Treasury and Investor Relations of Digital River, met with representatives of Siris in New York. This meeting did not involve a specific discussion of a potential acquisition of Digital River and was instead focused on the industry and strategy.

        On May 1, 2014, representatives of Morgan Stanley, at the Board's request, presented to the Board a preliminary overview of the strategic mergers and acquisitions environment and provided a preliminary segment valuation analysis of certain of Digital River's businesses. These presentations were not related to any offer from Siris.

        On May 23, 2014, Mr. Dobson had a follow-up meeting with representatives of Siris in New York. As with the January 24, 2014 meeting, this meeting did not involve a specific discussion of a potential acquisition of Digital River and was instead focused on the industry and strategy.

        On June 13, 2014, Mr. Dobson and Ms. Fisher again met with representatives of Siris in New York. At this meeting, representatives of Siris indicated a strong interest in reviewing a potential transaction with Digital River but did not provide a price or other substantive terms. Mr. Dobson told the representatives of Siris that he believed the Board would consider any bona fide proposal received from any interested party and that Siris could present a proposal, but he did not believe the Board was likely to pursue a proposal unless it reflected a compelling offer that the Board believed reflected the future value of Digital River executing its business plan.

        On June 20, 2014, Mr. Thomas Madison, Chairman of the Board, and Mr. Dobson received a letter from Mr. Frank A. Baker, co-founder of Siris, regarding Siris' interest in a potential acquisition of Digital River. The letter indicated that Siris would be interested in discussing a potential negotiated transaction to acquire 100% of the common stock of Digital River at a price in a range of $23.00 to $25.00 per share. According to the letter, the contemplated price represented a 49% to 62% premium to Digital River's closing share price and a 47% to 60% premium to Digital River's weighted average closing price over the 30 trading days ended June 18, 2014.

        On June 23, 2014, a meeting of the Board was held, at which representatives of Morgan Stanley were present. At the meeting, the Board reviewed the June 20 letter from Siris, and Mr. Dobson and representatives of Morgan Stanley provided background information regarding Siris. The Board requested Digital River's management work with Morgan Stanley to review Siris' indication of interest and instructed Digital River's management to advise Siris that the Board would review Siris' indication of interest.

        During the period between June 20, 2014, and July 14, 2014, members of Digital River's management and Morgan Stanley performed a preliminary financial analysis of Digital River and Siris' indication of interest.

        On July 14, 2014, the Board held a strategic review session focused on Digital River and industry trends, including Digital River's growth strategy and the impact of Digital River's transformation process on its growth strategy.

        On July 15, 2014, a meeting of the Board was held, at which representatives of Morgan Stanley and Skadden, Arps, Slate, Meagher & Flom LLP, legal advisor to Digital River, which we refer to as Skadden, were present. At this meeting, senior management of Digital River reviewed with the Board Digital River's 2014 operating plan and medium-term financial outlook. Representatives of Morgan Stanley reviewed the financial terms of the June 20 letter from Siris and its preliminary valuation analysis as well as potential alternatives to a transaction with Siris, such as alternative acquisition or disposition transactions or continuing to execute Digital River's strategic transformation plan. A representative of Skadden reviewed legal matters including directors' fiduciary duties. The Board considered whether to engage in discussions with Siris and possible alternatives if the Board were to determine to explore a sale of Digital River. After discussion, the Board instructed Digital River's management and Morgan Stanley to obtain from Siris additional information regarding its indication of interest and ability to finance a transaction. Mr. Dobson subsequently asked representatives of Morgan Stanley and Ms. Fisher to follow up in order to determine this additional information.

        On July 18, 2014, Ms. Fisher and representatives of Morgan Stanley met via telephone conference with representatives of Siris to discuss Siris' June 20 letter and the additional information requested by the Board. At this meeting, Siris representatives provided an overview of Siris, its view of Digital River and its assessment of potential financing for a transaction.

        On July 29, 2014, a meeting of the Board was held, at which representatives of Morgan Stanley and Skadden were present. At this meeting, senior management of Digital River and representatives of Morgan Stanley reviewed the information provided by Siris in response to the Board's request for more information at its July 15 meeting. Representatives of Morgan Stanley reviewed Siris' financial assumptions about Digital River and Siris' sources of capital and potential alternatives should the Board determine to further pursue a potential transaction. The Board determined to request additional information regarding Siris' indication of interest before taking any further action regarding Siris' proposal.

        On August 7, 2014, a meeting of the Board was held, at which representatives of Morgan Stanley were present. At the meeting, representatives of Morgan Stanley reviewed financial matters, including information regarding Siris' indication of interest and certain financial forecasts of Digital River. The Board determined, subject to execution of a satisfactory confidentiality agreement, to provide Digital River's forecasts to Siris and for Digital River's management to provide presentations to Siris in order to allow Siris to confirm its offer range per share.

        On August 8, 2014, Mr. Kevin Crudden, Senior Vice President and General Counsel of Digital River, provided a representative of Siris a draft confidentiality agreement. Representatives of Digital River and Siris then negotiated the terms of the confidentiality agreement, and on August 20, 2014, Digital River and Siris executed the confidentiality agreement. Following entry into such agreement, Digital River made available to Siris certain due diligence materials, including certain financial information, and representatives of Digital River's management and Morgan Stanley participated in telephone conferences with Siris and its advisors with respect to diligence matters.

        On August 26, 2014, certain representatives of senior management of Digital River, representatives of Morgan Stanley and representatives of Siris met in Edina, Minnesota. At this meeting, Digital River's senior management provided an overview of Digital River's business and strategic goals and discussed financial topics. The management presentation materials included certain unaudited prospective financial information of Digital River, as described further in "The Merger—Certain Financial Forecasts" beginning on page 57.

        On September 12, 2014, a representative of Siris sent a letter to Messrs. Dobson and Madison reaffirming Siris' interest in acquiring Digital River at a price range of $23.50-$24.50 per share. The letter contained a request that Digital River agree to exclusively negotiate with Siris and noted that Siris' proposal was predicated on exclusivity. The letter also indicated Siris' willingness to agree to a post-signing go-shop process.

        On September 14, 2014, Siris sent a presentation to representatives of Morgan Stanley containing additional information regarding Siris' indication of interest. The presentation contained additional details regarding sources and uses of the potential debt and equity financing in the contemplated acquisition, noting that necessary financing would be committed by the time of signing of a definitive acquisition agreement. The presentation also contained an overview of certain of Siris' proposed terms of a potential acquisition agreement, including the existence of a 45 day go-shop period (subject to a four day Siris match right); that obtaining financing would not be a condition to closing the acquisition; a Digital River termination fee during the go-shop period of 1.75% of Digital River's equity value and 3.25% thereafter, in each case in connection with certain terminations of the acquisition agreement; a Digital River termination fee of 1% in the event Digital River stockholder approval was not obtained; a 6% reverse termination fee payable by Siris upon certain terminations; and a "modified" specific performance right for Digital River to enforce the equity commitments in certain circumstances. Siris also proposed that its representatives be permitted to have limited pre-signing discussions with key customers of Digital River.

        On September 16, 2014, a meeting of the Board was held, at which representatives of Morgan Stanley and Skadden were present. At the meeting, representatives of Morgan Stanley and members of Digital River's senior management reviewed information regarding Siris' interest in Digital River and the status of due diligence being conducted by Siris since the last meeting. Representatives of Morgan Stanley and Skadden reviewed the terms of Siris' proposal, and representatives of Morgan Stanley reviewed with the Board Morgan Stanley's preliminary financial analysis of the proposal. A representative of Skadden reviewed legal matters including directors' fiduciary duties. The non-management members of the Board met without any members of Digital River management present to discuss Siris' proposal and the potential responses. The Board considered Siris' request for exclusivity, including possible benefits and risks of granting exclusivity, and received advice from the representatives of Morgan Stanley and Skadden. The Board determined to offer exclusivity in return for an increase in the price being offered by Siris to a level that the Board believed would maximize the value attainable by stockholders. As a negotiating matter, the Board determined to request from Siris an increased price of $26.50 per share and certain other improved terms in exchange for agreeing to a limited 30-day exclusivity period. The Board directed Morgan Stanley to contact Siris and propose a price of $26.50 per share and to improve other terms of a potential acquisition agreement, including a reduction in the termination fee during the go-shop period. The Board also instructed Mr. Dobson that members of management were not to discuss with Siris any potential employment or other arrangements prior to express Board authorization, and requested that Mr. Madison work with the advisors and management to oversee the process for Digital River's interaction with Siris and any other potential acquirers.

        On September 17, 2014, a representative of Morgan Stanley contacted Mr. Baker of Siris and conveyed the Board's proposed terms for agreeing to an exclusivity period. Later that day, Mr. Baker indicated that Siris would agree to the proposed terms, except that Siris would only raise its indicative offer price to $25.75 per share. The representative of Morgan Stanley indicated that he would convey Siris' counter-proposal to the Board for its consideration.

        Later on September 17, 2014, a meeting of the Board was held, at which representatives of Morgan Stanley and Skadden were present. At the meeting, a representative of Morgan Stanley provided an overview of the counter-proposal from Siris and reviewed potential alternatives available to the Board in response. After discussion and receiving advice from its financial and legal advisors, the Board determined to propose that Siris agree to a price of $26.00 per share in return for agreement to the contemplated exclusivity period and instructed Morgan Stanley to convey the Board's counter-proposal to Siris. Later in the day, a representative of Morgan Stanley contacted Mr. Baker and conveyed the Board's proposed price and other terms. Mr. Baker agreed, in return for exclusivity, to raise Siris' offer price to $26.00 per share.

        On September 19, 2014, Digital River and Siris executed an exclusivity agreement, which provided that Digital River would not negotiate with any party other than Siris with respect to a potential acquisition for a period ending on October 19, 2014.

        Following the execution of the exclusivity agreement through signing of the merger agreement, an electronic data site was opened for diligence purposes to Siris and various due diligence meetings and calls between Siris and Digital River management were held.

        On October 3, 2014, Skadden sent a draft merger agreement to Simpson Thacher & Bartlett LLP, counsel to Siris and which we refer to as Simpson.

        On October 7, 2014, a representative of Siris provided "highly confident" letters of Sankaty Advisors, LLC, which we refer to as Sankaty, GSO Capital Partners LP and Macquarie with respect to financing of a potential acquisition of Digital River to representatives of Morgan Stanley.

        On October 10, 2014, Simpson sent a revised draft of the merger agreement to Skadden.

        On October 13, 2014, a meeting of the Board was held, at which representatives of Morgan Stanley and Skadden were present. At the meeting, the Board formalized Morgan Stanley's retention as Digital River's financial advisor by approving the terms of an engagement letter with Morgan Stanley setting forth those terms. At the meeting, a representative of Morgan Stanley provided an update of the status of diligence with Siris and the status of Siris' financing. Representatives of Skadden reviewed the terms of the draft merger agreement and the revisions proposed by Siris to Digital River's draft. A representative of Morgan Stanley then provided an overview of a potential "go-shop" process that might be employed should an agreement with Siris ultimately be reached.

        On October 15, 2014, Skadden sent a revised draft merger agreement to Simpson.

        On October 16, 2014, a representative of Siris provided a draft debt commitment letter to Skadden and Simpson sent a draft of a limited guarantee to Skadden.

        Later on October 16, a meeting of the Board was held, at which representatives of Morgan Stanley and Skadden were present. At this meeting, senior management of Digital River provided an update on Siris due diligence, including a meeting held among Digital River, Siris and Digital River's largest customer, noting that Siris desired to see the terms of an upcoming renewal of the contract with such customer before entering into any agreement with Digital River. A representative of Morgan Stanley provided an update on Siris' financing efforts and potential plans for conduct of the post-signing "go-shop" period and a representative of Skadden provided an update on the status of negotiations on the key transaction documents. During the meeting, the non-management members of the Board met with representatives of Morgan Stanley and Skadden.

        On October 17, 2014, Simpson sent a revised draft merger agreement to Skadden. Later on October 17, Skadden sent comments to the draft debt commitment letter to Simpson. Also on October 17, Messrs. Dobson and Schulz and Ms. Fisher, together with representatives of Siris and Morgan Stanley, made a presentation to Siris' potential financing sources. On October 18, 2014, Simpson sent comments on the draft disclosure letter and a draft of equity commitment letters to Skadden.

        Later on October 18, a meeting of the Board was held, at which representatives of Morgan Stanley and Skadden were present. A representative of Morgan Stanley then provided an update on due diligence matters and Siris' financing efforts and a representative of Skadden provided an update on the status of negotiations on the key transaction documents. Members of senior management then provided an update on the status of discussions regarding Digital River's pending contract renewal negotiations with its largest customer. Mr. Dobson also confirmed that neither he nor other members of senior management had discussed any arrangements with Siris regarding potential post-transaction employment by Digital River, although he believed it likely that Siris would be interested in retaining members of senior management post-closing. The representative of Skadden noted the pending expiration of the exclusivity period and described options available to the Board in connection with the expiration.

        On October 19, 2014, a meeting of the Board was held, at which representatives of Morgan Stanley and Skadden were present. At the meeting, Mr. Dobson provided an update on discussions with Siris with respect to a potential contract renewal with Digital River's largest customer, and a representative of Skadden described the parties' positions with respect to the potential impact of non-renewal under the terms of the merger agreement. The representative of Skadden also provided an overview of certain other proposed terms of the merger agreement, including the legal framework of the go-shop process contemplated and the non-solicitation period that would follow, the circumstances in which the Board would be entitled to change its recommendation of the Siris transaction, the circumstances in which the Board would be entitled to terminate the merger agreement to accept a superior proposal, the termination events and circumstances giving rise to, and the amount of, the termination fees and expenses. A representative of Morgan Stanley then noted the pending expiration of the exclusivity period and reviewed potential alternatives available with the Board in light of Siris' request to extend the exclusivity period. The Board determined that in light of the continued attractiveness of Siris' proposed price and the proposed terms of the merger agreement to grant an extension of the exclusivity period through October 22, 2014.

        On October 19, 2014, through October 22, 2014, Skadden and Simpson negotiated the terms of, and exchanged multiple drafts of, the merger agreement, debt and equity commitment letters, limited guarantee and disclosure letter.

        On October 22, 2014, a meeting of the Board was held, at which representatives of Morgan Stanley and Skadden were present. At the meeting, Mr. Dobson provided an update with respect to the contract renewal negotiations with Digital River's largest customer, including a meeting held among representatives of Digital River, Siris and Digital River's largest customer. Mr. Dobson noted that Siris had agreed to forgo insisting that Digital River's contract with the customer be finalized prior to execution of a merger agreement, so long as the "material adverse effect" provision of the merger agreement did not expressly exclude from consideration non-renewal or termination of customer contracts. A representative of Skadden discussed the impact of Siris' position and also provided a summary of the proposed terms of the transaction documents, including changes in proposed terms since the prior meeting. The representative of Skadden also reviewed the fiduciary duties of the Board in the context of a sale of Digital River. Representatives of Morgan Stanley then reviewed with the Board Morgan Stanley's financial analysis of the proposed transaction and rendered Morgan Stanley's oral opinion, subsequently confirmed by delivery of a written opinion dated October 23, 2014, to the effect that, as of that date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the per share merger consideration to be received by the holders of shares of Digital River's common stock pursuant to the merger agreement was fair from a financial point of view to such holders. After discussion, the Board determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, were fair to, advisable and in the best interests of Digital River and its stockholders, declared the merger agreement advisable under Delaware law, approved, adopted and authorized the merger agreement and the transactions contemplated by the merger agreement, including the merger, subject to Digital River's receipt of the financing commitments and resolved, subject to the terms of the merger agreement, to recommend that Digital River's stockholders vote in favor of the adoption of the merger agreement. The Board then requested Mr. Madison oversee finalizing the merger agreement working with the advisors and Digital River's management and directed Digital River's management to, subject to receipt of the final debt and equity commitment letters in a form consistent with agreed terms, execute and enter into the merger agreement consistent with the Board's instructions. Representatives of Morgan Stanley next provided an overview of the potential go-shop process following signing. After discussion, the Board directed Morgan Stanley to initiate the contemplated go-shop process following execution of the merger agreement.

        During the course of the day on October 23, 2014, representatives of Siris delivered the execution versions of the debt and equity commitment letters. Following the close of business on October 23, 2014, the parties executed the merger agreement and Siris delivered the final executed debt commitment letter, limited guarantee and equity commitment letters, and Digital River issued a press release announcing entry into the merger agreement.

        Under the merger agreement, during the "go-shop period" that began on the date of the merger agreement and continued until 11:59 p.m., Chicago time, on December 7, 2014, Digital River was permitted to solicit, initiate, encourage and facilitate any competing proposal from third parties, including by providing third parties with nonpublic information pursuant to acceptable confidentiality agreements, and to engage in or enter into, continue or otherwise participate in, discussions and negotiations with any third party in connection with a competing proposal. Representatives of Morgan Stanley commenced the go-shop process on behalf of Digital River on October 24, 2014. In the go-shop process, representatives of Morgan Stanley contacted or were contacted by a total of 49 parties (including potential strategic and financial buyers) regarding each such party's interest in exploring a transaction with Digital River. Six such parties signed acceptable confidentiality agreements with Digital River, including one strategic party and five financial sponsors, and received certain Digital River diligence materials and/or held certain calls with Digital River's management regarding Digital River due diligence matters. Through the end of the go-shop period, none of the parties in the go-shop process had submitted a competing proposal to Digital River or its representatives, and no such party remained engaged in discussions with representatives of Digital River with respect to a possible transaction.

Recommendation of Our Board of Directors and Reasons for the Merger

Recommendation of Our Board of Directors

        The Board, after considering various factors described below, determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to, advisable and in the best interests of Digital River and its stockholders, declared the merger agreement advisable under Delaware law and approved, adopted and authorized the merger agreement and the transactions contemplated by the merger agreement, including the merger.

        The Board recommends that you vote (i) "FOR" the proposal to adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger, (ii) "FOR" the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and (iii) "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger.

Reasons for the Merger

        In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Board consulted with Digital River's senior management, outside legal counsel and an independent financial advisor. In recommending that Digital River's stockholders vote their shares of common stock in favor of the proposal to adopt the merger agreement, the Board also considered a number of factors, including the following (not necessarily in order of relative importance):

  •
  Digital River's business and operations, and its current and historical financial condition and results of operations.

  •
  Digital River's business plan and related financial projections and the ability to execute long-term, high-potential opportunities and to fully achieve Digital River's transformation, and the risks and uncertainties in executing on the business plan and transformation and achieving such financial projections and opportunities.

  •
  The historic trading ranges of the common stock and the potential trading range of the common stock absent announcement of the merger agreement, and the possibility that absent such announcement it could take a considerable period of time before the trading price of the common stock would trade at a level in excess of the per share merger consideration of $26.00 on a present value basis.

  •
  The relationship of the $26.00 per share merger consideration to the trading price of our common stock, including that the per share merger consideration constituted a premium of:

  •
  Approximately 50% to Digital River's closing stock price on October 23, 2014, the last trading day prior to the public announcement of the execution of the merger agreement; and

  •
  Approximately 67% over the volume weighted average share price of the common stock during the 90 days ended October 23, 2014.

  •
  The financial analysis of Morgan Stanley, Digital River's financial advisor in connection with the merger, and the opinion of Morgan Stanley, dated as of October 23, 2014, and delivered to the Board, that, as of October 23, 2014, and based upon and subject to the factors and assumptions set forth therein, the $26.00 per share in cash to be paid to the holders of shares of Digital River's common stock (other than (i) shares owned by Digital River as treasury stock, (ii) shares owned, directly or indirectly, by Parent or Acquisition Sub, (iii) shares owned by wholly owned subsidiaries of Digital River and (iv) shares owned by stockholders who are entitled to and who properly exercise and perfect appraisal rights under Delaware law) pursuant to the merger agreement was fair from a financial point of view to the holders of Digital River's common stock, as more fully described below under the heading "—Opinion of Morgan Stanley & Co. LLC."

  •
  The fact that the all-cash merger consideration will provide certainty of value and liquidity to Digital River's stockholders, while eliminating long-term business and execution risk.

  •
  The perceived risks of continuing as a standalone public company; and the assessment that no other alternatives were reasonably likely to create greater value for Digital River's stockholders than the merger, taking into account risk of execution of Digital River's ongoing transformation as well as business, competitive, industry, customer concentration and market risk.

  •
  Based on its review and the negotiations conducted, the Board believed that $26.00 per share merger consideration was the best price reasonably attainable for Digital River's stockholders.

  •
  The Board's view that the terms of the merger agreement would be unlikely to deter third parties from making a superior proposal.

  •
  Digital River's right, under the merger agreement, during the "go-shop period" beginning on the date of the merger agreement and continuing until 11:59 p.m., Chicago time, on December 7, 2014, to solicit, initiate, encourage and facilitate any competing proposal from third parties, including by providing third parties with nonpublic information pursuant to acceptable confidentiality agreements, and to engage in or enter into, continue or otherwise participate in discussions and negotiations with any third party in connection with a competing proposal.

  •
  Digital River's ability to continue discussions after the end of the go-shop period and before the stockholder approval is obtained, with any third party from which Digital River received during the go-shop period a written competing proposal (i) that remains pending as of the end of the go-shop period and (ii) that the Board determines in good faith constitutes or could reasonably be expected to lead to a superior proposal and (iii) as of any date following the end of the go-shop period, has not been withdrawn or abandoned.

  •
  Digital River's right under the merger agreement, after expiration of the go-shop period, to respond to third parties submitting acquisition proposals by providing non-public information subject to an acceptable confidentiality agreement, and to engage in negotiations or substantive discussions with such person, if the Board, prior to taking any such actions, determines in good faith that (i) the failure to take such action would be inconsistent with the directors' fiduciary duties under applicable law and (ii) such competing proposal either constitutes a superior proposal or could reasonably be expected to lead to a superior proposal.

  •
  The Board's right, under certain circumstances, to withdraw, withhold, qualify or modify its recommendation that our stockholders adopt the merger agreement in a manner adverse to Parent or Acquisition Sub.

  •
  Digital River's ability to terminate the merger agreement in order to enter into an alternative acquisition agreement that the Board determines to be a superior proposal, subject to certain conditions (including certain rights of Parent to have an opportunity to revise the terms of the merger agreement, the financing commitments and the limited guarantee in light of such superior proposal), provided that we concurrently pay either a $27,284,046 or $12,592,637 termination fee (less certain expense reimbursements payable to Parent) to Parent under circumstances as described in "Proposal 1: Adoption of the Merger Agreement—Termination Fees" beginning on page 99.

  •
  The reverse termination fee of $50,370,547 that would become payable by Parent in certain circumstances, as described in "Proposal 1: Adoption of the Merger Agreement—Termination Fees" and beginning on page 99.

  •
  The other terms of the merger agreement, including:

  •
  The other termination provisions, including:

  •
  The fact that the Board believed that the termination fee of either $27,284,046 or $12,592,637, or approximately 3.25% and 1.50% of the aggregate equity value of the transaction, respectively, is reasonable and not preclusive of other offers; and

  •
  The obligation of Parent to pay Digital River a $50,370,547 reverse termination fee, or approximately 6.0% of the aggregate equity value of the transaction, if Digital River has terminated the merger agreement as a result of Parent's breach of the merger agreement or Parent fails to consummate the merger if the conditions to closing are satisfied or waived.

  •
  The conditions to the closing, including the Board's belief that while the closing is subject to certain antitrust approvals, there were not likely to be significant antitrust or other regulatory impediments to the closing, including as a result of the obligations of Parent and Acquisition Sub and the fact that there is no third-party consent condition, no stockholder litigation condition and no financing condition in the merger agreement;

  •
  The fact that under specified circumstances, the merger agreement permits Digital River to seek specific performance against Parent and Acquisition Sub with respect to the financing commitments, as well as against the equity investors with respect to the equity financing under Digital River's third party beneficiary rights pursuant to the equity commitment letters; and

  •
  The fact that Parent agreed to take all steps necessary to eliminate any impediment and obtain all consents under antitrust laws, including committing to sell assets in order to avoid or vacate any order that would prevent or materially delay the merger.

  •
  The fact that Siris Partners, an affiliate of Siris, provided a limited guarantee in favor of Digital River, that the equity investors provided the executed equity commitment letters and that the debt financing parties provided the executed debt commitment letter.

  •
  The fact that the merger agreement was the product of arms-length negotiations and contained terms and conditions that were, in the Board's view, favorable to Digital River and its stockholders.

  •
  The fact that Siris did not require management participation as a condition to the transaction.

  •
  The fact that the merger agreement was approved by the Board, which is comprised of a majority of independent directors who are not affiliated with Siris and are not employees of Digital River or any of its subsidiaries, and which retained and received advice from Digital River's outside financial and legal advisors in evaluating, negotiating and recommending the terms of the merger agreement.

  •
  The availability of appraisal rights to Digital River's stockholders who comply with specified procedures under Delaware law.

        The Board also considered a number of uncertainties, risks and other factors in its deliberations concerning the merger and the other transactions contemplated by the merger agreement, including the following (not necessarily in order of relative importance):

  •
  The fact that Digital River engaged in exclusive negotiations with Siris regarding a potential transaction and was not contacting other potential buyers until after the execution of the merger agreement during the go-shop period.

  •
  The fact that Digital River's stockholders would forgo the opportunity to realize the potential long-term value of the successful execution of Digital River's current strategy as an independent company.

  •
  The fact that receipt of the all-cash merger consideration would be taxable to Digital River's stockholders that are treated as U.S. holders for U.S. federal income tax purposes.

  •
  The fact that, under specified circumstances, Digital River may be required to pay fees and expenses in the event the merger agreement is terminated and the effect this could have on Digital River, including:

  •
  The possibility that the $27,284,046 or $12,592,637, as applicable, termination fee payable by Digital River to Parent upon the termination of the merger agreement under certain circumstances could discourage other potential acquirers from making a competing proposal, although the Board believed that the termination fee was reasonable in amount and would not unduly deter any other party that might be interested in acquiring Digital River;

  •
  If the merger is not consummated, Digital River will generally be required to pay its own expenses associated with the merger agreement and the transactions contemplated thereby; and

  •
  The requirement that Digital River reimburse Parent for up to $8.4 million of its and Acquisition Sub's reasonable, documented out-of-pocket expenses incurred by Parent and Acquisition Sub in connection with the merger agreement if the merger agreement is terminated as a result of the failure to obtain approval of Digital River's stockholders for the proposal to adopt the merger agreement, which reimbursement would be offset against any termination fee that might subsequently become payable by Digital River to Parent pursuant to the merger agreement.

  •
  The fact that the reverse termination fee is not available in all instances where the merger agreement may be terminated and may be Digital River's only recourse in respect of termination where it is available.

  •
  The fact that Parent's, Acquisition Sub's and the guarantor's monetary damages under the merger agreement or limited guarantee (as applicable) cannot exceed the amount of the reverse termination fee payable by Parent and Acquisition Sub, other than for specified reimbursement and indemnification obligations under the merger agreement.

  •
  The significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required to consummate the merger, which could disrupt Digital River's business operations.

  •
  The fact that the announcement and pendency of the merger, or the failure to complete the merger, may cause substantial harm to Digital River's relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management, technical, sales and other personnel), vendors and customers.

  •
  The restrictions on Digital River's conduct of business prior to completion of the merger, which could delay or prevent Digital River from undertaking business opportunities that may arise or taking other actions with respect to its operations.

  •
  The fact that, while Digital River expects the merger to be consummated if the proposal to adopt the merger agreement is approved by Digital River's stockholders, there can be no assurance that all conditions to the parties' obligations to consummate the merger will be satisfied.

  •
  The risk that the debt financing contemplated by the debt commitment letter (or any alternative financing) might not be obtained, resulting in Parent potentially not having sufficient funds to complete the merger.

  •
  The fact that the market price of our common stock could be affected by many factors, including: (i) if the merger agreement is terminated, the reason or reasons for such termination and whether such termination resulted from factors adversely affecting Digital River; (ii) the possibility that, as a result of the termination of the merger agreement, possible acquirers may consider Digital River to be an unattractive acquisition candidate; and (iii) the possible sale of our common stock by short-term investors following an announcement that the merger agreement was terminated.

  •
  The fact that Digital River's directors and executive officers may have interests in the merger that may be deemed to be different from, or in addition to, those of Digital River's stockholders. The Board was made aware of and considered these interests, to the extent such interests existed at the time; for more information about such interests, see below under the heading "—Interests of the Directors and Executive Officers of Digital River in the Merger."

  •
  The fact that the completion of the merger would require antitrust clearance in the United States and Russia.

        The Board believed that, overall, the potential benefits of the merger to Digital River's stockholders outweighed the risks and uncertainties of the merger.

        The foregoing discussion of factors considered by the Board not intended to be exhaustive, but includes the material factors considered by the Board. In light of the variety of factors considered in connection with its evaluation of the merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board based its recommendation on the totality of the information presented.

 Opinion of Morgan Stanley & Co. LLC

        Digital River retained Morgan Stanley to provide it with financial advisory services and to render a financial opinion in connection with the proposed merger. The Board selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation, its knowledge of and involvement in recent transactions in Digital River's industry, and its knowledge of Digital River's business and affairs. On October 22, 2014, Morgan Stanley rendered its oral opinion to the Board, subsequently confirmed in writing on October 23, 2014, that as of that date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the per share merger consideration of $26.00 in cash to be received by the holders of shares of Digital River's common stock (other than (i) shares owned by Digital River as treasury stock, (ii) shares owned, directly or indirectly, by Parent or Acquisition Sub, (iii) shares owned by wholly owned subsidiaries of Digital River and (iv) shares owned by stockholders who are entitled to and who properly exercise and perfect appraisal rights under Delaware law) pursuant to the merger agreement was fair from a financial point of view to the holders of Digital River's common stock.

        The full text of the written opinion of Morgan Stanley to the Board, dated as of October 23, 2014, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached to this proxy statement as Annex B, and is incorporated by reference in this proxy statement in its entirety. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Morgan Stanley's opinion and this section summarizing Morgan Stanley's opinion carefully and in their entirety. Morgan Stanley's opinion was directed to the Board, in its capacity as such, and addressed only the fairness from a financial point of view of the consideration to be received by the holders of shares of Digital River's common stock (other than (i) shares owned by Digital River as treasury stock, (ii) shares owned, directly or indirectly, by Parent or Acquisition Sub, (iii) shares owned by wholly owned subsidiaries of Digital River and (iv) shares owned by stockholders who are entitled to and who properly exercise and perfect appraisal rights under Delaware law) pursuant to the merger agreement as of the date of the opinion and did not address any other aspects or implications of the merger. It was not intended to, and does not, constitute advice or a recommendation to any holder of shares of Digital River's common stock as to how to vote at any stockholders meeting to be held in connection with the merger or whether to take any other action with respect to the merger.

        In connection with rendering its opinion, Morgan Stanley, among other things:

  •
  Reviewed certain publicly available financial statements and other business and financial information of Digital River;

  •
  Reviewed certain internal financial statements and other financial and operating data concerning Digital River;

  •
  Reviewed certain financial projections prepared by the management of Digital River;

  •
  Discussed the past and current operations and financial condition and the prospects of Digital River with senior executives of Digital River;

  •
  Reviewed the reported prices and trading activity for Digital River common stock;

  •
  Compared the financial performance of Digital River and the prices and trading activity of Digital River common stock with that of certain other publicly-traded companies comparable with Digital River and Digital River's securities;

  •
  Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  •
  Participated in discussions and negotiations among representatives of Digital River and Parent and their financial and legal advisors;

  •
  Reviewed the merger agreement and certain related documents;

  •
  Reviewed a draft of the debt commitment letter, dated October 22, 2014, and certain related documents;

  •
  Reviewed drafts of the equity commitment letters, dated October 22, 2014, and certain related documents; and

  •
  Performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

        In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by Digital River, and that formed a substantial basis for its opinion. With respect to Digital River's financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Digital River of the future financial performance of Digital River. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Parent will obtain financing in accordance with the terms set forth in the financing commitments. Morgan Stanley has assumed that in connection with the receipt of all necessary governmental, regulatory or other approvals and consents required for the merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the merger. Morgan Stanley is not a legal, tax, or regulatory advisor. Morgan Stanley is a financial advisor only and has relied upon, without independent verification, the assessment of Digital River and its legal, tax and regulatory advisors with respect to legal, tax and regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the consideration to be received by any of Digital River's officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of Digital River's common stock in the merger. Morgan Stanley's opinion does not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley has not made any independent valuation or appraisal of the assets or liabilities of Digital River, nor has it been furnished with any such valuations or appraisals. Morgan Stanley's opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of its opinion. Events occurring after such date may affect Morgan Stanley's opinion and the assumptions used in preparing it, and Morgan Stanley does not assume any obligation to update, revise or reaffirm its opinion.

        In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving Digital River. However, during the go-shop period following the execution of the merger agreement, Morgan Stanley solicited interest on behalf of Digital River from other parties with respect to the possible acquisition of Digital River. See "—Background of the Merger" above.

Summary of Financial Analyses

        The following is a brief summary of the material financial analyses performed by Morgan Stanley in connection with the preparation of its opinion to the Board. The following summary is not a complete description of Morgan Stanley's opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 20, 2014. The various analyses summarized below were based on the closing price of $16.68 per share of Digital River's common stock as of October 20, 2014, and is not necessarily indicative of current market conditions. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley's opinion. Furthermore, mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using the data referred to below.

        In performing the financial analysis summarized below and arriving at its opinion, Morgan Stanley used and relied upon certain non-public unaudited prospective financial information provided by Digital River's management and referred to below, including management-provided estimates (referred to in this summary of Morgan Stanley's opinion as the Management Case). For further information regarding this unaudited prospective financial information, see "—Certain Financial Forecasts" below.

Historical Trading Range Analysis

        Morgan Stanley performed a trading range analysis with respect to the historical share prices of Digital River's common stock for various periods ending on October 20, 2014. Morgan Stanley observed the following:

Period Ending October 20, 2014	Range of Closing Prices
Last Month	$14.52 - 18.11
Last Three Months	$14.17 - 18.11
Last Six Months	$14.17 - 18.11
Last Twelve Months	$14.17 - 19.51

        Morgan Stanley noted that during the last twelve months ending on October 20, 2014, the maximum closing trading price for shares of Digital River's common stock was $19.51 and the minimum closing trading price for shares of Digital River's common stock was $14.17. Morgan Stanley compared the per share merger consideration to the share price performance of Digital River's common stock over such periods and on such dates. Morgan Stanley calculated that the per share merger consideration represents:

  •
  a premium of approximately 55.9% over the closing price per share of Digital River's common stock on October 20, 2014, of $16.68;

  •
  a premium of approximately 66.5% over the average closing price per share of Digital River's common stock for the 30 days prior to and including October 20, 2014;

  •
  a premium of approximately 69.2% over the average closing price per share of Digital River's common stock for the 60 days prior to and including October 20, 2014;

  •
  a premium of approximately 70.5% over the average closing price per share of Digital River's common stock for the 90 days prior to and including October 20, 2014;

  •
  a premium of approximately 33.3% over the highest closing price per share of Digital River's common stock for the 52 weeks prior to and including October 20, 2014; and

  •
  a premium of approximately 83.5% over the lowest closing price per share of Digital River's common stock for the 52 weeks prior to and including October 20, 2014.

Analysts' Price Targets

        Morgan Stanley reviewed and analyzed future public market trading price targets for Digital River's common stock prepared and published by equity research analysts prior to October 20, 2014. These future stock price targets reflected each analyst's estimate of the future public market trading price of Digital River's common stock and were not discounted to reflect present values. The range of undiscounted analysts' future stock price targets for Digital River's common stock was $14.00 to $22.00 per share as of October 20, 2014. In order to better compare the equity research analysts' future stock price targets with the per share merger consideration, Morgan Stanley discounted the range of analysts' future stock price targets for Digital River's common stock for one year at a rate of 9.5%, which discount rate was selected based on Digital River's cost of equity. Morgan Stanley calculated Digital River's cost of equity using the capital asset pricing model with a 6% market premium, 2.57% 10-Year risk free rate, and beta of 1.15 from Barra Beta's predicted U.S. Equity Model (Long Term Horizon). Morgan Stanley assumed an all equity capital structure for Digital River given its large cash balance, a portion of which is expected to be used to repay, repurchase or otherwise retire its outstanding convertible notes, resulting in a cost of equity that was equal to Digital River's cost of capital. This analysis indicated an implied range of equity values for Digital River's common stock of $12.79 to $20.10 per share.

        The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for Digital River's common stock, and these estimates are subject to uncertainties, including the future financial performance of Digital River and future financial market conditions.

Public Trading Comparables Analysis

        Morgan Stanley performed a public trading comparables analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared certain financial estimates for Digital River with comparable publicly available consensus equity analyst research estimates for selected technology companies that share similar business characteristics and have certain comparable operating characteristics including, among other things, similarly sized revenue and/or revenue growth rates, market capitalizations, profitability, scale and/or other similar operating characteristics. These companies were the following:

  •
  Bazaarvoice, Inc.

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  Borderfree, Inc.

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  Brightcove Inc.

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  ChannelAdvisor Corporation

  •
  Constant Contact, Inc.

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  Dealertrack Technologies, Inc.

  •
  Demandware, Inc.

  •
  E2open, Inc.

  •
  eBay, Inc.

  •
  LivePerson, Inc.

  •
  Model N, Inc.

  •
  PFSweb, Inc.

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  Speed Commerce, Inc.

  •
  Web.com, Inc.

        For purposes of this analysis, Morgan Stanley analyzed the ratio of aggregate value to estimated revenue and Adjusted EBITDA for calendar year 2015 for each of the companies above. Morgan Stanley calculated the aggregate value of each company as its fully diluted market capitalization, plus total debt, plus non-controlling interests, less cash, cash equivalents, short-term investments and liquid long-term investments. Revenue and Adjusted EBITDA estimates were based on publicly available consensus equity analyst research estimates compiled by Thompson Reuters. Equity analysts typically calculate Adjusted EBITDA as net income excluding net interest expense, income tax expense and certain other non-cash and non-recurring items, principally depreciation, amortization and stock-based compensation and charges.

        Based on its analysis of the relevant metrics for the comparable companies and upon the application of its professional judgment and experience, Morgan Stanley selected representative ranges of aggregate value to revenue and Adjusted EBITDA multiples and applied these ranges of multiples to the estimated relevant metric for Digital River, in each case as shown below. In determining the aggregate value to Adjusted EBITDA range, Morgan Stanley excluded as not meaningful comparable companies with negative Adjusted EBITDA or aggregate value to Adjusted EBITDA multiples exceeding 50x.

        For purposes of this analysis and other analyses described below, Morgan Stanley utilized the financial projections represented by the Management Case, as well as publicly available consensus analyst estimates of revenue and Adjusted EBITDA for Digital River that had been compiled by Thomson Reuters prior to October 20, 2014, which is referred to in this section as the Street Case. For the Management Case, Adjusted EBITDA was calculated as described above for analyst estimates, but did not reflect any exclusions or adjustments for non-recurring items.

        Based on the outstanding shares of Digital River's common stock on a fully-diluted basis (including outstanding equity awards) provided by Digital River's management as of October 15, 2014, Morgan Stanley calculated the estimated implied value per share of Digital River's common stock as follows:

Financial Statistic	Comparable Company Representative Multiple Ranges	Implied Value Per Share Range of Common Stock ($)
Aggregate Value to Estimated 2015 Adjusted EBITDA
Management Case	7.0x - 9.0x	16.89 - 20.23
Street Case	7.0x - 9.0x	16.07 - 19.18
Aggregate Value to Estimated 2015 Revenue
Management Case	1.0x - 1.5x	17.87 - 24.21
Street Case	1.0x - 1.5x	17.71 - 23.96

        No company utilized in the public trading comparables analysis is identical to Digital River. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Digital River's and Morgan Stanley's control. These include, among other things, comparable company growth, profitability and customer concentration, the impact of competition on Digital River's businesses and the industry generally, industry growth and the absence of any adverse material change in Digital River's financial condition and prospects or the industry, or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

Discounted Cash Flow Analysis

        Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of such company. Morgan Stanley calculated a range of implied equity values per share for Digital River's common stock based on a discounted cash flow analysis to value Digital River as a stand-alone entity. Morgan Stanley utilized financial projections for Digital River from September 30, 2014, to December 31, 2023, in its analysis. Financial projections for Digital River from September 30, 2014, through December 31, 2017, were from the Management Case. Financial projections for Digital River from calendar years 2018 through 2023 were prepared by Morgan Stanley by extrapolating the Management Case, which extrapolations were reviewed and approved by Digital River for use by Morgan Stanley in its analysis.

        In performing its discounted cash flow analysis, Morgan Stanley first calculated Digital River's estimated unlevered free cash flows, which it defined as Adjusted EBITDA, less (1) stock-based compensation expense, (2) taxes, (3) capital expenditures, and (4) net changes in working capital. For purposes of the discounted cash flow analysis, changes in net working capital excluded client cash (which is cash Digital River is holding for which it has an offsetting obligation to pay to or on behalf of customers) and were assumed to be zero because forecasted growth in free cash flow from changes in net working capital is primarily generated by an increase in client cash. Morgan Stanley then calculated a range of implied aggregate values of Digital River by calculating a range of the present values of Digital River's free cash flows for the period from September 30, 2014, through December 31, 2023, and a terminal value based on a terminal perpetual growth rate ranging from 2.5% to 3.5%. Morgan Stanley selected these terminal perpetual growth rates based on the application of its professional judgment and experience. The free cash flows and terminal values were discounted to present values as of September 30, 2014, at a range of discount rates of 8.5% to 10.5%, which range was selected, in Morgan Stanley's professional judgment and experience, by applying a 1% sensitivity to Digital River's cost of equity (which was assumed equal to its weighted average cost of capital) as described above. Morgan Stanley then adjusted the total implied aggregate value ranges by Digital River's (i) $168 million in net cash, defined as cash and cash equivalents (excluding $122 million of cash held by Digital River that it is obligated to remit to its clients), plus short-term investments and liquid long-term investments, less debt, and (ii) net operating losses, which had a net present value of $7 million, and divided the resulting implied total equity value ranges by Digital River's approximately 32.3 million fully-diluted shares outstanding.

        Based on the above-described analysis, Morgan Stanley derived an implied range of equity values per share of Digital River's common stock of $16.13 to $21.68.

        Morgan Stanley also performed a sensitivity analysis on its discounted cash flow analysis by upwardly adjusting the calendar 2018 through 2023 Adjusted EBITDA margin extrapolation assumptions based on guidance from Digital River's management to reflect potential operating improvements that might be implemented. This analysis resulted in an implied present value per share range for Digital River's common stock of $17.49 to $24.04.

Discounted Equity Value Analysis

        Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into the estimated future value of a company's common equity price per share as a function of the company's estimated future Adjusted EBITDA and price-earnings ("P/E") ratio, and a potential range of aggregate value to Adjusted EBITDA and P/E ratio multiples. The resulting values are subsequently discounted to arrive at a range of present values for such company's price per share. In connection with this analysis, Morgan Stanley calculated a range of present equity values per share of Digital River's common stock on a stand-alone basis.

        For purposes of its analysis, Morgan Stanley reviewed and compared certain financial estimates for Digital River with comparable publicly available consensus equity analyst research estimates for technology companies with 5% to 10% projected 2015 revenue growth rates and 12.5% to 17.5% projected 2015 Adjusted EBITDA margin, according to Capital IQ. These companies were the following:

  •
  Advanced Energy Industries, Inc.

  •
  ARRIS Group, Inc.

  •
  Convergys Corporation

  •
  Electronics for Imaging, Inc.

  •
  GSI Technology, Inc.

  •
  Guidewire Software, Inc.

  •
  Intralinks Holdings, Inc.

  •
  Ixia

  •
  JDS Uniphrase Corporation

  •
  Methode Electronics, Inc.

  •
  NCR Corporation

  •
  Orbitz Worldwide, Inc.

  •
  Rogers Corporation

  •
  Silicon Image, Inc.

  •
  Spansion Inc.

  •
  SunPower Corporation

  •
  TeleTech Holdings, Inc.

  •
  TTM Technologies, Inc.

  •
  Rofin-Sinar Technologies, Inc.

  •
  Xcerra Corporation

  •
  XO Group Inc.

        Based on its analysis of the relevant metrics for each of the comparable companies above, Morgan Stanley determined a range of forward aggregate value to Adjusted EBITDA and P/E multiples, based on the upper and lower quartiles of the comparable company set for each metric, and applied these multiples to Digital River's aggregate value to calendar year 2017 Adjusted EBITDA estimate based on the Management Case and Digital River's calendar year 2017 fully-diluted non-GAAP earnings per share ("EPS") estimate based on the Management Case. Morgan Stanley then discounted the results to their net present values as of September 30, 2014, by applying a discount rate of 9.5%, which was selected based on Digital River's cost of equity.

        In determining the forward aggregate value to Adjusted EBITDA multiple range, Morgan Stanley excluded as not meaningful comparable companies with aggregate value to Adjusted EBITDA multiples exceeding 45x. In determining the forward P/E multiple range, Morgan Stanley excluded as not meaningful comparable companies with multiples exceeding 35x. In calculating P/E multiples, Morgan Stanley based fully diluted non-GAAP EPS on publicly available consensus equity analyst research estimates that had been compiled by Thomson Reuters. In addition, for purposes of this analysis, Morgan Stanley calculated fully-diluted non-GAAP EPS for Digital River as tax-effected income (loss) from continuing operations, plus amortization of acquisition-related intangibles, stock-based compensation expense, restructuring related costs, litigation settlement-related costs, acquisition and integration costs, realized investment loss (gain), goodwill impairment charges, and debt interest expense and issuance cost amortization, divided by weighted average shares outstanding. Morgan Stanley applied its selected comparable company multiples range to Digital River's 2017 metrics, as 2017 was considered more representative of Digital River's long-term operating model.

        The following table summarizes Morgan Stanley's analysis:

	Comparable Company Representative Multiple Range	Implied Present Value Per Share Range of Common Stock ($)
Calendar Year 2017 Estimated P/E Ratio	10.5x - 17.5x	11.09 - 18.56
Calendar Year 2017 Estimated P/E Ratio (Adjusted)(1)	10.5x - 17.5x	15.85 - 23.32
Calendar Year 2017 Aggregate Value to Estimated Adjusted EBITDA	6.1x - 9.7x	17.51 - 24.10

(1)
Due to its sizable net cash balance, Digital River has a significantly higher equity value relative to its aggregate value compared to its peers. Digital River's net cash was 31% of its equity value as compared to -4% for the comparable companies. In order to account for this and enhance comparability on a P/E valuation basis, the implied equity value based on the comparables analysis was adjusted upwards by 35% of Digital River's current equity value.

        No company utilized in the discounted equity value analysis is identical to Digital River. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Digital River's and Morgan Stanley's control. These include, among other things, the impact of competition on Digital River's businesses and the industry generally, industry growth and the absence of any adverse material change in Digital River's financial condition and prospects or the industry, or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

Leveraged Buyout Analysis

        Morgan Stanley performed a leveraged buyout analysis, which is designed to illustrate the ability of a financial sponsor to pay, at a given return target, exit multiple and financing structure. Morgan Stanley performed the leveraged buyout analysis to estimate the theoretical prices at which a financial sponsor might effect a leveraged buyout of Digital River if the sponsor based its buyout on the Management Case, as extrapolated as discussed above, and on the Street Case. Because the Street Case did not include financial results for calendar years after 2015, Morgan Stanley based the Street Case Adjusted EBITDA for the exit transaction on extrapolation using 5% revenue growth and constant Adjusted EBITDA margin.

        Based upon its professional judgment, Morgan Stanley assumed a financing structure consisting of debt in the amount of five (5) times estimated Adjusted EBITDA for the twelve months ended December 31, 2014, and that a financial buyer would attempt to realize a return on its investment on December 31, 2019 (approximately 5 years after purchase).

        Morgan Stanley then derived a range of theoretical purchase prices that a financial sponsor might pay in a leveraged buyout of Digital River using each of the Management Case and Street Case, based on a range of internal rates of return for a financial buyer of between 20.0% and 25.0%, determined through Morgan Stanley's professional judgment and experience, at an assumed exit multiple range of last twelve months ("LTM") Adjusted EBITDA. The midpoint of the exit multiple range was based on the assumption that the exit multiple would equal the acquisition multiple. Based on the number of outstanding shares of Digital River's common stock on a fully-diluted basis and Digital River's net cash, the analysis indicated the following implied per share reference ranges for Digital River's common stock:

Forecast Scenario	Internal Rate of Return	Exit Multiple of LTM Adjusted EBITDA	Implied Value Per Share($)
Street Case	20.0% - 25.0%	13.5x - 15.5x	18.88 - 21.88
Management Case	20.0% - 25.0%	13.5x - 15.5x	22.74 - 26.96

Precedent Premiums Paid Analysis

        Morgan Stanley considered, based on publicly available information, premiums paid in all-cash acquisition transactions in Morgan Stanley's transaction database occurring from 2011 through September 30, 2014, which was the date that Morgan Stanley compiled the analysis, involving U.S. public company targets in the technology sector having a transaction value of more than $250 million (64 total transactions). Morgan Stanley reviewed the premium paid to the target company's closing stock price one day and 30 days prior to market awareness of such transaction, as well as to the company's highest closing stock price in the 52-weeks prior to such market awareness. Morgan Stanley's analysis identified the following premium ranges:

Financial Statistic	Premium (25th - 75th percentiles)
Premium to one-day prior price	21% - 52%
Premium to 30-day average prior price	27% - 54%
Premium to 52-week highest price	(3)% - 20%

        Morgan Stanley then applied these premium ranges to Digital River's stock price for the relevant period or date. The analysis indicated an implied value per share reference range as follows:

Financial Statistic	Implied Value Per Share($)
Premium to one-day prior price	20.22 - 25.43
Premium to 30-day average prior price	19.78 - 24.03
Premium to 52-week highest price	18.97 - 23.37

        No company or transaction utilized in the precedent premiums paid analysis is identical to Digital River or to the merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, market and financial conditions and other matters, which are beyond the control of Digital River, such as the impact of competition on the business of Digital River or the industry generally, industry growth and the absence of any adverse material change in the financial condition of Digital River or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared.

 Comparable Company Sum-of-the-Parts Analysis

        Morgan Stanley performed a comparable company sum-of-the-parts analysis with respect to Digital River. This valuation methodology is designed to provide an implied public trading value of a company by comparing segments of a company's business to trading levels of other companies engaged in a similar business, and aggregating the implied valuations of each segment. Morgan Stanley compared certain financial information of Digital River with publicly available information for peers that operate in and are exposed to similar lines of business as Digital River's primary lines of business: (1) enterprise eCommerce, (2) small to mid-sized businesses ("SMB") eCommerce, (3) BlueHornet (marketing) and (4) Payments (payment processing).

        With respect to eCommerce, the peer group included the following companies:

  •
  Bazaarvoice, Inc.

  •
  Borderfree, Inc.

  •
  ChannelAdvisor Corporation

  •
  Demandware, Inc.

  •
  eBay, Inc.

  •
  PFSweb, Inc.

  •
  Speed Commerce, Inc.

        The enterprise eCommerce and SMB eCommerce peer companies were grouped due to similarities in these businesses and the limited availability of "pure play" comparable companies within these two categories.

        With respect to BlueHornet, the peer group included the following companies:

  •
  Alliance Data Systems Corporation

  •
  Constant Contact, Inc.

  •
  Harte-Hanks, Inc.

  •
  Jive Software, Inc.

  •
  LivePerson, Inc.

  •
  Marchex, Inc.

  •
  Marketo, Inc.

  •
  ReachLocal, Inc.

        With respect to Payments, the peer group included the following companies:

  •
  Global Payments, Inc.

  •
  Heartland Payment Systems, Inc.

  •
  Optimal Payments Plc.

  •
  Vantiv, Inc.

  •
  Wirecard AG

        With respect to the enterprise eCommerce peer group companies, the BlueHornet peer group companies and the Payments peer group companies, Morgan Stanley analyzed the following statistics for each company in the respective group, as of October 20, 2014, based on publicly available consensus equity analyst research estimates and trading data for the applicable company:

  •
  the ratio of aggregate value to estimated calendar year 2014 Adjusted EBITDA;

  •
  the ratio of aggregate value to estimated calendar year 2015 Adjusted EBITDA; and

  •
  the ratio of aggregate value to estimated calendar year 2014 revenue.

        With respect to SMB eCommerce, Morgan Stanley did not include multiple ranges based on comparable Adjusted EBITDA metrics due to the limited usefulness of valuing the SMB eCommerce business on an EBITDA basis given SMB eCommerce's relatively low EBITDA levels.

        Based on the analysis of the relevant metrics for each of the comparable companies and on the professional judgment and experience of Morgan Stanley, Morgan Stanley selected a representative range of financial multiples of the comparable companies, by peer group, and applied this range of multiples to the relevant financial statistics for each of Digital River's business lines derived from the Management Case to determine an indicative value range by business line. A summary of Morgan Stanley's analysis is below:

Financial Statistic	Metric	Peer Group Statistic Multiple Range	Indicative Aggregate Value Range ($ in millions)
Enterprise eCommerce
Aggregate Value to Estimated 2014 Adjusted EBITDA	$44	6.0x - 8.0x	$275 - $350
Aggregate Value to Estimated 2015 Adjusted EBITDA	$43	6.0x - 8.0x
Aggregate Value to Estimated 2014 Revenue	$254	0.3x - 0.5x
SMB eCommerce
Aggregate Value to Estimated 2014 Revenue	$33	0.4x - 0.5x	$15 - $20
BlueHornet
Aggregate Value to Estimated 2014 Adjusted EBITDA	$2	7.5x - 11.5x	$30 - $40
Aggregate Value to Estimated 2015 Adjusted EBITDA	$2	7.0x - 9.0x
Aggregate Value to Estimated 2014 Revenue	$20	1.0x - 2.0x
Payment Processing
Aggregate Value to Estimated 2014 Adjusted EBITDA	$5	15.0x - 18.0x	$200 - $250
Aggregate Value to Estimated 2015 Adjusted EBITDA	$7	13.0x - 15.0x
Aggregate Value to Estimated 2014 Revenue	$71	2.5x - 3.5x

        Morgan Stanley then estimated a range of aggregate values for the entirety of Digital River as the sum of the indicative value ranges for each business line shown above plus Digital River's net cash at September 30, 2014. Based on Digital River's fully-diluted outstanding shares, Morgan Stanley estimated the implied range of equity values per share of Digital River's common stock to be $21.31 to $25.65.

        No company utilized in the comparable company sum-of-the-parts analysis is identical to Digital River. In evaluating peer companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Digital River, such as the impact of competition on the businesses of Digital River and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Digital River. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

 General

        In connection with the review of the merger by the Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Digital River. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond Digital River's control. These include, among other things, the impact of competition on Digital River's businesses and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Digital River and the industry, and in the financial markets in general. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

        Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the per share merger consideration to be received by the holders of Digital River's common stock (other than (i) shares owned by Digital River as treasury stock, (ii) shares owned, directly or indirectly, by Parent or Acquisition Sub, (iii) shares owned by wholly owned subsidiaries of Digital River and (iv) shares owned by stockholders who are entitled to and who properly exercise and perfect appraisal rights under Delaware law) pursuant to the merger agreement and in connection with the delivery of its opinion to the Board. These analyses do not purport to be appraisals or to reflect the prices at which shares of Digital River's common stock might actually trade.

        The per share merger consideration to be received by the holders of shares of Digital River's common stock (other than (i) shares owned by Digital River as treasury stock, (ii) shares owned, directly or indirectly, by Parent or Acquisition Sub, (iii) shares owned by wholly owned subsidiaries of Digital River and (iv) shares owned by stockholders who are entitled to and who properly exercise and perfect appraisal rights under Delaware law) pursuant to the merger agreement was determined through arm's length negotiations between Digital River and Parent and was approved by the Board. Morgan Stanley provided advice to the Board during these negotiations but did not, however, recommend any specific consideration to Digital River or the Board, nor did Morgan Stanley opine that any specific consideration constituted the only appropriate consideration for the merger. Morgan Stanley's opinion does not address the relative merits of the merger as compared to any other alternative business transactions, or whether or not such alternative business transactions could be achieved or are available. Morgan Stanley's opinion was not intended to, and does not, constitute advice or a recommendation to any holder of shares of Digital River's common stock as to how such holder should vote at any stockholders meeting to be held in connection with the merger or whether to take any other action with respect to the merger.

        Morgan Stanley's opinion and its oral presentation to the Board was one of many factors taken into consideration by the Board in deciding to approve the merger. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Board with respect to the per share merger consideration pursuant to the merger agreement or of whether the Board would have been willing to agree to different consideration. Morgan Stanley's opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley's customary practice.

        The Board retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Parent, Digital River, or any other company, or any currency or commodity, that may be involved in the merger, or any related derivative instrument. Investment funds managed by an affiliate of Morgan Stanley, whose limited partners include third-party clients of Morgan Stanley, currently hold limited partnership interests in a Siris fund. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with Digital River in connection with the merger, may have committed and may commit in the future to invest in private equity funds managed by affiliates of Parent. None of the Morgan Stanley professionals working with Digital River on the merger, however, have any personal direct equity interests in private equity funds managed by affiliates of Parent. Moreover, in the ordinary course of its investment banking business, Morgan Stanley has relationships with various private equity firms, including Siris, and discusses potential transactions with such firms from time to time. Morgan Stanley is also currently providing financial advisory services to Transaction Network Services, Inc., a portfolio company affiliated with Siris, in connection with the announced sale of its Payment Gateway Services business, and expects to receive customary fees for rendering such services.

        Under the terms of its engagement letter, Morgan Stanley provided Digital River financial advisory services and a financial opinion, described in this section and attached to this proxy statement as Annex B, in connection with the merger, and Digital River has agreed to pay Morgan Stanley a fee estimated to be approximately $10.1 million for its services, of which $1.5 million was payable upon rendering its opinion, and the remainder of which is contingent upon the closing of the merger. Digital River has also agreed to reimburse Morgan Stanley for its reasonable out-of-pocket expenses, including fees of outside counsel and other professional advisors, incurred in connection with its engagement. In addition, Digital River has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses relating to or arising out of Morgan Stanley's engagement. In the two years prior to the date of its opinion, Morgan Stanley or its affiliates have provided financing services for Digital River and Siris and have received fees of approximately $38,000 from Digital River and approximately $0.7 million from Siris, respectively, in connection with such services. In the two years prior to the date of its opinion, Morgan Stanley or its affiliates have provided financing services to an affiliate of Macquarie and have received fees of approximately $6.2 million from such affiliate of Macquarie in connection with such services. Morgan Stanley or its affiliates may also provide or seek to provide financial advisory or financing services to Parent, Macquarie, Sankaty, GCM Grosvenor and/or Digital River or any of their affiliates, including portfolio companies of Siris, in the future and would expect to receive customary fees for the rendering of these services.

Certain Financial Forecasts

        Digital River does not, as a matter of course, publicly disclose long-term projections as to its future financial performance due to, among other reasons, the unpredictability of the underlying assumptions and estimates, though Digital River has in the past provided investors with quarterly and full-year financial guidance which may cover areas such as revenue and earnings per share, among other items, which it may update from time to time during the relevant year. However, in connection with Digital River's evaluation of a possible transaction, Digital River provided the Board and its advisors, including Morgan Stanley in performing its financial analysis summarized under "—Opinion of Morgan Stanley & Co. LLC" with certain non-public unaudited prospective financial information prepared by our management. The forecasts were used as the basis for the Management Case (including the extrapolations) summarized below and presented to the Board by Morgan Stanley, which we refer to as the Final Forecasts. The Final Forecasts (excluding the unlevered free cash flows therein) were also provided to Siris in connection with its due diligence review of a possible transaction. In August 2014, Digital River also provided Siris certain additional non-public unaudited prospective financial information prepared by our management, which we refer to as the August Operational Forecasts and a summary of which is presented in this section as described below. The Final Forecasts and the August Operational Forecasts together are referred to herein as the Forecasts.

        The Forecasts were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available as described above. The Forecasts were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States, which we refer to as GAAP, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, Ernst & Young LLP, our independent auditor, has not examined, reviewed, compiled or otherwise applied procedures to, the Forecasts and, accordingly, assumes no responsibility for, and expresses no opinion on, them. The Forecasts included in this proxy statement have been prepared by, and are the responsibility of, our management. The Forecasts were prepared solely for internal use of Digital River and are subjective in many respects.

        Although a summary of the Forecasts is presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the Forecasts were prepared, taking into account the relevant information available to management at the time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the Forecasts not to be achieved include general economic conditions, accuracy of certain accounting assumptions, changes in actual or projected cash flows, competitive pressures, and changes in tax laws. In addition, the Forecasts do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the merger. As a result, there can be no assurance that the Forecasts will be realized, and actual results may be materially better or worse than those contained in the Forecasts. The inclusion of this information should not be regarded as an indication that the Board, Digital River, Morgan Stanley or any other recipient of this information considered, or now considers, the Forecasts to be material information of Digital River or predictive of actual future results nor should it be construed as financial guidance, and it should not be relied upon as such. The summary of the Forecasts is not included in this proxy statement in order to induce any stockholder to vote in favor of the proposal to adopt the merger agreement or any of the other proposals to be voted on at the special meeting or to influence any stockholder to make any investment decision with respect to the merger, including whether or not to seek appraisal rights with respect to shares of our common stock.

        The Forecasts should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Digital River contained in our public filings with the SEC. The Final Forecasts were reviewed by Digital River's management with, and considered by, the Board in connection with its evaluation and approval of the merger.

        The Forecasts are forward-looking statements. For information on factors that may cause Digital River's future results to materially vary, see "Forward-Looking Statements" beginning on page 25.

        Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Forecasts to reflect circumstances existing after the date when Digital River prepared the Forecasts or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Forecasts are shown to be in error.

        In light of the foregoing factors and the uncertainties inherent in the Forecasts, stockholders are cautioned not to rely on the Forecasts included in this proxy statement.

        Certain of the measures included in the Forecasts may be considered non-GAAP financial measures, as noted below. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Digital River may not be comparable to similarly titled amounts used by other companies.

Management Case-Final Forecasts

	Final Forecasts(1)				Extrapolations(1)(4)
($ in millions)	Q4 2014E	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E
Revenue	$104	$409	$442	$481	$519	$556	$589	$619	$643	$663
Adjusted EBITDA(2)	22	54	60	72	78	83	88	93	97	99
Unlevered Free Cash Flow(3)	10	16	22	28	27	28	30	32	33	34

Source:
Digital River management for Final Forecasts (other than unlevered free cash flow computation methodology); Morgan Stanley (reviewed and approved by Digital River) for extrapolations and unlevered free cash flow computation methodology

(1)
This table reflects selected measures from the Final Forecasts prepared by Digital River management and the extrapolated forecasted amounts for these measures following 2017 prepared by Morgan Stanley and reviewed and approved by Digital River. These Final Forecasts and extrapolations are included in the Management Case as used by Morgan Stanley in connection with its financial analysis summarized under "—Opinion of Morgan Stanley & Co. LLC." Siris received the Final Forecasts (excluding the unlevered free cash flows therein) prior to signing the merger agreement but did not receive the extrapolations prior to signing the merger agreement.

(2)
Adjusted EBITDA is defined with respect to the Management Case as net income excluding net interest expense, income tax expense and depreciation, amortization and stock-based compensation and charges. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.

(3)
Unlevered free cash flow, as presented to the Board and as used by Morgan Stanley in the Final Forecasts and the extrapolations, is defined as Adjusted EBITDA plus increases in (or less decreases in) working capital, less stock-based compensation, capital expenditures and taxes. Unlevered free cash flow is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity. Assumptions made in calculating unlevered free cash flow for the Final Forecasts included: (a) an overall tax rate of 35%, (b) stock-based compensation of $5 million for 4Q 2014 and $20 million per year for 2015 through 2017, (c) no changes in working capital requirements in any year and (d) capital expenditures of $5 million in 4Q 2014, $18 million in 2015 and $15 million per year in 2016 and 2017. Morgan Stanley, upon consultation with Digital River's management, made the foregoing assumptions in calculating the unlevered free cash flows in the foregoing manner in connection with its valuation analysis.

(4)
As noted in "—Opinion of Morgan Stanley & Co. LLC—Discounted Cash Flow Analysis," Morgan Stanley performed a sensitivity analysis by upwardly adjusting the calendar 2018 through

  2023 Adjusted EBITDA margin extrapolation assumptions based on guidance from Digital River's management to reflect potential operating improvements that might be implemented. This sensitivity analysis resulted in an Adjusted EBITDA of (in millions) $78, $85, $92, $98, $104 and $109, for 2018 through 2023, respectively, and an unlevered free cash flow of (in millions) $27, $30, $32, $35, $38 and $40 for 2018 through 2023, respectively.

Certain Forecasts

	August Operational Forecasts(1)
($ in millions)	2014E	2015E	2016E	2017E
Total Revenue	$383	$409	$442	$481
Adjusted EBITDA(2)	51	54	60	72
Unlevered Free Cash Flow(3)	23	45	54	60

Source: Digital River Management

(1)
This table reflects selected measures from the August Operational Forecasts as provided to Siris in connection with its due diligence review of a possible transaction in late August 2014. Subsequently, Digital River management revised the calendar year 2014 total revenue and Adjusted EBITDA forecasted amounts to (in millions) $378.0 and $51.5, respectively, and these updated amounts were provided to Morgan Stanley in connection with its financial analysis summarized under "—Opinion of Morgan Stanley & Co. LLC" and its preparation of the Management Case, and Siris.

(2)
Adjusted EBITDA is defined for purposes of the August Operational Forecasts in the same manner as it is defined for purposes of the Final Forecasts. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.

(3)
Unlevered free cash flow, as presented to Siris in the August Operational Forecasts, is defined as Adjusted EBITDA plus increases in (or less decreases in) working capital (including those amounts due to or payable on behalf of customers), less capital expenditures and taxes. Unlevered free cash flow is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity. Assumptions made by Digital River's management in calculating unlevered free cash flows for purposes of the August Operational Forecasts included: (a) an overall tax rate of 21%, which is the blended tax rate generally used by Digital River in its internal non-GAAP analyses, resulting in assumed taxes of $5 million, $6 million, $7 million and $11 million in 2014, 2015, 2016 and 2017, respectively, (b) making no adjustments (deductions) for stock-based compensation, (c) an increase in required working capital of $4 million in 2014 but a decrease in required working capital of $12 million, $16 million and $14 million in 2015, 2016 and 2017, respectively, due to an assumption that a potential increase in client cash from growth in the customer base may provide lower cash requirements over the 2015-2017 period and (d) capital expenditures of $18 million in 2014 and $15 million per year in each of 2015, 2016 and 2017, respectively. Digital River's management made the foregoing assumptions in calculating the unlevered free cash flows for purposes of the August Operational Forecasts in the foregoing manner because the calculations were intended to be used to demonstrate potential projected amounts of cash generated from an operational perspective in the short- to medium-term and not as a potential valuation metric.

Interests of the Directors and Executive Officers of Digital River in the Merger

        When considering the recommendation of the Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that some of our directors and executive officers may have interests in the merger that may be deemed to be different from, or in addition to, the interests of our stockholders generally, as more fully described below. The Board was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and overseeing the negotiation of the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the stockholders of Digital River.

Arrangements with Parent

        As of the date of this proxy statement, none of our executive officers has entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates. Prior to or following the closing, however, some or all of our executive officers may discuss or enter into agreements with Parent or Acquisition Sub or any of their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates.

        Mr. Schulz has provided notice to Digital River that he intends to resign from his position as Chief Financial Officer of Digital River for personal reasons, effective after the closing date of the merger. Mr. Schulz has been invited to serve as a member of the Board and Digital River's audit committee after the merger closes, following the effectiveness of his resignation. Mr. Schulz has indicated he would accept these positions.

Insurance and Indemnification of Directors and Executive Officers

        Parent will cause the certificate of incorporation, bylaws or other organizational documents of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification, advancement of expenses and limitation of director, officer and employee liability that are no less favorable to the current or former directors, officers, managers or employees of Digital River and its subsidiaries than those set forth in Digital River's and its subsidiaries' organizational documents as of the date of the merger agreement. The surviving corporation and its subsidiaries will not, for a period of six years from the effective time of the merger, amend, repeal or otherwise modify these provisions in the organizational documents in any manner that would adversely affect the rights of the current or former directors, officers, managers or employees of Digital River and its subsidiaries.

        To the fullest extent that Digital River would be permitted by applicable law to do so, Parent will, or will cause the surviving corporation to, (i) indemnify and hold harmless each current or former director, officer, manager or employee of Digital River or its subsidiaries against and from any costs or expenses (including reasonable attorneys' fees), judgments and similar liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to (A) any alleged action or omission in such indemnified party's capacity as a director, officer or employee of Digital River or any of its subsidiaries prior to the effective time of the merger or (B) the merger agreement or the transactions contemplated thereby and (ii) pay in advance of the final disposition of any such claim, action, suit, proceeding or investigation the expenses (including attorneys' fees) of any such indemnified party upon receipt of an undertaking by or on behalf of such indemnified party to repay such amount if it shall ultimately be determined that such indemnified party is not entitled to be indemnified by applicable law.

        The merger agreement also provides that prior to the effective time of the merger, Digital River may purchase a six year "tail" prepaid policy on the same terms and conditions as Parent would be required to cause the surviving corporation to purchase as discussed below. Digital River's ability to purchase a "tail" policy is subject to a cap on a one-time premium for such policy equal to 200% of the aggregate annual premiums currently paid by Digital River for its existing directors' and officers' liability insurance and fiduciary insurance as of the date of the merger agreement. If Digital River does not purchase a "tail" policy prior to the effective time of the merger, for at least six years after the effective time, Parent will cause the surviving corporation to maintain in full force and effect, on terms and conditions no less advantageous to the current or former directors, officers, managers or employees of Digital River and its subsidiaries, the existing directors' and officers' liability insurance and fiduciary insurance maintained by Digital River as of the date of the merger agreement. The "tail" policy will cover claims arising from facts, events, acts or omissions that occurred at or prior to the effective time, including the transactions contemplated in the merger agreement. Parent will not be required to pay premiums which on an annual basis exceed 300% of the aggregate annual premiums currently paid by Digital River; however, Parent must obtain the greatest coverage available at such cost. Please see "Proposal 1: Adoption of the Merger Agreement—Indemnification and Insurance" section for additional information beginning on page 95.

Treatment of Equity and Equity-Based Awards; ESPP

        Each Digital River stock option that is outstanding immediately prior to the completion of the merger, whether or not vested, will fully vest immediately prior to the completion of the merger and will be canceled and converted into the right to receive an amount in cash (subject to any applicable withholding or other taxes, or other amounts as required by law) equal to the product of (i) the total number of shares of Digital River common stock subject to the option as of the effective time of the merger and (ii) the amount, if any, by which $26.00 exceeds the exercise price per share of Digital River common stock underlying the stock option.

        Each share of Digital River restricted stock that is outstanding and unvested immediately prior to the effective time of the merger, including shares of restricted stock subject to time-based or performance-based vesting, which we refer to as restricted stock, will, contingent upon the effective time of the merger, vest and at the effective time of the merger be canceled and converted into the right to receive the per share merger consideration.

        Each Digital River restricted stock unit, which we refer to as an RSU, or performance stock unit granted pursuant to Digital River's benefit plans that is subject to performance-based vesting conditions, which awards we refer to as performance share awards, that is outstanding and vested immediately prior to the effective time of the merger (after taking into account any acceleration of vesting or lapse restrictions thereto provided for in Digital River's benefit plans or in any award agreement by reason of the transactions contemplated by the merger agreement) will automatically be canceled and cease to exist, and the holder of such performance share award will be entitled to receive an amount in cash equal (subject to any applicable withholding or other taxes required by applicable law to be withheld) to the product of (i) the total number of vested shares of Digital River common stock subject to such performance share award and (ii) the per share merger consideration. Each performance share award that is not so vested immediately prior to the effective time of the merger will be canceled without consideration.

        Any vesting or settlement conditions or restrictions applicable to each RSU and performance stock unit granted pursuant to Digital River's benefit plans that is not subject to performance-based vesting conditions, other than stock options and restricted stock, which awards we refer to as other company awards, that is outstanding immediately prior to the effective time of the merger, will lapse and the holder will receive an amount in cash equal (subject to any applicable withholding or other taxes required by applicable law to be withheld) to the product of (i) the total number of shares of Digital River common stock subject to such other company award and (ii) the per share merger consideration.

        Under Digital River's Amended and Restated 2011 Employee Stock Purchase Plan, which we refer to as the stock purchase plan, no new offering period will commence following completion of the offering period in progress as of the date of the merger agreement; we refer to the date of such completion as the final purchase date. Shares of Digital River common stock will be issued to participants under the stock purchase plan on the final purchase date, such that each then outstanding option under the stock purchase plan will be exercised automatically on such final purchase date. Digital River will terminate the stock purchase plan as of or prior to the effective time of the merger.

Payments to Executives Upon Termination Following Change-in-Control

Executive Change in Control and Retention Agreements

        Each of Digital River's named executive officers except for Mr. Dobson is party to a Change of Control and Severance Agreement, which we refer to collectively as the change in control agreements. Mr. Dobson is party to an Executive Employment Agreement and an Employee Retention and Motivation Agreement with Digital River, which we refer to collectively as the employee retention agreement. The change in control agreements and the employee retention agreement provide enhanced benefits generally in the event a named executive officer party thereto experiences a qualifying termination of employment without cause or resigns for good reason, which we refer to as a qualifying termination, on or following the completion of a transaction such as the merger.

        No named executive officer's severance payments pursuant to a change in control agreement or the employee retention agreement, as applicable, shall exceed the greater of (i) the largest portion of the payment that would result in no portion of the payment being subject to an excise tax under Sections 280G and 4999 of the Code, which we refer to as the excise tax, and (ii) the total payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and any excise tax (all computed at the highest applicable marginal rate) that results in such named executive officer's receipt, on an after-tax basis, of the greater amount of the payment notwithstanding that all or some portion of the payment may be subject to the excise tax. In addition, each named executive officer must refrain from competing with Digital River for one year following a qualifying termination, except for Mr. Dobson, whose non-competition period would last for 18 months following a qualifying termination.

  David C. Dobson

        Mr. Dobson's employee retention agreement provides that if he experiences a qualifying termination following completion of the merger and prior to the first anniversary thereof, subject to his execution and non-revocation of a release of claims in favor of Digital River, (i) he will be paid the sum of his annual base salary and target bonus based upon 100% attainment of performance levels applicable to him from the period of time immediately prior to the change in control through the effective date of his termination, and (ii) for a period of 12 months after such termination, Digital River will be obligated to provide him with benefits that are substantially equivalent to his benefits (e.g., medical, dental and vision insurance) that were in effect immediately prior to the change in control. Such severance payments will be paid in one lump sum cash amount (less any required withholding taxes) on the date that is at least 6 months after Mr. Dobson's termination or, if allowed under Section 409A of the Code, within 30 days of the effective date of Mr. Dobson's termination.

  Stefan B. Schulz

        Mr. Schulz's change in control agreement provides that if he experiences a qualifying termination following completion of the merger, subject to his execution of a release of claims in favor of Digital

River, (i) he will be paid a cash amount equal to the sum of his base salary in effect at the time of the change in control plus the average of the annual bonus amount paid to him for the prior 3 years, and (ii) for a period of 12 months after such termination, Digital River will be obligated to provide him with benefits that are substantially equivalent to his benefits (e.g., medical, dental and vision insurance) that were in effect immediately prior to the change in control. Such severance payments will be paid in one lump sum amount on the date that is 6 months after Mr. Schulz's termination or, if allowed under Section 409A of the Code, in 12 equal monthly installments during the 12 months following such termination. Mr. Schulz has provided notice to Digital River that he intends to resign from his position as Chief Financial Officer of Digital River for personal reasons, effective after the closing date of the merger.

  Theodore R. Cahall, Jr. and Thomas E. Peterson

        Messrs. Cahall's and Peterson's change in control agreements each provide that if the respective executive experiences a qualifying termination following completion of the merger, subject to his execution of a release of claims in favor of Digital River, (i) he will be paid a cash amount equal to the sum of (A) his base salary in effect at the time of the change in control and (B) a pro-rated portion of his target bonus for the year in which the change in control occurs and (ii) for a period of 12 months after such termination, Digital River will be obligated to provide him with benefits that are substantially equivalent to his benefits (e.g., medical, dental and vision insurance) that were in effect immediately prior to the change in control. Such severance payments will be paid in one lump sum amount on the date that is 6 months after such executive's termination or, if allowed under Section 409A of the Code, in 12 equal monthly installments during the 12 months following such termination.

  Kevin L. Crudden

        Mr. Crudden's change in control agreement provides that if he experiences a qualifying termination following completion of the merger, subject to his execution of a release of claims in favor of Digital River, (i) he will be paid a cash amount equal to his base salary in effect at the time of the change in control and (ii) for a period of 12 months after such termination, Digital River will be obligated to provide him with benefits that are substantially equivalent to his benefits (e.g., medical, dental and vision insurance) that were in effect immediately prior to the change in control. Such severance payments will be paid in one lump sum amount on the date that is 6 months after Mr. Crudden's termination or, if allowed under Section 409A of the Code, in 12 equal monthly installments during the 12 months following such termination.

Golden Parachutes

        The following tables show the estimated amounts of payments and benefits that each named executive officer of Digital River would receive in connection with the merger, assuming consummation of the merger occurred on February 12, 2015, the date of the special meeting, and the employment of the named executive officer was terminated without cause or resigned for good reason on such date.

        The first table below, entitled "Potential Change-in-Control Payments to Named Executive Officers," along with its footnotes, sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation payable to Digital River's chief executive officer, chief financial officer and the three other most highly compensated executive officers, as determined for purposes of its most recent annual proxy statement, each of which we refer to as a named executive officer, which compensation is subject to an advisory vote of Digital River's stockholders, as described below in "Proposal 3: Advisory Vote on Merger-Related Executive Compensation Arrangements" beginning on page 103.

        The calculations in the tables below do not include amounts the named executive officers would already be entitled to receive or that would be vested as of February 12, 2015, or amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of executive officers and that are available generally to all of the salaried employees of Digital River. In addition to the assumptions regarding the consummation date of the merger and termination of the employment of the named executive officers, these estimates are based on certain other assumptions that are described in the footnotes accompanying the tables below. Accordingly, the ultimate values to be received by a named executive officer in connection with the merger may differ from the amounts set forth below.

Potential Change-in-Control Payments to Named Executive Officers

Named Executive Officers	Cash ($)(1)	Acceleration of Existing Equity ($)(2)	Total ($)(3)
David C. Dobson	$1,220,557	$11,957,452	$13,178,009
Stefan B. Schulz	$567,448	$3,185,338	$3,752,786
Theodore R. Cahall, Jr.	$452,684	$3,332,394	$3,785,078
Thomas E. Peterson	$404,720	$975,000	$1,379,720
Kevin L. Crudden	$310,025	$2,181,582	$2,491,607

(1)
As described above in "The Merger—Interests of the Directors and Executive Officers of Digital River in the Merger—Payments to Executives Upon Termination Following Change-in-Control—Executive Change in Control and Retention Agreements," the cash payments to the named executive officers consist of the sum of (i) amounts equal to their base salaries, (ii) bonus equal to target annual bonus (in the case of Mr. Dobson), average of attained bonuses for the prior three years (in the case of Mr. Schulz, as discussed further following the table immediately below), pro-rated bonuses (in the case of Mr. Cahall and Mr. Peterson) or no bonus (in the case of Mr. Crudden), and (iii) an estimate of reimbursement for continued welfare benefits for a period of twelve months following a termination event. Any amounts shown above that are subject to the golden parachute excise tax under Section 4999 of the Code may be subject to reduction to the extent such reduction would result in the named executive officer retaining a greater after-tax amount of such payment.

  The amounts shown in this column are based on the compensation and benefit levels in effect on January 7, 2015, the latest practicable date to determine such amounts before the filing of this proxy statement; therefore, if compensation and benefit levels are changed after such date, actual payments to a named executive officer may be different than those provided for above.

  The cash payments described in this column (1) include the following components:

Named Executive Officers	Multiple of Base Salary and Annual Incentive Award ($)	Target, Average or Prorated Annual Incentive Award ($)	Cost of Certain Benefits ($)	Total ($)
David C. Dobson	$600,000	$600,000	$20,557	$1,220,557
Stefan B. Schulz	$330,000	$220,885	$16,563	$567,448
Theodore R. Cahall, Jr.	$400,000	$47,200	$5,484	$452,684
Thomas E. Peterson	$350,000	$41,300	$13,420	$404,720
Kevin L. Crudden	$290,000	$—	$20,025	$310,025

  As described generally in "The Merger—Interests of the Directors and Executive Officers of Digital River in the Merger—Payments to Executives Upon Termination Following Change-in-Control—Executive Change in Control and Retention Agreements—Stefan B. Schulz," Mr. Schulz's average annual incentive award is calculated as the average of his 2012 bonus received percentage (17.5%), his 2013 bonus received percentage (112%) and a 2014 bonus received percentage (74%) applied to a $330,000 target bonus.

(2)
As described above in "The Merger—Interests of the Directors and Executive Officers of Digital River in the Merger—Treatment of Equity and Equity-Based Awards; ESPP," the equity amounts consist of the accelerated vesting and cash-out of unvested in-the-money stock options and restricted stock, as well as the lapsing of any vesting or settlement conditions or restrictions on any RSUs and performance stock units (assuming the achievement of performance conditions at target level). The amount shown is based on the number of such equity-based awards held by each named executive officer as of January 7, 2015, the latest practicable date to determine such amounts before the filing of this proxy statement. The amounts shown do not include any such awards that are expected to vest pursuant to their terms between such date and February 12, 2015, and do not attempt to forecast any grants, dividends or forfeitures of equity-based awards following the date of this proxy statement. Depending on when the closing date occurs, certain equity-based awards will vest in accordance with their terms. For purposes of this column, the equity award consideration is assumed to equal $26.00 per share of Digital River common stock, the per share consideration offered for such stock in the merger.

  The equity payments described in this column (2) include the following components:

Equity and Equity-Based Awards

Named Executive Officers	Restricted Stock ($)	Unvested Options ($)	Unvested RSUs ($)	Unvested PSUs ($)	Total ($)
David C. Dobson	$7,488,312	$—	$—	$4,469,140	$11,957,452
Stefan B. Schulz	$1,886,560	$—	$—	$1,298,778	$3,185,338
Theodore R. Cahall, Jr.	$2,511,782	$—	$—	$820,612	$3,332,394
Thomas E. Peterson	$975,000	$—	$—	$—	$975,000
Kevin L. Crudden	$1,213,602	$—	$—	$967,980	$2,181,582

  For a description of the treatment of vested Digital River equity-based awards held by Digital River executive officers and directors, please see the section above under "The Merger—Interests of the Directors and Executive Officers of Digital River in the Merger—Treatment of Equity and Equity-Based Awards; ESPP."

(3)
The amounts in this column represent the total of all compensation in columns (1) and (2). For Mr. Dobson, the above payments are a mix of "single-trigger" in nature as they will become payable immediately upon the completion of the merger and "double-trigger" in nature as they will only be payable in the event of a termination of employment without cause or for good reason following the completion of the merger, or in the event of a termination without cause in anticipation of the completion of the merger, as described above. For all named executive officers other than Mr. Dobson, the payments are double-trigger in nature.

  The "single-trigger" and "double-trigger" components of the aggregate total compensation amounts, respectively, for each named executive officer are as follows:

Named Executive Officers	Single-Trigger Payments ($)	Double-Trigger Payments ($)
David C. Dobson	$11,957,452	$1,220,557
Stefan B. Schulz	$3,185,338	$567,448
Theodore R. Cahall, Jr.	$3,332,394	$452,684
Thomas E. Peterson	$975,000	$404,720
Kevin L. Crudden	$2,181,582	$310,025

Financing of the Merger

          We anticipate that the total funds needed to consummate the merger and the other transactions contemplated by the merger agreement, will be approximately $1,010 million, which includes approximately $843 million to pay our stockholders the amounts due to them under the merger agreement and make payments in respect of Digital River's outstanding equity and equity-based awards pursuant to the merger agreement, and $167 million to pay all fees and expenses (including any amounts payable with respect to Digital River's indebtedness, as described below) payable by Parent and Acquisition Sub under the merger agreement and in connection with the debt financing. These payments are expected to be funded through a combination of equity financing under the equity commitment letters of up to approximately $328.9 million to be provided by the equity investors; debt financing under the debt commitment letter of up to $345 million to be provided by the debt financing parties; and Digital River's cash and cash equivalents on hand. Following the closing, Parent and Acquisition Sub also expect to use the proceeds of the financing to refinance or otherwise discharge certain of our outstanding indebtedness, including indebtedness that will come due or otherwise be repaid or repurchased as a result of the merger (and with respect to certain convertible notes, as described further in "Proposal 1: Adoption of the Merger Agreement—Other Covenants—Treatment of Convertible Notes" beginning on page 96). We cannot assure you that the amounts committed under the financing commitments, together with Digital River's cash and cash equivalents on hand, will be sufficient to consummate the merger. Those amounts might be insufficient if, among other things, one or more of the parties to the financing commitments fails to fund the committed amounts in breach of such financing commitments or if the conditions to such commitments are not met. Although obtaining the proceeds of any financing, including the financing under the financing commitments, is not a condition to the consummation of the merger, the failure of Parent and Acquisition Sub to obtain any portion of the equity financing or debt financing (or any alternative financing) is likely to result in the failure of the merger to be completed. In that case, Parent may be obligated to pay Digital River a fee of $50,370,547, as described under "Proposal 1: Adoption of the Merger Agreement—Termination Fees" beginning on page 99.

Equity Financing

          Parent has entered into the equity commitment letters with the equity investors, each dated October 23, 2014, pursuant to which the equity investors have committed to make contributions to Parent at or prior to the closing in an aggregate amount of up to $328.9 million. Each equity investor may assign all or a portion of its equity commitment to its affiliates and/or certain other permitted co-investors, including limited partners of its affiliates. However, the assignment by any equity investor of any equity financing commitment to other persons will not affect such equity investor's commitment to make capital contributions to Parent pursuant to its equity financing.

          The obligation to fund the commitment of each equity investor under each equity commitment letter is subject to the following conditions:

  •
  The satisfaction or, to the extent permitted by law, waiver of all of the conditions to Parent's and Acquisition Sub's obligation to consummate the merger (other than those conditions that by their terms are to be satisfied at the closing, each of which are then capable of being satisfied at the closing);

  •
  Acquisition Sub's prior or substantially simultaneous receipt of the debt financing;

  •
  Parent's substantially simultaneous receipt of at least 90% of the equity financing from the other equity investors; and

  •
  The substantially simultaneous consummation of the merger in accordance with the terms of the merger agreement.

        Digital River is an express third-party beneficiary of the equity commitment letters and has the right to seek specific performance of Parent's obligation to cause an equity investor to fund its equity financing commitment upon the satisfaction of the conditions set forth therein and on the terms described in "Proposal 1: Adoption of the Merger Agreement—Specific Performance" beginning on page 100.

Debt Financing

        Parent has entered into the debt commitment letter, dated October 23, 2014, with the debt financing parties pursuant to which the debt financing parties have variously committed to provide an aggregate of up to $345 million in debt financing to Parent consisting of (i) a senior secured first lien term loan facility in an aggregate principal amount of $255 million; (ii) a senior secured first lien revolving credit facility in an aggregate principal amount of $10 million; and (iii) a senior secured second lien term loan facility of $80 million.

        The commitment of the debt financing parties under the debt commitment letter expires upon the earliest of (i) after execution of the merger agreement and prior to the consummation of the merger, the termination in writing of the merger agreement by Parent in accordance with its terms, (ii) the public announcement by Parent that it does not intend to proceed with the merger, (iii) the funding of the merger without the use of the debt financing and (iv) 11:59 p.m., New York City time, on April 23, 2015. The documentation governing the debt financing has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this document.

        Each of Parent and Acquisition Sub has agreed to use reasonable best efforts to obtain the debt financing on the terms and conditions described in the debt commitment letter. If any portion of the financing becomes unavailable on the terms and conditions contemplated in the financing commitments or Parent or Acquisition Sub become aware of any fact, event or circumstance that makes or will make any portion of the financing unavailable on the terms and conditions contemplated in the financing commitments and such portion is reasonably required to consummate the merger and the other transactions contemplated by the merger agreement, (i) Parent must promptly so notify Digital River, and (ii) Parent and Acquisition Sub must use their respective reasonable best efforts to obtain, and enter into definitive agreements with respect to, alternative financing. See "Proposal 1: Adoption of the Merger Agreement—Financing Efforts" beginning on page 91.

        The availability of the debt financing is subject, among other things, to the following conditions:

  •
  Since October 23, 2014, there will not have occurred and be continuing any Company Material Adverse Effect (as defined in "Proposal 1: Adoption of the Merger Agreement—Representations and Warranties—Digital River" beginning on page 82);

  •
  Consummation of the merger in accordance with the terms of the merger agreement substantially simultaneously with the initial funding of the debt financing (without giving effect to any modifications, amendments, consents or waivers to the merger agreement that are materially adverse to the debt financing parties without the consent of the debt financing parties (such consent not to be unreasonably withheld or delayed));

  •
  Consummation of the equity financing in a specified amount substantially simultaneously with the initial funding of the debt financing;

  •
  Refinancing of certain outstanding indebtedness of Digital River, including indebtedness that will come due or otherwise be repaid or repurchased as a result of the merger (provided that the debt outstanding under the existing convertible notes may remain outstanding);

  •
  Delivery of certain financial statements relating to Digital River and its subsidiaries;

  •
  Delivery of certain pro forma financial statements of Parent prepared after giving effect to the merger and the financing;

  •
  Execution and delivery of certain limited documents with respect to the debt facilities described above required to create and perfect such facilities' respective priority security interests in certain collateral;

  •
  Delivery of all "know your customer" and anti-money laundering documentation and information reasonably requested by representatives of the debt financing parties regarding Acquisition Sub, Digital River and certain of its subsidiaries;

  •
  Execution and delivery of the facilities documentation in accordance with the terms of the debt commitment letter and delivery of various related legal opinions, certificates and other customary closing documents, including a solvency certificate from a senior authorized financial officer of Acquisition Sub;

  •
  Payment of required fees and expenses to the debt financing parties;

  •
  The accuracy of certain limited representations and warranties; and

  •
  The funding of the senior secured first lien term loan facility described above having been made substantially simultaneously with the initial borrowings under the senior secured second lien term loan facility described above, and vice versa.

        As of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event that the debt financing is not available. Although the debt financing is not subject to a due diligence or "market out," such financing may not be considered assured.

Limited Guarantee

        Pursuant to a limited guarantee delivered by the guarantor in favor of Digital River, dated as of October 23, 2014, which we refer to as the limited guarantee, the guarantor agreed to guarantee the due, punctual and complete payment of:

  •
  The obligation of Parent under the merger agreement to pay a reverse termination fee of $50,370,547 if the merger agreement is terminated by Digital River under specified circumstances (see "Proposal 1: Adoption of the Merger Agreement—Termination Fees" beginning on page 99); and

  •
  Certain additional amounts, including certain reimbursement and indemnification obligations of Parent under the merger agreement.

        We refer to the amounts in the previous two bullets as the guaranteed obligations.

        The guarantor's obligations under the limited guarantee are subject to an aggregate cap equal to the amount of (i) the reverse termination fee plus (ii) certain expense reimbursement and indemnification obligations specified in the merger agreement plus (iii) the reasonable and documented out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) incurred by Digital River in connection with its enforcement of such guarantee, less the portion of the above amounts, if any, paid to Digital River by Parent, Acquisition Sub or any other person that is not returned or rescinded.

        Subject to specified exceptions, the limited guarantee will terminate upon the earliest of:

  •
  The effective time of the merger;

  •
  The valid termination of the merger agreement in accordance with its terms under circumstances in which Parent would not be obligated to make any payments with respect to any guaranteed obligations; and

  •
  Nine months after the termination of the merger agreement under circumstances in which Parent or Acquisition Sub would be obligated to make any payments that are guaranteed obligations if Digital River has not presented a written claim for such payment to Parent or the guarantor at the end of such period.

Closing and Effective Time of the Merger

        Unless another date is agreed by the parties, the closing will take place no later than the second business day following the satisfaction or waiver in accordance with the merger agreement of all of the conditions to closing (as described under "Proposal 1: Adoption of the Merger Agreement—Conditions to the Closing of the Merger" beginning on page 96), other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions. Concurrently with the closing, the parties will file a certificate of merger with the Secretary of State for the State of Delaware as provided under the DGCL. The merger will become effective upon the filing of the certificate of merger, or at such later time as is agreed by the parties and specified in the certificate of merger.

Appraisal Rights

        If the merger agreement is adopted by Digital River stockholders, stockholders who do not vote in favor of the proposal to adopt the merger agreement and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL, which we refer to as Section 262.

        The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of Digital River common stock is entitled to demand appraisal rights for the shares registered in that holder's name. A person having a beneficial interest in shares of common stock of Digital River held of record in the name of another person, such as a bank, broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of Digital River common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or the other nominee.

        Under Section 262, holders of shares of common stock of Digital River who do not vote in favor of the proposal to adopt the merger agreement, who continuously are the record holders of such shares through the effective time of the merger, and who otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of the shares of Digital River common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court.

        Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Digital River's notice to its stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the merger, any holder of common stock of Digital River who wishes to exercise appraisal rights, or who wishes to preserve such holder's right to do so, should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the per share merger consideration described in the merger agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, Digital River believes that if a stockholder considers exercising such rights, such stockholder should seek the advice of legal counsel.

        Stockholders wishing to exercise the right to seek an appraisal of their shares of Digital River common stock must do ALL of the following:

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  The stockholder must not vote in favor of the proposal to adopt the merger agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the proposal to adopt the merger agreement, abstain or not vote its shares;

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  The stockholder must deliver to Digital River a written demand for appraisal before the vote on the proposal to adopt the merger agreement at the special meeting;

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  The stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger; and

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  The stockholder or the surviving company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time of the merger. The surviving company is under no obligation to file any petition and has no intention of doing so.

Filing Written Demand

        Any holder of shares of common stock of Digital River wishing to exercise appraisal rights must deliver to Digital River, before the vote on the adoption of the merger agreement at the special meeting at which the proposal to adopt the merger agreement will be submitted to the stockholders, a written demand for the appraisal of the stockholder's shares, and that stockholder must not vote or submit a proxy in favor of the proposal to adopt the merger agreement. A holder of shares of common stock of Digital River wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement, and it will constitute a waiver of the stockholder's right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the proposal to adopt the merger agreement or abstain from voting on the proposal to adopt the merger agreement. Neither voting against the proposal to adopt the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the merger agreement. A proxy or vote against the proposal to adopt the merger agreement will not constitute a demand. A stockholder's failure to make the written demand prior to the taking of the vote on the proposal to adopt the merger agreement at the special meeting of Digital River's stockholders will constitute a waiver of appraisal rights.

        Only a holder of record of shares of Digital River common stock is entitled to demand appraisal rights for the shares registered in that holder's name. A demand for appraisal in respect of shares of common stock of Digital River should be executed by or on behalf of the holder of record, and must reasonably inform Digital River of the identity of the holder and state that the person intends thereby to demand appraisal of the holder's shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

        STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BROKERS, BANKS AND NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BROKER, BANK OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, BANK OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

        All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Digital River, Inc.
10380 Bren Road West
Minnetonka, MN 55343
Attention: Corporate Secretary

        Any holder of common stock of Digital River may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to Digital River a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

 Notice by the Surviving Corporation

        If the merger is completed, within ten days after the effective time of the merger, the surviving corporation will notify each holder of common stock of Digital River who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the proposal to adopt the merger agreement, that the merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

        Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any holder of common stock of Digital River who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation is under no obligation to and has no present intention to file a petition, and holders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of shares of common stock of Digital River. Accordingly, any holders of common stock of Digital River who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of shares of common stock of Digital River within the time and in the manner prescribed in Section 262. The failure of a holder of common stock of Digital River to file such a petition within the period specified in Section 262 could nullify the stockholder's previous written demand for appraisal.

        Within 120 days after the effective time of the merger, any holder of common stock of Digital River who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the proposal to adopt the merger agreement and with respect to which Digital River has received demands for appraisal, and the aggregate number of holders of such shares. The surviving corporation must mail this statement to the requesting stockholder within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition seeking appraisal or request from the surviving corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

        If a petition for an appraisal is duly filed by a holder of shares of common stock of Digital River and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss such stockholder from the proceedings.

Determination of Fair Value

        After determining the holders of common stock of Digital River entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of the shares of common stock of Digital River, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. Although Digital River believes that the per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share merger consideration. Neither Digital River nor Parent anticipates offering more than the per share merger consideration to any stockholder of Digital River exercising appraisal rights, and each of Digital River and Parent reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the "fair value" of a share of common stock of Digital River is less than the per share merger consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

        If any stockholder who demands appraisal of shares of common stock of Digital River under Section 262 fails to perfect, or loses or successfully withdraws, such holder's right to appraisal, the stockholder's shares of common stock of Digital River will be deemed to have been converted at the effective time of the merger into the right to receive the per share merger consideration applicable to the shares, less applicable withholding taxes. A stockholder will fail to perfect, or effectively lose or withdraw, the holder's right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger or if the stockholder delivers to the surviving corporation a written withdrawal of the holder's demand for appraisal and an acceptance of the per share merger consideration in accordance with Section 262.

        From and after the effective time of the merger, no stockholder who has demanded appraisal rights will be entitled to vote the common stock of Digital River for any purpose, or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder's shares of common stock of Digital River, if any, payable to stockholders of Digital River of record as of a time prior to the effective time of the merger; provided, however, that if no petition for an appraisal is filed, or if the stockholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal and an acceptance of the merger, either within 60 days after the effective time of the merger or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder of Digital River without the approval of the court.

        Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder's statutory appraisal rights. Consequently, any stockholder of Digital River wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Accounting Treatment

        The merger will be accounted for as a "purchase transaction" for financial accounting purposes.

U.S. Federal Income Tax Consequences of the Merger

        The following discussion is a summary of the U.S. federal income tax consequences of the merger that are relevant to holders of shares of Digital River common stock whose shares are converted into the right to receive cash pursuant to the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the Code, Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service, which we refer to as the IRS, and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of Digital River common stock as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary does not describe any of the tax consequences arising under the laws of any state, local or foreign tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., state, gift or alternative minimum tax or the Medicare net investment income surtax). In addition, this summary does not address the U.S. federal income tax consequences to holders of shares who exercise appraisal rights under Delaware law. For purposes of this discussion, a "holder" means either a U.S. Holder or a Non-U.S. Holder (each as defined below) or both, as the context may require.

        This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances, including:

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  Holders who may be subject to special treatment under U.S. federal income tax laws, such as: financial institutions, tax-exempt organizations, S corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes, insurance companies, mutual funds, dealers in stocks and securities, traders in securities that elect to use the mark-to-market method of accounting for their securities, regulated investment companies, real estate investment trusts, or certain expatriates or former long-term residents of the United States;

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  Holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction;

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  Holders that received their shares of Digital River common stock in a compensatory transaction;

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  Holders who own an equity interest, actually or constructively, in Parent or the surviving corporation; or

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  U.S. Holders whose "functional currency" is not the U.S. dollar.

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Digital River common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding the shares of Digital River common stock and partners therein should consult their tax advisors regarding the consequences of the merger.

        We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

        THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

 U.S. Holders

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of shares of Digital River common stock who or that is for U.S. federal income tax purposes:

  •
  An individual who is a citizen or resident of the United States;

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  A corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

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  An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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  A trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        The receipt of cash by a U.S. Holder in exchange for shares of Digital River common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder's gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder's adjusted tax basis in the shares surrendered pursuant to the merger. A U.S. Holder's adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder's holding period in such shares is more than one year at the time of the completion of the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder. There are limitations on the deductibility of capital losses.

 Non-U.S. Holders

        For purposes of this discussion, the term "Non-U.S. Holder" means a beneficial owner of shares of Digital River common stock who or that is not a U.S. Holder for U.S. federal income tax purposes.

        Special rules not discussed below may apply to certain Non-U.S. Holders subject to special tax treatment such as "controlled foreign corporations" or "passive foreign investment companies." Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them in light of their particular circumstances.

        Any gain realized by a Non-U.S. Holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:

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  The gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable tax treaty);

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  Such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable tax treaty); or

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  We are or have been a "United States real property holding corporation" as such term is defined in Section 897(c) of the Code, which we refer to as a USRPHC, at any time within the shorter of the five-year period preceding the merger and such Non-U.S. Holder's holding period with respect to the applicable shares of Digital River common stock, which we refer to as the relevant period, and, if shares of Digital River common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns directly or is deemed to own pursuant to attribution rules more than 5% of shares of Digital River common stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons. We believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the anticipated date of completion of the merger.

Regulatory Approvals Required for the Merger

General

        Digital River and Parent have agreed to use their reasonable best efforts to comply with all regulatory notification requirements and obtain all regulatory approvals required to consummate the merger and the other transactions contemplated by the merger agreement. These approvals include approval under, or notifications pursuant to, the HSR Act and the LPC. Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, or require changes to the terms of the merger agreement.

HSR Act and U.S. Antitrust Matters

        Under the HSR Act and the rules promulgated thereunder by the FTC, the merger cannot be completed until Digital River and Parent each file a notification and report form with the FTC and the

Antitrust Division of the DOJ under the HSR Act and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30 calendar day waiting period following the parties' filing of their respective HSR Act notification forms or the early termination of that waiting period. Digital River and Parent and its affiliates filed their respective HSR Act notifications on November 6, 2014, and were granted early termination of the HSR Act waiting period on December 5, 2014.

        At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the Antitrust Division of the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Russian Competition Law

        Consummation of the merger is conditioned on approval by the Russian Federal Antimonopoly Service, which we refer to as the FAS, under the LPC. Under Russian law, the FAS is required to act upon a complete application for approval of the merger prior to or on the expiration of a 30 calendar day waiting period that began on the date of submission of such application, though the FAS may at such time extend the review period up to 60 additional calendar days. Parent filed its application for approval of the merger with the FAS on November 20, 2014, and received FAS approval for the merger on December 19, 2014.

Legal Proceedings Regarding the Merger

        On November 18, 2014, a purported stockholder of Digital River filed a complaint styled as a class action lawsuit in the Delaware Court of Chancery. The case caption of this complaint, which we refer to as the Parsons Complaint, is: Amy Parsons, Individually and on behalf of all others similarly situated, v. Digital River, Inc., David C. Dobson, Thomas F. Madison, Alfred Castino, Ed Eger, Jeffrey Katz, Timothy J. Pawlenty, Cheryl F. Rosner, Douglas M. Steenland, Perry W. Steiner, Danube Private Acquisition Corp., Danube Private Holdings II, LLC, and Siris Capital Group, LLC, Civil Action No. 10370-VCG. The Parsons Complaint asserts that the members of the Board breached their fiduciary duties in agreeing to the merger, and that Digital River, Parent, Acquisition Sub and Siris aided and abetted in the alleged breaches of fiduciary duties. The Parsons Complaint seeks to enjoin the merger and an award of money damages. Although it is not possible to predict the outcome of litigation matters with certainty, Digital River and our directors believe that the claims raised by the purported stockholder are without merit, and we intend to defend our position in the matter vigorously.

        On December 22, 2014, the Parsons plaintiff filed an amended complaint that added allegations that the Board breached its fiduciary duties by filing a preliminary proxy statement with the SEC that omitted material information. Also on December 22, 2014, the Parsons plaintiff filed a Motion for Preliminary Injunction and a Motion for Expedited Proceedings. On December 31, 2014, the Delaware Court of Chancery denied the Parsons plaintiff's Motion for Expedited Proceedings regarding unfair process and reserved ruling on any alleged disclosure violations pending an additional submission from the Parsons plaintiff focusing on no more than two or three of the plaintiff's more than thirty disclosure claims.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

        The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the merger agreement carefully in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

        The representations, warranties, covenants and agreements described below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, were solely for the benefit of the parties to the merger agreement except as expressly stated therein and may be subject to important qualifications, limitations and supplemental information agreed to by Digital River, Parent and Acquisition Sub in connection with negotiating the terms of the merger agreement. In addition, the representations and warranties were included in the merger agreement for the purpose of allocating contractual risk between Digital River, Parent and Acquisition Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Digital River, Parent or Acquisition Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. The merger agreement is described below, and attached as Annex A hereto, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Digital River or our business. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Digital River and our business. Please see "Where You Can Find More Information" beginning on page 108.

 Effects of the Merger; Directors and Officers; Certificate of Incorporation; By-laws

        The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger, Acquisition Sub will be merged with and into Digital River, with Digital River becoming a direct wholly owned subsidiary of Parent. From and after the effective time of the merger, the surviving corporation will possess all rights, privileges, powers and franchises of Digital River and Acquisition Sub, and all of the obligations, liabilities and duties of Digital River and Acquisition Sub will become the obligations, liabilities and duties of the surviving corporation.

        Effective as of, and immediately following, the effective time of the merger, the board of directors of the surviving corporation will consist of the directors of Acquisition Sub, each to hold office in accordance with the certificate of incorporation and by-laws of the surviving corporation until the earlier of their death, resignation or removal or until their successors are duly elected, designated or qualified, as the case may be. From and after the effective time of the merger, the officers of Digital River at the effective time will be the officers of the surviving corporation, until the earlier of their death, resignation or removal or until their successors have been duly elected or appointed and qualified, as the case maybe. At the effective time of the merger, the certificate of incorporation of Digital River as the surviving corporation will be amended to be identical to the certificate set forth in Exhibit B to the merger agreement until amended in accordance with applicable law and the applicable provisions of such certification (subject to Parent's and the surviving corporation's obligations described in "The Merger—Interests of the Directors and Executive Officers of Digital River in the Merger—Insurance and Indemnification of Directors and Executive Officers" beginning on page 61), and the bylaws of the surviving corporation, without any further action on the part of Digital River and Acquisition Sub, will be the bylaws of Acquisition Sub (except references to Acquisition Sub's name will be replaced by references to "Digital River, Inc.").

Closing and Effective Time of the Merger

        Unless another date is agreed by the parties, the closing will take place no later than the second business day following the satisfaction or, to the extent permitted by law, waiver of all conditions to closing (described below under "—Conditions to the Closing of the Merger") (other than those conditions to be satisfied at the closing). Concurrently with the closing, the parties will file a certificate of merger with the Secretary of State for the State of Delaware as provided under the DGCL. The merger will become effective upon the filing of the certificate of merger, or at such later time as is agreed by Parent and Digital River and specified in the certificate of merger.

Merger Consideration

Common Stock

        At the effective time of the merger, each share of Digital River common stock issued and outstanding immediately prior to such time, other than (i) shares owned by Digital River as treasury stock, (ii) shares owned, directly or indirectly, by Parent or Acquisition Sub, (iii) shares owned by wholly owned subsidiaries of Digital River and (iv) shares owned by stockholders who are entitled to and who have exercised and perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL, will be converted into the right to receive $26.00 per share in cash, without interest and less any applicable withholding taxes. All shares converted into the right to receive the per share merger consideration will automatically be canceled at the effective time of the merger.

Outstanding Equity Awards and Other Awards; ESPP

        The merger agreement provides that Digital River's equity and equity-based awards that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment at the effective time of the merger:

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  Options.  Each outstanding option to purchase shares of Digital River common stock, whether or not vested, will be canceled and converted into the right to receive an amount in cash (subject to any applicable withholding or other taxes, or other amounts as required by law) equal to the product of (i) the total number of shares of Digital River common stock subject to the option as of the effective time of the merger and (ii) the amount, if any, by which $26.00 exceeds the exercise price per share of Digital River common stock underlying the stock option.

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  Restricted Stock.  Immediately prior to the effective time of the merger, each then-outstanding share of unvested Digital River restricted stock, including shares of restricted stock subject to time-based or performance-based vesting, which we refer to as restricted stock, will, contingent upon the effective time of the merger, vest and, at the effective time of the merger, be canceled and converted into the right to receive the per share merger consideration.

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  Performance Share Awards.  Each Digital River restricted stock unit, which we refer to as an RSU, or performance stock unit granted pursuant to Digital River's benefit plans that is subject to performance-based vesting conditions, other than stock options and restricted stock, which such awards we refer to as performance share awards, that is outstanding and vested immediately prior to the effective time of the merger (after taking into account any acceleration of vesting or lapse restrictions thereto provided for in Digital River's benefit plans or in any award agreement by reason of the transactions contemplated by the merger agreement), will automatically be canceled and cease to exist, and the holder of such performance share award will be entitled to receive an amount in cash equal (subject to any applicable withholding or other taxes required by applicable law to be withheld) to the product of (i) the total number of vested shares of Digital River common stock subject to such performance share award and (ii) the per share merger consideration. Such amount will be paid by the surviving corporation as of, or as promptly as reasonably practicable following, the effective time of the merger, provided that such payment will be made at such time following the effective time of the merger consistent with the terms of the performance share award to the extent necessary to avoid the imposition of certain additional taxes. Each performance share award that is not so vested immediately prior to the effective time of the merger will be canceled without consideration.

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  Other Company Awards.  Any vesting or settlement conditions or restrictions applicable to each RSU and performance stock unit granted pursuant to Digital River's benefit plans that is not subject to performance-based vesting conditions, other than stock options and restricted stock, which such awards we refer to as other company awards, outstanding immediately prior to the effective time of the merger will lapse and the holder will receive an amount in cash equal to (subject to any applicable withholding or other taxes required by applicable law to be withheld) the product of (i) the total number of shares of Digital River common stock subject to such other company award and (ii) the per share merger consideration. Such payment will be paid by the surviving corporation as of, or as promptly as reasonably practicable following, the effective time of the merger, provided that such payment will be paid at such time following the effective time of the merger consistent with the terms of the other company award to the extent necessary to avoid the imposition of certain additional taxes.

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  Employee Stock Purchase Plan.  Under Digital River's Amended and Restated 2011 Employee Stock Purchase Plan, which we refer to as the stock purchase plan, no new offering period will commence following completion of the offering period in progress as of the date of the merger agreement; we refer to the date of such completion as the final purchase date. Shares of Digital River common stock will be issued to participants under the stock purchase plan on the final purchase date, such that each then-outstanding option under the stock purchase plan will be exercised automatically on such final purchase date. Digital River will terminate the stock purchase plan as of or prior to the effective time of the merger.

Exchange and Payment Procedures

        Prior to the closing, Parent will enter into a customary paying agent agreement with a nationally recognized financial institution designated by Parent and reasonably acceptable to Digital River, which institution we refer to as the paying agent, to make payments of the per share merger consideration to stockholders. At or prior to the effective time of the merger, Parent will deposit or cause to be deposited with the paying agent, cash sufficient to pay the aggregate merger consideration to stockholders.

        As promptly as reasonably practicable (but no later than the second business day) after the effective time of the merger, the paying agent will send to each holder of Digital River common stock (other than the surviving corporation, its subsidiaries and Parent) a letter of transmittal and instructions advising stockholders how to surrender stock certificates and book-entry shares in exchange for the per share merger consideration. Upon receipt of (i) surrendered certificates (or affidavits of loss in lieu thereof) or book-entry shares representing the shares of common stock and (ii) a signed letter of transmittal and such other documents as may be required pursuant to such instructions, the holder of such shares will be entitled to receive the per share merger consideration in exchange therefor within two business days following the later of (x) the effective time of the merger and (y) the paying agent's receipt of such certificate or book-entry share, together with a letter of transmittal duly completed and validly executed under the instructions thereto. The amount of any per share merger consideration paid to the stockholders may be reduced by any applicable withholding taxes. Parent or the surviving corporation will pay all charges and expenses, including those of the paying agent, in connection with the foregoing exchange procedures.

        If any cash deposited with the paying agent is not claimed within one year following the effective time of the merger, such cash will be returned to Parent or its designee, upon demand, and any holders of common stock who have not complied with the exchange procedures in the merger agreement will thereafter look only to Parent and the surviving corporation (subject to applicable abandoned property, escheat or other similar laws) as general creditor for payment of the per share merger consideration.

        The letter of transmittal will include instructions if a stockholder has lost a share certificate or if such certificate has been stolen or destroyed. If a stockholder has lost a certificate, or if such certificate has been stolen or destroyed, then before such stockholder will be entitled to receive the per share merger consideration, such stockholder will have to make an affidavit of the loss, theft or destruction, and if required by Parent, post a bond in a reasonable and customary amount as indemnity against any claim that may be made against it with respect to such certificate.

Representations and Warranties

        The merger agreement contains representations and warranties of Digital River, Parent and Acquisition Sub.

Digital River

        Certain of the representations and warranties in the merger agreement made by Digital River are qualified as to "materiality" or a "Company Material Adverse Effect." For purposes of the merger agreement, "Company Material Adverse Effect" means any fact, circumstance, event, change, occurrence or effect that has had or would reasonably be expected to have a material adverse effect on (i) on the business, condition (financial or otherwise), properties, liabilities, assets or results of operations of Digital River and its subsidiaries, taken as a whole, or (ii) the ability of Digital River to timely perform its obligations under the merger agreement or consummate the transactions contemplated thereby prevents or would reasonably be expected to prevent the consummation of the transactions contemplated by the merger agreement. The foregoing notwithstanding, none of the following will constitute, or be taken into account in determining whether such Company Material Adverse Effect has occurred or would occur, a Company Material Adverse Effect:

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  Changes in general economic, financial market, business or geopolitical conditions;

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  General changes or developments in any of the industries or markets in which Digital River or its subsidiaries operate;

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  Changes in any applicable laws or applicable accounting regulations or principles or interpretations thereof;

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  Any change in the price or trading volume of Digital River's securities, in and of itself (provided that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of "Company Material Adverse Effect" with respect to Digital River may be taken into account in determining whether there has been such a Company Material Adverse Effect);

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  Any failure by Digital River to meet published analyst estimates or expectations of Digital River's revenue, earnings or other financial performance or results of operations for any period, in and of itself (provided that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of "Company Material Adverse Effect" with respect to Digital River may be taken into account in determining whether there has been such a Company Material Adverse Effect);

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  Any failure by Digital River to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of "Company Material Adverse Effect" with respect to Digital River may be taken into account in determining whether there has been such a Company Material Adverse Effect);

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  Any outbreak or escalation of hostilities or war or any act of terrorism, or any acts of God or natural disasters;

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  The negotiation, announcement, consummation or existence of the merger agreement and the transactions contemplated thereby, including the initiation of litigation by any person with respect to the merger agreement, any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of Digital River and its subsidiaries due to the negotiation, announcement and performance of the merger agreement or the identity of the parties to the merger agreement (or any communication by Parent regarding the plans or intentions of Parent with respect to the conduct of the business of Digital River or any of its subsidiaries), or the performance of the merger agreement and the transactions contemplated thereby, including compliance with the covenants set forth therein;

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  Any action taken by Digital River, or which Digital River causes to be taken by any of its subsidiaries, in each case which is required or permitted by or resulting from or arising in connection with the merger agreement; and

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  Any actions taken (or omitted to be taken) at the written request of Parent.

        The facts, circumstances, events, changes, occurrences or effects set forth in the first through third exclusions and the seventh exclusion above will be taken into account in determining whether a Company Material Adverse Effect with respect to Digital River has occurred to the extent (but only to such extent) such facts, circumstances, events, changes, occurrences or effects have a disproportionate adverse impact on Digital River and its subsidiaries, taken as a whole, relative to the other participants in the industries in which Digital River or its subsidiaries operate.

        In the merger agreement, Digital River has made customary representations and warranties to Parent and Acquisition Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

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  Due organization, good standing and authority and qualification to conduct business with respect to Digital River and its subsidiaries;

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  The capital structure of Digital River, Digital River's ownership of its subsidiaries;

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  Digital River's corporate authority to enter into and perform the merger agreement, the enforceability of the merger agreement and the absence of conflicts with laws, Digital River's organizational documents and Digital River's contracts;

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  Required consents and regulatory filings in connection with the merger agreement;

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  Digital River's compliance with laws and Digital River's possession of necessary permits;

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  The accuracy of Digital River's SEC filings and financial statements;

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  The accuracy of the information supplied by or on behalf of Digital River for inclusion in this proxy statement;

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  Digital River's disclosure controls and procedures;

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  (i) The conduct of the business of Digital River and its subsidiaries in the ordinary course consistent with past practice in all material respects, (ii) the absence of any change, event, development or state of circumstances that has had, individually or in the aggregate, a Material Adverse Effect with respect to Digital River and (iii) no actions having been taken by Digital River and its subsidiaries with respect to any dividends or other distributions with respect to Digital River's and any of its subsidiaries' capital stock or other equity interests that, if taken in the period from the date of the merger agreement through the effective time of the merger, would require Parent's written consent under the merger agreement, in each case since December 31, 2013 through the date of the merger agreement;

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  No actions having been taken by Digital River or any of its subsidiaries with respect to (i) certain employee compensation matters, (ii) capital contributions to or investments in any other person (other than a Digital River subsidiary), (iii) a plan of liquidation, dissolution, recapitalization or other reorganization (other than the merger), (iv) settlement of any litigation and (v) entry into an agreement with any of the foregoing that, in each case, if taken in the period from the date of the merger agreement through the effective time of the merger, would require Parent's written consent under the merger agreement and in each case since June 30, 2014 through the date of the merger agreement;

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  The absence of specified undisclosed liabilities;

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  Litigation matters;

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  Employee benefit plans;

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  Labor matters;

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  Trademarks, patents and copyrights;

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  Tax matters;

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  The existence and enforceability of specified categories of Digital River's material contracts;

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  Property matters;

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  Environmental matters;

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  The inapplicability of anti-takeover statutes;

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  Votes of Digital River stockholders required in connection with the merger agreement;

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  Payment of fees to brokers in connection with the merger agreement;

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  Morgan Stanley's fairness opinion to the Board;

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  Insurance matters; and

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  Related party transactions.

Parent and Acquisition Sub

        Certain of the representations and warranties in the merger agreement made by Parent and Acquisition Sub are qualified as to a "Parent Material Adverse Effect." For purposes of the merger agreement, "Parent Material Adverse Effect" means any fact, circumstance, event, change, occurrence or effect that has or would reasonably be expected to prevent, materially delay or materially impede the performance by Parent or Acquisition Sub of its obligations under the merger agreement or the consummation of the merger and the other transactions contemplated by the merger agreement.

        In the merger agreement, Parent and Acquisition Sub have made customary representations and warranties to Digital River that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

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  Due organization, good standing and authority and qualification to conduct business with respect to Parent and Acquisition Sub;

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  Authority to enter into and perform the merger agreement and enforceability of the merger agreement;

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  Parent's and Acquisition Sub's corporate authority to enter into and perform the merger agreement, the enforceability of the merger agreement and the absence of conflicts with laws, Parent's or Acquisition Sub's organizational documents and Parent's or Acquisition Sub's contracts;

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  Required consents and regulatory filings in connection with the merger agreement;

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  The absence of litigation and investigations;

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  The absence of certain other agreements relating to the merger;

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  The accuracy of the information supplied by or on behalf of Parent for inclusion in this proxy statement;

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  Matters with respect to Parent's financing and sufficiency of funds;

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  Enforceability of the limited guarantee provided by the guarantor;

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  Parent's ownership of Acquisition Sub and the capital structure of Acquisition Sub;

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  Parent, Acquisition Sub, the guarantor and their respective affiliates ownership interests in competitors of Digital River;

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  Parent's investment intention with respect to shares of capital stock of the surviving corporation;

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  Payment of fees to brokers in connection with the merger agreement;

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  Solvency of Parent and the surviving corporation following the consummation of the merger and the transactions contemplated by the merger agreement;

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  Ownership of common stock of Digital River; and

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  The absence of agreements between Parent and members of the Board or management.

        None of the representations and warranties contained in the merger agreement survive the consummation of the merger.

Conduct of Business Pending the Merger

        The merger agreement provides that, except as may be (i) required by law, (ii) agreed in writing by Parent (such consent not to be unreasonably withheld, delayed or conditioned, except with respect to the third and fourth bullets below); (iii) expressly contemplated or permitted pursuant to the merger agreement; or (iv) set forth in Digital River's disclosure letter, between the date of the merger agreement and the earlier of the effective time of the merger and the date, if any, the merger agreement is terminated as described in "—Termination of the Merger Agreement" below, (x) Digital River will, and will cause its subsidiaries to (A) conduct its business in the ordinary course of business and in a manner consistent with past practice in all material respects and (B) use its commercially reasonable efforts to preserve intact its business organization and preserve its present relationships and goodwill with governmental authorities, customers, suppliers, distributors, creditors, lessors, employees and other persons with which it has material business relations and (y) Digital River will not, and will not permit any of its subsidiaries to, subject in each case to certain specified exceptions:

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  Amend its organizational documents;

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  Adjust, split, subdivide, combine, reclassify, redeem, repurchase or otherwise acquire or amend, directly or indirectly, the terms of any capital stock, including securities convertible or exchangeable or exercisable into shares of capital stock;

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  Issue, sell, pledge, dispose, encumber or grant any shares of capital stock or any options, warrants, convertible securities or other rights of any kind to acquire any share of the capital stock of Digital River or its subsidiaries;

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  Declare, set aside, establish a record date for, authorize, make or pay any dividends or other distributions with respect to Digital River's and any of its subsidiaries' capital stock or other equity interests;

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  Increase the compensation or other benefits payable or to become payable to directors, employees or individual independent contractors of Digital River or its subsidiaries;

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  Grant any severance or termination pay to, or enter into any severance agreement with, any current or former director, employee or individual independent contractor of Digital River or its subsidiaries;

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  Establish, adopt, enter into or materially amend any collective bargaining agreement, plan, trust, fund, policy or arrangement for the benefit of any current or former directors, employees or individual independent contractors or any of their beneficiaries;

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  Grant, confer or award stock options or other equity interests;

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  Merge or consolidate with any other person;

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  Acquire any corporation, partnership or other business organization or division thereof or any properties or assets in any transaction or series of related transactions;

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  Sell or otherwise dispose of any corporation, partnership or other business organization or division thereof or any properties or assets;

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  Incur, issue or guarantee indebtedness;

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  Make any capital contributions to or investments in any other person;

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  Create or incur any lien on any material asset;

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  Adopt or enter into a plan of complete or partial liquidation, dissolution, recapitalization or other reorganization;

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  Settle or compromise any litigation other than settlements or compromises of litigation where the amount paid in settlement or compromise;

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  Incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith;

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  Maintain insurance at materially less than current levels or otherwise in a manner inconsistent with past practice in any material respect;

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  Enter into, materially amend, renew, fail to renew, cancel or terminate any material contract;

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  Change accounting practices;

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  Take certain actions with respect to tax matters, including change material tax elections or methods;

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  Effect mass layoffs, as defined under applicable law, at Digital River or its subsidiaries;

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  Enter into any new line of business outside of Digital River's existing business segments; or

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  Enter into agreements to do any of the foregoing.

Solicitations of Other Offers

        As described below, the merger agreement provides for a "go-shop period" during which Digital River was permitted to solicit or discuss any competing proposals with third parties, subject to, among other things, certain notice and reporting obligations owed to Parent. Following the end of the go-shop period and the start of a "no-shop period," as described below, Digital River is generally no longer permitted to solicit or discuss competing proposals with third parties, subject to certain exceptions (including that Digital River may continue discussions with any "excluded party").

        For purposes of the merger agreement:

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  a "competing proposal" is any proposal or offer made by any person (other than Parent, Acquisition Sub or any affiliate thereof) or group of persons to purchase or otherwise acquire, directly or indirectly, in one transaction or a series of transactions, (i) beneficial ownership of 20% or more of any class of equity securities of Digital River pursuant to a merger, reorganization, recapitalization, consolidation or other business combination, sale of shares of capital stock, tender offer, exchange offer or similar transaction or (ii) any one or more assets or businesses of Digital River and its subsidiaries that constitute 20% or more of the revenues or assets of Digital River and its subsidiaries, taken as a whole;

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  an "excluded party" is any third party from which Digital River received during the go-shop period a written competing proposal (i) that remains pending as of the end of the go-shop period and (ii) that the Board determines in good faith constitutes or could reasonably be expected to lead to a superior proposal and (iii) as of any date following the end of the go-shop period, has not been withdrawn or abandoned; and

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  a "superior proposal" is a bona fide competing proposal (with all percentages in the definition of competing proposal increased to 50%) made by a third party on terms that the Board determines in good faith, after consultation with Digital River's financial and legal advisors, (i) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of such proposal and the person making the proposal (including the expected timing and likelihood of consummation, taking into account any governmental and other approval requirements), and (ii) if consummated, would result in a transaction more favorable to Digital River and its stockholders from a financial point of view than the transactions contemplated by the merger agreement (including any revisions to the terms of such transactions which may be offered by Parent in writing in response to such proposal).

Go-Shop Period

        From the date of the merger agreement until 11:59 p.m. Chicago time on December 7, 2014, which period we refer to as the go-shop period, Digital River and its subsidiaries were permitted to, directly or indirectly,

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  solicit, initiate, encourage and facilitate (publicly or otherwise) any inquiry, discussion, offer, proposal or request that could constitute, or could reasonably be expected to lead to, a competing proposal;

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  grant a limited waiver under any "standstill" or similar obligation of any third party with respect to Digital River or any of its subsidiaries to allow such third party to submit a competing proposal solely during the go-shop period;

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  engage in or enter into, continue or otherwise participate in discussions and negotiations with any third party in connection with a competing proposal or any inquiry, discussion, offer, proposal or request that could reasonably be expected to lead to a competing proposal, or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any competing proposal; and

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  furnish non-public information relating to, and afford access to the books and records of, Digital River and its subsidiaries to any third party in connection with a competing proposal or any inquiry, discussion, offer, proposal or request that could reasonably be expected to lead to a competing proposal, provided that

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  prior to furnishing such information or affording such access, Digital River has entered into a confidentiality agreement with such person containing confidentiality terms that are not materially less favorable in the aggregate to Digital River than those contained in the confidentiality agreement, dated August 20, 2014, between Siris and Digital River, which type of agreement we refer to as an acceptable confidentiality agreement, and

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  Digital River will (subject to the terms of any confidentiality agreement existing prior to the date of the merger agreement) promptly provide or make available to Parent any material non-public information concerning Digital River that Digital River provides to any third party given such access that was not previously made available to Parent.

        From the tenth day following the execution of the merger agreement through the end of the go-shop period, Digital River was required to provide a written report to Parent every ten business days setting forth (i) the total number of parties contacted to date during the go-shop period, (ii) the number of parties that have affirmatively declined to receive information or enter into discussions regarding a competing proposal, (iii) the number of parties that have affirmatively expressed interest in receiving information or entering into discussions regarding a competing proposal and (iv) the number of parties that have executed an acceptable confidentiality agreement.

        Following the end of the go-shop period:

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  as promptly as reasonably practicable, and in any event within two business days following the end of the go-shop period, Digital River was required to provide Parent with (i) a written list identifying each excluded party, if any (to the extent not prohibited by any applicable confidentiality agreement in place prior to the date of the merger agreement) and (ii) the material terms and conditions of the pending competing proposal made by such excluded party (and, if available, a copy of the written offer or proposal submitted therewith);

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  Digital River and its subsidiaries and their respective officers and directors were required to immediately cease and terminate, and Digital River was required to instruct and to use its commercially reasonable efforts to cause its representatives to immediately cease and terminate, any existing solicitation of, or discussions or negotiations with, any third party (other than excluded parties) relating to any competing proposal or any inquiry, discussion, offer or request that could reasonably be expected to lead to a competing proposal; and

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  Digital River was required to:

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  to the extent permitted by an applicable confidentiality agreement, request that each third party (other than any excluded party) that has previously executed a confidentiality agreement in connection with its consideration of a competing proposal promptly return to Digital River or destroy any non-public information previously furnished or made available to such third party by or on behalf of Digital River in accordance with the terms of such confidentiality agreement and

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    immediately terminate access to any third party (other than any excluded party and other than any Digital River representatives) to any electronic data room maintained by Digital River with respect to the transactions contemplated by the merger agreement.

No-Shop Period

        Except as otherwise provided in the merger agreement, following the end of the go-shop period until the effective time of the merger or, if earlier, the termination of the merger agreement in accordance with its terms, which period we refer to as the no-shop period, Digital River and its subsidiaries and their respective officers and directors will not, and Digital River will instruct and use its commercially reasonable efforts to cause its representatives not to:

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  Initiate, solicit or knowingly encourage any inquiries or the making of any offer or proposal that could reasonably be expected to lead to a competing proposal,

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  Engage in, enter into, continue or otherwise participate in any negotiations or substantive discussions with, or furnish any material nonpublic information to, any third party relating to a competing proposal or any inquiry or proposal that could reasonably be expected to lead to a competing proposal or

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  Otherwise knowingly facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt by any person to make a competing proposal, or publicly propose to take any of the actions in this or the preceding two bullets.

        Notwithstanding the start of the no-shop period, during the no-shop period and before the stockholder approval is obtained, Digital River may continue to engage in the activities permitted during the go-shop period with respect to any excluded party.

        At any time during the no-shop period and before the stockholder approval is obtained, in the event that Digital River receives a written competing proposal (that did not result from a breach of its solicitation, adverse recommendation change and alternative acquisition agreement obligations described in this section and the section immediately below) from any third party:

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  Digital River may contact such third party to clarify the terms and conditions thereof, and

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  Digital River and the Board may engage in negotiations or substantive discussions with, or furnish any information and other access to, any third party making such competing proposal if, and only to the extent that prior to taking any of the preceding actions described in this bullet, the Board determines in good faith (after consultation with its financial advisors and legal counsel) that

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  the failure to take such action would be inconsistent with the directors' fiduciary duties under applicable law, and

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  such competing proposal either constitutes a superior proposal or could reasonably be expected to lead to a superior proposal, provided that (i) prior to furnishing any material non-public information concerning Digital River, Digital River receives from such third party an acceptable confidentiality agreement and (ii) Digital River will (subject to the terms of any confidentiality agreement existing prior to the date of the merger agreement) promptly provide or make available to Parent any such furnished material non-public information that was not previously made available to Parent.

        During the no-shop period, Digital River will, as promptly as reasonably practicable, and in any event within forty-eight hours of Digital River receiving any competing proposal or any inquiry that could reasonably be expected to lead to a competing proposal, deliver to Parent a written notice including (i) the identity of the third Party making such Competing Proposal or inquiry (to the extent not prohibited by any applicable confidentiality agreement in place prior to the date of the merger agreement) and (ii) if applicable, the material terms and conditions of any such competing proposal (and, if available, a copy of the written offer or proposal submitted therewith). In addition, during the no-shop period, Digital River will keep Parent reasonably informed of any material amendment or modification of any such competing proposal (including any competing proposal received during the go-shop period) on a prompt basis, and in any event within forty-eight hours.

Adverse Recommendation Changes; Alternative Acquisition Agreements

        As described in the "The Merger—Recommendation of Our Board of Directors and Reasons for the Merger" beginning on page 40, and subject to the provisions described below, the Board has made the recommendation that the holders of shares of our common stock vote "FOR" the proposal to adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger, which recommendation we refer to as the Digital River recommendation. The merger agreement provides that the Board will not effect an "adverse recommendation change" except as described below.

        Generally, the Board (and each committee thereof) will not:

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  (i) Withdraw, withhold, qualify or modify (or propose publicly to withdraw, withhold, qualify or modify) the Digital River recommendation in a manner adverse to Parent or Acquisition Sub, (ii) authorize, recommend, adopt, approve or otherwise declare advisable, or propose publicly to recommend, adopt, approve or otherwise declare advisable, any competing proposal or (iii) fail to include the Digital River recommendation in the proxy statement mailed to our stockholders in connection with obtaining the stockholder approval; any action described in this bullet we refer to as an adverse recommendation change; or

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  Authorize, adopt, approve, recommend or otherwise declare advisable, or allow Digital River or any of its subsidiaries to execute or enter into, any letter of intent, memorandum of understanding or definitive merger or similar agreement with respect to any competing proposal, which such agreement we refer to as an alternative acquisition agreement.

        Subject to certain notice obligations described below, at any time before obtaining the stockholder approval, the Board may:

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  Make an adverse recommendation change of the type described in clause (i) or (iii) of the second preceding bullet immediately above in connection with an event, fact, development or occurrence that affects the business, assets or operations of Digital River that is unknown to the Board as of the date of the merger agreement and thereafter becomes known to the Board, which such event we refer to as an intervening event, if the Board determines in good faith (after consultation with its legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with the directors' fiduciary duties under applicable law; or

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  Make an adverse recommendation change or cause Digital River to enter into an alternative acquisition agreement with respect to a competing proposal, if, and only to the extent that, the Board determines in good faith (after consultation with its financial advisors and legal counsel) that (i) such competing proposal constitutes a superior proposal and (ii) the failure to take such action would reasonably be expected to be inconsistent with the directors' fiduciary duties under applicable law, provided that Digital River will be permitted to enter into an alternative acquisition agreement with respect to such superior proposal only if Digital River concurrently terminates the merger agreement in connection with such superior proposal and pays to Parent or its designee the applicable termination fee under the merger agreement.

        The Board may make no adverse recommendation change, and Digital River may not terminate the merger agreement in connection with a superior proposal, in each case until after the third business day following Parent's receipt of written notice from Digital River advising Parent that the Board intends to make an adverse recommendation change or terminate the merger agreement in connection with a superior proposal and specifying the reasons therefor, including, if the basis of the proposed action by the Board is the existence of a superior proposal, the identity of the person making the superior proposal (to the extent permitted by any applicable confidentiality agreement) and a copy of the relevant proposed transaction documents related to the superior proposal. In determining whether to make an adverse recommendation change or in determining whether a competing proposal constitutes a superior proposal, the Board will, in good faith, take into account any revisions to the terms of the merger agreement, the financing commitments and the limited guarantee proposed in writing by Parent in response to such a notice or otherwise. Any material amendment to the terms (financial or otherwise) of such superior proposal will require a new notice and Digital River will be required to comply again with the requirements of this paragraph.

        The merger agreement does not restrict Digital River from taking and disclosing a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act, or otherwise making disclosure to comply with any applicable law. However, any such disclosure, other than (i) issuing a "stop, look and listen" statement in accordance with the Exchange Act pending disclosure of the Board's position thereunder or (ii) an express rejection of any competing proposal or an unqualified reaffirmation of the Digital River recommendation, will be deemed to be an adverse recommendation change unless the Board expressly, publicly and unconditionally reaffirms the Digital River recommendation within four business days following any request by Parent for such reaffirmation. Parent may make only one such request with respect to any single such disclosure and no more than two such disclosures in the aggregate.

Financing Efforts

        Each of Parent and Acquisition Sub must use their respective reasonable best efforts to take or cause to be taken all actions and to do all things necessary, proper or advisable to consummate and obtain the proceeds of the financing on the terms and conditions described in the financing commitments, including using (and causing their affiliates to use) their respective reasonable best efforts to:

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  Maintain in effect the financing commitments;

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  Enter into definitive agreements with respect to the financing on the terms and conditions (including any flex provisions) contained in the financing commitments;

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  Satisfy on a timely basis all conditions and covenants applicable to Parent, Acquisition Sub or their respective representatives in such definitive agreements;

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  Comply with any flex contemplated by the debt commitment letter (including any fee letters relating thereto);

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  In the event that all conditions in the debt commitment letter (other than the availability or funding of the equity financing) have been satisfied, consummate the debt financing at the closing;

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  Cause the lenders and any other persons providing financing to fund the financing at or prior to the closing; and

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  Enforce its rights under the financing commitments if all of the conditions precedent to the equity investors' and debt financing parties' obligations to fund the financing under the financing commitments have been met, by seeking specific performance of the funding obligations of the parties thereunder.

        Parent may not agree to any amendments or modifications to, or grant any waivers of, any condition, remedy or other provision under the financing commitments without the prior written consent of Digital River if it would (i) reduce the aggregate amount of the financing below the amount required to satisfy all of Parent's and Acquisition Sub's obligations under the merger agreement, (ii) impose new or additional conditions or (iii) otherwise (A) expand in any respect the conditions precedent or contingencies to the funding at closing or prevent or delay or impair the ability of Parent and Acquisition Sub to consummate the merger and the other transactions contemplated by the merger agreement, (B) adversely impact the ability of Parent or Acquisition Sub to enforce its rights against the other parties to the financing commitments or (C) adversely impact the ability of Parent or Acquisition Sub to consummate the transactions contemplated by the merger agreement. Parent may, however, replace, amend, supplement or modify the debt commitment letter for the purpose of adding agents, co-agents, lenders, arrangers, joint bookrunners or other persons that have not executed the debt commitment letter as of the date of the merger agreement, in each case in accordance with the debt commitment letter as of the date of the merger agreement.

        Parent may not release or consent to the termination of the obligations of the debt financing parties under the debt commitment letter, except for assignments and replacements of an individual lender (subject to certain obligations summarized below) under the terms of or in connection with the syndication of the debt commitment letter (so long as the assignment or replacement of such additional parties, individually or in the aggregate, would not result in any of the effects described in the paragraph above or otherwise reasonably be expected to prevent or delay or impair the availability of the financing under the debt commitment letter or the consummation of the transactions contemplated by the merger agreement).

        Except as set forth in the Parent disclosure letter, neither Parent nor Acquisition Sub, nor any of their affiliates (including each direct or indirect investor or potential investor in Parent or Acquisition Sub or any of their respective financing sources or representatives) may prohibit or seek to prohibit any potential provider of debt or equity financing from providing financing or financial advisory services to any person in connection with a transaction relating to Digital River or its subsidiaries or in connection with the merger or the other transactions contemplated by the merger agreement.

        If any portion of the financing becomes unavailable on the terms and conditions contemplated in the financing commitments or Parent or Acquisition Sub become aware of any fact, event or circumstance that makes or will make any portion of the financing unavailable on the terms and conditions contemplated in the financing commitments and such portion is reasonably required to consummate the merger and the other transactions contemplated by the merger agreement, (i) Parent must promptly so notify Digital River, and (ii) Parent and Acquisition Sub must use their respective reasonable best efforts to obtain, and enter into definitive agreements with respect to, alternative financing in an amount sufficient to consummate the transactions contemplated by the merger agreement upon conditions not materially less favorable to Parent, Acquisition Sub and Digital River than those in the financing commitments, such financing we refer to as alternative financing.

        Obtaining the financing (or alternative financing) and/or the completion of any securities issuance is not a condition to the closing. Parent has agreed to keep Digital River reasonably informed of the status of its efforts to arrange the financing or any alternative financing.

        Digital River has agreed to use its reasonable best efforts to, at Parent's sole expense, provide all reasonable cooperation that is reasonably necessary and customary to assist Parent and Acquisition Sub in connection with the financing as may be reasonably requested by Parent, including (i) providing to Parent and the Acquisition Sub from time to time certain financial and other information regarding Digital River and its subsidiaries reasonably requested by Parent or the debt financing parties in order to consummate the financing; (ii) using commercially reasonable efforts to secure consents of Digital River's accountants related to the foregoing financial information; (iii) participating in a reasonable number of meetings, lender presentations, ratings agency meetings (and other reasonable assistance in procuring a public corporate credit rating and a public corporate family rating in respect of the relevant borrower under the debt financing and public ratings in respect of the debt financing), due diligence sessions, drafting sessions and road shows, in each case, upon reasonable advance notice and at mutually agreed times; (iv) providing reasonable assistance to Parent in its preparation of customary rating agency presentations, customary bank information memoranda (including an additional bank information memorandum that does not include material non-public information and the obtaining and delivery of executed authorization letters by a senior officer of Digital River with respect to such memoranda), offering memoranda and similar documents reasonably and customarily required in connection with the financing; (v) reasonably cooperating with the debt financing parties in an evaluation of Digital River's assets for the purpose of establishing collateral arrangements; (vi) furnishing at least four business days prior to the closing all documentation and other information relating to Digital River or any of its subsidiaries reasonably required by the debt financing parties and requested no later than ten business days prior to the closing under applicable "know your customer" and anti-money laundering rules and regulations; (vii) obtaining customary evidence of authority and customary officer's certificates, and facilitating the receipt of customary legal opinions; and (viii) assisting in the preparation of one or more credit agreements, note purchase agreements, indentures and/or other instruments, pledge and security documents and other definitive financing documents (including guarantees) or certificates or other documents, in each case as contemplated by the debt commitment letter, and reasonably facilitating the taking of all corporate actions by Digital River and its subsidiaries with respect to entering into such definitive financing documents and otherwise necessary to permit consummation of the debt financing. Digital River also agreed to the reasonable use of its logos in connection with the financing.

        The actions listed in the foregoing paragraph will not (i) involve any binding commitment by Digital River or any of its subsidiaries which commitment is not conditioned on the closing and does not terminate without liability to Digital River or any of its subsidiaries upon the termination of the merger agreement, (ii) require Digital River or any of its subsidiaries to be the issuer of any securities or issue any offering document prior to the closing, (iii) require Digital River or any of its subsidiaries to provide any information the disclosure of which is prohibited or restricted under applicable law or is legally privileged, (iv) require Digital River or any of its subsidiaries to take any action that will conflict with or violate its organizational documents or any laws or (v) require Digital River or any of its subsidiaries to enter into or approve any financing or purchase agreement for the financing prior to the effective time of the merger.

        Parent and Acquisition Sub agreed that, prior to the effective time of the merger, Digital River and its affiliates are not required to pay any commitment or similar fee, enter into any definitive agreement, incur any liability or make any other payment in connection with any financing (including any alternative financing) that Parent and Acquisition Sub may raise in connection with the transactions contemplated by the merger agreement or any cooperation provided in connection with such financing and that Parent and Acquisition Sub will indemnify Digital River, its affiliates and their respective representatives from any and all liabilities, losses, damages, claims, costs, interest, awards, judgments, penalties or expenses suffered or incurred by any of them in connection with the financing and any information utilized in connection therewith.

Employee Benefits

        For one year following the effective time of the merger, Parent has agreed to, or will cause the surviving corporation to, provide each employee of Digital River and its subsidiaries who continues to be so employed following the effective time of the merger, and who we refer to collectively as the continuing employees, with (i) a base salary and target cash bonus opportunity (excluding any equity or equity-based compensation) that are each no less favorable than, and (ii) defined contribution pension and welfare plan benefits (excluding any severance benefits) that in the aggregate are no less favorable than, the base salary and target cash bonus opportunity (excluding any equity or equity-based compensation) and defined contribution pension and welfare plan benefits (excluding any severance benefits) provided to such individuals by Digital River and its subsidiaries immediately prior to the effective time of the merger.

        Parent also agrees that the surviving corporation will cause the surviving corporation's employee benefit plans established following the closing date of the merger (if any) and any other employee benefit plans covering the continuing employees following the effective time of the merger, which we refer to collectively as the post-closing benefit plans, to recognize the service of each continuing employee (to the extent such service was recognized by Digital River) for purposes of eligibility, vesting (other than vesting of future equity awards) and, for purposes of future vacation accruals and levels of severance benefits only, determination of the level of benefits (but not for benefit accrual purposes under a defined benefit pension plan) under the post-closing benefit plans.

        For the calendar year including the effective time of the merger, the continuing employees will not be required to satisfy any deductible, co-payment, out-of-pocket maximum or similar requirements under the post-closing benefit plans that provide medical, dental and other welfare benefits, which we refer to collectively as the post-closing welfare plans, to the extent amounts were previously credited for such purposes under Digital River's comparable benefit plans that provide medical, dental and other welfare benefits, which we refer to as the company welfare plans.

        For the calendar year including the effective time of the merger, any waiting periods, pre-existing condition exclusions and requirements to show evidence of good health contained in such post-closing welfare plans will be waived with respect to the continuing employees (except to the extent any such waiting period, pre-existing condition exclusion, or requirement of show evidence of good health was already in effect with respect to such employees and that have not been satisfied under the applicable company welfare plan in which the participant then participates or is otherwise eligible to participate as of immediately prior to the effective time of the merger).

        Parent has agreed to, or will cause the surviving corporation to, provide severance payments and benefits to each continuing employee whose employment is terminated without cause, on or before the first anniversary of the effective time of the merger, that are consistent with the severance payments and benefits that would have been paid or provided under the terms and conditions of Digital River's severance plan.

        As of the effective time of the merger, Parent has agreed to, or will cause the surviving corporation and its subsidiaries to, honor in accordance with their terms, all employment, change in control, severance and other compensation plans and agreements existing immediately prior to the execution of the merger agreement, which are between Digital River or any of its subsidiaries and any director, officer or employee thereof or maintained by Digital River or any of its subsidiaries, each such agreement we refer to as a company agreement. Parent and Digital River also agreed that the occurrence of the effective time of the merger will constitute a "Change in Control" for purposes of all company agreements and all of Digital River's benefit plans in which the term is relevant.

        If the effective time of the merger occurs prior to the payment of the annual cash bonuses otherwise payable under any of Digital River's benefit plans that provide for payments of annual bonuses, annual sales awards or other annual cash incentive awards in respect of Digital River's 2014 fiscal year, which payments we refer to collectively as the 2014 cash bonuses, such payments will be determined based on actual results and level of performance achieved in respect of Digital River's 2014 fiscal year measured against the applicable targets under Digital River's applicable benefit plans as in effect on the date of the merger agreement and, if and to the extent earned, the 2014 cash bonuses will be paid to eligible continuing employees at the same time Digital River otherwise would pay such bonuses in the ordinary course of business. The 2014 cash bonuses will be paid in accordance with and subject to the terms of Digital River's applicable benefit plans as in effect on the date of the merger agreement (including, without limitation, subject to any requirement that the continuing employee remain an employee in good standing on the applicable payment date). Any continuing employee who is involuntarily terminated by Parent or the surviving corporation following the effective time of the merger and prior to payment of the 2014 cash bonuses will receive full payment of any 2014 cash bonus at the same time such 2014 cash bonuses are paid to the continuing employees.

Efforts to Close the Merger

        Digital River, Parent and Acquisition Sub agreed to use their respective reasonable best efforts to consummate the transactions contemplated by the merger agreement and to cause the conditions to the merger to be satisfied. Parent and Acquisition Sub also agree to promptly take any and all steps necessary to avoid or eliminate any impediment and obtain all consents under antitrust laws, including committing to or effecting, by consent decree or otherwise, the sale or disposition of such assets or businesses as are required to be divested in order to avoid or vacate any order that would otherwise prevent or materially delay the transactions contemplated by the merger agreement.

Indemnification and Insurance

        In the merger agreement, Parent and Acquisition Sub agreed that all rights to exculpation and indemnification for acts or omissions occurring at or prior to the effective time of the merger existing as of the signing of the merger agreement in favor of the current or former directors, officers, managers or employees of Digital River or its subsidiaries as provided in their respective organizational documents or in any agreement will survive the merger and will continue in full force and effect.

        Unless Digital River has purchased a "tail" policy prior to the effective time of the merger (which it may purchase, provided that the one-time premium for such insurance does not exceed 200% of the aggregate annual premiums currently paid), the merger agreement requires Parent to maintain, on terms no less advantageous to the indemnified parties, Digital River's directors' and officers' insurance policies for six years following the effective time of the merger. Parent will not be required to pay premiums which on an annual basis exceed 300% of the aggregate annual premiums currently paid by Digital River; however, Parent must obtain the greatest coverage available at such cost.

        Please see "The Merger—Interests of the Directors and Executive Officers of Digital River in the Merger—Insurance and Indemnification of Directors and Executive Officers" for additional information beginning on page 61.

Other Covenants

Stockholders Meeting

        Digital River has agreed to duly call, convene and hold a meeting of stockholders as promptly as practicable after the date of the merger agreement following the clearance of this proxy statement by the SEC for the purpose of voting upon the proposal to adopt the merger agreement. Under the merger agreement, Digital River may postpone or adjourn such meeting of stockholders only (i) with the written consent of Parent and Acquisition Sub (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) for the absence of a quorum, (iii) to allow additional solicitation of votes in order to obtain the stockholder approval or (iv) as required by applicable law.

 Treatment of Convertible Notes

        Before the effective time of the merger, Digital River will take all actions required in connection with the transactions contemplated by the merger agreement pursuant to the terms of the Indenture, dated as of November 1, 2010, between Digital River and Wells Fargo Bank, National Association, as trustee, as amended or supplemented to the date of the merger agreement, which we refer to as the convertible notes indenture, at such time as such actions are required to be taken, including the giving of any notices that may be required in connection with any repurchases or conversions of the convertible notes issued pursuant to the convertible notes indenture occurring as a result of the transactions contemplated by the merger agreement constituting a "fundamental change" and/or a "make-whole fundamental change" (as such terms are defined in the convertible notes indenture) and delivery of any supplemental indentures, legal opinions, officer's certificates or other documents or instruments required in connection with the consummation of the merger, in each case, in form and substance reasonably satisfactory to Parent.

Conditions to the Closing of the Merger

        The respective obligations of each party to consummate the merger are subject to the satisfaction or (to the extent permitted by law) waiver by Digital River and Parent of the following conditions:

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  The approval of the proposal to adopt the merger agreement by a majority of the outstanding shares of Digital River common stock entitled to vote thereon, which we refer to as the stockholder approval, having been obtained;

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  (i) Any waiting periods (including any extensions thereof) applicable to the consummation of the merger under the HSR Act having expired or early termination having been granted (Digital River and Parent and its affiliates were granted early termination of the waiting period under the HSR Act on December 5, 2014) and (ii) approval of the merger by the FAS (Parent received FAS approval of the merger on December 19, 2014); and

  •
  The consummation of the merger not being restrained, enjoined, rendered illegal or otherwise prohibited by any law or order of any governmental authority.

        The obligations of Parent and Acquisition Sub to effect the merger are also subject to the satisfaction or (to the extent permitted by applicable law) waiver by Parent of the following conditions:

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  The representations and warranties of Digital River:

  •
  Regarding the absence of any change, event, development or state of circumstances that has had, individually or in the aggregate, a company material adverse effect, being true and correct in all respects as of the date of the merger agreement and as of the closing as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties will be true and correct as of such specific date);

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  Regarding a complete and correct list of each subsidiary of Digital River, Digital River's capitalization, corporate authority and resolutions, the inapplicability of any anti-takeover statute, votes required by Digital River's stockholders in connection with the merger agreement, and the absence of any undisclosed brokers fees being true and correct in all material respects as of the date of the merger agreement and the closing date of the merger as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties will be true and correct as of such specific date), provided that if one or more inaccuracies with respect to the representations and warranties regarding Digital River's capitalization would cause the aggregate amount to be paid by Parent or Acquisition Sub in connection with the closing to increase by $2 million or more, such inaccuracy or inaccuracies will be considered material for purposes of this bullet; and

    •
    Other than the representations and warranties described in the two bullets above, being true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the date of the merger agreement and the closing date of the merger as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties will be true and correct as of such specific date), except for such failures to be true and correct as would not have, individually or in the aggregate, a Company Material Adverse Effect.

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  Digital River having performed or complied in all material respects with its obligations under the merger agreement to so perform or comply on or before the closing date of the merger;

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  Parent's receipt of a certificate of Digital River signed by an executive officer certifying the matters in the foregoing five bullets; and

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  Since the date of the merger agreement, there not having occurred and be continuing any Company Material Adverse Effect.

        The obligations of Digital River to effect the merger are also subject to the satisfaction or (to the extent permitted by applicable law) waiver by Digital River of the following conditions:

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  The representations and warranties of Parent and Acquisition Sub in the merger agreement (without giving effect to any materiality or Parent Material Adverse Effect qualifications set forth therein) being true and correct as of the date of the merger agreement and the closing date of the merger as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties will be true and correct as of such specific date) except for such failures to be true and correct as would not have, individually or in the aggregate, a Parent Material Adverse Effect;

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  Parent or Acquisition Sub having performed or complied in all material respects with its obligations under the merger agreement to so perform or comply on or before the closing date of the merger; and

  •
  Digital River's receipt of a certificate signed by an executive officer of Parent certifying the matters in the foregoing two bullets.

        Further, neither Parent nor Acquisition Sub may rely on the failure of any of the mutual conditions to merger agreement parties' obligations to consummate the merger or the conditions with respect to the obligations of Parent or Acquisition Sub to effect the merger to be satisfied if such failure was primarily caused by the failure of Parent or Acquisition Sub to perform any of its material obligations under the merger agreement. Digital River may not rely on the failure of any of the mutual conditions to merger agreement parties' obligations to consummate the merger or the conditions with respect to the obligations of Digital River to effect the merger to be satisfied if such failure was primarily caused by its failure to perform any of its material obligations under the merger agreement.

Termination of the Merger Agreement

        The merger agreement may be terminated at any time prior to the effective time, whether before or after approval of the proposal to adopt the merger agreement by the stockholders of Digital River:

  •
  By mutual written consent of Parent and Digital River;

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  By either Parent or Digital River:

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  If the merger has not been consummated by 5:00 p.m., Chicago time, on April 23, 2015, which date we refer to as the termination date. Additionally, the right to terminate the merger agreement as a result of the occurrence of the termination date will not be available to any party if the failure of such party to perform or comply with its obligations under the merger agreement has been the principal cause of or resulted in the failure of the closing to have occurred on or before such date;

  •
  If any governmental authority has, by law or order, permanently restrained, enjoined, rendered illegal or otherwise prohibited the transactions contemplated by the merger agreement and such law or order has become final or nonappealable, provided that the party seeking to terminate the merger agreement pursuant to this bullet has used its reasonable best efforts to remove such law or order. However, the right to terminate the merger agreement pursuant to the previous sentence will not be available to a party if the issuance of such law or order was primarily due to the failure of such party (including in the case of Parent, the failure of Acquisition Sub) to perform any of its obligations under the merger agreement; or

  •
  If Digital River's stockholders fail to approve the proposal to adopt the merger agreement at the special meeting of stockholders, or any adjournment or postponement thereof, at which a vote on such proposal is taken, which termination right we refer to as the stockholder approval termination right; or

  •
  By Digital River:

  •
  If Parent or Acquisition Sub has breached or failed to perform any of their respective representations, warranties, covenants or other agreements in the merger agreement, which (i) would result in the failure of a related closing condition and (ii) is not capable of being cured, or is not cured, before the earlier of the termination date or the date that is 30 calendar days following Digital River's delivery of written notice of such breach or failure to perform; however, Digital River will not have the right to terminate the merger agreement if Digital River is then in material breach of any of its material obligations under the merger agreement; we refer to Digital River's right to terminate under this bullet as the Digital River satisfaction termination right;

  •
  Prior to receiving the stockholder approval, if (i) the Board has, after complying with its solicitation, adverse recommendation change and alternative acquisition agreement obligations, authorized Digital River to enter into an alternative acquisition agreement with respect to a superior proposal, (ii) substantially concurrently with, or immediately following, termination of the merger agreement, Digital River enters into such an alternative acquisition agreement and (iii) immediately prior to, or substantially concurrently with, such termination, Digital River pays to Parent or its designee the termination fee owed to such party under the merger agreement, which could be up to $27,284,046 (less certain Parent expenses of up to $8.4 million, if previously reimbursed by Digital River in certain circumstances specified in the merger agreement); we refer to Digital River's right to terminate under this bullet as the Digital River alternative acquisition termination right;

  •
  If (i) all of the conditions to Parent's and Acquisition Sub's obligation to consummate the merger are satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which are then capable of being satisfied at the closing) or, to the extent permitted by law, waived, (ii) Parent has failed to consummate the merger by the time the closing is required to have occurred pursuant to the merger agreement, (iii) Digital River has notified Parent in writing that it stands ready, willing and able to consummate the merger, (iv) Digital River has given Parent written notice of its intention to terminate under this bullet at least three business days prior to such termination and (v) the merger is not consummated by the end of such three business day notice period; we refer to Digital River's right to terminate under this bullet as the Digital River closing termination right; or

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  By Parent:

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  If Digital River has breached or failed to perform any of its representations, warranties, covenants or other agreements in the merger agreement such that specified conditions in the merger agreement are not satisfied and such breach or failure to perform is not capable of being cured, or is not cured, before the earlier of the termination date or the date that is 30 calendar days following Parent's delivery of written notice of such breach or failure to perform; however, Parent will not have the right to terminate the merger agreement under this bullet if Parent or Acquisition Sub is then in breach of any of its material obligations under the merger agreement; we refer to Parent's right to terminate under this bullet as the Parent satisfaction termination right; or

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  If at any time before receiving the stockholder approval, the Board makes an adverse recommendation change; or

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  If Digital River enters into a definitive agreement with respect to a superior proposal.

        In the event that the merger agreement is terminated pursuant to the termination rights above, the merger agreement will become null and void and of no effect without liability on the part of any party thereto, and all rights and obligations of any party thereto will cease. However, certain related documents, including the limited guarantee, and the reimbursement obligations of Parent in relation to the financing, and the provisions of the merger agreement relating to the effect of termination of the merger agreement, termination fees, expenses and certain general provisions will survive any termination of the merger agreement.

Termination Fees

        If the merger agreement is terminated in specified circumstances, the terminating party may be required to pay a termination fee.

        Parent would be entitled to receive a termination fee equal to $27,284,046 from Digital River if the merger agreement is terminated:

  •
  By Parent, pursuant to the Parent satisfaction termination right, or by either Parent or Digital River for failure to consummate the merger by the termination date (unless Digital River would have been entitled to terminate the merger agreement pursuant to its sole termination rights but for such foregoing termination) or pursuant to the stockholder approval termination right, and in either such case:

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  (i) prior to such termination, a competing proposal has been communicated to the senior management of Digital River or the Board or has been publicly disclosed and not withdrawn prior to such date and (ii) within nine months after such termination, Digital River (A) enters into a definitive agreement with respect to any competing proposal with a third party that is thereafter consummated, or (B) consummates the transactions contemplated by any competing proposal with a third party (which need not be the same competing proposal described in clause (i) of this bullet), provided that for purposes of this bullet, the references to 20% in the definition of competing proposal will be deemed references to 50%; or

  •
  By Parent, because, prior to receiving the stockholder approval, Digital River has made an adverse recommendation change.

        Parent would be entitled to receive a termination fee equal to $12,592,637 from Digital River if the merger agreement is terminated:

  •
  By Digital River, pursuant to the Digital River alternative acquisition termination right; or

  •
  By Parent, because Digital River enters into a definitive agreement with respect to a superior proposal, provided that the definitive agreement in connection with such termination or the termination described in the bullet immediately above is with an excluded party (and/or its affiliates) and is entered into within five business days of the end of the go-shop period.

        Digital River would be entitled to receive a reverse termination fee equal to $50,370,547 from Parent if the merger agreement is terminated by Digital River (i) pursuant to the Digital River satisfaction termination right or (ii) pursuant to the Digital River closing termination right.

Expense Reimbursement

        If the merger agreement is terminated pursuant to the stockholder approval termination right, Digital River would be required to reimburse Parent up to $8.4 million in certain reasonable, documented out-of-pocket expenses incurred by Parent and Acquisition Sub in connection with the merger agreement and the transactions contemplated thereby. The amount of any termination fee by Digital River to Parent would be reduced by any such expense reimbursement amount paid. In addition, if the merger agreement is terminated in certain other circumstances, Digital River would be required to reimburse certain expenses incurred by Parent in connection with the required antitrust approvals.

Specific Performance

        Parent, Acquisition Sub and Digital River are entitled to seek specific performance to prevent breaches of the merger agreement and to enforce the terms of the merger agreement in addition to any other remedy to which they are entitled at law or in equity. Digital River is entitled to obtain specific performance or other equitable relief to cause the full proceeds of the equity financing contemplated by the equity commitment letters to be drawn down on the terms and subject to the conditions in the equity commitment letters and the merger agreement and/or to cause Parent and/or Acquisition Sub to consummate the transactions contemplated the merger agreement if and only if (i) all conditions to Parent and Acquisition Sub's obligation to consummate the merger (other than conditions to be satisfied at the closing, each of which is capable of being satisfied at that time) have been satisfied at the time when the closing would have occurred but for the failure of the equity financing and the debt financing to be funded, and remain satisfied, (ii) Parent and Acquisition Sub fail to complete the closing by the date the closing is required to have occurred pursuant to the merger agreement, (iii) the debt financing provided for by the debt commitment letter (or by alternative financing, if applicable) has been funded or is required under the terms of the debt commitment letter to be funded at the closing if the equity financing is funded at the closing and (iv) Digital River has irrevocably confirmed in writing to Parent that if specific performance is granted and the equity financing and the debt financing are funded, then the closing would occur.

        Digital River has agreed that it will not, and will cause its subsidiaries not to, institute any proceeding or bring any other claim arising under the merger agreement, the financing commitments, the limited guarantee or the negotiation, execution, performance, abandonment or termination of the transactions contemplated thereby (whether at law or in equity) under any theory of liability against Parent or any related party except for claims: (i) against Parent and/or Acquisition Sub in accordance with and pursuant to the terms of the merger agreement; (ii) against Parent and/or Acquisition Sub for indemnification or expense reimbursement under pursuant to the terms of the merger agreement; (iii) against the guarantor under the limited guarantee; (iv) against the equity investors for specific performance of their respective obligations under the equity commitment letters to fund their respective commitments thereunder, subject to the terms and limitations thereof if, and only if, the conditions in the paragraph immediately above have been satisfied; and (v) against Siris under the confidentiality agreement, dated August 20, 2014, between Siris and Digital River.

Limitations of Liability

        The maximum aggregate liability of Parent and Acquisition Sub under the merger agreement is limited to the amount of the reverse termination fee plus specified reimbursement and indemnification obligations of Parent and Acquisition Sub under the merger agreement. The reverse termination fee plus specified reimbursement and indemnification obligations of Parent, Acquisition Sub, Siris and the guarantor, in any case, when payable, are the sole and exclusive remedy of Digital River and its affiliates against Parent, Acquisition Sub, the guarantor, the equity investors and the debt financing parties or any of their respective affiliates in respect of losses or damages under the merger agreement and/or Parent and Acquisition Sub's failure to effect the closing or otherwise breach or fail to perform thereunder. Except for Parent's right to specific performance as described above, the termination fee and the expense reimbursement described above, when payable, are the sole and exclusive remedy of Parent and its affiliates against Digital River or its affiliates in respect of losses or damages under the merger agreement. However, such liability limitations in no way limit the rights of any party to an injunction to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement as described in the immediately preceding section.

Fees and Expenses

        Except for the provisions described above in the section "—Expense Reimbursement" plus specified reimbursement and indemnification obligations of Parent and Acquisition Sub, all fees and expenses incurred in connection with the transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses.

Amendment

        Generally, the merger agreement may be amended in writing at any time before or after approval of the proposal to adopt the merger agreement by the stockholders of Digital River. However, no amendment may decrease the per share merger consideration, and after the stockholder approval is obtained, no amendment that requires further approval by such stockholders pursuant to law or the rules of any stock exchange may be made without further stockholder approval nor any change not permitted by law. Moreover, certain provisions related to remedies may not be amended in a way that would adversely affect any of the equity investors or debt financing parties without the prior written consent of such adversely affected investor.

Governing Law

        The merger agreement is governed by Delaware law.

 PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

The Adjournment Proposal

        We are asking you to approve a proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If our stockholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement. Additionally, we may seek to adjourn the special meeting if a quorum is not present at the special meeting.

Vote Required and Board Recommendation

        Approval of the proposal to approve one or more adjournments of the special meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the shares of our common stock represented at the special meeting, either in person or by proxy, and entitled to vote thereon.

        The Board believes that it is in the best interests of Digital River and its stockholders to be able to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies in respect of the proposal to adopt the merger agreement if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

        The Board recommends that you vote "FOR" the proposal to approve one or more adjournments of the special meeting.

 PROPOSAL 3: ADVISORY VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS

The Non-Binding Advisory Proposal

        Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on an advisory non-binding basis, the payment of certain compensation that will or may become payable by Digital River to its named executive officers in connection with the merger, as disclosed in the section of this proxy statement entitled "The Merger—Interests of the Directors and Executive Officers of Digital River in the Merger—Payments to Executives Upon Termination Following Change-in-Control" beginning on page 63.

        We are asking our stockholders to indicate their approval of the compensation that will or may become payable by Digital River to its named executive officers in connection with the merger. These payments are set forth in the section entitled "The Merger—Interests of the Directors and Executive Officers of Digital River in the Merger—Payments to Executives Upon Termination Following Change-in-Control" beginning on page 63 of this proxy statement and the accompanying footnotes. In general, the various plans and arrangements pursuant to which these compensation payments may be made formed part of Digital River's overall compensation program for its named executive officers, and have previously been disclosed to our stockholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements. The Compensation Committee of the Board, which is composed solely of non-management directors, believes such compensatory arrangements to be reasonable and in line with marketplace norms and has historically adopted and approved these arrangements.

        The Board encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement. The Board recommends that you vote "FOR" the following resolution:

        "RESOLVED, that the stockholders of Digital River, Inc. approve, on a nonbinding, advisory basis, the compensation that will or may become payable to Digital River's named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled "The Merger—Interests of the Directors and Executive Officers of Digital River in the Merger—Payments to Executives Upon Termination Following Change-in-Control" in Digital River's proxy statement for the special meeting."

        Stockholders should note that this proposal is not a condition to completion of the merger, and as an advisory vote, the result will not be binding on Digital River, the Board or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.

Vote Required and Board Recommendation

        Approval of the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger requires the affirmative vote of a majority of those shares of common stock present or represented by proxy at the special meeting and entitled to vote thereon.

        The Board recommends that you vote "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River to its named executive officers in connection with the merger.

 MARKET PRICES AND DIVIDEND DATA

        Digital River's common stock is listed on the Nasdaq Global Select Market under the symbol "DRIV". As of January 7, 2015, there were approximately 31,898,701 shares of our common stock outstanding, held by approximately 256 stockholders of record.

        The following table sets forth, for the indicated periods, the high and low sales prices of Digital River's common stock for the periods shown as reported by the Nasdaq Global Select Market:

	Common Stock Prices
	High	Low
FY 2015—Quarter Ended
March 31 (through January 7, 2015)	$24.97	$24.25
FY 2014—Quarter Ended
December 31	$25.88	$14.29
September 30	16.04	13.61
June 30	17.99	14.69
March 31	18.99	15.57
FY 2013—Quarter Ended
December 31	$19.67	$16.57
September 30	20.29	16.26
June 30	18.94	12.80
March 31	15.18	13.75

        Under our current dividend policy, we have never declared or paid any cash dividends on our capital stock and have retained any future earnings to support operations and to finance the growth and development of our business. Under the terms of the merger agreement, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement, we may not declare or pay quarterly cash dividends to our common stockholders without Parent's written consent.

        The closing price of our common stock on the Nasdaq Global Select Market on October 23, 2014, the last trading day prior to the public announcement of the merger agreement, was $17.38 per share. On January 7, 2015, the latest practicable trading day before the printing of this proxy statement, the closing price of our common stock on the Nasdaq Global Select Market was $24.64 per share. You are encouraged to obtain current market quotations for our common stock.

        Following the merger, there will be no further market for our common stock and our stock will be delisted from the Nasdaq Global Select Market and deregistered under the Exchange Act. As a result, following the merger and such deregistration, we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following tables set forth certain information regarding the beneficial ownership of our common stock as of January 7, 2015 (except as otherwise noted below), by (i) each person known by us to be the beneficial owner of more than five percent of the outstanding shares of our common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all directors and executive officers as a group. Based on information furnished by such stockholders and Schedules 13D and 13G and Form 13F-HR, as applicable, filed with the SEC, we believe that each person has sole voting and dispositive power over the shares indicated as owned by such person unless otherwise indicated. The address of each director and officer is the same as the address for our executive offices.

Name and Address	Number of Shares Beneficially Owned	Percentage Beneficially Owned(1)
Soros Fund Management LLC(2)	2,476,303	7.2%
888 Seventh Avenue
New York, New York 10106
BlackRock, Inc.(3)	2,889,390	9.1%
40 East 52nd Street
New York, New York 10022
The Vanguard Group, Inc.	2,039,556	6.4%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
Wellington Capital Management Co LLP	1,864,884	5.8%
280 Congress Street
Boston, Massachusetts 02210
Dimensional Fund Advisors, L.P.	1,644,451	5.2%
6300 Bee Cave Road, Building One
Austin, Texas 78746

(1)
Except as adjusted pursuant to footnote 2 below with respect to Soros Fund Management LLC, applicable percentages are based on 31,898,701 shares outstanding on January 7, 2015, adjusted as required by rules promulgated by the SEC.

(2)
May be deemed to be the beneficial owner of (i) 2,460,253 shares issuable upon the conversion of 2.00% convertible bonds due November 1, 2030 (the "Convertible Bonds") and (ii) 16,050 shares beneficially owned. Percent beneficially owned assumes full conversion of the Convertible Bonds held by Soros Fund Management LLC and a corresponding increase in the number of shares outstanding upon such conversion of 2,460,253 shares.

(3)
Includes 90,258 shares with respect to which only dispositive power is held.

Name	Number of Shares Beneficially Owned	Percentage Beneficially Owned(1)
David C. Dobson(2)	369,769	1.2%
Theodore R. Cahall(3)	111,481	*
Thomas E. Peterson(4)	45,799	*
Stefan B. Schulz(5)	107,938	*
Kevin L. Crudden(6)	178,610	*
Thomas F. Madison(7)	116,366	*
Douglas M. Steenland(8)	47,620	*
Alfred F. Castino(9)	38,620	*
Perry W. Steiner(10)	72,620	*
Cheryl F. Rosner(11)	41,620	*
Timothy J. Pawlenty(12)	29,620	*
Edmond I. Eger III(13)	14,967	*
Jeffrey G. Katz(14)	8,844	*
All directors and executive officers as a group(15)	1,183,874	3.7%

*
Less than 1%

(1)
Applicable percentages are based on 31,898,701 shares outstanding on January 7, 2015, adjusted as required by rules promulgated by the SEC.

(2)
Includes 288,012 shares of restricted stock and performance awards subject to our right of repurchase.

(3)
Includes 96,607 shares of restricted stock and performance awards subject to our right of repurchase.

(4)
Includes 37,500 shares of restricted stock and performance awards subject to our right of repurchase.

(5)
Includes 72,560 shares of restricted stock and performance awards subject to our right of repurchase.

(6)
Includes 46,677 shares of restricted stock and performance awards subject to our right of repurchase and 55,760 shares issuable upon exercise of options exercisable within 60 days of January 7, 2015.

(7)
Includes 8,844 shares of restricted stock subject to our right of repurchase and 37,500 shares issuable upon exercise of stock options exercisable within 60 days of January 7, 2015. Also includes 2,892 shares indirectly owned.

(8)
Includes 8,844 shares of restricted stock subject to our right of repurchase.

(9)
Includes 8,844 shares of restricted stock subject to our right of repurchase.

(10)
Includes 8,844 shares of restricted stock subject to our right of repurchase and 25,000 shares issuable upon exercise of stock options exercisable within 60 days of January 7, 2015.

(11)
Includes 8,844 shares of restricted stock subject to our right of repurchase.

(12)
Includes 8,844 shares of restricted stock subject to our right of repurchase.

(13)
Includes 8,844 shares of restricted stock subject to our right of repurchase.

(14)
Includes 8,844 shares of restricted stock subject to our right of repurchase.

(15)
See footnotes number 2 through 14 above. Includes 612,108 shares of restricted stock and performance awards subject to our right of repurchase and 118,260 shares issuable upon exercise of stock options exercisable within 60 days of January 7, 2015.

 FUTURE STOCKHOLDER PROPOSALS

        If the merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of Digital River. However, if the merger is not completed, our stockholders will continue to be entitled to attend and participate in our stockholders' meetings.

        Digital River will hold an annual meeting of stockholders in 2015 only if the merger has not already been completed. If the merger is not completed and any stockholder intends to present a proposal to be considered for inclusion in our proxy material in connection with the 2015 Annual Meeting of stockholders (if one is held), the stockholder must follow the procedures of Rule 14a-8 under the Exchange Act and the proposal must have been received at our corporate offices at the mailing address below not later than December 13, 2014, if the date of the annual meeting has not been changed by more than 30 days from the date of the previous year's meeting, or by a reasonable time before Digital River begins to print and send its proxy materials in the event that the date of such meeting has been changed by more than 30 days from the date of the previous year's meeting.

        Stockholder proposals that are intended to be presented at our 2015 Annual Meeting of stockholders, but that are not intended to be considered for inclusion in our proxy material related to that meeting, must be delivered to our Corporate Secretary at our corporate offices at the mailing address below no earlier than the close of business on the 120th day, and no later than the close of business on the later of the 90th day, prior to the date of the preceding year's annual meeting, or no earlier than the close of business on January 21, 2015, nor later than the close of business on February 20, 2015, based on the date of our 2014 Annual Meeting of stockholders. If the date of the 2015 Annual Meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be delivered no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any stockholder who gives notice of any such proposal will deliver therewith (i) as to each person whom the stockholder proposed to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to the Exchange Act; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on Digital River's books, and of such beneficial owner, (B) the class and number of shares of Digital River which are owned beneficially and of record by such stockholder and such beneficial owner, and (C) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of Digital River's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of Digital River's voting shares to elect such nominee or nominees

        Such proposals or nominations should be addressed to Digital River, Inc., 10380 Bren Road West, Minnetonka, MN 55343, Attention: Corporate Secretary.

 WHERE YOU CAN FIND MORE INFORMATION

        The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

        The following Digital River filings with the SEC are incorporated by reference:

  •
  Digital River's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 27, 2014;

  •
  Digital River's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014, June 30, 2014, and September 30, 2014, each filed with the SEC on May 9, 2014, August 1, 2014 and October 31, 2014, respectively;

  •
  Digital River's Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 11, 2014; and

  •
  Digital River's Current Reports on Form 8-K filed with the SEC on February 5, 2014; February 28, 2014; March 11, 2014; April 30, 2014; May 23, 2014; May 27, 2014; July 30, 2014; October 24, 2014; October 29, 2014; December 8, 2014; December 17, 2014; and December 29, 2014 (other than the portions of such documents not deemed to be filed).

        We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

        You may read and copy any reports, statements or other information that we file with the SEC at the SEC's public reference room at the following location: Station Place, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Digital River through the Investor Relations section of our website, and the "SEC Filings" tab therein.

        You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Digital River, Inc.
Attn: Investor Relations
10380 Bren Road West
Minnetonka, MN 55343
(952) 253-1234

        If you would like to request documents from us, please do so by February 5, 2015, to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request.

Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.digitalriver.com, and the "SEC Filings" section therein. The information included on our website is not incorporated by reference into this proxy statement.

        If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016
Email: proxy@mackenziepartners.com
Call collect: (212) 929-5500
Call toll-free: (800) 322-2885

 MISCELLANEOUS

        Digital River has supplied all information relating to Digital River, and Parent has supplied, and Digital River has not independently verified, all of the information relating to Parent, Acquisition Sub and the equity investors and debt financing parties contained in "Summary—Parties Involved in the Merger," "Summary—Financing of the Merger," "The Merger—Parties Involved in the Merger" and "The Merger—Financing of the Merger."

        You should not send in your Digital River stock certificates until you receive transmittal materials after the merger is completed.

        You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated January 8, 2015. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

ANNEX A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

by and among

DANUBE PRIVATE HOLDINGS II, LLC,

DANUBE PRIVATE ACQUISITION CORP.

and

DIGITAL RIVER,  INC.

Dated as of October 23, 2014

A-i

A-ii

 Index of Defined Terms

2014 Cash Bonuses	A-40
Acceptable Confidentiality Agreement	A-33
Acquisition Sub	A-1
Additional Amounts	A-50
Adverse Recommendation Change	A-35
Affiliate	A-A-1
Aggregate Merger Consideration	A-3
Agreement	A-1
Alternative Acquisition Agreement	A-35
Alternative Financing	A-42
Anti-Money Laundering Laws	A-11
Antitrust Division	A-A-1
Antitrust Laws	A-10

A-iii

Blue Sky Laws	A-A-1
Book-Entry Shares	A-3
Business Day	A-A-1
Certificate of Merger	A-2
Certificates	A-3
claim	A-26
Closing	A-1
Closing Date	A-2
Code	A-A-1
Company	A-1
Company Agreement	A-40
Company Benefit Plan	A-13
Company Common Stock	A-2
Company Disclosure Letter	A-A-1
Company Equity Awards	A-A-1
Company ESPP	A-A-1
Company Material Adverse Effect	A-A-1
Company Material Contract	A-17
Company Option	A-A-3
Company Permits	A-10
Company Recommendation	A-A-2
Company Related Parties	A-50
Company Restricted Stock	A-A-3
Company SEC Documents	A-11
Company Stockholder Advisory Vote	A-9
Company Welfare Plans	A-39
Competing Proposal	A-36
Confidentiality Agreement	A-A-4
Consent	A-10
Continuing Employees	A-39
Contract	A-A-3
control	A-A-3
Convertible Notes Indenture	A-44
D&O Indemnified Parties	A-37
debt	A-26
Debt Commitment Letter	A-23
Debt Financing	A-24
Debt Financing Sources	A-A-3
DGCL	A-1
Dissenting Shares	A-7
Effective Time	A-2
Environmental Laws	A-A-3
Environmental Permits	A-20
Equity Commitment Letter	A-24
Equity Financing	A-24
Equity Financing Sources	A-A-4
ERISA	A-A-4
ERISA Affiliate	A-A-14
Exchange Act	A-A-4
Exchange Fund	A-3
Excluded Party	A-37

A-iv

Final Purchase Date	A-6
Financing	A-24
Financing Agreements	A-42
Financing Commitments	A-24
Financing Sources	A-A-4
GAAP	A-A-4
Go-Shop Period	A-33
Governmental Authority	A-A-4
Guarantors	A-1
Guaranty	A-1
Hazardous Materials	A-A-4
HSR Act	A-A-4
Insurance Policies	A-21
Intellectual Property Rights	A-15
Intervening Event	A-35
IRS	A-A-4
Knowledge	A-A-4
Law	A-A-4
Leased Real Property	A-19
Leases	A-A-5
Lien	A-A-5
Merger	A-1
Merger Consideration	A-3
Merger Litigation	A-31
Morgan Stanley	A-20
Non-US Plans	A-14
Notice of Adverse Recommendation	A-36
Notice of Superior Proposal	A-36
Option Cash Payment	A-5
Order	A-A-5
Other Company Award Payment	A-6
Other Company Awards	A-A-5
Parent	A-1
Parent Disclosure Letter	A-A-5
Parent Expenses	A-51
Parent Material Adverse Effect	A-A-5
Parent Organizational Documents	A-A-5
Parent Related Parties	A-50
Paying Agent	A-3
Performance Share Award	A-A-5
Performance Share Award Payment	A-6
Permitted Lien	A-A-6
Person	A-A-6
Post-Closing Plans	A-39
Post-Closing Welfare Plans	A-39
Proxy Statement	A-12
Release	A-A-6
Representatives	A-32
Requisite Stockholder Approval	A-20
Retained Claims	A-56
Reverse Termination Fee	A-49

A-v

Sanctioned Country	A-11
Sanctions	A-11
Sarbanes-Oxley Act	A-11
SEC	A-A-6
Secretary of State	A-A-6
Securities Act	A-A-6
Solvent	A-25
Stockholders' Meeting	A-30
Subsidiary	A-A-6
Superior Proposal	A-37
Surviving Corporation	A-1
Tax	A-A-6
Tax Returns	A-A-7
Taxes	A-A-6
Termination Date	A-47
Termination Fee	A-49
Third Party	A-A-7
Total Common Merger Consideration	A-A-7
WARN Act	A-A-7

A-vi

        THIS AGREEMENT AND PLAN OF MERGER, dated as of October 23, 2014 (this "Agreement"), is made by and among Danube Private Holdings II, LLC, a Delaware limited liability company ("Parent"), Danube Private Acquisition Corp., a Delaware corporation and a direct wholly owned Subsidiary of Parent ("Acquisition Sub"), and Digital River, Inc., a Delaware corporation (the "Company").

W I T N E S S E T H:

        WHEREAS, the board of managers of Parent and the respective boards of directors of Acquisition Sub and the Company have approved the acquisition of the Company by Parent upon the terms and subject to the conditions and limitations set forth in this Agreement;

        WHEREAS, the respective boards of directors of the Company and Acquisition Sub have approved and declared advisable, and each of the board of managers of Parent and Parent as the sole stockholder of Acquisition Sub has approved or adopted, this Agreement and the transactions contemplated hereby, including the merger of Acquisition Sub with and into the Company, with the Company surviving as a wholly owned Subsidiary of Parent (the "Merger"), upon the terms and subject to the conditions and limitations set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

        WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, Siris Partners II, L.P., a Delaware limited partnership (the "Guarantor"), is entering into a limited guaranty (the "Guaranty") in favor of the Company, dated as of the date hereof, pursuant to which the Guarantor has guaranteed certain obligations of Parent and Acquisition Sub under this Agreement; and

        WHEREAS, each of Parent, Acquisition Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.1    Definitions.     Defined terms used in this Agreement have the respective meanings ascribed to them by definition in this Agreement or in Exhibit A.

ARTICLE II

THE MERGER

        Section 2.1    The Merger.     Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Acquisition Sub shall be merged with and into the Company, whereupon the separate existence of Acquisition Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") and a wholly owned Subsidiary of Parent.

        Section 2.2    The Closing.     Subject to the provisions of Article VII, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. (Chicago time) on a date to be specified by the parties hereto, but no later than the second Business Day after the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), at the offices of Skadden, Arps, Slate,

Meagher & Flom LLP, 155 N. Wacker Drive, Chicago, Illinois 60606, unless another time, date or place is agreed to in writing by the parties hereto (such date being the "Closing Date").

        Section 2.3    Effective Time.

          (a)   Concurrently with the Closing, the Company, Parent and Acquisition Sub shall cause a certificate of merger with respect to the Merger in customary form and substance (the "Certificate of Merger") to be executed and filed with the Secretary of State as provided under the DGCL. The Merger shall become effective on the date and time at which the Certificate of Merger has been duly filed with the Secretary of State or at such other date and time as is agreed between Parent and the Company and specified in the Certificate of Merger (such date and time being hereinafter referred to as the "Effective Time").

          (b)   The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all rights, privileges, powers and franchises of the Company and Acquisition Sub, and all of the obligations, liabilities, and duties of the Company and Acquisition Sub shall become the obligations, liabilities and duties of the Surviving Corporation.

        Section 2.4    Certificate of Incorporation and Bylaws.

          (a)   At the Effective Time, the certificate of incorporation of the Company as the Surviving Corporation shall be amended to be identical to that set forth in Exhibit B hereto until thereafter amended in accordance with applicable Law and the applicable provisions of the certificate of incorporation of the Surviving Corporation (subject to Section 6.6).

          (b)   At the Effective Time, and without any further action on the part of the Company and Acquisition Sub, the bylaws of Acquisition Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (except the references to Acquisition Sub's name shall be replaced by references to "Digital River, Inc."), until thereafter amended in accordance with applicable Law and the applicable provisions of the certificate of incorporation and bylaws of the Surviving Corporation (subject to Section 6.6).

        Section 2.5    Board of Directors.     The board of directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the members of the board of directors of Acquisition Sub immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected, designated or qualified, as the case may be.

        Section 2.6    Officers.     From and after the Effective Time, the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

ARTICLE III

EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

        Section 3.1    Effect on Securities.     At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Acquisition Sub or the holders of any securities of the Company or Acquisition Sub:

          (a)    Cancellation or Conversion of Company Securities.    Each share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") held by the Company as treasury stock or held, directly or indirectly, by Parent or Acquisition Sub immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof. Each share of Company Common Stock owned by wholly-owned Subsidiaries of the Company shall remain outstanding and be converted into one (1) newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          (b)    Conversion of Company Securities.    Except as otherwise provided in this Agreement, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares canceled or converted pursuant to Section 3.1(a) and any Dissenting Shares) shall be converted into the right to receive $26.00 per share of Company Common Stock in cash, without interest (the "Merger Consideration"). Each share of Company Common Stock to be converted into the right to receive the Merger Consideration as provided in this Section 3.1(b) shall as of the Effective Time no longer be outstanding and shall be automatically canceled and shall cease to exist, and the holders of certificates (the "Certificates") or book-entry shares ("Book-Entry Shares") which immediately prior to the Effective Time represented such Company Common Stock shall cease to have any rights with respect to such Company Common Stock other than the right to receive, upon surrender of such Certificates or Book-Entry Shares in accordance with Section 3.2, the Merger Consideration, without interest thereon.

          (c)    Conversion of Acquisition Sub Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, par value of $0.001 per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid share of common stock, par value $0.001 per share, of the Surviving Corporation and along with any shares converted pursuant to Section 3.1(a), constitute the only outstanding shares of capital stock of the Surviving Corporation.

          (d)    Adjustments.    Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the number of outstanding shares of Company Common Stock shall occur as a result of a reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, the Merger Consideration shall be equitably adjusted to provide the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 3.1(d) shall be construed to permit any party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

        Section 3.2    Exchange of Certificates.

          (a)    Designation of Paying Agent; Deposit of Exchange Fund.    Prior to the Closing, Parent shall enter into a customary paying agent agreement with a nationally recognized financial institution designated by Parent and reasonably acceptable to the Company (the "Paying Agent") for the payment of the Merger Consideration as provided in Section 3.1(b). At or prior to the Effective Time, Parent shall deposit, or cause to be deposited with the Paying Agent, cash constituting an amount equal to the Total Common Merger Consideration (the "Aggregate Merger Consideration" and such Aggregate Merger Consideration as deposited with the Paying Agent, the "Exchange Fund"). In the event the Exchange Fund shall at any time be insufficient to make the payments contemplated by Section 3.1(b) (and, if applicable, Section 3.5), Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount which is equal to such deficiency. Parent shall cause the Exchange Fund to be (i) held for the benefit of the holders of Company Common Stock and (ii) applied promptly to making the payments pursuant to

  Section 3.1(b). The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to Section 3.1, except as expressly provided for in this Agreement.

          (b)   As promptly as reasonably practicable following the Effective Time and in any event not later than the second Business Day thereafter, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a Certificate or Book-Entry Share (other than the Surviving Corporation, its Subsidiaries and Parent) that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares, as applicable, shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent and which shall be in the form and have such other provisions as Parent and the Company may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration into which the number of shares of Company Common Stock previously represented by such Certificate or Book-Entry Shares shall have been converted pursuant to this Agreement (which instructions shall be in the form and have such other provisions as Parent and the Company may reasonably specify).

          (c)   Upon surrender of a Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate or Book-Entry Share within two (2) Business Days following the later to occur of (i) the Effective Time or (ii) the Paying Agent's receipt of such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and the Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share so surrendered shall be forthwith canceled. The Paying Agent shall accept such Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the Merger Consideration payable upon the surrender of the Certificates or Book-Entry Shares.

          (d)   In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment of the appropriate amount of Merger Consideration may be made to a Person other than the Person in whose name the Certificate or Book-Entry Share so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer (and accompanied by all documents reasonably required by the Paying Agent) or such Book-Entry Share shall be properly transferred and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or Book-Entry Share or establish to the satisfaction of Parent that such Tax has been paid or is not applicable.

          (e)    Termination of Exchange Fund.    Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates or Book-Entry Shares for one (1) year after the Effective Time shall be delivered to Parent or its designee, upon demand, and any such holders prior to the Merger who have not theretofore complied with this Article III shall thereafter look only to Parent and the Surviving Corporation (subject to applicable abandoned property, escheat or other similar Laws) as general creditor thereof for payment of their claims for Merger Consideration in respect thereof. Parent or the Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Certificates or Book-Entry Shares for the Merger Consideration.

          (f)    No Liability.    None of Parent, Acquisition Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash held in the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates or Book-Entry Shares shall not have been surrendered immediately prior to the date on which any cash in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Authority, any such cash in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

          (g)    Investment of Exchange Fund.    The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent; provided that (i) no such investment shall relieve Parent or the Paying Agent from making the payments required by this Article III, and following any losses that render the Exchange Fund insufficient to make the payments contemplated by Section 3.1(b), Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in the amount which is equal to such deficiency, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) such investments shall be in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America, or in commercial paper rated A-1 or P-1 or better by Moody's Investment Service, Inc. or Standard & Poor's Corporation, respectively. Any interest or income produced by such investments will be payable to Parent or its designee as directed by Parent.

          (h)    Withholding.    Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration and any amounts otherwise payable pursuant to this Agreement to any former holder of Company Common Stock or holder of Company Equity Awards such amounts as Parent, the Surviving Corporation or the Paying Agent are required to deduct and withhold with respect to the making of such payment under the Code or any provision of applicable Tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

        Section 3.3    Company Options, Company Restricted Stock, Other Company Awards; Company ESPP; Performance Share Awards.

          (a)    Treatment of Company Options.    As of immediately prior to the Effective Time, each vested and unvested Company Option that is outstanding shall become vested and exercisable in full and to the extent not exercised as of the Effective Time shall be canceled and shall entitle the holder thereof to receive as soon as practicable following the Effective Time an amount in cash (subject to any applicable withholding or other Taxes or other amounts required by applicable Law to be withheld) equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Option and (ii) the excess, if any, of the Merger Consideration, over the exercise price per share of Company Common Stock underlying such Company Option (the "Option Cash Payment"). Following the Effective Time, any such canceled Company Option shall no longer be exercisable for Company Common Stock and shall only entitle the Company Option holder to the Option Cash Payment, which shall be paid by the Surviving Corporation as of, or as promptly as reasonably practicable following, the Effective Time.

          (b)    Treatment of Company Restricted Stock.    Immediately prior to the Effective Time, each then-outstanding share of unvested Company Restricted Stock shall, contingent upon the Effective Time, vest and be treated in accordance with Section 3.1(b) (subject to any applicable withholding or other Taxes required by applicable Law to be withheld), except that the Surviving Corporation may, upon surrender of a Certificate or Book-Entry Share for cancellation, pay, at or as promptly as reasonably practicable following the Effective Time, the applicable Merger Consideration to the holder thereof which shall relieve Parent's obligation to deposit such amounts with the Paying Agent.

          (c)    Treatment of Other Company Awards.    As of the Effective Time, any vesting or settlement conditions or restrictions applicable to each Other Company Award (other than Performance Share Awards, which are the subject of Section 3.3(e)) outstanding immediately prior thereto shall lapse and the holder shall receive an amount in cash (subject to any applicable withholding or other Taxes required by applicable Law to be withheld) equal to the product of (i) the total number of shares of Company Common Stock subject to such Other Company Award and (ii) the Merger Consideration (the "Other Company Award Payment"). The Other Company Award Payment shall be paid by the Surviving Corporation as of, or as promptly as reasonably practicable following, the Effective Time; provided, however, that the Other Company Award Payment shall be paid at such other time or times following the Effective Time consistent with the terms of the Other Company Award to the extent necessary to avoid the imposition of additional income Tax under Section 409A of the Code.

          (d)    Treatment of Company ESPP.    No new offering period shall commence under the Company ESPP following completion of the offering period in progress as of the date of this Agreement under the Company ESPP (the date of such completion, the "Final Purchase Date"). Shares of Company Common Stock shall be issued to participants thereunder on the Final Purchase Date, such that each then outstanding option under the Company ESPP shall be exercised automatically on such Final Purchase Date. The Company shall terminate the Company ESPP as of or prior to the Effective Time. The Company shall, after the date hereof and prior to the Final Purchase Date, take all necessary actions (including amending the Company ESPP if applicable (i) to avoid the commencement of any new offering period thereunder at or after the date hereof and prior to the earlier of the termination of this Agreement or the Effective Time and (ii) to prevent new participants from joining the offering period in progress as of the date of this Agreement.

          (e)    Treatment of Performance Share Awards.    As of the Effective Time, each Performance Share Award that is outstanding and vested immediately prior to the Effective Time (after taking into account any acceleration of vesting or lapse restrictions thereto provided for in the Company Benefit Plans or in any award agreement by reason of the transactions contemplated hereby), shall automatically be cancelled and shall cease to exist, and the holder of such Performance Share Award shall be entitled to receive an amount in cash equal (subject to any applicable withholding or other Taxes required by applicable Law to be withheld) to the product of (i) the total number of vested shares of Company Common Stock subject to such Performance Share Award and (ii) the Merger Consideration (the "Performance Share Award Payment"). The Performance Share Award Payment shall be paid by the Surviving Corporation as of, or as promptly as reasonably practicable following, the Effective Time; provided, however, that the Performance Share Award Payment shall be paid at such other time or times following the Effective Time consistent with the terms of the Performance Share Award to the extent necessary to avoid the imposition of additional income Tax under Section 409A of the Code. For the avoidance of doubt, each Performance Share Award that is not vested immediately prior to the Effective Time (after taking into account any acceleration of vesting or lapse restrictions applicable thereto provided for in the

  Company Benefit Plans or in any award agreement by reason of the transactions contemplated hereby) shall be cancelled without consideration.

          (f)    Required Approvals.    Prior to the Effective Time, the board of directors of the Company shall adopt such resolutions as may be reasonably required to effectuate the provisions of this Section 3.3.

        Section 3.4    Lost Certificates.     If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to this Article III.

        Section 3.5    Dissenting Shares.     Notwithstanding anything to the contrary in Section 3.1(b), to the extent that holders thereof are entitled to appraisal rights under Section 262 of the DGCL, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected his or her demand for appraisal rights under Section 262 of the DGCL (the "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration, but the holders of such Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Section 262 of the DGCL; provided, however, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost his or her right to appraisal and payment under the DGCL (whether occurring before, at or after the Effective Time), such holder's shares of Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, and such shares shall not be deemed to be Dissenting Shares. Any payments required to be made with respect to the Dissenting Shares shall be made by Parent (and not the Company or Acquisition Sub) or, if the Exchange Fund is being administered by the Paying Agent at such time, the Paying Agent, and the Aggregate Merger Consideration (and, if applicable, the Exchange Fund) shall be reduced, on a dollar for dollar basis, as if the holder of such Dissenting Shares had not been a stockholder on the Closing Date. The Company shall give prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company relating to appraisal demands, and Parent shall have the right to direct, and otherwise participate in, all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or compromise or settle, or offer to compromise or settle, any such demands. Following the Effective Time, the Surviving Corporation will comply with any notice requirements applicable to a merger without a meeting of stockholders pursuant to Section 262 of the DGCL.

        Section 3.6    Transfers; No Further Ownership Rights.     After the Effective Time, there shall be no registration of transfers on the stock transfer books of the Company of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If Certificates or Book-Entry Shares are presented to the Surviving Corporation for transfer following the Effective Time, they shall be canceled against delivery of the applicable Merger Consideration, as provided for in Section 3.1(b), for each share of Company Common Stock formerly represented by such Certificates or Book-Entry Shares, subject to applicable Law in the case of Dissenting Shares.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as disclosed in the Company SEC Documents filed by the Company prior to the date of this Agreement (but excluding any risk factor disclosures contained under the heading "Risk Factors," any disclosure of risks included in any "forward-looking statements" disclaimer or any other statements that are similarly cautionary, predictive or forward-looking in nature, in each case, other than any specific factual information contained therein) (provided, that no information disclosed in the Company SEC Documents shall be deemed to modify or qualify the representations and warranties set forth in Section 4.2(a) or Section 4.9(b) ) or as disclosed in the Company Disclosure Letter (subject to Section 9.3(b)), the Company hereby represents and warrants to Parent as follows:

        Section 4.1    Organization and Qualification; Subsidiaries.     Each of the Company and its Subsidiaries is a corporation or other entity duly organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite entity power and authority to conduct its business as it is now being conducted, except where the failure to be in good standing or to have such power and authority would not have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have, individually or in the aggregate, a Company Material Adverse Effect. The Company's Amended and Restated Certificate of Incorporation (as amended) and Amended and Restated Bylaws, as currently in effect, are included in the Company SEC Documents and the Company is not in violation of any provision of such documents. Section 4.1 of the Company Disclosure Letter sets forth a complete and correct list, as of the date hereof, of each Subsidiary of the Company and its place and form of organization.

        Section 4.2    Capitalization.

          (a)   As of the close of business on October 22, 2014, the authorized capital stock of the Company consists of (i) 120,000,000 shares of Company Common Stock, 50,701,234 of which were issued and outstanding and 18,821,640 of which were held by the Company as treasury stock, and (ii) 5,000,000 shares of preferred stock of the Company, par value $0.01 per share, no shares of which were outstanding. As of the close of business on October 22, 2014, (A) an aggregate of 377,235 shares of Company Common Stock are subject to outstanding Company Options (of which 3,250 shares have an exercise price per share of Company Common Stock underlying such Company Option that is lower than the Merger Consideration), (B) 2,191,555 shares of Company Common Stock are Company Restricted Stock, (C) 394,935 shares of Company Common Stock are subject to Performance Share Awards (assuming achievement of target (100%) performance), (D) 14,046 shares of Company Common Stock are subject to Other Company Awards, (E) the Company has reserved 2,716,708 shares of Company Common Stock for future issuances under the Company Benefit Plans and (F) the Company has reserved 553,236 shares of Company Common Stock for future issuances under the Company ESPP. All outstanding shares of capital stock of the Company have been, and all shares of Company Common Stock that may be issued pursuant to any Company Benefit Plan will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. Other than as set forth in the first two sentences of this Section 4.2(a) or Section 4.2(a) of the Company Disclosure Letter, and other than issuances of shares of Company Common Stock (i) upon the exercise or vesting of the Company Equity Awards described therein or (ii) pursuant to the Company ESPP and, with respect to issuances or exceptions to the following after the date of this Agreement, only such issuances or exceptions as in accordance with Section 6.1 herein, there are no existing (i) options, equity interests, restricted shares, stock appreciation rights, performance awards or units, contingent value rights, "phantom" stocks, warrants, calls, subscriptions or other rights, convertible securities, agreements or commitments of any character to which the Company or any of its Subsidiaries is a party obligating the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock, voting securities or other equity interests in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares, securities or equity interests, (ii) contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of the Company or any of its Subsidiaries or (iii) voting trusts or similar agreements to which the Company is a party with respect to the voting of the capital stock of the Company.

          (b)   All of the outstanding shares of capital stock or equivalent equity interests of each of the Company's Subsidiaries are owned of record and beneficially, directly or indirectly, by the Company or the relevant Subsidiary free and clear of all Liens except for Permitted Liens and restrictions imposed by Law.

          (c)   Neither the Company nor any of its Subsidiaries owns any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, trust or other entity, other than a Subsidiary of the Company, which interest or investment is material to the Company and its Subsidiaries, taken as a whole.

        Section 4.3    Authority Relative to Agreement.

          (a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Requisite Stockholder Approval and the occurrence of the shareholder advisory vote contemplated by Rule 14a-21(c) under the Exchange Act, regardless of the outcome of such vote (the "Company Stockholder Advisory Vote"), to consummate the transactions contemplated hereby, including the Merger. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary corporate action by the Company, and except for the Requisite Stockholder Approval, the occurrence of the Company Stockholder Advisory Vote (regardless of the outcome of such vote) and the filing of the Certificate of Merger with the Secretary of State, no other corporate action or proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (b)   The board of directors of the Company has, by resolutions duly adopted by vote of the directors, (i) adopted and approved this Agreement and the transactions contemplated hereby, including the Merger, (ii) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the Company and Company's stockholders, (iii) directed that the adoption of this Agreement be submitted to a vote at the Stockholders' Meeting and (iv) resolved to make the Company Recommendation (provided that any change or modification or rescission of such recommendation by the board of directors of the Company in accordance with Section 6.5 shall not be a breach of the representation in this clause (iv)).

          (c)   None of the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) contravene,

  conflict with, breach or violate any provision of the Company's Amended and Restated Certificate of Incorporation (as amended) or Amended and Restated Bylaws or (ii) assuming that the Consents, registrations, declarations, filings and notices referred to in Section 4.4 have been obtained or made, any applicable waiting periods referred to therein have expired and any condition precedent to any such Consent has been satisfied, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property, right or asset of the Company or any of its Subsidiaries is bound or affected, (iii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, acceleration or cancellation or adverse change of any right or obligation or the loss of any material benefit to which the Company or any of its Subsidiaries is entitled, under any Company Material Contract or (iv) result in the creation or imposition of any Lien, other than any Permitted Lien or any Lien created as a result of any action taken by or at the direction of Parent or Acquisition Sub, upon any of the properties, rights or assets of the Company or any of its Subsidiaries, other than, in the case of clauses (ii), (iii) and (iv), any such conflict, violation, breach, default, termination, acceleration, cancellation, change, loss or Lien that would not have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.4    No Conflict; Required Filings and Consents.     No consent, approval, license, permit, order or authorization (a "Consent") of, or registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated hereby by the Company, other than (i) applicable requirements of and filings with the SEC under the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State and appropriate documents with the relevant authorities of the other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, (iii) applicable requirements under corporation or Blue Sky Laws of various states, (iv) such filings as may be required in connection with the Taxes described in Section 8.6, (v) compliance with applicable rules and regulations of the Nasdaq Stock Market LLC, (vi) compliance with and filings or notifications under the HSR Act and any other applicable U.S. or foreign competition, antitrust, merger control or investment Laws (together with the HSR Act, "Antitrust Laws") and (vii) such other Consents, registrations, declarations, filings or notices the failure of which to be obtained or made would not have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.5    Permits; Compliance With Laws.

          (a)   The Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for the Company and its Subsidiaries to carry on their business as it is now being conducted (the "Company Permits"), and all Company Permits are in full force and effect and no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, except where the failure to be in possession of or be in full force and effect, or the suspension or cancellation of, any of the Company Permits would not have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   None of the Company or its Subsidiaries is in or has been since December 31, 2012, and to the Knowledge of the Company, none of the Company or its Subsidiaries is under investigation by any Governmental Authority with respect to, any default or violation of any (i) Law applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets are bound or (ii) Company Permits, except in the case of the foregoing clauses (i) and (ii) for any such defaults or violations that would not have, individually or in the aggregate, a Company Material Adverse Effect. Notwithstanding the foregoing, no representation or warranty in this Section 4.5 is made with respect to Company SEC Documents or financial statements, "disclosure controls and procedures" or "internal control over financial reporting," employee benefits matters, intellectual property matters, Tax matters, property matters or Environmental Laws.

          (c)   Except as would not have a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, its directors, officers, employees or agents acting on the Company's behalf is currently subject to any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty's Treasury (collectively, "Sanctions"), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is, as of the date hereof, the subject or the target of Sanctions, including Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a "Sanctioned Country") or (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, its directors, officers, employees or agents acting on behalf and at the direction of the Company or any of its Subsidiaries is engaging in activities sanctionable under or in violation of Sanctions.

          (d)   Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, employee or agent of the Company or any of its Subsidiaries acting on behalf of the Company or any of its Subsidiaries has (i) used any Company funds to make any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made an offer, promise or authorization of any unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe or other unlawful benefit, including any rebate, payoff, influence payment, kickback or other unlawful payment or benefit. Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries have instituted and maintained, and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with applicable anti-bribery and anti-corruption laws.

          (e)   Except as would not have a Company Material Adverse Effect, the operations of the Company and its Subsidiaries are conducted in compliance with applicable financial recordkeeping and reporting requirements required by Law, including those of the Currency and Foreign Transactions Reporting Act of 1970, the applicable money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conducts business, and the rules and regulations thereunder issued, administered or enforced by an applicable governmental or regulatory agency with jurisdiction therefor (collectively, the "Anti-Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental or regulatory agency involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

        Section 4.6    Company SEC Documents; Financial Statements.

          (a)   Since December 31, 2012, the Company has timely filed or furnished with the SEC all certifications, forms, documents and reports required to be filed or furnished (subject to any extensions permitted pursuant to, and in compliance with, Rule 12b-25 of the Exchange Act) by it with the SEC (such certifications, forms, documents, and reports filed with the SEC, including those that are filed or furnished after the date hereof and any amendments thereto, the "Company SEC Documents"). As of their respective dates, or, if amended, as of the date of the last such amendment, the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents at the time it was filed contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading (or, in the case of a Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading).

          (b)   The Company has made available (including via the EDGAR system, as applicable) to Parent all material written correspondence between the SEC, on the one hand, and the Company and any of its Subsidiaries, on the other hand (other than requests for confidential treatment), since December 31, 2012. As of the date of this Agreement, there are no material outstanding or unresolved comments in comment letters received by the Company from the SEC or its staff with respect to the Company SEC Documents. To the Knowledge of the Company, as of the date hereof, none of the Company SEC Documents is the subject of ongoing SEC review.

          (c)   No Subsidiary of the Company is subject to periodic reporting requirements of the Exchange Act.

          (d)   The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ.

          (e)   The consolidated financial statements (including all related notes) of the Company included or incorporated by reference in the Company SEC Documents fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and their consolidated statements of operations and consolidated statements of cash flows for the respective periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments, to the absence of notes and to any other adjustments described therein, including in any notes thereto) and were prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto).

        Section 4.7    Information Supplied.     None of the information supplied or to be supplied by or on behalf of the Company or any of its Subsidiaries expressly for inclusion or incorporation by reference in the proxy statement (or any amendment or supplement thereto) relating to the adoption by the stockholders of the Company of this Agreement (together with any amendments or supplements thereto, the "Proxy Statement") will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The representations and warranties contained in this Section 4.7 will not apply to statements or omissions included in the Proxy Statement based upon information furnished to the Company by Parent or Acquisition Sub specifically for use therein.

        Section 4.8    Disclosure Controls and Procedures.     The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. The Company maintains "disclosure controls and procedures" and "internal control over financial reporting" (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 promulgated under the Exchange Act) as required by Rule 13a-15 promulgated under the Exchange Act. The Company has disclosed, based on its most recent evaluation of the Company's internal control over financial reporting prior to the date hereof, to the Company's auditors and the audit committee of the board of directors of the Company (i) any significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (ii) any fraud, to the Knowledge of the Company, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

        Section 4.9    Absence of Certain Changes or Events.     Since December 31, 2013 through the date of this Agreement, (a) the businesses of the Company and its Subsidiaries have been conducted in the ordinary course of business consistent with past practice in all material respects, (b) there has not been any change, event, development or state of circumstances that has had, individually or in the aggregate, a Company Material Adverse Effect and (c) there have not been any actions taken by the Company or any of its Subsidiaries that, if taken during the period from the date hereof through the Effective Time, would require Parent's consent pursuant to Section 6.1(d). Since June 30, 2014 through the date of this Agreement, there have not been any actions taken by the Company or any of its Subsidiaries that, if taken during the period from the date hereof through the Effective Time, would require Parent's consent pursuant to Section 6.1(e), Section 6.1(i), Section 6.1(k), Section 6.1(l) or, solely with respect to the foregoing subsections, Section 6.1(t).

        Section 4.10    No Undisclosed Liabilities.     Except (a) as reflected, disclosed or reserved against in the Company's consolidated balance sheet as of June 30, 2014 (as amended or restated, if applicable) or the notes thereto included in the Company's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2014, (b) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 2014, (c) for liabilities or obligations incurred in connection with the transactions contemplated hereby, (d) for liabilities and obligations which have been discharged or paid prior to the date of this Agreement or (e) for liabilities or obligations that would not have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, the Company and its Subsidiaries do not have any liabilities or obligations of any nature, whether or not accrued, contingent, absolute, determined, determinable or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet (or the notes thereto) of the Company.

        Section 4.11    Litigation.     As of the date of this Agreement, there is no material suit, action or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries before or by any Governmental Authority, nor is there any material Order of any Governmental Authority outstanding against, or, to the Knowledge of the Company, investigation by any Governmental Authority involving, the Company or any of its Subsidiaries.

        Section 4.12    Employee Benefit Plans.

          (a)   Section 4.12(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date hereof, of (i) each material "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) that the Company or any of its Subsidiaries sponsors, participates in, is a party or contributes to or with respect to which the Company or any of its Subsidiaries could reasonably be expected to have any liability; and (ii) each other material employee benefit plan, agreement, program, policy or arrangement, including any stock option, stock purchase, stock appreciation right or other stock or stock-based incentive plan, cash bonus or incentive compensation arrangement, retirement or deferred compensation plan, profit-sharing plan, unemployment or severance compensation plan, or employment or consulting agreement, for any current or former employee or director of, or other service provider to the Company or any of its Subsidiaries that does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA), that the Company or any of its Subsidiaries presently sponsors, participates in, is a party or contributes to, or with respect to which the Company or any of its Subsidiaries could reasonably be expected to have any liability (each, a "Company Benefit Plan").

          (b)   The Company has made available to Parent a true and complete copy of each Company Benefit Plan and all amendments thereto and, with respect to each such plan, a true and complete copy of the following items (in each case, only if applicable): (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed annual report on IRS Form 5500 and (iv) the most recently received IRS determination letter or IRS opinion letter.

          (c)   Except as would not have a Company Material Adverse Effect, each of the Company Benefit Plans has been operated and administered in accordance with its terms and applicable Laws, including ERISA and the Code.

          (d)   Except as would not have a Company Material Adverse Effect, (i) each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has either received a favorable determination letter from the IRS with respect to each such Company Benefit Plan as to its qualified status under the Code, or with respect to a prototype Company Benefit Plan, the prototype sponsor has received a favorable IRS opinion letter, or the Company Benefit Plan or prototype sponsor has remaining a period of time under applicable Code regulations or pronouncements of the IRS in which to apply for such a letter and make any amendments necessary to obtain a favorable determination or opinion as to the qualified status of each such Company Benefit Plan and (ii) to the Knowledge of the Company, no event has occurred since the most recent determination or opinion letter or application therefor relating to any such Company Benefit Plan that would reasonably be expected to adversely affect the qualification of such Company Benefit Plan.

          (e)   None of the Company, any of its Subsidiaries, nor any Person that is a member of a "controlled group of corporations" with, or is under "common control" with, or is a member of the same "affiliated service group" with the Company or any of its Subsidiaries, in each case, as defined in Section 4001(b)(1) or Sections 414(b), (c), (m) or (o) of the Code (each, an "ERISA Affiliate") maintains, contributes to, sponsors or has any liability, whether contingent or otherwise, with respect to, and has not within the past six (6) years maintained, contributed to, sponsored or had any liability, whether contingent or otherwise, with respect to any employee benefit plan (as defined in section 3(3) of ERISA) that is or has been (i) subject to Title IV of ERISA or Section 412 of the Code or subject to Section 4063 or 4064 of ERISA, or (ii) a multiemployer plan (as defined in Section 3(37) of ERISA).

          (f)    Except as would not have a Company Material Adverse Effect, there are no (i) claims pending, or, to the Knowledge of the Company, threatened actions, suits, disputes or claims (other than routine claims for benefits) against or affecting any Company Benefit Plan, by any employee or beneficiary covered under such Company Benefit Plan, as applicable, or otherwise involving such Company Benefit Plan.

          (g)   Except as would not have a Company Material Adverse Effect, with respect to Company Benefit Plans that are subject to or governed by the Laws of any jurisdiction other than the United States (the "Non-US Plans"), (i) all amounts required to be reserved under each book reserved Non-US Plan have been so reserved in accordance with GAAP, (ii) the fair market value of the assets of each funded Non-US Plan, the liability of each insurer for any Non-US Plan funded through insurance or the book reserve established for any Non-US Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current or former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Non-US Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations, and (iii) each Non-US Plan required to be registered with a Governmental Authority has been registered, has been maintained in good standing with the appropriate Governmental Authorities, has been maintained and operated in accordance with its terms, and is in compliance with all applicable Laws.

          (h)   Neither the execution or delivery of this Agreement nor the consummation of the Merger will, either alone or in conjunction with any other event, (i) entitle any current or former director, employee, consultant or independent contractor of the Company or any of its Subsidiaries to any material payment, except as expressly provided in this Agreement, (ii) materially increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee, consultant or independent contractor or (iii) accelerate the time of payment or vesting of amounts due any such director, employee, consultant or independent contractor. No amounts payable under the Company Benefit Plans will fail to be deductible for federal income Tax purposes by virtue of Section 280G of the Code as a result of the occurrence of the transactions contemplated by this Agreement, either alone or in combination with another event.

          (i)    None of the Company or its Subsidiaries has any material obligations for post-termination health or life insurance benefits under any Company Benefit Plan (other than for continuation coverage required to be provided pursuant to Section 4980B of the Code).

        Section 4.13    Labor Matters.     Neither the Company nor any of its Subsidiaries is a party to or bound by or negotiating any labor or collective bargaining agreement and, to the Knowledge of the Company, no employees of the Company or any of its Subsidiaries are represented by a labor union, works council or similar employee organization with respect to their employment by the Company or its Subsidiaries. There are no labor related strikes, slowdowns, walkouts or other material work stoppages pending or, to the Knowledge of the Company, threatened, and, since December 31, 2011, neither the Company nor any of its Subsidiaries has experienced any such labor related strike, slowdown, walkout or other material work stoppage. To the Knowledge of the Company, (i) there are no pending or threatened union organizing activities or proceedings with respect to employees of the Company or any of its Subsidiaries, and (ii) there have not been any union organizing activities or proceedings since December 31, 2011. As of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by any material consent decree with, or citation by, any Governmental Authority relating to employees or employment practices, and, to the Knowledge of the Company, there are no material investigations, audits or similar proceedings against the Company or any of its Subsidiaries regarding breach or violation of any labor or employment Laws. Except as would not have a Company Material Adverse Effect, (a) the Company and its Subsidiaries are in compliance with all applicable Laws relating to employment, employment practices, employment eligibility, compensation, benefits, hours, terms and conditions of employment, and the termination of employment, including but not limited to any obligations related to the WARN Act, the proper classification of employees as exempt or non-exempt from overtime pay requirements, the provision of required meal and rest breaks, and the proper classification of individuals as independent contractors or employees and (b) there are no employment-related suits or actions against the Company or any of its Subsidiaries before any Governmental Authority.

        Section 4.14    Trademarks, Patents and Copyrights.

          (a)   Section 4.14(a) of the Company Disclosure Letter sets forth a complete and accurate list (in all material respects) of all material U.S. and foreign: (i) patents and patent applications; (ii) trademark registrations and applications (including Internet domain name registrations); and (iii) copyright registrations and applications owned by the Company and its Subsidiaries as of the date hereof. Such registrations for Intellectual Property Rights are in effect and subsisting and, to the Knowledge of the Company, valid and enforceable.

          (b)   Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries exclusively own, free and clear of all Liens, except for Permitted Liens, all patents, trademarks, trade names, copyrights, Internet domain names, service marks, software, trade secrets, know-how and other intellectual property rights (the "Intellectual Property Rights") that are owned or purported to be owned by the Company and its Subsidiaries, provided that the foregoing is not a representation or warranty of the Company or its Subsidiaries with regard to any actual or alleged infringement or other violation of Intellectual Property Rights of any Person.

          (c)   The conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe upon or otherwise violate any Intellectual Property Rights of any other Person (provided that, with respect to patents, the foregoing representation is being made to the Knowledge of the Company), except for any such infringement or other violation that would not have a Company Material Adverse Effect. As of the date of this Agreement, there is no such claim pending or, to the Knowledge of the Company, threatened (including cease and desist letters or invitations to take a patent license), except for any such infringement or other violation that would not have a Company Material Adverse Effect. To the Knowledge of the Company, no other Person is infringing or otherwise violating any Intellectual Property Rights that are material to the business of the Company and its Subsidiaries as currently conducted, except for any such infringement or other violation as would not have a Company Material Adverse Effect. This Section 4.14(c), along with Section 4.11 and Section 4.16(b), constitute the only representations and warranties of the Company and its Subsidiaries with regard to any actual or alleged infringement or other violation of any Intellectual Property Rights of any other Person.

          (d)   Except as would not otherwise have a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with applicable Laws, as well as its own published policies, relating to data and system security, privacy, data protection and the collection and use of personal information collected, used, or held for use by the Company and its Subsidiaries, and as of the date hereof, (i) there are no claims pending or threatened against the Company or its Subsidiaries alleging a violation of any Person's privacy or personal information and (ii) there have been no material breaches, outages, interruptions or violations of the Company and its Subsidiaries' software or systems.

          (e)   The Company and its Subsidiaries take commercially reasonable measures to protect (i) the ownership and confidentiality of their material trade secrets and (ii) the security, operation and integrity of their material systems and software. There has not been any disclosure of any material trade secret of the Company to any Person in a manner that has resulted or is likely to result in the loss of trade secret or other rights in and to such information.

          (f)    Except as would not otherwise have a Company Material Adverse Effect, (i) the material software, products or services of the Company and its Subsidiaries (x) are operational and functional and (y) do not use, or incorporate and are not derived from any software subject to an "open source" or similar license in a manner that requires the licensing or provision of source code owned by the Company or its Subsidiaries to others as such software is currently used and (ii) no current or contingent rights have been granted to any Person other than the Company or its Subsidiaries to access or possess any material source code owned by the Company or its Subsidiaries.

        Section 4.15    Taxes.     Except as would not have a Company Material Adverse Effect:

          (a)   The Company and each of its Subsidiaries have (i) timely filed all Tax Returns required to be filed by any of them and all such filed Tax Returns (taking into account all amendments thereto) are complete and accurate and (ii) timely paid all Taxes that are due and payable (whether or not shown on such Tax Returns), except, in the case of clause (i) or clause (ii) hereof, with respect to matters contested in good faith or for which adequate reserves have been established in accordance with GAAP.

          (b)   Neither the Company nor any of its Subsidiaries has granted any currently effective extension or waiver of the statute of limitations period applicable to any federal or state income

  Tax Return, which period (after giving effect to such extension or waiver) has not yet expired (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).

          (c)   As of the date of this Agreement, there are no pending or ongoing audits, examinations, investigations or other proceedings by any Governmental Authority in respect of Taxes of or with respect to the Company or any of its Subsidiaries. No written claim has been made to the Company or any of its Subsidiaries in the last three years by any Governmental Authority in a jurisdiction where neither the Company nor any of its Subsidiaries files Tax Returns that they are or may be subject to taxation by that jurisdiction.

          (d)   All Taxes that the Company or any of its Subsidiaries are or were required by Law to withhold or collect have been duly and timely withheld or collected in all material respects on behalf of its respective employees, independent contractors or other third parties and, have been timely paid to the proper Governmental Authority or other Person or properly set aside in accounts for this purpose.

          (e)   Neither the Company nor any of its Subsidiaries (i) is or has ever been a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is the Company or any of its Subsidiaries) or (ii) has any liability for Taxes of any person (other than the Company or any of its Subsidiaries) arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign Law.

          (f)    Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, Tax allocation or Tax indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and its Subsidiaries or customary commercial Contracts entered into in the ordinary course of business, the principal subject matter of which is not Taxes) that will not be terminated on or before the Closing Date without any future liability to the Company or its Subsidiaries.

          (g)   There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens.

          (h)   Neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction occurring during the two-year period ending on the date of this Agreement that was purported or intended to be governed in whole or in part by Section 355 of the Code.

          (i)    Neither the Company nor any of its Subsidiaries will be required to include any amount in taxable income or exclude any item of deduction or loss from taxable income for any taxable period (or any portion thereof) ending after the Closing Date as a result of (i) any "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law) executed on or prior to the Closing Date, (ii) any deferred intercompany gain or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Law), (iii) any installment sale or open transaction disposition made on or prior to the Closing Date, (iv) any prepaid amount received on or prior to the Closing Date or (v) any election under Section 108(i) of the Code.

          (j)    Neither the Company nor any of its Subsidiaries has participated in any "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(b).

        Section 4.16    Material Contracts.

          (a)   Section 4.16 of the Company Disclosure Letter sets forth a list, as of the date hereof, of each Company Material Contract. For purposes of this Agreement, "Company Material Contract"

  means any Contract to which the Company or any of its Subsidiaries is a party or bound, except for this Agreement, that:

              (i)  constitutes a "material contract" (as such term is defined in item 601(b)(10) of Regulation S-K under the Securities Act);

             (ii)  is (A) a top 10 customer Contract (determined on the basis of aggregate revenues recognized by the Company and its Subsidiaries over the four (4) consecutive fiscal quarter period ended June 30, 2014) or (B) a top 5 vendor Contract (determined on the basis of aggregate purchases made by the Company and its Subsidiaries over the four (4) consecutive fiscal quarter period ended June 30, 2014);

            (iii)  is a joint venture, alliance or partnership agreement that is material to the operation of the Company and its Subsidiaries, taken as whole;

            (iv)  is a shareholders agreement, registration rights agreement or voting agreement to which the Company or its Subsidiaries is a party relating to any securities of the Company or any of its Subsidiaries;

             (v)  is a loan, guarantee of indebtedness or credit agreement, security agreement, note, mortgage, indenture or other commitment binding on the Company or its Subsidiaries (other than those between or among the Company and its Subsidiaries) relating to indebtedness for borrowed money (excluding letters of credit) or the deferred purchase price of property (in each case, whether incurred, assumed, guaranteed or secured by any asset), in each case in an amount in excess of $10 million individually, but excluding any ordinary course trade payables and receivables;

            (vi)  creates or grants a material Lien on material properties or other material assets of the Company or any of its Subsidiaries, other than Permitted Liens;

           (vii)  (A) restricts in any material respect the right of the Company or any Subsidiary to engage or compete in any line of business currently conducted by the Company in any market or in any geographic area or with any Person or (B) grants any rights of first refusal, rights of first negotiation or most favored customer or pricing provision with respect to any material Intellectual Property Rights, product or service of the Company;

          (viii)  is a Contract between the Company or any of its Subsidiaries, on the one hand, and any director, executive officer or Affiliate (excluding Subsidiaries and the Company) of the Company or any of its Subsidiaries involving material continuing liabilities or obligations of the Company or its Subsidiaries, excluding any Company Benefit Plans, ordinary course indemnification agreements and any Contracts filed with the Company SEC Documents;

            (ix)  is a material license or other material right in or to use Intellectual Property (other than non-exclusive licenses for commercially available software or hardware with aggregate annual fees of less than $10 million); or

             (x)  is an acquisition agreement, asset purchase agreement, stock purchase agreement or other similar agreement (other than agreements to purchase or acquire inventory in the ordinary course of business consistent with past practice) which has not been fully performed (other than confidentiality obligations) or under which the Company or any of its Subsidiaries has any material ongoing obligations (other than confidentiality obligations), (A) which involved consideration (including assumption of debt) in excess of $10 million and was entered into after December 31, 2013 or (B) pursuant to which any other Person has the right to acquire any assets of the Company or any of its Subsidiaries (or any interests therein) after the date of this Agreement with a purchase price of more than $10 million.

          (b)   Neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Company Material Contract except for such breaches or defaults as would not have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, to the Knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract, and no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any event of default thereunder, except for such breaches or defaults as would not have, individually or in the aggregate, a Company Material Adverse Effect. Each Company Material Contract is a valid and binding obligation of the Company or its Subsidiary and, to the Knowledge of the Company, the other parties thereto, except such as would not have, individually or in the aggregate, a Company Material Adverse Effect; provided, that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors' rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice of the counterparty's termination or non-renewal of any Contract described in subsection (ii) of Section 4.16(a), and, to the Knowledge of the Company, the Company has disclosed to Parent and Acquisition Sub any and all agreements (including those in draft form), term sheets, notices, arrangements or understandings, and the status of all negotiations and communications, regarding the termination or non-renewal of any of the Contracts described in subsection (ii) of Section 4.16(a), such that the Company's disclosures in this respect do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (c)   Complete and correct copies of each Company Material Contract, as amended and supplemented and in effect as of the date of this Agreement, have been filed with the SEC or made available by the Company to Parent or its Representatives on or prior to the date of this Agreement (except to the extent that provision to Parent or its Representatives would, in the reasonable judgment of the Company, violate applicable Law or the terms of any such Company Material Contract).

        Section 4.17    Properties.

          (a)   Neither the Company nor any of its Subsidiaries owns any real property in fee (or the equivalent interest in the applicable jurisdiction).

          (b)   All real property material to the business of the Company and its Subsidiaries, taken as a whole, that is leased, subleased, licensed or otherwise occupied (whether as a tenant, subtenant or pursuant to other occupancy arrangements) by the Company or any of its Subsidiaries (collectively, including the improvements thereon, the "Leased Real Property") together with all related Leases are disclosed in Section 4.17(b) of the Company Disclosure Letter. Except as would not have a Company Material Adverse Effect, all buildings and improvements used in the business of the Company at the Leased Real Property are in a condition that is sufficient for the operation of the business of the Company thereat.

          (c)   As of the date of this Agreement, the Company and/or its Subsidiaries have valid leasehold, subleasehold or license interests in all Leased Real Property free and clear of all Liens, except Permitted Liens. As of the date of this Agreement, except as would not have a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries has received any written communication from, or given any written communication to, any other party to a lease for Leased Real Property or any lender, alleging that the Company or any of its Subsidiaries or such other party, as the case may be, is in default under any such Lease and (ii) neither the Company nor any Subsidiary of the Company has subleased, licensed or otherwise granted any other Person the right to use or occupy such Leased Real Property or any portion thereof.

          (d)   Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries have title to all of their respective owned, tangible personal property free and clear of any Liens (other than Permitted Liens).

        Section 4.18    Environmental.     Except as would not have a Company Material Adverse Effect:

          (a)   the Company and its Subsidiaries are in compliance with all, and have not violated any, applicable Environmental Laws, including, possessing all Company Permits required for their operations under applicable Environmental Laws ("Environmental Permits");

          (b)   there is no pending or, to the Knowledge of the Company, threatened action or proceeding pursuant to any Environmental Law against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received written or, to the Knowledge of the Company, oral notice from any Person, including any Governmental Authority, alleging that the Company or any of its Subsidiaries has been or is in violation or potentially in violation of any Environmental Law or Environmental Permits or otherwise may be liable under any Environmental Law, which notice, violation or liability has not been fully and finally resolved. Neither the Company nor any of its Subsidiaries is a party or subject to any administrative or judicial Order pursuant to any Environmental Law;

          (c)   to the Knowledge of the Company, there have been no Releases of Hazardous Materials at, on or underneath any current or former Leased Real Property or any other real properties, including any formerly-owned or third-party locations, that would reasonably be expected to result in liability to the Company or any Subsidiaries pursuant to Environmental Law, including any obligation to remediate environmental contamination or to fund or contribute to any remediation conducted by other Persons; and

          (d)   to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities under any Environmental Laws or concerning any Hazardous Materials.

        Section 4.19    Takeover Statutes.     Assuming the accuracy of the representation contained in Section 5.14, no "fair price," "moratorium," "control share acquisition," "affiliate transaction," "business combination" or any other anti-takeover statute or similar federal or state Law applies to this Agreement, the Merger or any other transactions contemplated by this Agreement.

        Section 4.20    Vote Required.     The adoption of this Agreement by the affirmative vote of holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon at the Stockholders' Meeting (the "Requisite Stockholder Approval") and the Company Stockholder Advisory Vote (regardless of the outcome of such vote) are the only votes of holders of securities of the Company that are required in connection with the consummation of the transactions contemplated hereby.

        Section 4.21    Brokers.     No investment banker, broker, finder, consultant or intermediary other than Morgan Stanley & Co. LLC ("Morgan Stanley"), the fees and expenses of which will be borne solely by the Company and which fees and expenses will not exceed the amounts set forth in Section 4.21 of the Company Disclosure Letter, is entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

        Section 4.22    Opinion of Financial Advisor.     The board of directors of the Company has received the opinion of Morgan Stanley, dated as of the date hereof, to the effect that, as of the date hereof, and based upon and subject to the limitations and assumptions set forth in such opinion, the Merger Consideration is fair from a financial point of view to the holders of shares of Company Common Stock. A signed copy of such opinion will be made available to Parent for informational purposes only promptly after receipt thereof.

        Section 4.23    Insurance.     Section 4.23 of the Company Disclosure Letter sets forth a complete and correct list, as of the date hereof, of all material insurance policies maintained by or for the benefit of the Company and its Subsidiaries (the "Insurance Policies"). Except as would not have a Company Material Adverse Effect, the Insurance Policies are in full force and effect and the Company and its Subsidiaries have not reached or exceeded their policy limits for any Insurance Policies in effect at any time during the past five (5) years. The Company and its Subsidiaries have paid, or caused to be paid, all premiums due under such policies and have not received written or, to the Knowledge of the Company, oral notice that they are in breach or default with respect to any obligation or provisions under any Insurance Policy, and neither the Company nor its Subsidiaries have taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default or permit termination of the Insurance Policies, other than as would not have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice of cancellation or termination with respect to any Insurance Policy, except as would not have a Company Material Adverse Effect. As of the date hereof, there is no material claim by the Company or any of its Subsidiaries pending nor has there been any material claim pending during the past three (3) years under any of such Insurance Policies as to which the Company has been notified that coverage has been denied by the underwriters of such Insurance Policies.

        Section 4.24    Related Party Transactions.     As of the date hereof, except as disclosed in the Company SEC Documents, since December 31, 2012, no event has occurred and no relationship exists that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC.

        Section 4.25    No Other Representations or Warranties.     Except for the representations and warranties contained in this Article IV, neither the Company nor any other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Acquisition Sub in connection with the transactions contemplated hereby, including the accuracy, completeness or timeliness thereof. Neither the Company nor any other Person will have or be subject to any claim, liability or indemnification obligation to Parent, Acquisition Sub or any other Person resulting from the distribution or failure to distribute to Parent or Acquisition Sub, or Parent's or Acquisition Sub's use of, any such information, including any information, documents, projections, estimates, forecasts or other material made available to Parent or Acquisition Sub in any electronic data room maintained by the Company for purposes of the transactions contemplated by this Agreement or management presentations in expectation of the transactions contemplated by this Agreement, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article IV.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

        Except as disclosed in the Parent Disclosure Letter, Parent and Acquisition Sub hereby jointly and severally represent and warrant to the Company as follows:

        Section 5.1    Organization and Qualification; Subsidiaries.     Each of Parent and Acquisition Sub is a corporation, partnership or other entity duly organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite company power and authority to conduct its business as it is now being conducted, except where the failure to be in good standing or to have such power and authority would not have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent and Acquisition Sub is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has made available to the Company a copy of the Parent Organizational Documents, as currently in effect, and neither Parent nor Acquisition Sub is in violation of any provision of such documents.

        Section 5.2    Authority Relative to Agreement.

          (a)   Parent and Acquisition Sub have all necessary company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including the Merger. The execution, delivery and performance of this Agreement by Parent and Acquisition Sub, and the consummation by Parent and Acquisition Sub of the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary company action by Parent and Acquisition Sub, and no other action or proceeding on the part of Parent and Acquisition Sub is necessary to authorize the execution, delivery and performance of this Agreement by Parent and Acquisition Sub and the consummation by Parent and Acquisition Sub of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and Acquisition Sub and, assuming due authorization, execution and delivery of this Agreement by the other party hereto, constitutes a legal, valid and binding obligation of Parent and Acquisition Sub, enforceable against Parent and Acquisition Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (b)   The board of directors or similar governing body of each of Parent and Acquisition Sub has, by resolutions duly adopted by the requisite vote of the directors or similar governing members (i) adopted and approved this Agreement and the transactions contemplated hereby, including the Merger, and (ii) determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of Parent, Acquisition Sub and their respective stockholders or other equityholders, as applicable. Parent, acting in its capacity as the sole stockholder of Acquisition Sub, has approved and adopted this Agreement.

          (c)   None of the execution, delivery or performance of this Agreement by Parent and Acquisition Sub nor the consummation by Parent and Acquisition Sub of the transactions contemplated hereby will (i) contravene, conflict with, breach or violate any provision of Parent's or its Subsidiaries' certificates of incorporation or bylaws (or equivalent organizational documents), (ii) assuming that the Consents, registrations, declarations, filings and notices referred to in Section 5.3 have been obtained or made, any applicable waiting periods referred to therein have expired and any condition precedent to any such Consent has been satisfied, conflict with or violate any Law applicable to Parent or any of its Subsidiaries or by which any property or asset of Parent or any of its Subsidiaries is bound or affected or (iii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, acceleration or cancellation or the loss of a benefit to which the Company or any of its Subsidiaries is entitled under, any Contract to which Parent or any of its Subsidiaries is a party, or (iv) result in the creation or imposition of any Lien, other than any Permitted Lien or any Lien created in connection with the Financing, upon any of the properties or assets of Parent or any of its Subsidiaries, other than, in the case of clauses (ii), (iii) and (iv), any such conflict, violation, breach, default, termination, acceleration, cancellation or Lien that would not have, individually or in the aggregate, a Parent Material Adverse Effect.

          (d)   No vote of, or consent by, the holders of any equity interests of Parent is necessary to authorize the execution, delivery and performance by Parent of this Agreement and the consummation of the transactions contemplated hereby or otherwise required by the Parent Organizational Documents, applicable Law or any Governmental Authority.

        Section 5.3    No Conflict; Required Filings and Consents.     No Consent of, or registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to Parent or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by Parent or Acquisition Sub or the consummation of the transactions contemplated hereby by Parent or Acquisition Sub, other than (i) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of the Certificate of Merger with the Secretary of State, (iii) such filings as may be required in connection with the Taxes described in Section 8.6, (iv) compliance with and filings or notifications under the HSR Act or other Antitrust Laws and (v) such other Consents, registrations, declarations, filings or notices the failure of which to be obtained or made would not have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.4    Litigation.     As of the date of this Agreement, except in each case as would not have a Parent Material Adverse Effect, there is no suit, action or proceeding pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries, nor is there any Order of any Governmental Authority outstanding against, or, to the Knowledge of Parent, investigation by any Governmental Authority involving, Parent or any of its Subsidiaries.

        Section 5.5    Absence of Certain Agreements.     Neither Parent nor any of its Affiliates has entered into any contract, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any contract, arrangement or understanding (in each case, whether oral or written), pursuant to which any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company (i) agrees to vote to adopt this Agreement or the Merger or (ii) agrees to vote against any Superior Proposal.

        Section 5.6    Information Supplied.     None of the information supplied or to be supplied by or on behalf of Parent or any of its Subsidiaries expressly for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

        Section 5.7    Sufficient Funds; Financing.

          (a)   Parent has delivered to the Company correct and complete copies of (1) the executed commitment letter, dated October 23, 2014, by and among Parent, MIHI LLC, Macquarie Capital (USA) Inc., Sankaty Middle Market Opportunities Fund II-F, L.P., Sankaty Middle Market Opportunities Fund II-A (Master), L.P., Sankaty Middle Market Opportunities Fund II-F, L.P., MPS Investments S.À R.L. and BCSSS Investments S.À R.L., together with any related fee letters (except that the fee amounts and market flex provisions set forth therein shall have been redacted) and related term sheets (including in each case all exhibits, schedules, annexes and amendments thereto) (the "Debt Commitment Letter"), pursuant to which, and subject to the terms and conditions thereof, the lenders party thereto have committed to lend the amounts set forth therein to Parent or Acquisition Sub for the purpose of funding the transactions contemplated by this

  Agreement (the "Debt Financing"), and (2) the executed equity commitment letters, each dated as of the date hereof (the "Equity Commitment Letters" and, together with the Debt Commitment Letter, the "Financing Commitments") from Guarantor, GCM SPV 14 Beta, LLC, GCM Grosvenor Co-Investment Opportunities Fund, L.P., MIHI LLC, Sankaty Drawbridge Opportunities, L.P., Sankaty Credit Opportunities V-B, L.P., Sankaty Credit Opportunities V AIV II, L.P. (Master), Sankaty Credit Opportunities V AIV I, L.P., Sankaty Middle Market Opportunities Fund II, L.P., Sankaty Middle Market Opportunities Fund II-A (MASTER), L.P. and Sankaty Middle Market Opportunities Fund II-F, L.P., pursuant to which the sources of equity financing thereunder have committed to invest the amounts set forth therein (the "Equity Financing" and, together with the Debt Financing, the "Financing"). Each of the Equity Commitment Letters provides, and will continue to provide, that the Company is a third party beneficiary thereof to the extent set forth therein.

          (b)   As of the date hereof, all of the Financing Commitments are in full force and effect and have not been withdrawn or terminated or otherwise amended, supplemented or modified in any respect. Each of the Financing Commitments, in the form so delivered, is a legal, valid, binding and enforceable obligation of Parent and Acquisition Sub and, to the Knowledge of Parent, the other parties thereto, except in each case as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights and remedies generally and (ii) rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity. As of the date hereof, there are no side letters or other agreements, contracts or arrangements (except for the Interim Investors Agreement, customary fee letters and engagement letters) relating to the Financing or the Financing Commitments. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Acquisition Sub or, to the Knowledge of Parent, any other Person under any term, or a failure of any condition to the obligations of the Financing Sources in the Financing Commitments or otherwise result in any portion of the Financing contemplated thereby to be unavailable. As of the date hereof, assuming the satisfaction of the conditions set forth in Section 7.1 and Section 7.2, neither Parent nor Acquisition Sub has reason to believe that it will be unable to satisfy on a timely basis any term or condition of the Financing Commitments required to be satisfied by it or that the full amount of the Financing will not be funded at the Closing. Parent has fully paid any and all commitment fees or other fees required by the Financing Commitments to be paid on or before the date of this Agreement. Assuming the accuracy of the representations and warranties contained in Article IV in all material respects, the aggregate proceeds from the Financing when funded in accordance with the Financing Commitments, together with cash and cash equivalents held by the Company and its Subsidiaries, are and will be sufficient to fund all of the amounts required to be provided by Parent for the consummation of the transactions contemplated hereby, and are sufficient for the satisfaction of all of Parent's and Acquisition Sub's obligations under this Agreement, including the payment of the Aggregate Merger Consideration, any amounts payable pursuant to Section 3.3 and the payment of all associated costs and expenses of the Merger (including any repayment or refinancing of indebtedness of Parent, Acquisition Sub, the Company or the Surviving Corporation required in connection therewith (including any amounts payable in respect to the redemption, conversion, cancellation or retirement of any convertible notes or any other amounts owed under the Convertible Notes Indenture)). There are no conditions precedent or other contingencies directly or indirectly related to the funding or investing, as applicable, of the full amount of the Financing, including in any customary fee letters and engagement letters, other than as expressly set forth in the Financing Commitments.

          (c)   Other than with respect to the Debt Financing Sources, neither Parent nor Acquisition Sub is aware of any direct or indirect limitation or other restriction on the ability of any potential sources of debt financing to provide financing for other potential acquirers of the Company.

        Section 5.8    Guaranty.     Concurrently with the execution of this Agreement, the Guarantor has delivered to the Company the Guaranty of the Guarantor, dated as of the date hereof. The Guaranty has been duly executed and delivered by the Guarantor, is in full force and effect and is a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms (except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) and no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantor under the Guaranty.

        Section 5.9    Capitalization of Acquisition Sub.     As of the date of this Agreement, the authorized share capital of Acquisition Sub consists of 1,000 shares, par value $0.001 per share, 100 shares of which are validly issued and outstanding. All of the issued and outstanding share capital of Acquisition Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Acquisition Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the transactions contemplated by this Agreement.

        Section 5.10    Interest in Competitors.     Parent, Acquisition Sub and Guarantor do not own any interest, nor do any of their respective Affiliates insofar as such Affiliate-owned interests would be attributed to Parent, Acquisition Sub or Guarantor under the HSR Act, in any entity or Person that derives revenues from products, services or lines of business within the Company's products, services or lines of business.

        Section 5.11    Investment Intention.     Parent is acquiring through the Merger the shares of capital stock of the Surviving Corporation for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Parent understands that the shares of capital stock of the Surviving Corporation have not been registered under the Securities Act or any Blue Sky Laws and cannot be sold unless subsequently registered under the Securities Act, any applicable Blue Sky Laws or pursuant to an exemption from any such registration.

        Section 5.12    Brokers.     Other than Union Square Advisors, LLC, Macquarie Capital (USA) Inc. and Evercore Partners Inc., whose fees and expenses shall be borne solely by Parent, no investment banker, broker or finder is entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, Acquisition Sub, the Guarantor or any of their respective Affiliates.

        Section 5.13    Solvency.     None of Parent, Acquisition Sub and the Guarantor is entering into the transactions contemplated by this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. Each of Parent and Acquisition Sub is Solvent as of the date of this Agreement, and each of Parent and the Surviving Corporation will, after giving effect to all of the transactions contemplated by this Agreement, including the Financing, any Alternative Financing and the payment of the Aggregate Merger Consideration, any amounts payable pursuant to Section 3.3, the payment of all other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement and the payment of all related fees and expenses, and assuming satisfaction of the conditions to Parent's obligations to consummate the Merger, be Solvent at and immediately after the Effective Time. As used in this Section 5.13, the term "Solvent" means, with respect to a particular date, that on such date, (a) the sum of the assets, at a fair valuation, of Parent and Acquisition Sub and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries will exceed their debts, (b) each of Parent and Acquisition Sub and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries have not incurred debts beyond its ability to pay such debts as such debts mature and (c) each of Parent and Acquisition Sub and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries has sufficient capital and liquidity with which to conduct its business. For purposes of this Section 5.13, "debt" means any liability on a claim, and "claim" means any (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (b) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

        Section 5.14    Share Ownership.     None of Parent, Acquisition Sub or any of their Affiliates has been, at any time during the three (3) years preceding the date hereof, an "interested stockholder" of the Company, as defined in Section 203 of the DGCL. As of the date of this Agreement, none of Parent, Acquisition Sub or their respective controlled Affiliates owns (directly or indirectly, beneficially or of record) any Company Common Stock and none of Parent, Acquisition Sub or their respective controlled Affiliates holds any rights to acquire any Company Common Stock except pursuant to this Agreement.

        Section 5.15    Management Agreements.     Other than this Agreement, as of the date hereof, there are no contracts, undertakings, commitments, agreements or obligations or understandings between Parent or Acquisition Sub or any of their Affiliates, on the one hand, and any member of the Company's management or the board of directors, on the other hand, relating in any way to the transactions contemplated by this Agreement or the operations of the Company after the Effective Time.

        Section 5.16    Acknowledgment of Disclaimer of Other Representations and Warranties.     Each of Parent and Acquisition Sub acknowledges that, as of the date hereof, they and their Representatives (a) have received full access to (i) such books and records, facilities, properties, premises, equipment, contracts and other assets of the Company and its Subsidiaries which they and their Representatives, as of the date hereof, have requested to review and (ii) the electronic data room in connection with the transactions contemplated hereby and (b) have had full opportunity to meet with the management of the Company and its Subsidiaries and to discuss the business and assets of the Company and its Subsidiaries. Parent and Acquisition Sub acknowledge and agree that each of Parent and Acquisition Sub has conducted, to its satisfaction, its own independent review and analysis of the businesses, assets, condition, operations and prospects of the Company and its Subsidiaries and, in making its determination to proceed with the transactions contemplated by this Agreement, including the Merger and the Financing, each of Parent and Acquisition Sub has relied on the results of its own independent review and analysis. Parent and Acquisition Sub each further acknowledges and agrees that except for the representations and warranties expressly set forth in Article IV, (1) neither the Company nor any of its Subsidiaries makes, or has made, any representation or warranty relating to itself or its business or otherwise in connection with the Merger and Parent and Acquisition Sub are not relying on (and Parent and Acquisition Sub shall have no claim against the Company or any of its Subsidiaries or their respective Representatives in respect of) any such representation or warranty and (2) no Person has been authorized by the Company or any of its Subsidiaries to make any representation or warranty relating to itself or its business or otherwise in connection with the Merger, and if made, such representation or warranty must not be relied upon by Parent or Acquisition Sub as having been authorized by such entity.

ARTICLE VI

COVENANTS AND AGREEMENTS

        Section 6.1    Conduct of Business by the Company Pending the Merger.     The Company covenants and agrees that, between the date of this Agreement and the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except (1) as may be required by Law, (2) as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned, except with respect to Section 6.1(c) and Section 6.1(d)), (3) as may be expressly contemplated or permitted pursuant to this Agreement or (4) as set forth in Section 6.1 of the Company Disclosure Letter, (x) the Company shall, and shall cause each of its Subsidiaries to, (A) conduct its business in the ordinary course of business and in a manner consistent with past practice in all material respects and (B) use its commercially reasonable efforts to preserve intact its business organization and preserve its present relationships and goodwill with Governmental Authorities, customers, suppliers, distributors, creditors, lessors, employees and other Persons with which it has material business relations; and (y) the Company shall not, and shall not permit any of its Subsidiaries to:

          (a)   amend or otherwise change, in any respect, the Amended and Restated Certificate of Incorporation (as amended) or the Amended and Restated Bylaws of the Company (or such equivalent organizational or governing documents of any of its material Subsidiaries);

          (b)   adjust, split, subdivide, combine, reclassify, redeem, repurchase or otherwise acquire or amend, directly or indirectly, the terms of any capital stock or other equity interests or rights, including securities convertible or exchangeable into or exercisable for any shares of its capital stock (other than in connection with forfeitures of Company Equity Awards in the ordinary course);

          (c)   issue, sell, pledge, dispose, encumber or grant any shares of its or its Subsidiaries' capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its Subsidiaries' capital stock; provided, however that (i) the Company may issue shares upon the exercise of any Company Option or payment of any other Company Equity Award outstanding as of the date hereof, (ii) the Company may issue shares upon the completion of the offering period in effect under the Company ESPP on the date hereof and (iii) the Company may issue shares in respect of conversions occurring pursuant to the terms of the Convertible Notes Indenture;

          (d)   declare, set aside, establish a record date for, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to the Company's or any of its Subsidiaries' capital stock or other equity interests, other than dividends paid by any Subsidiary of the Company to the Company or any wholly owned Subsidiary of the Company;

          (e)   except as required pursuant to existing written agreements or Company Benefit Plans in effect as of the date hereof, or as otherwise required by Law, (i) increase the compensation or other benefits payable or to become payable to directors, employees or individual independent contractors of the Company or any of its Subsidiaries, other than (1) increases in base salary in the ordinary course of business consistent with past practice for any non-executive officer employees and (2) increases in cash compensation and/or rate adjustments for individual independent contractors in the ordinary course of business consistent with past practice, (ii) grant any severance or termination pay to, or enter into any severance agreement with, any current or former director, employee or individual independent contractor of the Company or any of its Subsidiaries, other than in the ordinary course of business consistent with past practice for non-executive officer employees and individual independent contractors in an amount not to exceed $100,000 per employee or contractor and not to exceed $1,000,000 in the aggregate or (iii) establish, adopt, enter into or materially amend any collective bargaining agreement, plan, trust, fund, policy or arrangement for the benefit of any current or former directors, employees or individual independent contractors or any of their beneficiaries;

          (f)    grant, confer or award options, convertible securities, restricted stock, restricted stock units or other rights to acquire any of its or its Subsidiaries' capital stock or other equity interests;

          (g)   (i) merge or consolidate with any other Person (excluding those only involving Subsidiaries of the Company), (ii) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any properties or assets in any transaction or series of related transactions, other than purchases of inventory and other properties or assets in the ordinary course of business or (iii) sell or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any properties or assets, other than sales or dispositions of inventory and other assets in the ordinary course of business;

          (h)   (i) incur any indebtedness for borrowed money (excluding capital leases) or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or (ii) assume, guarantee or otherwise become liable for the indebtedness for borrowed money of any Person (other than a Company Subsidiary), except, in each case, for indebtedness incurred under letters of credit in the ordinary course of business;

          (i)    make any capital contributions to or investments in any other Person (other than a Subsidiary);

          (j)    create or incur any Lien on any material asset other than (i) any immaterial Lien incurred in the ordinary course of business consistent with past practice or (ii) Permitted Liens;

          (k)   adopt or enter into a plan of complete or partial liquidation, dissolution, recapitalization or other reorganization (other than the Merger);

          (l)    settle or compromise any litigation other than settlements or compromises of litigation where the amount paid in settlement or compromise, in each case, does not exceed $2,000,000 in the aggregate;

          (m)  except as required pursuant to the terms of, or to comply with, any Lease, incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith, other than any capital expenditures for 2014 and 2015 not in excess of the amounts set forth on Section 6.1(m) of the Company Disclosure Letter;

          (n)   maintain insurance at materially less than current levels or otherwise in a manner inconsistent with past practice in any material respect;

          (o)   other than in the ordinary course of business, enter into, materially amend, renew (other than on substantially similar terms or pursuant to an automatic renewal), fail to renew (if a renewal option is granted to the Company or one of its Subsidiaries), cancel or terminate any Company Material Contract; provided, that, prior to taking any of the aforementioned actions in the ordinary course of business, the Company shall first notify Siris of its intent to take such action and reasonably consult with Siris with respect thereto;

          (p)   implement, adopt or make any material change to its methods, policies or practices of accounting in effect at June 30, 2014, except (i) as required by GAAP (or any interpretation thereof), Regulation S-X of the Exchange Act or a Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization), or (ii) as required by a change in applicable Law;

          (q)   make, change or revoke any material Tax election, change or adopt any material method of Tax accounting, enter into any closing agreement with respect to material Taxes, settle or compromise any material Tax liability, change an annual accounting period, file any material amended Tax Return, surrender any right to claim a refund of material Taxes or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment;

          (r)   effectuate or permit a "plant closing" or "mass layoff," as those terms are defined in the WARN Act, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or any of its Subsidiaries;

          (s)   enter into any new line of business outside of its existing business segments; or

          (t)    enter into any agreement to do any of the foregoing.

        Section 6.2    Preparation of the Proxy Statement; Stockholders' Meeting.

          (a)   The Company shall, as promptly as reasonably practicable following the date of this Agreement (with the Company using reasonable efforts to do so within twenty-five (25) Business Days following the date of this Agreement), prepare and shall cause to be filed with the SEC in preliminary form the Proxy Statement. The Company shall promptly notify Parent and Acquisition Sub upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement, and shall promptly provide Parent and Acquisition Sub with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand. The Company shall use reasonable best efforts (with the assistance of, and after consultation with, Parent as provided by this Section 6.2(a)) to (i) respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Proxy Statement, including filing any amendments or supplements to the Proxy Statement as may be required, (ii) have the Proxy Statement cleared by the staff of the SEC as soon as reasonably practicable after such filing and (iii) cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable thereafter; provided, that notwithstanding anything to the contrary in this Agreement, the Company shall not be required to call, give notice of or convene the Stockholders' Meeting (as described in Section 6.2(c)) or mail the Proxy Statement, in each case prior to the end of the Go-Shop Period. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response (and the Company shall give good faith consideration to including any such reasonable comments in the Proxy Statement (or any supplement or amendment thereto) or response letter) to the extent permitted by Law.

          (b)   Parent shall provide to the Company all information concerning Parent and Acquisition Sub as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and resolution of comments of the SEC or its staff related thereto. Parent will cause the information relating to Parent or Acquisition Sub supplied by it for inclusion in the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Stockholders' Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c)   In accordance with the Company's Amended and Restated Certificate of Incorporation (as amended) and Amended and Restated Bylaws, the Company shall, as promptly as practicable following the clearance of the Proxy Statement by the SEC, (i) establish a record date for and give notice of a meeting of its stockholders, for the purpose of voting upon the adoption of this Agreement and holding the Company Stockholder Advisory Vote (the "Stockholders' Meeting") and (ii) duly call, convene and hold the Stockholders' Meeting; provided that the Company may postpone or adjourn the Stockholders' Meeting only (1) with the written consent of Parent and Acquisition Sub (which consent shall not be unreasonably withheld, conditioned or delayed), (2) for the absence of a quorum, (3) to allow additional solicitation of votes in order to obtain the Requisite Stockholder Approval or (4) as required by applicable Law. Once the Company has established the record date for the Stockholders' Meeting, the Company shall not change such record date or establish a different record date without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Law. In the event that the date of the Stockholders' Meeting as originally called is for any reason adjourned, postponed or otherwise delayed, the Company agrees that unless Parent shall have otherwise approved in writing (which consent shall not be unreasonably withheld, conditioned or delayed), it shall use commercially reasonable efforts to implement such adjournment, postponement or other delay in such a way that the Company does not establish a new record date for the Stockholders' Meeting, as so adjourned, postponed or delayed except for such new record date as required by applicable Law. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Subsidiaries or its or their respective officers or directors should be discovered by the Company which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Parent. Each of Parent, Acquisition Sub and the Company agree to promptly correct any information provided by it for use in the Proxy Statement which shall have become false or misleading. Each of the Company and Parent shall cause all documents that such party is responsible for filing with the SEC in connection with the Merger to comply as to form in all material respects with the applicable requirements of the Exchange Act and, as applicable, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d)   Subject to the ability of the board of directors of the Company to make an Adverse Recommendation Change in accordance with Section 6.5, the board of directors of the Company shall make the Company Recommendation with respect to the adoption of this Agreement and the approval of the transactions contemplated hereby, including the Merger, shall include such recommendation in the Proxy Statement and use its commercially reasonable efforts to solicit proxies in favor of the Requisite Stockholder Approval. Parent and Acquisition Sub shall vote all shares of Company Common Stock held by them in favor of the adoption of this Agreement. The Company shall, upon the reasonable request of Parent, use its commercially reasonable efforts to cause the applicable proxy solicitor of the Company to advise Parent on a daily basis on each of the last ten (10) Business Days prior to the date of the Stockholders' Meeting, as to the aggregate tally of the proxies received by the Company with respect to the Requisite Stockholder Approval. Without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), approval of this Agreement, holding the Company Stockholder Advisory Vote and adjournment shall be the only matters (other than procedural matters) which the Company shall propose to be acted on by the holders of Company Common Stock at the Stockholders' Meeting.

        Section 6.3    Appropriate Action; Consents; Filings.

          (a)   Subject to the terms and conditions of this Agreement (including the limitations set forth in Section 6.5), the parties hereto will use their respective reasonable best efforts to consummate and make effective the transactions contemplated hereby and to cause the conditions to the Merger set forth in Article VII to be satisfied, including using reasonable best efforts to accomplish the following: (i) the obtaining of all necessary actions or non-actions, consents and approvals from Governmental Authorities or other Persons necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Merger, and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval from, or to avoid an action or proceeding by, any Governmental Authority or other Persons necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Merger, (ii) the obtaining of all other necessary consents, approvals or waivers from Third Parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby ("Merger Litigation"), including the Merger, performed or consummated by such party in accordance with the terms of this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed and (iv) the execution and delivery of any additional instruments reasonably necessary to consummate the Merger and any other transactions to be performed or consummated by such party in accordance with the terms of this Agreement and to carry out fully the purposes of this Agreement. Each of the parties hereto shall promptly (and in no event later than ten (10) Business Days following the date that this Agreement is executed) make and not withdraw (without the other party's consent) its respective filings under the HSR Act, and make, as soon as reasonably practicable after the date hereof, any other applications and filings as reasonably determined by the Company and Parent under other applicable Antitrust Laws with respect to the transactions contemplated hereby as promptly as practicable, but in no event later than as required by Law. Notwithstanding the foregoing, obtaining any Third Party consents, approvals or waivers pursuant to Section 6.3(a)(ii) above shall not be considered a condition to the obligations of Parent and Acquisition Sub to consummate the Merger and the other transactions contemplated hereby.

          (b)   Parent and Acquisition Sub agree to take (and to cause their Affiliates to take) promptly any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents under any Antitrust Laws that may be required by any foreign or U.S. federal, state or local Governmental Authority, in each case with competent jurisdiction, so as to enable the parties to consummate the transactions contemplated by this Agreement as promptly as practicable, including committing to or effecting, by consent decree, hold separate orders, trust, or otherwise, the sale or disposition of such assets or businesses as are required to be divested in order to avoid the entry of, or to effect the dissolution of or vacate or lift, any Order, that would otherwise have the effect of preventing or materially delaying the consummation of the transactions contemplated by this Agreement. Further, and for the avoidance of doubt, Parent will take any and all actions necessary in order to ensure that (x) no requirement for any non-action by or consent or approval of the Antitrust Division or other foreign or U.S. Governmental Authority with respect to any Antitrust Laws, (y) no decree, judgment, injunction, temporary restraining order or any other Order in any suit or proceeding with respect to any Antitrust Laws, and (z) no other matter relating to any Antitrust Laws would preclude consummation of the Merger by the Termination Date.

          (c)   In connection with and without limiting the efforts referenced in this Section 6.3, each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any investigation or other inquiry from a Governmental Authority or in connection with any proceeding initiated by a private party, including immediately informing the other party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, or in connection with any proceeding initiated by a private party, to any other Person, and supplying each other with copies of all material correspondence, filings or communications between either party and any

  Governmental Authority, or in connection with any proceeding initiated by a private party, between either party and any other Person with respect to this Agreement. In addition, each of the parties hereto will give reasonable notice to and consult with the other in advance of any meeting or conference with any Governmental Authority, or in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the Governmental Authority or other Person, give the other the opportunity to attend and participate in such meeting or conference. Without limiting the foregoing, in the event that any Merger Litigation is brought against the Company and/or the members of the board of directors of the Company prior to the Effective Time, the Company shall promptly notify Parent and keep Parent reasonably informed with respect to the status thereof. The Company shall reasonably consult with Parent with respect to the defense or settlement of any such Merger Litigation. Neither the Company nor any Subsidiary or Representative of the Company shall compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any such Merger Litigation or consent to the same unless Parent shall have consented in writing (which consent shall not be unreasonably withheld, conditioned or delayed).

        Section 6.4    Access to Information; Confidentiality.     Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to authorized employees, officers, directors, attorneys, accountants, financial advisors, agents and other representatives ("Representatives") of Parent reasonable access, in a manner not disruptive in any material respect to the operations of the business of the Company and its Subsidiaries, during normal business hours and upon reasonable notice throughout the period prior to the Effective Time (or until the earlier termination of this Agreement), to the properties, Contracts, books and records of the Company and its Subsidiaries and, during such period, shall (and shall cause each of its Subsidiaries to) furnish promptly to such Representatives (A) all information concerning the business, properties and personnel of the Company and its Subsidiaries as may reasonably be requested and (B) to the extent available, for the period beginning after the date of this Agreement and ending at the Effective Time, as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, a copy of the monthly consolidated financial statements of the Company, including statements of financial condition, results of operations and statements of cash flow; provided, however, that nothing herein shall require the Company or any of its Subsidiaries to disclose any information to Parent or Acquisition Sub if such disclosure would, in the reasonable judgment of the Company, (i) violate applicable Law or the provisions of any agreement to which the Company or any of its Subsidiaries is a party or (ii) jeopardize any attorney-client or other legal privilege; provided, further, that, with respect to the foregoing clause (i), the Company shall use commercially reasonable efforts to seek to obtain any Third Party's consent to the disclosure of such information and implement appropriate procedures to enable the disclosure of such information (but the Company shall not be required to pay any amounts or fees in pursuit thereof); provided, further, that nothing herein shall authorize Parent or its Representatives to undertake any environmental testing involving sampling of soil, groundwater, or similar invasive techniques at any of the Company's (or its Subsidiaries') properties, without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed (provided that, with respect to the Leased Real Property, any denial, delay, failure to respond or demand for indemnification by the applicable landlord shall not be deemed to be an unreasonable withholding or delay on the part of the Company). Without limiting the foregoing, in the event that the Company does not disclose information in reliance on clause (i) or (ii) of the preceding sentence, it shall provide notice to Parent that it is withholding such information and shall use its commercially reasonable efforts to communicate, to the extent feasible, the applicable information in a way that would not waive such privilege or violate such Law or agreement. No investigation or access permitted pursuant to this Section 6.4 shall affect or be deemed to modify any representation or warranty made by the Company hereunder. Parent agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 6.4 for any competitive or other purpose unrelated to the consummation of the transactions contemplated by this

Agreement. The Confidentiality Agreement shall apply with respect to information furnished by the Company, its Subsidiaries and the Company's officers, employees and other Representatives hereunder. The Company hereby consents to include the Financing Sources and other potential financing sources as permitted "Representatives" under the Confidentiality Agreement; provided, that (i) Parent only discloses "Information" (as such term is defined in the Confidentiality Agreement) to the Financing Sources or such other financing sources for the purpose of obtaining equity or debt financing in connection with the transactions contemplated hereby and (ii) for the avoidance of doubt, the first sentence of Section 6.11(c) shall apply with respect to such Financing Sources or other potential financing sources.

        Section 6.5    Go-Shop; Non-Solicitation; Competing Proposals.

          (a)   Notwithstanding anything to the contrary in this Agreement, during the period commencing on the date of this Agreement and ending at 11:59 p.m. (Chicago time) on the forty-fifth (45th) calendar day following the date of this Agreement (the "Go-Shop Period"), the Company and its Representatives and Subsidiaries shall be permitted to, directly or indirectly, (i) solicit, initiate, encourage and facilitate (publicly or otherwise) any inquiry, discussion, offer, proposal or request that could constitute, or could reasonably be expected to lead to, a Competing Proposal, (ii) grant a limited waiver under any "standstill" or similar obligation of any Third Party with respect to the Company or any of its Subsidiaries to allow such Third Party to submit a Competing Proposal solely during the Go-Shop Period in compliance with this Section 6.5 and (iii) engage in or enter into, continue or otherwise participate in discussions and negotiations with, and furnish non-public information relating to the Company and its Subsidiaries and afford access to the books and records of the Company and its Subsidiaries to any Third Party (and its Representatives, Affiliates and prospective debt and equity financing sources) in connection with a Competing Proposal or any inquiry, discussion, offer, proposal or request that could reasonably be expected to lead to a Competing Proposal, or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any Competing Proposal; provided, that, prior to furnishing such information or affording such access, the Company has entered into a confidentiality agreement with such Person containing confidentiality terms that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (an "Acceptable Confidentiality Agreement"); provided, further, that the Company shall (subject to the terms of any confidentiality agreement existing prior to the date hereof) promptly provide or make available to Parent and its Representatives any material non-public information concerning the Company or its Subsidiaries that the Company provides to any Third Party given such access that was not previously made available to Parent or its Representatives.

          (b)   From and after the expiration of the Go-Shop Period (and subject to Section 6.5(e)): (i) the Company and its Subsidiaries and their respective officers and directors shall, and the Company shall instruct and use its commercially reasonable efforts to cause its Representatives to, immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any Third Party (other than Excluded Parties for so long as such Persons or groups are Excluded Parties) relating to any Competing Proposal or any inquiry, discussion, offer or request that could reasonably be expected to lead to a Competing Proposal and (ii) the Company shall (A) to the extent permitted by the applicable confidentiality agreement, request that each Third Party (other than any Excluded Party for so long as such Person or group is an Excluded Party) that has previously executed a confidentiality agreement in connection with its consideration of a Competing Proposal promptly return to the Company or destroy any non-public information previously furnished or made available to such Third Party or any of its Representatives by or on behalf of the Company or its Representatives in accordance with the terms of such confidentiality agreement and (B) immediately terminate access to any Third Party

  (other than any Excluded Party for so long as such Person or group is an Excluded Party and other than the Company's Representatives) to any electronic data room maintained by the Company with respect to the transactions contemplated by this Agreement.

          (c)   From the tenth day following the date of this Agreement through the expiration of the Go-Shop Period, the Company will provide a written report to Parent every ten (10) Business Days setting forth (1) the total number of parties contacted to date during the Go-Shop Period pursuant to Section 6.5(a), (2) the number of parties that have affirmatively declined to receive information or enter into discussions regarding a Competing Proposal, (3) the number of parties that have affirmatively expressed interest in receiving information or entering into discussions regarding a Competing Proposal and (4) the number of parties that have executed an Acceptable Confidentiality Agreement. As promptly as reasonably practicable, and in any event within two (2) Business Days, following the expiration of the Go-Shop Period, the Company will provide Parent with (A) a written list identifying each Excluded Party (to the extent not prohibited by any applicable confidentiality agreement in place prior to the date hereof) and (B) the material terms and conditions of the pending Competing Proposal made by such Excluded Party (and, if available, a copy of the written offer or proposal submitted therewith). In addition, from and after the end of the Go-Shop Period until the Effective Time (or, if earlier, the valid termination of this Agreement), the Company shall, as promptly as reasonably practicable, and in any event within forty-eight (48) hours of receipt by the Company or any of its Representatives of any Competing Proposal or any inquiry that could reasonably be expected to lead to a Competing Proposal, deliver to Parent a written notice setting forth: (i) the identity of the Third Party making such Competing Proposal or inquiry (to the extent not prohibited by any applicable confidentiality agreement in place prior to the date hereof) and (ii) if applicable, the material terms and conditions of any such Competing Proposal (and, if available, a copy of the written offer or proposal submitted therewith). Following the end of the Go-Shop Period until the Effective Time (or, if earlier, the valid termination of this Agreement), the Company shall keep Parent reasonably informed of any material amendment or modification of any such Competing Proposal (including any Competing Proposal received during the Go-Shop Period) on a prompt basis, and in any event within forty-eight (48) hours thereafter.

          (d)   Except as otherwise provided in this Agreement (including Section 6.5(e)), from and after the expiration of the Go-Shop Period until the Effective Time or, if earlier, the termination of this Agreement in accordance with its terms, the Company and its Subsidiaries and their respective officers and directors shall not, and the Company shall instruct and use its commercially reasonable efforts to cause its Representatives not to, (i) initiate, solicit or knowingly encourage any inquiries or the making of any offer or proposal that could reasonably be expected to lead to a Competing Proposal, (ii) engage in, enter into, continue or otherwise participate in any negotiations or substantive discussions with (it being understood that the Company may inform Persons of the provisions contained in this Section 6.5), or furnish any material nonpublic information to, any Third Party relating to a Competing Proposal or any inquiry or proposal that could reasonably be expected to lead to a Competing Proposal or (iii) otherwise knowingly facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt by any Person to make an Competing Proposal, or publicly propose to do any of the foregoing.

          (e)   Notwithstanding anything to the contrary in this Agreement, at any time after the expiration of the Go-Shop Period and prior to the date that the Requisite Stockholder Approval is obtained at the Stockholders' Meeting, in the event that the Company (or its Representatives on the Company's behalf) receives a written Competing Proposal (that did not result from a breach of this Section 6.5) from any Third Party, (i) the Company and its Representatives may contact such Third Party to clarify the terms and conditions thereof (without the board of directors of the Company being required to make the determination in clause (ii) of this Section 6.5(e)) and (ii) the Company and its board of directors and its Representatives may engage in negotiations or substantive discussions with, or furnish any information and other access to, any Third Party making such Competing Proposal and its Representatives, Affiliates and prospective debt and equity financing sources if, and only to the extent that prior to taking any action described in clause (ii) above, the Company's board of directors determines in good faith (after consultation with its financial advisors and legal counsel) that (A) the failure to take such action would be inconsistent with the directors' fiduciary duties under applicable Law and (B) such Competing Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal; provided, that, (x) prior to furnishing any material non-public information concerning the Company and its Subsidiaries, the Company receives from such Person an Acceptable Confidentiality Agreement (it being understood that, if such Person is already subject to a confidentiality agreement, in lieu of entering into an Acceptable Confidentiality Agreement, the Company shall amend the terms of such existing agreement such that it is not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement) and (y) the Company shall (subject to the terms of any confidentiality agreement existing prior to the date hereof) promptly provide or make available to Parent and its Representatives any material non-public information concerning the Company or its Subsidiaries that the Company provides to any Third Party given such access that was not previously made available to Parent or its Representatives. For the avoidance of doubt, notwithstanding the end of the Go-Shop Period, the Company may continue to engage in the activities described in Section 6.5(a) with respect to, and the restrictions in Section 6.5(b) and Section 6.5(d) shall not apply to, any Excluded Party (for so long as such Person or group of Persons is an Excluded Party).

          (f)    Except as set forth in this Section 6.5(f) and Section 6.5(g), the board of directors of the Company (and each committee thereof) shall not (i) (A) withdraw, withhold, qualify or modify (or propose publicly to withdraw, withhold, qualify or modify), in a manner adverse to Parent or Acquisition Sub, the Company Recommendation, (B) authorize, recommend, adopt, approve or otherwise declare advisable, or propose publicly to recommend, adopt, approve or otherwise declare advisable, any Competing Proposal or (C) fail to include the Company Recommendation in the Proxy Statement (any action described in this clause (i) being referred to as a "Adverse Recommendation Change") or (ii) authorize, adopt, approve, recommend or otherwise declare advisable, or allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding or definitive merger or similar agreement with respect to any Competing Proposal (other than an Acceptable Confidentiality Agreement) (an "Alternative Acquisition Agreement"). Notwithstanding anything in this Agreement to the contrary, but following the Company's compliance with Section 6.5(g), at any time prior to the receipt of the Requisite Stockholder Approval, the board of directors of the Company may (1) make an Adverse Recommendation Change of the type described in clause (i)(A) or (i)(C) of the previous sentence in connection with an event, fact, development or occurrence that affects the business, assets or operations of the Company that is unknown to the board of directors of the Company as of the date of this Agreement and thereafter becomes known to the board of directors of the Company (an "Intervening Event") if the board of directors of the Company determines in good faith (after consultation with its legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with the directors' fiduciary duties under applicable Law or (2) make an Adverse Recommendation Change or cause the Company to enter into an Alternative

  Acquisition Agreement with respect to a Competing Proposal, if, and only to the extent that, the board of directors of the Company determines in good faith (after consultation with its financial advisors and legal counsel) that (x) such Competing Proposal constitutes a Superior Proposal and (y) the failure to take such action would reasonably be expected to be inconsistent with the directors' fiduciary duties under applicable Law; provided, that the Company shall be permitted to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal only if the Company concurrently terminates this Agreement in accordance with Section 8.1(c)(ii) and pays to Parent or Parent's designee(s) the fee due under Section 8.3(a).

          (g)   Notwithstanding anything to the contrary in this Agreement, no Adverse Recommendation Change may be made and no termination of this Agreement pursuant to Section 8.1(c)(ii) may be effected, in each case until after the third (3rd) Business Day following Parent's receipt of written notice from the Company advising Parent that the board of directors of the Company intends to make an Adverse Recommendation Change (a "Notice of Adverse Recommendation") or terminate this Agreement pursuant to Section 8.1(c)(ii) (a "Notice of Superior Proposal") and specifying the reasons therefor, including, if the basis of the proposed action by the Company's board of directors is the existence of a Superior Proposal, the identity of the Person making the Superior Proposal (to the extent permitted by any applicable confidentiality agreement in place prior to the date hereof) and a copy of the relevant proposed transaction document(s) related to the Superior Proposal. In determining whether to make an Adverse Recommendation Change or in determining whether a Competing Proposal constitutes a Superior Proposal, the board of directors of the Company shall, in good faith, take into account any revisions to the terms of this Agreement, the Financing Commitments and the Guaranty proposed in writing by Parent in response to a Notice of Adverse Recommendation, a Notice of Superior Proposal or otherwise. Any material amendment to the terms (financial or otherwise) of such Superior Proposal shall require a new Notice of Adverse Recommendation or Notice of Superior Proposal (as applicable) and the Company shall be required to comply again with the requirements of this Section 6.5(g).

          (h)   Nothing in this Agreement shall restrict the Company from taking or disclosing a position contemplated by Rules 14d-9 or 14e-2(a) under the Exchange Act, or otherwise making disclosure to comply with applicable Law (it being agreed that a "stop, look and listen" communication by the board of directors to the Company's stockholders pursuant to Rule 14d-9(f) under the Exchange Act or a factually accurate public statement by the Company that describes the Company's receipt of a Competing Proposal and the operation of this Agreement with respect thereto shall not be deemed to be an Adverse Recommendation Change); provided, that any such disclosure (other than (x) issuing a "stop, look and listen" statement in accordance with the Exchange Act pending disclosure of its position thereunder or (y) an express rejection of any Competing Proposal or an unqualified reaffirmation of the Company Recommendation) shall be deemed to be an Adverse Recommendation Change, unless the board of directors of the Company expressly, publicly and unconditionally reaffirms the Company Recommendation within four (4) Business Days following any request by Parent for such reaffirmation (it being agreed that Parent may make only one (1) such request with respect to any single such disclosure and no more than two (2) such disclosures in the aggregate).

            (i)    For purposes of this Agreement:

              (i)    "Competing Proposal" shall mean any proposal or offer made by any Person or group of Persons (other than Parent, Acquisition Sub or any Affiliate thereof) to purchase or otherwise acquire, directly or indirectly, in one transaction or a series of transactions, (i) beneficial ownership (as defined under Section 13(d) of the Exchange Act) of twenty percent (20%) or more of any class of equity securities of the Company pursuant to a merger, reorganization, recapitalization, consolidation or other business combination, sale of shares of capital stock, tender offer, exchange offer or similar transaction or (ii) any one or more assets or businesses of the Company and its Subsidiaries that constitute twenty percent (20%) or more of the revenues or assets of the Company and its Subsidiaries, taken as a whole.

              (ii)   "Excluded Party" shall mean any Third Party from which the Company received during the Go-Shop Period a written Competing Proposal (i) that remains pending as of, and shall not have been withdrawn prior to, the expiration of the Go-Shop Period and (ii) that the board of directors of the Company determines in good faith constitutes or could reasonably be expected to lead to a Superior Proposal and (iii) as of any date following the expiration of the Go-Shop Period, has not been withdrawn or abandoned.

              (iii)  "Superior Proposal" shall mean a bona fide Competing Proposal that did not result from a material breach by the Company of this Section 6.5 (with all percentages in the definition of Competing Proposal increased to fifty percent (50%)) made by a Third Party that the board of directors of the Company determines in good faith, after consultation with the Company's financial and legal advisors, (A) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of such proposal and the Person making the proposal (including the expected timing and likelihood of consummation, taking into account any governmental and other approval requirements), and (B) if consummated, would result in a transaction more favorable to the Company and its stockholders from a financial point of view than the transactions contemplated by this Agreement (including any revisions to the terms of this Agreement, the Financing Commitments and the Guaranty committed to by Parent to the Company in writing in response to such Competing Proposal under the provisions of Section 6.5(g)).

        Section 6.6    Directors' and Officers' Indemnification and Insurance.

          (a)   Without limiting any additional rights that any employee may have under any agreement or Company Benefit Plan, Parent and Acquisition Sub agree that all rights to exculpation and indemnification for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the transactions contemplated hereby), now existing in favor of the current or former directors, officers, managers or employees ("D&O Indemnified Parties"), as the case may be, of the Company or its Subsidiaries as provided in their respective organizational documents as in effect on the date of this Agreement or any Contract shall survive the Merger and shall continue in full force and effect. Parent shall cause the certificate of incorporation, bylaws or other organizational documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, advancement of expenses and limitation of director, officer and employee liability that are no less favorable to the D&O Indemnified Parties than those set forth in the Company's and its Subsidiaries' organizational documents as of the date of this Agreement, which provisions thereafter shall not, for a period of six (6) years from the Effective Time, be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the D&O Indemnified Parties.

          (b)   Without limiting the provisions of Section 6.6(a), to the fullest extent that the Company would be permitted by applicable Law to do so, Parent shall or shall cause the Surviving Corporation to: (i) indemnify and hold harmless each D&O Indemnified Party against and from any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to: (A) any alleged action or omission in such D&O Indemnified Party's capacity as a director, officer or employee of the Company or any of its Subsidiaries prior to the Effective Time or (B) this Agreement or the transactions contemplated hereby and (ii) pay in advance of the final disposition of any such claim, action, suit, proceeding or investigation the expenses (including attorneys' fees) of any D&O Indemnified Party upon receipt of an undertaking by or on behalf of such D&O Indemnified Party to repay such amount if it shall ultimately be determined that such D&O Indemnified Party is not entitled to be indemnified by applicable Law. Any determination required to be made with respect to whether the conduct of any D&O Indemnified Party complies or complied with any applicable standard shall be made by independent legal counsel selected by the D&O Indemnified Party, which counsel shall be reasonably acceptable to the Surviving Corporation. Notwithstanding anything to the contrary contained in this Section 6.6(b) or elsewhere in this Agreement, Parent shall not (and Parent shall cause the Surviving Corporation not to) settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit, proceeding or investigation, unless such settlement, compromise, consent or termination includes an unconditional release of all of the D&O Indemnified Parties covered by the claim, action, suit, proceeding or investigation from all liability arising out of such claim, action, suit, proceeding or investigation.

          (c)   Unless the Company shall have purchased a "tail" policy prior to the Effective Time as provided below, for at least six (6) years after the Effective Time, Parent shall cause the Surviving Corporation to maintain in full force and effect, on terms and conditions no less advantageous to the D&O Indemnified Parties, or any other Person entitled to the benefit of this Section 6.6, as applicable, than the existing directors' and officers' liability insurance and fiduciary insurance maintained by the Company as of the date of this Agreement, covering claims arising from facts, events, acts or omissions that occurred at or prior to the Effective Time, including the transactions contemplated hereby (provided, that Parent or the Surviving Corporation, as applicable, shall not be required to pay an annual premium for such insurance in excess of three hundred percent (300%) of the aggregate annual premiums currently paid by the Company on an annualized basis, but in such case shall purchase as much of such coverage as possible for such amount). In lieu of such insurance, prior to the Effective Time, the Company may purchase a six (6) year "tail" prepaid policy on such terms and conditions (provided, that the one-time premium for such "tail" prepaid policy shall not exceed two hundred percent (200%) of the aggregate annual premiums currently paid by the Company on an annualized basis, but in such case shall purchase as much of such coverage as possible for such amount), in which event Parent shall cease to have any obligations under the first sentence of this Section 6.6(c).

          (d)   The D&O Indemnified Parties to whom this Section 6.6 applies shall be third-party beneficiaries of this Section 6.6. The provisions of this Section 6.6 are intended to be for the benefit of each D&O Indemnified Party and his or her successors, heirs or representatives. The Surviving Corporation shall pay all reasonable and documented out-of-pocket expenses, including reasonable attorneys' fees, that may be incurred by any D&O Indemnified Party in enforcing its indemnity and other rights under this Section 6.6. Notwithstanding any other provision of this Agreement, this Section 6.6 shall survive the consummation of the Merger indefinitely (or any earlier period specified in this Section 6.6) and shall be binding, jointly and severally, on all successors and assigns of Parent and the Surviving Corporation, and shall be enforceable by the D&O Indemnified Parties and their successors, heirs or representatives.

        Section 6.7    Notification of Certain Matters.     The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any notice or other communication received by such party from any Governmental Authority in connection with the this Agreement, the Merger or the transactions contemplated hereby, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent and (b) any actions, suits, claims, investigations or proceedings commenced or, to such party's Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to this Agreement, the Merger or the transactions contemplated hereby and (c) any breach by such party of any representation, warranty or covenant contained in this Agreement that would reasonably be expected to, individually or in the aggregate, result in a failure of a condition set forth in Section 7.2 or Section 7.3, as applicable, if continuing on the Closing Date.

        Section 6.8    Public Announcements.     Except as otherwise contemplated by Section 6.5, prior to any Adverse Recommendation Change, the Company, Parent and Acquisition Sub shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby, and none of the parties or their Affiliates shall issue any such press release or make any public statement prior to obtaining the other parties' consent (which consent shall not be unreasonably withheld or delayed), except that no such consent shall be necessary to the extent disclosure may be required by Law, Order or applicable stock exchange rule or any listing agreement of any party hereto (in which case the disclosing party shall use its reasonable best efforts to consult with the other party prior to such disclosure) or is consistent with prior communications previously consented to by the parties. The Company may, without Parent or Acquisition Sub's consent, communicate to its employees, customers, suppliers and consultants in a manner consistent with prior communications of the Company or is consistent with a communications plan previously agreed to by Parent and the Company in which case such communications may be made consistent with such plan.

        Section 6.9    Employee Benefits.

          (a)   For the one (1) year period commencing at the Effective Time, Parent shall, or shall cause the Surviving Corporation to, provide each employee of the Company and its Subsidiaries who continues to be employed by the Surviving Corporation or its Subsidiaries following the Effective Time (the "Continuing Employees") with (i) a base salary and target cash bonus opportunity (excluding any equity or equity-based compensation) that are each no less favorable than, and (ii) defined contribution pension and welfare plan benefits (excluding any severance benefits) that in the aggregate are no less favorable than, the base salary and target cash bonus opportunity (excluding any equity or equity-based compensation) and defined contribution pension and welfare plan benefits (excluding any severance benefits) provided to such individuals by the Company and its Subsidiaries immediately prior to the Effective Time.

          (b)   Parent agrees that the Surviving Corporation shall cause the Surviving Corporation's employee benefit plans established following the Closing Date (if any) and any other employee benefit plans covering the Continuing Employees following the Effective Time (collectively, the "Post-Closing Plans"), to recognize the service of each Continuing Employee (to the extent such service was recognized by the Company) for purposes of eligibility, vesting (other than vesting of future equity awards) and, for purposes of future vacation accruals and levels of severance benefits only, determination of the level of benefits (but not for benefit accrual purposes under a defined benefit pension plan) under the Post-Closing Plans.

          (c)   For the calendar year including the Effective Time, the Continuing Employees shall not be required to satisfy any deductible, co-payment, out-of-pocket maximum or similar requirements under the Post-Closing Plans that provide medical, dental and other welfare benefits (collectively, the "Post-Closing Welfare Plans") to the extent amounts were previously credited for such purposes under comparable Company Benefit Plans that provide medical, dental and other welfare benefits (the "Company Welfare Plans").

          (d)   For the calendar year including the Effective Time, any waiting periods, pre-existing condition exclusions and requirements to show evidence of good health contained in such Post-Closing Welfare Plans shall be waived with respect to the Continuing Employees (except to the extent any such waiting period, pre-existing condition exclusion, or requirement of show evidence of good health was already in effect with respect to such employees and that have not been satisfied under the applicable Company Welfare Plan in which the participant then participates or is otherwise eligible to participate as of immediately prior to the Effective Time).

          (e)   Notwithstanding the generality of the foregoing, Parent shall, or shall cause the Surviving Corporation to, provide severance payments and benefits to each Continuing Employee whose employment is terminated without cause, on or before the first (1st) anniversary of the date on which the Effective Time occurs, that are consistent with the severance payments and benefits that would have been paid or provided under the terms and conditions of the Company severance plan set forth in Section 6.9(e) of the Company Disclosure Letter.

          (f)    Notwithstanding the generality of the foregoing, as of the Effective Time, Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, honor in accordance with their terms and, in each case, subject to Section 6.9(h), all employment, change in control, severance and other compensation plans and agreements existing immediately prior to the execution of this Agreement, which are between the Company or any of its Subsidiaries and any director, officer or employee thereof or maintained by the Company or any of its Subsidiaries (each, a "Company Agreement"). Parent and the Company hereby agree that the occurrence of the Effective Time shall constitute a "Change in Control" for purposes of all Company Agreements and all Company Benefit Plans in which the term is relevant.

          (g)   In the event that the Effective Time occurs prior to the payment of the annual cash bonuses otherwise payable under any Company Benefit Plan that provides for payments of annual bonuses, annual sales awards or other annual cash incentive awards in respect of the Company's 2014 fiscal year (the "2014 Cash Bonuses"), the 2014 Cash Bonuses shall be determined based on actual results and level of performance achieved in respect of the Company's 2014 fiscal year measured against the applicable targets under such Company Benefit Plans as in effect on the date hereof and, if and to the extent earned, the 2014 Cash Bonuses shall be paid to the eligible Continuing Employees at the same time or times the Company otherwise would pay such bonuses in the ordinary course of business. The 2014 Cash Bonuses shall be paid in accordance with and subject to the terms of the relevant Company Benefit Plans as in effect on the date hereof (including, without limitation, subject to any requirement that the Continuing Employee remain an employee in good standing on the applicable payment date). Notwithstanding the foregoing, any Continuing Employee who is involuntarily terminated by Parent or the Surviving Corporation following the Effective Time and prior to payment of the 2014 Cash Bonuses shall receive full payment of any 2014 Cash Bonus at the same time such 2014 Cash Bonuses are paid to Continuing Employees.

          (h)   The parties hereto acknowledge and agree that all provisions contained in this Section 6.9 with respect to employees of the Company and the Company's Subsidiaries are included for the sole benefit of the respective parties hereto and shall not create any right (i) in any other person, including any employees, former employees, any participant or any beneficiary thereof in any Company Benefit Plan or Post-Closing Plan, or (ii) to continued employment with the Company, any of the Company's Subsidiaries, Parent or the Surviving Corporation. After the Effective Time, nothing contained in this Section 6.9 shall interfere with the right of the Company, any of the Company's Subsidiaries, Parent or the Surviving Corporation to amend, modify or terminate any Company Benefit Plan or Post-Closing Plan or to terminate the employment of any employee of the Company or the Company's Subsidiaries for any reason. Notwithstanding anything in this Section 6.9 to the contrary, nothing in this Agreement, whether express or implied, shall be treated as an amendment or other modification of any Company Benefit Plan, Post-Closing Plan, or any other employee benefit plans of the Company or Parent.

        Section 6.10    Conduct of Business by Parent Pending the Merger.     Parent and Acquisition Sub covenant and agree that, between the date of this Agreement and the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.1, Parent and Acquisition Sub shall not take any action which would reasonably be expected to have a Parent Material Adverse Effect.

        Section 6.11    Financing.

          (a)   Each of Parent and Acquisition Sub shall use their respective reasonable best efforts to take or cause to be taken, all actions and to do all things necessary, proper or advisable to consummate and obtain the proceeds of the Financing on the terms and conditions described in the Financing Commitments, including using (and causing their Affiliates to use) their respective reasonable best efforts to: (i) maintain in effect the Financing Commitments, (ii) enter into definitive agreements with respect thereto on the terms and conditions (including any flex provisions) contained in the Financing Commitments, (iii) satisfy, or cause the satisfaction of, on a timely basis all conditions and covenants applicable to Parent, Acquisition Sub or their respective Representatives in such definitive agreements and otherwise comply with their obligations thereunder, (iv) comply with any flex contemplated by the Debt Commitment Letter (including any fee letters relating thereto), (v) in the event that all conditions in the Debt Commitment Letter (other than the availability or funding of the Equity Financing) have been satisfied, consummate the Debt Financing at the Closing, (vi) cause the lenders and any other Persons providing Financing to fund the Financing at or prior to the Closing and (vii) enforce its rights under the Financing Commitments if all of the conditions precedent to the Financing Sources' obligation to fund the Financing under the Financing Commitments have been met, by seeking specific performance of the funding obligations of the parties thereunder.

          (b)   Parent shall not agree to any amendments or modifications to, or grant any waivers of, any condition, remedy or other provision under the Financing Commitments without the prior written consent of the Company if such amendments, modifications or waivers would reduce the aggregate amount of the Financing (including by changing the amount of fees to be paid or (if applicable) original issue discount of the Debt Financing) to an amount below the amount required to satisfy all of Parent's and Acquisition Sub's obligations under this Agreement, impose new or additional conditions or otherwise (i) expand in any respect the conditions precedent or contingencies to the funding at Closing or prevent or delay or impair the ability of Parent and Acquisition Sub to consummate the Merger and the other transactions contemplated by this Agreement, (ii) adversely impact the ability of Parent or Acquisition Sub to enforce its rights against the other parties to the Financing Commitments or (iii) adversely impact the ability of Parent or Acquisition Sub to consummate the transactions contemplated hereby; provided, that Parent may replace, amend, supplement or modify the Debt Commitment Letters for the purpose of adding agents, co-agents, lenders, arrangers, joint bookrunners or other Persons that have not executed the Debt Commitment Letter as of the date hereof, in each case in accordance with the Debt Commitment Letter as of the date hereof. Parent shall not release or consent to the termination of the obligations of the lenders under the Debt Commitment Letter, except for assignments and replacements of an individual lender (subject to Section 6.11(c) ) under the terms of or in connection with the syndication of the Debt Commitment Letter (so long as the assignment or replacement of such additional parties, individually or in the aggregate, would not result in any of the effects described in the first sentence of this Section 6.11(b) or otherwise reasonably be expected to prevent or delay or impair the availability of the financing under the Debt Commitment Letter or the consummation of the transactions contemplated by this Agreement). For purposes of this Agreement, (1) "Financing" shall be deemed to include the financing contemplated by the Financing Commitments as amended, modified or waived pursuant to this Section 6.11 (including any Alternative Financing), and (2) the term "Financing Commitments" shall be deemed to include the Financing Commitments as may be amended, modified or waived pursuant to this Section 6.11 and any commitment letters with respect to the Alternative Financing.

          (c)   Except as set forth in Section 6.11(c) of the Parent Disclosure Letter, in no event shall Parent or Acquisition Sub or any of their Affiliates (which for purposes of this Section 6.11(c) shall be deemed to include each direct or indirect investor or potential investor in Parent or Acquisition Sub, or any of Parent's, Acquisition Sub's or such investor's financing sources or potential financing sources or other Representatives) prohibit or seek to prohibit any bank, investment bank or other potential provider of debt or equity financing from providing or seeking to provide financing or financial advisory services to any Person in connection with a transaction relating to the Company or its Subsidiaries or in connection with the Merger or the other transactions contemplated hereby. In the event that any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Financing Commitments or Parent or Acquisition Sub become aware of any fact, event or circumstance that makes or will make any portion of the Financing unavailable on the terms and conditions contemplated in the Financing Commitments and such portion is reasonably required to consummate the Merger and the other transactions contemplated by this Agreement, (i) Parent shall promptly so notify the Company and (ii) Parent and Acquisition Sub shall use their respective reasonable best efforts to arrange and obtain, and to negotiate and enter into definitive agreements with respect to, alternative financing from the same or alternative financial institutions in an amount sufficient to consummate the transactions contemplated by this Agreement upon conditions not materially less favorable to Parent, Acquisition Sub and the Company than those in the Financing Commitments (the "Alternative Financing"). All references to the Financing shall be deemed to include such Alternative Financing and all references to the Financing Commitments shall include the applicable documents for the Alternative Financing. The definitive agreements entered into pursuant to the second sentence of this Section 6.11(c) or Section 6.11(a)(ii) are referred to in this Agreement, collectively, as the "Financing Agreements."

          (d)   Each of Parent and Acquisition Sub acknowledges and agrees that neither the obtaining of the Financing or any Alternative Financing, nor the completion of any issuance of securities contemplated by the Financing or any Alternative Financing, is a condition to the Closing, and reaffirms its obligation to consummate the transactions contemplated by this Agreement irrespective and independently of the availability of the Financing or any Alternative Financing, or the completion of any such issuance, subject to the applicable conditions set forth in Section 7.1 and Section 7.2.

          (e)   Parent shall (i) furnish the Company complete, correct and executed copies of the Financing Agreements or any Alternative Financing agreement promptly upon their execution, (ii) give the Company prompt notice (and in any event within two (2) Business Days) of (x) any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any breach or default) by any party of any of the Financing Commitments, any Alternative Financing commitment, the Financing Agreements, or any Alternative Financing agreement of which Parent or Acquisition Sub becomes aware or any termination or threatened termination thereof, (y) receipt of any communication (written or oral) from any Person with respect to any (A) actual or threatened breach, default, termination or repudiation by any party to the Financing Commitments or (B) dispute or disagreement between or among any parties to the Financing Commitments as to the availability of the Financing, or (z) any refusal by any Financing Source to provide, or such Financing Source expresses to Parent (orally or in writing) an intent to refuse to provide, all or any portion of the Financing contemplated by the Financing Commitments on the terms set forth therein; and (iii) otherwise keep the Company reasonably and promptly informed of the status of its efforts to arrange the Financing (or any Alternative Financing), including by providing the Company with drafts of the definitive agreements or offering memorandums relating to the Financing a reasonable period of time prior to their execution or use.

        Section 6.12    Financing Cooperation.

          (a)   Subject to Section 6.12(b), the Company shall, and shall cause each of its Subsidiaries and controlled Representatives to, use reasonable best efforts to provide all reasonable cooperation that is reasonably necessary and customary to assist Parent and Merger Sub in connection with the Financing as may be reasonably requested by Parent, at Parent's sole expense; provided, that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries. Such cooperation shall include, at the reasonable request of Parent:

            (i)    providing to Parent and the Merger Sub from time to time financial and other information regarding the Company and its Subsidiaries reasonably requested by Parent or the Debt Financing Sources in order to consummate the Financing, including furnishing, or causing to be furnished, to Parent and its Financing Sources the (1) audited consolidated balance sheets and related statements of income and cash flows of the Company for the fiscal years 2013, 2012 and 2011, (2) unaudited consolidated balance sheets and related statements of income and cash flows of the Company for each fiscal quarter of the Company (other than the fourth (4th) fiscal quarter) ended after the close of its most recent fiscal year and at least 45 days prior to the Closing Date; provided that in no event shall the Company be required to provide pro forma financial statements or adjustments or projections) and (3) the information necessary for Parent to prepare pro forma financial statements after giving effect to the transactions contemplated hereby required to be delivered pursuant to the Debt Commitment Letter;

            (ii)   using commercially reasonable efforts to secure consents of the Company's accountants related to the financial statements described in Section 6.12(a)(i);

            (iii)  participating in a reasonable number of meetings, lender presentations, ratings agency meetings (and other reasonable assistance in procuring a public corporate credit rating and a public corporate family rating in respect of the relevant borrower under the Debt Financing and public ratings in respect of the Debt Financing), due diligence sessions, drafting sessions and road shows, in each case, upon reasonable advance notice and at mutually agreed times;

            (iv)  providing reasonable assistance to Parent in its preparation of customary rating agency presentations, customary bank information memoranda (including an additional bank information memorandum that does not include material non-public information and the obtaining and delivery of executed authorization letters by a senior officer of the Company with respect to such memoranda), offering memoranda and similar documents reasonably and customarily required in connection with the Financing;

            (v)   reasonably cooperating with the lenders under the Debt Commitment Letter in an evaluation of the Company's assets for the purpose of establishing collateral arrangements;

            (vi)  furnishing at least four (4) Business Days prior to the Closing all documentation and other information relating to the Company or any of its Subsidiaries reasonably required by the Debt Financing Sources and requested no later than ten (10) Business Days prior to the Closing under applicable "know your customer" and anti-money laundering rules and regulations, including the U.S.A. Patriot Act of 2001;

            (vii) obtaining customary evidence of authority and customary officer's certificates as are, in the good faith determination of the Person(s) executing such certificates, accurate, and facilitating the receipt of customary legal opinions; and

            (viii)  assisting in the preparation of one or more credit agreements, note purchase agreements, indentures and/or other instruments pledge and security documents and other definitive financing documents (including guarantees) or certificates or other documents, in each case as contemplated by the Debt Commitment Letter, and reasonably facilitating the taking of all corporate actions by the Company and its Subsidiaries with respect to entering into such definitive financing documents and otherwise necessary to permit consummation of the Debt Financing (including with respect to any pledge of collateral contemplated under the Debt Commitment Letter);

  provided, that the actions contemplated in the foregoing clauses of this Section 6.12(a) do not (A) involve any binding commitment by the Company or any of its Subsidiaries which commitment is not conditioned on the Closing and does not terminate without liability to the Company or any of its Subsidiaries upon the termination of this Agreement, (B) require the Company or any of its Subsidiaries to be the issuer of any securities or issue any offering document prior to Closing, (C) require the Company or any of its Subsidiaries to provide any information the disclosure of which is prohibited or restricted under applicable Law or is legally privileged, (D) require the Company or any of its Subsidiaries to take any action that will conflict with or violate its organizational documents or any Laws or (E) require the Company or any of its Subsidiaries to enter into or approve any Financing or purchase agreement for the Financing prior to the Effective Time. All non-public or other confidential information provided by the Company to Parent or its Affiliates pursuant to this Section 6.12 shall be kept confidential in accordance with the Confidentiality Agreement. Any reasonable use of the Company's and its Subsidiaries' logos in connection with the Financing shall not require the Company's prior consent; provided, that such logos are used solely in a manner that is not intended to or is reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries.

          (b)   Notwithstanding anything in this Agreement to the contrary, (i) neither the Company nor any of its Subsidiaries shall be required to pay any commitment or other similar fee or enter into any definitive agreement or incur any other actual or potential liability or obligation to any Person, or bear any cost or expense or pay any commitment or other similar fee or make any other payment or incur any other liability or provide or agree to provide any indemnity) in connection with the Financing (or any Alternative Financing that Parent and Acquisition Sub may raise in connection with the transactions contemplated by this Agreement) or any cooperation provided pursuant to Section 6.11 or this Section 6.12, in each case that is effective prior to the Effective Time, (ii) no officer of the Company or any of its Subsidiaries shall be required to deliver any certificate or take any other action pursuant to this Section 6.12 to the extent any such action would reasonably be expected to result in personal liability to such officer, (iii) prior to the Effective Time, the board of directors of the Company shall not be required to approve any Financing or agreements related thereto (or any Alternative Financing), (iv) Parent shall from time to time (and on request by the Company) promptly reimburse the Company for any reasonable and documented out-of-pocket expenses and costs (including attorney's fees and expenses) incurred in connection with the Company's or its Subsidiaries' obligations under this Section 6.12 and (v) Parent and Acquisition Sub shall, on a joint and several basis, indemnify and hold harmless the Company and its Affiliates and its and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, interest, awards, judgments, penalties or expenses suffered or incurred by any of them in connection with the Financing and any information utilized in connection therewith.

        Section 6.13    Treatment of Convertible Notes.     Prior to the Effective Time, the Company shall take all actions required in connection with the transactions contemplated by this Agreement pursuant to the terms of the Indenture, dated as of November 1, 2010, between the Company and Wells Fargo Bank, National Association, as trustee, as amended or supplemented to the date of this Agreement (the "Convertible Notes Indenture"), at such time or times as such actions are required to be taken, including the giving of any notices that may be required in connection with any repurchases or conversions of the convertible notes issued pursuant to the Convertible Notes Indenture occurring as a result of the transactions contemplated by this Agreement constituting a "Fundamental Change" and/or a "Make-Whole Fundamental Change" (as such terms are defined in the Convertible Notes Indenture) and delivery of any supplemental indentures, legal opinions, officer's certificates or other documents or instruments required in connection with the consummation of the Merger, in each case, in form and substance reasonably satisfactory to Parent.

        Section 6.14    Acquisition Sub.     Parent will take all actions necessary to (a) cause Acquisition Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement and (b) ensure that, prior to the Effective Time, Acquisition Sub shall not conduct any business, or incur or guarantee any indebtedness or make any investments, other than as specifically contemplated by this Agreement (including the Financing Commitments).

        Section 6.15    No Control of the Company's Business.     Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the Company's or its Subsidiaries' operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' operations.

        Section 6.16    Rule 16b-3 Matters.     Prior to the Effective Time, the Company may take such further actions, if any, as may be necessary or appropriate to ensure that the dispositions of equity securities of the Company (including derivative securities) pursuant to the transactions contemplated by this Agreement by any officer or director of the Company who is subject to Section 16 of the Exchange Act are exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 6.17    Delisting; Deregistration.     The Company shall cooperate with Parent and use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and the rules and policies of NASDAQ to cause the Company's securities to be de-listed from NASDAQ and de-registered under the Exchange Act as soon as reasonably practicable following the Effective Time.

        Section 6.18    Director Resignations.     The Company shall obtain and deliver to Parent at the Closing evidence reasonably satisfactory to Parent of the resignation, effective as of the Effective Time, of those directors of the Company or any Subsidiary of the Company designated by Parent to the Company in writing at least five (5) Business Days prior to the Closing.

        Section 6.19    WARN Act.     At the Closing, the Company shall use its reasonable best efforts to provide to Parent a correct and complete list, by date and location, of all employees terminated by the Company and its Subsidiaries (other than for cause) in the ninety (90) day period immediately preceding the Closing Date.

ARTICLE VII

CONDITIONS TO THE MERGER

        Section 7.1    Conditions to the Obligations of Each Party.     The respective obligations of each party to consummate the Merger are subject to the satisfaction or (to the extent permitted by Law) waiver by the Company and Parent at or prior to the Effective Time of the following conditions:

          (a)   the Requisite Stockholder Approval shall have been obtained;

          (b)   any applicable waiting period (and any extension thereof) applicable to the Merger under the HSR Act or any other applicable pre-merger clearance requirement of any foreign Antitrust Laws set forth in Section 7.1(b) of the Company Disclosure Letter relating to the consummation of the Merger shall have expired or early termination thereof shall have been granted; and

          (c)   no Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order which is then in effect and has the effect of restraining, enjoining, rendering illegal or otherwise prohibiting the consummation of the Merger.

        Section 7.2    Conditions to Obligations of Parent and Sub to Effect the Merger.     The obligations of Parent and Acquisition Sub to effect the Merger are subject to the satisfaction or (to the extent permitted by Law) waiver by Parent at or prior to the Effective Time of the following additional conditions:

          (a)   each of the representations and warranties of the Company (i) contained in Section 4.9(b) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), (ii) contained in the last sentence of Section 4.1, Section 4.2(a), Section 4.2(b), Section 4.3(a), Section 4.3(b) , Section 4.19, Section 4.20 and Section 4.21, without giving effect to any materiality or "Company Material Adverse Effect" qualifications therein, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only) and (iii) contained in this Agreement (other than the representations and warranties listed in clauses (i) and (ii) above), without giving effect to any materiality or "Company Material Adverse Effect" qualifications therein, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), except for such failures to be true and correct as would not have, individually or in the aggregate, a Company Material Adverse Effect; provided, that solely for purposes of clause (ii) above, if one or more inaccuracies in Section 4.2(a) would cause the aggregate amount required to be paid by Parent or Acquisition Sub in connection with the Closing to increase by $2,000,000 or more, such inaccuracy or inaccuracies shall be considered material for purposes of clause (ii) of this Section 7.2(a);

          (b)   the Company shall have performed or complied in all material respects with its obligations required under this Agreement to be performed or complied with on or prior to the Closing Date;

          (c)   Parent shall have received a certificate signed by an executive officer of the Company certifying as to the matters set forth in Section 7.2(a) and Section 7.2(b) ; and

          (d)   since the date of this Agreement, there shall not have occurred and be continuing any Company Material Adverse Effect.

        Section 7.3    Conditions to Obligation of the Company to Effect the Merger.     The obligation of the Company to effect the Merger is further subject to the satisfaction or (to the extent permitted by Law) waiver by the Company at or prior to the Effective Time of the following additional conditions:

          (a)   each of the representations and warranties of Parent and Acquisition Sub contained in this Agreement, without giving effect to any materiality or "Parent Material Adverse Effect" qualifications therein, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), except for such failures to be true and correct as would not have, individually or in the aggregate, a Parent Material Adverse Effect;

          (b)   Parent or Acquisition Sub shall have performed or complied in all material respects with its obligations required under this Agreement to be performed or complied with on or prior to the Closing Date; and

          (c)   the Company shall have received a certificate signed by an executive officer of Parent certifying as to the matters set forth in Section 7.3(a) and Section 7.3(b) .

        Section 7.4    Frustration of Closing Conditions.     Neither Parent nor Acquisition Sub may rely on the failure of any condition set forth in Section 7.1 or Section 7.2 to be satisfied if such failure was primarily caused by the failure of Parent or Acquisition Sub to perform any of its material obligations under this Agreement. The Company may not rely on the failure of any condition set forth in Section 7.1 or Section 7.3 to be satisfied if such failure was primarily caused by its failure to perform any of its material obligations under this Agreement.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

        Section 8.1    Termination.     Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Effective Time, whether before or after the Requisite Stockholder Approval is obtained (except as otherwise expressly noted), as follows:

          (a)   by mutual written consent of each of Parent and the Company; or

          (b)   by either Parent or the Company, if:

            (i)    the Merger shall not have been consummated on or before 5:00 p.m. (Chicago time) on April 23, 2015 (the "Termination Date"); provided, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party if the failure of such party to perform or comply with any of its obligations under this Agreement has been the principal cause of or resulted in the failure of the Closing to have occurred on or before the Termination Date;

            (ii)   prior to the Effective Time, any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order or taken any other action permanently restraining, enjoining, rendering illegal or otherwise prohibiting the transactions contemplated by this Agreement, and such Law or Order or other action shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall have used its reasonable best efforts to remove such Law or Order or other action; provided, further, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to a party if the issuance of such Law or Order or taking of such action was primarily due to the failure of such party, and in the case of Parent, including the failure of Acquisition Sub, to perform any of its obligations under this Agreement; or

            (iii)  the Requisite Stockholder Approval shall not have been obtained upon a vote taken thereon at the Stockholders' Meeting duly convened therefor or at any adjournment or postponement thereof; or

          (c)   by the Company if:

            (i)    Parent or Acquisition Sub shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 7.3 and (B) is not capable of being cured by Parent or Acquisition Sub, as applicable, by the Termination Date or, if capable of being cured, shall not have been cured by Parent or Acquisition Sub on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following the Company's delivery of written notice to Parent or Acquisition Sub, as applicable, of such breach or failure to perform; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if the Company is then in material breach of any of its material obligations under this Agreement;

            (ii)   at any time prior to receipt of the Requisite Stockholder Approval if (A) the board of directors of the Company has, after complying with Section 6.5, authorized the Company to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, (B) substantially concurrently with or immediately following termination of this Agreement, the Company enters into an Alternative Acquisition Agreement with respect to such Superior Proposal and (C) immediately prior to or substantially concurrently with such termination, the Company pays to Parent or Parent's designee(s) the fee due under Section 8.3(a); or

            (iii)  (A) all the conditions set forth in Section 7.1 and Section 7.2 (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which is capable of being satisfied at the Closing) have been satisfied or, to the extent permitted by Law, waived, (B) Parent shall have failed to consummate the Merger by the time the Closing was required to occur under Section 2.2; (C) the Company has notified Parent in writing that it stands ready, willing and able to consummate the Merger, (D) the Company shall have given Parent written notice at least three (3) Business Days prior to such termination stating the Company's intention to terminate this Agreement pursuant to this Section 8.1(c)(iii) and (E) the Merger shall not have been consummated by the end of such three (3) Business Day period; or

          (d)   by Parent if:

            (i)    the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 7.2 and (B) is not capable of being cured by the Company by the Termination Date or, if capable of being cured, shall not have been cured by the Company on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following Parent's delivery of written notice to the Company of such breach or failure to perform; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if Parent or Acquisition Sub is then in material breach of any of its material obligations under this Agreement;

            (ii)   at any time prior to the receipt of the Requisite Stockholder Approval, the board of directors of the Company shall have made an Adverse Recommendation Change; or

            (iii)  the Company enters into a definitive agreement with respect to a Superior Proposal.

        Section 8.2    Effect of Termination.     In the event that this Agreement is terminated and the Merger abandoned pursuant to Section 8.1, written notice thereof shall be given by the terminating party to the other party, specifying the provisions hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and of no effect without liability on the part of any party hereto or any of their respective Affiliates or Representatives, and all rights and obligations of any party hereto shall cease; provided, however, that the Confidentiality Agreement (to the extent set forth therein), the Guaranty (to the extent set forth therein) and the provisions of Section 6.12 regarding reimbursement of expenses, indemnification and confidentiality, this Section 8.2,

Section 8.3, Section 8.6 and Article IX shall survive any termination of this Agreement pursuant to Section 8.1 in accordance with their respective terms.

        Section 8.3    Termination Fees.

          (a)   If, but only if, the Agreement is terminated by:

            (i)    Parent pursuant to Section 8.1(d)(i) or either Parent or the Company pursuant to Section 8.1(b)(i) (unless the Company would have been entitled to terminate this Agreement pursuant to Section 8.1(c) but for such termination pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii)) or Section 8.1(b)(iii), and in either such case (x) prior to such termination (or the Stockholders' Meeting in the case of termination pursuant to Section 8.1(b)(iii)), a Competing Proposal shall have been communicated to the senior management of the Company or the board of directors of the Company or shall have been publicly disclosed and not withdrawn prior to such date and (y) within nine (9) months after such termination, the Company (1) enters into a definitive agreement with respect to any Competing Proposal with a Third Party that is thereafter consummated, or (2) consummates the transactions contemplated by any Competing Proposal with a Third Party, which, for the avoidance of doubt, need not be the same Competing Proposal described in clause (x) above; provided, however, that for purposes of this Section 8.3(a)(i) , the references to "twenty percent (20%)" in the definition of Competing Proposal shall be deemed to be references to "fifty percent (50%)";

            (ii)   the Company pursuant to Section 8.1(c)(ii); or

            (iii)  Parent pursuant to Section 8.1(d)(ii) or Section 8.1(d)(iii);

  then, in any such case, the Company shall pay, or cause to be paid, to Parent or Parent's designee(s) the Termination Fee. "Termination Fee" shall mean (A) an amount equal to $12,592,637 if the Termination Fee becomes payable under Section 8.1(c)(ii) or Section 8.1(d)(iii) to the extent the definitive agreement contemplated therein is with an Excluded Party (and or its Affiliates) and such definitive agreement is entered into within five (5) Business Days following the end of the Go-Shop Period or (B) an amount equal to $27,284,046 if the Termination Fee becomes payable in connection with the other circumstances of this Section 8.3(a) (less any Parent Expenses previously paid by the Company pursuant to Section 8.3(f)).

  Any payments required to be made under this Section 8.3(a) shall be made by wire transfer of same day funds to the account or accounts designated by Parent, (x) in the case of clause (i) above, on the same day as the earlier to occur of (1) the execution of a definitive agreement with respect to a Competing Proposal and (2) consummation of any transaction contemplated by a Competing Proposal, (y) in the case of clause (ii) above, immediately prior to or substantially concurrently with such termination and (z) in the case of clause (iii) above, promptly, but in no event later than three (3) Business Days after the date of such termination.

          (b)   If the Agreement is terminated by the Company pursuant to Section 8.1(c)(i) or Section 8.1(c)(iii), then Parent shall pay, or cause to be paid, to the Company an amount equal to $50,370,547 (the "Reverse Termination Fee") by wire transfer of same day funds to the account or accounts designated by the Company not later three (3) Business Days following such termination.

          (c)   Notwithstanding anything to the contrary set forth in this Agreement, the parties agree that in no event shall the Company or Parent be required to pay the Termination Fee or the Reverse Termination Fee, as the case may be, on more than one occasion.

          (d)   Notwithstanding anything to the contrary set forth in this Agreement, but subject to the Company's rights set forth in Section 9.9, (i) the Company's receipt of payment of the Reverse Termination Fee pursuant to Section 8.3(b) shall, in circumstances in which the Reverse

  Termination Fee is owed pursuant to Section 8.3(b), constitute the sole and exclusive monetary remedy of the Company and the Company Related Parties against Parent, Acquisition Sub, the Guarantors, the Financing Sources or any of their respective former, current or future, direct or indirect, general or limited partners, stockholders, members, equityholders, controlling persons, managers, directors, officers, employees, Affiliates, agents, Representatives or assignees of any of the foregoing (collectively, the "Parent Related Parties") for any and all losses and damages suffered or incurred as a result of the failure of the transactions contemplated by this Agreement or the Debt Financing to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount, none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement or the Debt Financing (except that Siris Capital Group, LLC shall also be obligated with respect to the Confidentiality Agreement, Parent shall also be obligated with respect to Section 8.3(e) and Section 8.6 and for any of its expense reimbursement and indemnification obligations contained in Section 6.12 and the Guarantor shall also be obligated pursuant to the terms and conditions of the Guaranty (collectively, the "Additional Amounts"); and (ii) in the event Parent and Acquisition Sub fail to effect the Closing or otherwise breach this Agreement or fail to perform hereunder, then, except for the Company's rights set forth in Section 9.9, the sole and exclusive remedy of the Company and the Company Related Parties (whether at law, in equity, in contract, in tort or otherwise) against Parent and the Parent Related Parties in respect of this Agreement, the Financing Commitments and the transactions contemplated hereby and thereby shall be to terminate this Agreement in accordance with (and subject to the conditions of) Article VIII and collect, if due, the Reverse Termination Fee, and upon payment of such Reverse Termination Fee in accordance with Section 8.3(b), none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement, the Financing Commitments or any of the transactions contemplated hereby or thereby, other than any Additional Amounts, if and when due. For the avoidance of doubt, the amount of the Reverse Termination Fee is intended to serve as a cap on the maximum aggregate liability of Parent or any Parent Related Party under this Agreement in the event Parent or Acquisition Sub fail to effect the Closing in accordance with this Agreement or otherwise breach this Agreement or fail to perform hereunder; except that such cap shall in no event or circumstance apply to any Additional Amounts that may be due or payable by any Parent Related Party pursuant to the terms of this Agreement (including for such purposes the Guaranty or the Confidentiality Agreement). Notwithstanding anything to the contrary set forth in this Agreement, but subject to Section 9.9, Parent's or Parent's designee(s)', as the case may be, right to receive payment from the Company of the Termination Fee pursuant to Section 8.3(a) and/or the right to receive payment of the Parent Expenses pursuant to Section 8.3(f), shall, in circumstances in which the Termination Fee or Parent Expenses (as applicable) are owed, constitute the sole and exclusive monetary remedy (other than Parent's or Parent's designee(s)', as the case may be, right, after having received the Parent Expenses, to receive the Termination Fee less the Parent Expenses in the circumstances expressly contemplated in Section 8.3(a)) of Parent and Acquisition Sub against the Company and its Subsidiaries and any of their respective former, current or future general or limited partners, stockholders, members, equityholders, controlling persons, managers, directors, officers, employees, Affiliates, agents, Representatives or assignees of any of the foregoing (collectively, the "Company Related Parties") for any and all losses and damages suffered or incurred as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amounts, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated thereby (except that the Company shall also be obligated with respect to Section 8.3(e) and Section 8.6).

          (e)   Each of the parties hereto acknowledges that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, (ii) each of the Termination Fee, Parent Expenses and the Reverse Termination Fee is not a penalty, but is liquidated damages, in a reasonable amount that will compensate the Company, Parent or Parent's designee(s), as the case may be, in the circumstances in which such fee or expenses are payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision and (iii) without these agreements, the parties would not enter into this Agreement; accordingly, if the Company or Parent, as the case may be, fails to timely pay any amount due pursuant to this Section 8.3 and, in order to obtain such payment, either Parent or the Company, as the case may be, commences a suit that results in a judgment against the other party for the payment of any amount set forth in this Section 8.3, such paying party shall pay the other party its costs and expenses in connection with such suit, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law.

          (f)    In the event this Agreement is terminated pursuant to Section 8.1(b)(iii), then the Company shall pay Parent or Parent's designee(s), as the case may be (by wire transfer of immediately available funds), the reasonable and documented out-of-pocket fees and expenses incurred by Parent and Acquisition Sub in connection with this Agreement and the transactions contemplated by this Agreement including the fees and expenses of counsel, accountants, investment bankers, experts and consultants in an amount not to exceed $8.4 million (the "Parent Expenses"); provided, that any payment of the Parent Expenses shall not affect Parent's or Parent's designee(s)', as the case may be, right to receive any reimbursement of expenses otherwise due under Section 8.6 or any Termination Fee otherwise due under Section 8.1(a), but shall reduce, on a dollar for dollar basis, any Termination Fee that becomes due and payable under Section 8.1(a).

        Section 8.4    Amendment.     This Agreement may be amended by mutual agreement of the parties hereto in writing at any time before or after receipt of the Requisite Stockholder Approval; provided, however, that (a) there shall be no amendment that decreases the Merger Consideration, and (b) after the Requisite Stockholder Approval has been obtained, there shall not be any amendment that by Law or in accordance with the rules of any stock exchange requires further approval by the stockholders of the Company without such further approval of such stockholders nor any amendment or change not permitted under applicable Law. Notwithstanding anything in this Section 8.4 to the contrary, the provisions of Section 8.3(d), Section 9.7(b), Section 9.7(c), Section 9.8(b), Section 9.9(c), the last sentence of Section 9.10(a) and Section 9.12 shall not be amended, modified or supplemented in a manner that would adversely affect the rights of any Financing Source without the prior written consent of such adversely affected Financing Source.

        Section 8.5    Extension; Waiver.     At any time prior to the Effective Time, subject to applicable Law, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Acquisition Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        Section 8.6    Expenses; Transfer Taxes.     Except as expressly set forth herein (including Section 8.3), all expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, provided that Parent shall pay all costs and expenses in connection with the filings of the notification and report forms under the HSR Act in connection with the transactions contemplated by this Agreement; provided, further, that the Company shall promptly reimburse Parent for 50% of the aggregate of amount of such costs and expenses as promptly as practicable (and in any event within two (2) Business Days) following the termination of this Agreement pursuant to Section 8.1(c)(ii), Section 8.1(d)(i) , Section 8.1(d)(ii) or Section 8.1(d)(iii). Other than Taxes imposed upon holders of Company Common Stock or Company Equity Awards, Parent shall pay, or cause the Surviving Corporation to pay, all (i) transfer, stamp and documentary Taxes or fees and (ii) sales, use, gains, real property transfer and other similar Taxes or fees arising out of or in connection with this Agreement.

ARTICLE IX

GENERAL PROVISIONS

        Section 9.1    Non-Survival of Representations, Warranties and Agreements.     The representations, warranties, covenants and agreements in this Agreement and any certificate delivered pursuant hereto by any Person shall terminate at the Effective Time or, except as provided in Section 8.2, upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that this Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or after termination of this Agreement, including those contained in Section 6.6 and Section 6.9.

        Section 9.2    Notices.     All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery) or by confirmed facsimile transmission or electronic mail (provided that, in the case of electronic mail, such confirmation is not automated), addressed as follows:

  if to Parent or Acquisition Sub:

    c/o Siris Capital Group, LLC
    601 Lexington Avenue, 59th Floor
    New York, NY 10022
    Phone: (212) 231-0095
    Fax: (212) 231-2680
    Email: berger@siriscapital.com
    Attention: Peter Berger

  with a copy (which shall not constitute notice) to:

    Simpson Thacher & Bartlett LLP
    1999 Avenue of the Stars, 29th Floor
    Los Angeles, CA 90067
    Phone: (212) 310-7500
    Fax: (212) 310-7502
    Email: dclivner@stblaw.com
    Attention: Daniel Clivner, Esq.

  if to the Company:

    Digital River, Inc.
    10380 Bren Road West
    Minnetonka, MN 55343
    Phone: (952) 253-1234
    Fax: (952) 253-8497
    Email: kcrudden@digitalriver.com
    Attention: General Counsel

  with a copy (which shall not constitute notice) to:

    Skadden, Arps, Slate, Meagher & Flom LLP
    4 Times Square
    New York, NY 10036
    Phone: (212) 735-3000
    Fax: (212) 735-2000
    Email: Stephen.Arcano@skadden.com
    Attention: Stephen F. Arcano, Esq.

  and:

    Skadden, Arps, Slate, Meagher & Flom LLP
    155 N. Wacker Drive
    Chicago, IL 60606
    Phone: (312) 407-0700
    Fax: (312) 407-0411
    Email: Shilpi.Gupta@skadden.com
    Attention: Shilpi Gupta, Esq.

or to such other address, electronic mail address or facsimile number for a party as shall be specified in a notice given in accordance with this Section 9.2; provided that any notice received by facsimile transmission or electronic mail or otherwise at the addressee's location on any Business Day after 5:00 P.M. (addressee's local time) or on any day that is not a Business Day shall be deemed to have been received at 9:00 A.M. (addressee's local time) on the next Business Day; provided, further, that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.2 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

        Section 9.3    Interpretation; Certain Definitions.

          (a)   The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          (b)   Disclosure of any fact, circumstance or information in any Section of the Company Disclosure Letter or Parent Disclosure Letter shall be deemed to be disclosure of such fact, circumstance or information with respect to any other Section of the Company Disclosure Letter or Parent Disclosure Letter, respectively, if it is reasonably apparent on the face of such disclosure that such disclosure relates to any such other Section (other than any matters required to be disclosed for purposes of Section 4.2(a) or Section 4.9(b) of this Agreement, which matters shall be specifically disclosed in the respective corresponding section or subsections of the Company Disclosure Letter). The inclusion of any item in the Company Disclosure Letter or Parent

  Disclosure Letter shall not be deemed to be an admission or evidence of materiality of such item, nor shall it establish any standard of materiality for any purpose whatsoever.

          (c)   The words "hereof," "herein," "hereby," "hereunder" and "herewith" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to articles, sections, paragraphs, exhibits, annexes and schedules are to the articles, sections and paragraphs of, and exhibits, annexes and schedules to, this Agreement, unless otherwise specified, and the table of contents and headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the phrase "without limitation." Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders, words denoting natural persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns. The phrases "the date of this Agreement" and "the date hereof" and terms or phrases of similar import shall be deemed to refer to October 23, 2014, unless the context requires otherwise. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder (provided, that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date). Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws (provided, that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date). All references to "dollars" or "$" refer to currency of the United States of America.

        Section 9.4    Severability.     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible. Notwithstanding the foregoing, the parties intend that the remedies and limitations thereon contained in Section 8.3 be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable in any manner that increases a party's liability or obligations hereunder or under the Financing Commitments or the Guaranty.

        Section 9.5    Assignment.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns. Any attempted assignment in violation of this Section 9.5 shall be null and void.

        Section 9.6    Entire Agreement.     This Agreement (including the exhibits, annexes and appendices hereto) constitutes, together with the Confidentiality Agreement, the Guaranty, the Equity Commitment Letters, the Company Disclosure Letter and the Parent Disclosure Letter, the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

        Section 9.7    No Third-Party Beneficiaries.     This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder; provided, however, that it is specifically intended that (a) the D&O Indemnified Parties (with respect to Section 6.6 and this Section 9.7 from and after the Effective Time), (b) the Financing Sources under the Debt Financing (with respect to Section 8.3(d), the last sentence of Section 8.4, this Section 9.7, Section 9.8(b), Section 9.10 and Section 9.12) and (c) the Parent Related Parties (with respect to Section 8.3(d) and Section 9.9) and the Company Related Parties (with respect to Section 8.3(d) and Section 9.9), are intended third-party beneficiaries hereof.

        Section 9.8    Governing Law.

          (a)   This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, Acquisition Sub or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

          (b)   Notwithstanding anything to the contrary contained in this Agreement, each of the parties hereto: (i) agrees that it will not bring or support any Person in any action or proceeding before any Governmental Authority of any kind or description, whether at law or in equity, whether in contract or in tort or otherwise, against any of the Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including but not limited to any dispute arising out of or relating in any way to the Debt Financing or the performance thereof or the financings contemplated thereby, in any forum other than the United States Federal and New York State courts located in the Borough of Manhattan, New York County, State of New York and (ii) agrees that, except as specifically set forth in the Debt Commitment Letters, all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any of the Financing Sources in any way relating to this Agreement, the Debt Financing or the performance thereof or the financings contemplated thereby, shall be exclusively governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

        Section 9.9    Specific Performance.

          (a)   The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. Notwithstanding anything to the contrary contained herein, this Section 9.9 is not intended and shall not be construed to limit in any way the provisions of Section 8.3(d).

          (b)   Notwithstanding Section 9.9(a) or anything else to the contrary in this Agreement, the parties hereby acknowledge and agree that the Company shall be entitled to specific performance to cause Parent and/or Acquisition Sub to cause the Equity Financing to be funded and draw down the full proceeds of the Equity Financing pursuant to the terms and conditions of the Equity Commitment Letters and/or to cause Parent and/or Acquisition Sub to consummate the transactions contemplated hereby and to effect the Closing in accordance with Section 2.2, in each case if, and only if, all of the following conditions have been satisfied: (i) all conditions in Section 7.1 and Section 7.2 (but subject to the fulfillment or waiver of those conditions) have been satisfied, and remain satisfied, at the time when the Closing would have occurred (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which shall be capable of being satisfied at the Closing) but for the failure of the Financing to be funded, (ii) Parent and Acquisition Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 2.2, (iii) the Debt Financing provided for by the Debt Commitment Letter (or, if Alternative Financing is being used in accordance with Section 6.11(c), pursuant to the commitments with respect thereto) has been funded or is required under the terms of the Debt Commitment Letter to be funded at the Closing if the Equity Financing is funded at the Closing and (iv) the Company has irrevocably confirmed in writing to Parent that if specific performance is granted and the Equity Financing and Debt Financing are funded, then the Closing would occur.

          (c)   The Company hereby covenants and agrees that it shall not, and shall cause its Subsidiaries not to, institute any proceeding or bring any other claim arising under, or in connection with, this Agreement, the Financing Commitments, the Guaranty or the negotiation, execution, performance, abandonment or termination of the transactions contemplated hereby or thereby (whether at law or in equity, under any theory of liability (including without limitation by attempting to pierce a corporate, limited liability company or partnership veil) against Parent or any Parent Related Party except for claims: (i) against Parent and/or Acquisition Sub in accordance with and pursuant to the terms of this Agreement (including this Section 9.9, and including the Company's right to specific performance of Parent's and/or Acquisition Sub's obligations under this Agreement with respect to the Debt Financing (including to cause Parent and/or Acquisition Sub to enforce the terms of the Debt Financing Commitment against the Debt Financing Sources)); (ii) against Parent and/or Acquisition Sub for indemnification or expense reimbursement under Section 6.6, Section 6.12 or Section 8.3(e) ; (iii) against the Guarantor under the Guaranty, subject to the terms and limitations thereof; (iv) against the Equity Financing Sources for specific performance of their respective obligations under the Equity Commitment Letters to fund their respective commitments thereunder, subject to the terms and limitations thereof if, and only if, the conditions of Section 9.9(b) have been satisfied; and (v) against Siris Capital Group, LLC under the Confidentiality Agreement, subject to the terms and limitations thereof (the claims described in clauses (i) through (v) collectively, the "Retained Claims"). For the avoidance of doubt, in no event shall the exercise of the Company's right to pursue a grant of specific performance pursuant to this Section 9.9 reduce, restrict or otherwise limit the Company's right to terminate this Agreement and receive payment of the Reverse Termination Fee under Section 8.3(b) (if due); provided, that (A) under no circumstances shall the Company be permitted or entitled to receive both (1) a grant of specific performance of the obligation to close contemplated by Section 9.9 that results in the Merger occurring and (2) the Reverse Termination Fee, (B) in no event shall the

  Company seek equitable relief or to recover money damages from Parent or any Parent Related Party in connection with the transactions contemplated by this Agreement other than pursuant to a Retained Claim and (C) in no event shall the Company or any Company Related Party seek to recover any money damages in excess of the Reverse Termination Fee plus any Additional Amounts from Parent or any Parent Related Party in connection with the transactions contemplated by this Agreement.

        Section 9.10    Consent to Jurisdiction.

          (a)   Each of the parties hereto hereby (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement and (v) agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware. Each of Parent, Acquisition Sub and the Company agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. The parties hereby further agree that New York state or United States Federal courts sitting in New York County, State of New York shall have exclusive jurisdiction over any action (whether at law, in equity, in contract, in tort or otherwise) brought against any Financing Source in connection with the transactions contemplated under this Agreement.

          (b)   Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 9.10(a) in any such action or proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9.2. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

        Section 9.11    Counterparts.     This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

        Section 9.12    WAIVER OF JURY TRIAL.     EACH OF PARENT, ACQUISITION SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, ACQUISITION SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF (INCLUDING THE FINANCING COMMITMENTS).

[Remainder of page intentionally left blank; signature page follows.]

        IN WITNESS WHEREOF, Parent, Acquisition Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

DANUBE PRIVATE HOLDINGS II, LLC
By:	/s/ PETER BERGER
	Name:	Peter Berger
	Title:	Chairman
DANUBE PRIVATE ACQUISITION CORP.
By:	/s/ PETER BERGER
	Name:	Peter Berger
	Title:	Chairman

[Signature Page to Agreement and Plan of Merger]

DIGITAL RIVER, INC.
By:	/s/ THOMAS F. MADISON
	Name:	Thomas F. Madison
	Title:	Chairman

[Signature Page to Agreement and Plan of Merger]

Exhibit A

        As used in the Agreement, the following terms shall have the following meanings:

        "2014 Cash Bonuses" shall have the meaning set forth in Section 6.9(g).

        "Acceptable Confidentiality Agreement" shall have the meaning set forth in Section 6.5(a).

        "Acquisition Sub" shall have the meaning set forth in the Preamble.

        "Additional Amounts" shall have the meaning set forth in Section 8.3(d).

        "Adverse Recommendation Change" shall have the meaning set forth in Section 6.5(f).

        "Affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

        "Aggregate Merger Consideration" shall have the meaning set forth in Section 3.2(a).

        "Agreement" shall have the meaning set forth in the Preamble.

        "Alternative Acquisition Agreement" shall have the meaning set forth in Section 6.5(f).

        "Alternative Financing" shall have the meaning set forth in Section 6.11(c).

        "Anti-Money Laundering Law" shall have the meaning set forth in Section 4.5(e).

        "Antitrust Division" shall mean the Antitrust Division of the Department of Justice.

        "Antitrust Laws" shall have the meaning set forth in Section 4.4.

        "Blue Sky Laws" shall mean state securities or "blue sky" laws.

        "Book-Entry Shares" shall have the meaning set forth in Section 3.1(b).

        "Business Day" shall mean any day other than a Saturday, Sunday or a day on which all banking institutions in New York, New York are authorized or obligated by Law or executive order to close.

        "Certificate of Merger" shall have the meaning set forth in Section 2.3(a).

        "Certificates" shall have the meaning set forth in Section 3.1(b).

        "Closing" shall have the meaning set forth in Section 2.2.

        "Closing Date" shall have the meaning set forth in Section 2.2.

        "Code" shall mean the Internal Revenue Code of 1986.

        "Company" shall have the meaning set forth in the Preamble.

        "Company Agreement" shall have the meaning set forth in Section 6.9(f).

        "Company Benefit Plan" shall have the meaning set forth in Section 4.12.

        "Company Common Stock" shall have the meaning set forth in Section 3.1(a).

        "Company Disclosure Letter" shall mean the disclosure letter delivered by the Company to Parent simultaneously with the execution of this Agreement.

        "Company Equity Awards" shall mean the Company Options, the Company Restricted Stock and the Other Company Awards (including Performance Share Awards), collectively.

        "Company ESPP" shall mean the Company's Amended & Restated 2011 Employee Stock Purchase Plan.

        "Company Material Adverse Effect" shall mean any fact, circumstance, event, change, occurrence or effect that has had or would reasonably be expected to have a material adverse effect on (1) the

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business, condition (financial or otherwise), properties, liabilities, assets or results of operations of the Company and its Subsidiaries, taken as a whole, or (2) the ability of the Company to timely perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement; provided, however, that none of the following shall constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred or would occur: (i) changes in general economic, financial market, business or geopolitical conditions; (ii) general changes or developments in any of the industries or markets in which the Company or its Subsidiaries operate; (iii) changes in any applicable Laws or applicable accounting regulations or principles or interpretations thereof; (iv) any change in the price or trading volume of the Company's securities, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of "Company Material Adverse Effect" may be taken into account in determining whether there has been a Company Material Adverse Effect); (v) any failure by the Company to meet published analyst estimates or expectations of the Company's revenue, earnings or other financial performance or results of operations for any period, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of "Company Material Adverse Effect" may be taken into account in determining whether there has been a Company Material Adverse Effect); (vi) any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of "Company Material Adverse Effect" may be taken into account in determining whether there has been a Company Material Adverse Effect); (vii) any outbreak or escalation of hostilities or war or any act of terrorism, or any acts of God or natural disasters; (viii) the negotiation, announcement, consummation or existence of this Agreement and the transactions contemplated hereby, including the initiation of litigation by any Person with respect to this Agreement, any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of the Company and its Subsidiaries due to the negotiation, announcement and performance of this Agreement or the identity of the parties to this Agreement (or any communication by Parent regarding the plans or intentions of Parent with respect to the conduct of the business of the Company or any of its Subsidiaries), or the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein; (ix) any action taken by the Company, or which the Company causes to be taken by any of its Subsidiaries, in each case which is required or permitted by or resulting from or arising in connection with this Agreement; and (x) any actions taken (or omitted to be taken) at the written request of Parent; provided, that the facts, circumstances, events, changes, occurrences or effects set forth in clauses (i) through (iii) and (vii) above shall be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent (but only to such extent) such facts, circumstances, events, changes, occurrences or effects have a disproportionate adverse impact on the Company and its Subsidiaries, taken as a whole, relative to the other participants in the industries in which the Company or its Subsidiaries operate.

        "Company Material Contract" shall have the meaning set forth in Section 4.16.

        "Company Option" shall mean each outstanding option to purchase shares of Company Common Stock under any of the Company Benefit Plans.

        "Company Permits" shall have the meaning set forth in Section 4.5(a).

        "Company Recommendation" shall mean the recommendation of the board of directors of the Company that the stockholders of the Company adopt this Agreement and approve the transactions contemplated hereby, including the Merger.

        "Company Related Parties" shall have the meaning set forth in Section 8.3(d).

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        "Company Restricted Stock" shall mean any outstanding shares of restricted stock (including those subject to performance-based or time-based vesting) granted pursuant to the Company Benefit Plans.

        "Company SEC Documents" shall have the meaning set forth in Section 4.6(a).

        "Company Stockholder Advisory Vote" shall have the meaning set forth in Section 4.3(a).

        "Company Welfare Plans" shall have the meaning set forth in Section 6.9(c).

        "Competing Proposal" shall have the meaning set forth in Section 6.5(i)(i).

        "Confidentiality Agreement" shall mean the confidentiality agreement, dated August 20, 2014, between Siris Capital Group, LLC and the Company.

        "Consent" shall have the meaning set forth in Section 4.4.

        "Continuing Employees" shall have the meaning set forth in Section 6.9(a).

        "Contract" shall mean any written contract, subcontract, lease, sublease, conditional sales contract, purchase order, sales order, task order, delivery order, license, indenture, note, bond, loan, instrument, understanding, permit, concession, franchise, commitment or other agreement.

        "control" (including the terms "controlled," "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

        "Convertible Notes Indenture" shall have the meaning set forth in Section 6.13.

        "D&O Indemnified Parties" shall have the meaning set forth in Section 6.6(a).

        "Debt Commitment Letter" shall have the meaning set forth in Section 5.7(a).

        "Debt Financing" shall have the meaning set forth in Section 5.7(a).

        "Debt Financing Sources" shall mean the Persons that are counterparties to the Debt Commitment Letter and their officers, directors, employees, agents and representatives.

        "DGCL" shall have the meaning set forth in the Recitals.

        "Dissenting Shares" shall have the meaning set forth in Section 3.5.

        "Effective Time" shall have the meaning set forth in Section 2.3(a).

        "Environmental Laws" shall mean all Laws (including common law), statutes, ordinances or other legally enforceable requirement relating to pollution or protection of the environment or, to the extent relating to exposure to Hazardous Materials, of human health or employee health and safety, including Laws relating to Releases of Hazardous Materials and the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Materials, including the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), the Safe Drinking Water Act (42 U.S.C. §3000(f) et seq.), the Toxic Substances Control Act (15 U.S.C. §2601 et seq.), the Clean Air Act (42 U.S.C. §7401 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. §2701 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq.), the Endangered Species Act of 1973 (16 U.S.C. §1531 et seq.), and other similar state and local statutes.

        "Environmental Permits" shall have the meaning set forth in Section 4.18(a).

        "Equity Commitment Letters" shall have the meaning set forth in Section 5.7(a).

        "Equity Financing" shall have the meaning set forth in Section 5.7(a).

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        "Equity Financing Sources" shall mean the Persons that are counterparties to the Equity Commitment Letters and their officers, directors, employees, agents and representatives.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" shall have the meaning set forth in Section 4.12(e).

        "Exchange Act" shall mean the Securities Exchange Act of 1934.

        "Exchange Fund" shall have the meaning set forth in Section 3.2(a).

        "Excluded Party" shall have the meaning set forth in Section 6.5(i)(ii).

        "Final Purchase Date" shall have the meaning set forth in Section 3.3(d).

        "Financing" shall have the meaning set forth in Section 5.7(a).

        "Financing Agreements" shall have the meaning set forth in Section 6.11(c).

        "Financing Commitments" shall have the meaning set forth in Section 5.7(a).

        "Financing Sources" shall mean the Debt Financing Sources and the Equity Financing Sources, collectively.

        "GAAP" shall mean the United States generally accepted accounting principles, as consistently applied.

        "Go-Shop Period" shall have the meaning set forth in Section 6.5(a).

        "Governmental Authority" shall mean any United States (federal, state or local) or foreign government, or any governmental, regulatory (including any stock exchange), judicial, self-regulatory organization or administrative authority, agency, body, court or commission or other legislative, judicial or governmental body.

        "Guarantor" shall have the meaning set forth in the Recitals.

        "Guaranty" shall have the meaning set forth in the Recitals.

        "Hazardous Materials" shall mean all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. § 300.5, and any other substance or waste that is defined or regulated as "hazardous", "toxic" or words of similar import by, or that could reasonably be expected to give rise to liability under, any Environmental Law.

        "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

        "Insurance Policies" shall have the meaning set forth in Section 4.23.

        "Intellectual Property Rights" shall have the meaning set forth in Section 4.14(b).

        "Intervening Event" shall have the meaning set forth in Section 6.5(f).

        "IRS" shall mean the Internal Revenue Service.

        "Knowledge" shall mean the actual knowledge of the following officers and employees of the Company and Parent, as applicable: (i) for the Company: Dave Dobson, Stefan Schulz, Ted Cahall, Tom Peterson, Kevin Crudden, Stewart Sagastume and Souheil Badran; and (ii) for Parent: Frank Baker, Peter Berger and Jeffrey Hendren.

        "Law" shall mean any and all domestic (federal, state or local) or foreign laws, constitutions, treaties, conventions, ordinances, codes, rules, regulations, orders, judgments, injunctions, rulings,

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decrees or similar requirement enacted, adopted or promulgated or applied by any Governmental Authority.

        "Leases" shall mean all leases, subleases, licenses, concessions and other agreements (written or oral), together with all amendments, extensions, renewals, guaranties and other agreements with respect thereto, pursuant to which the Company or any Subsidiary holds any Leased Real Property.

        "Leased Real Property" shall have the meaning set forth in Section 4.17(b).

        "Lien" shall mean liens, claims, mortgages, encumbrances, pledges, restrictions on transfer, right of first offer, right of first refusal, adverse ownership interests or rights, security interests or charges of any kind.

        "Merger" shall have the meaning set forth in the Recitals.

        "Merger Consideration" shall have the meaning set forth in Section 3.1(b).

        "Merger Litigation" shall have the meaning set forth in Section 6.3(a).

        "Morgan Stanley" shall have the meaning set forth in Section 4.21.

        "Non-US Plans" shall have the meaning set forth in Section 4.12(g).

        "Notice of Adverse Recommendation" shall have the meaning set forth in Section 6.5(g).

        "Notice of Superior Proposal" shall have the meaning set forth in Section 6.5(g).

        "Option Cash Payment" shall have the meaning set forth in Section 3.3(a).

        "Order" shall mean any decree, order, judgment, writ, injunction, temporary restraining order or other order in any suit or proceeding by or with any Governmental Authority.

        "Other Company Awards" shall mean an equity-based award granted pursuant to the Company Benefit Plans, other than Company Options and Company Restricted Stock.

        "Other Company Award Payment" shall have the meaning set forth in Section 3.3(c).

        "Parent" shall have the meaning set forth in the Preamble.

        "Parent Disclosure Letter" shall mean the disclosure letter delivered by Parent to the Company simultaneously with the execution of this Agreement.

        "Parent Expenses" shall have the meaning set forth in Section 8.3(f).

        "Parent Material Adverse Effect" shall mean any fact, circumstance, event, change, occurrence or effect that has or would reasonably be expected to prevent, materially delay or materially impede the performance by Parent or Acquisition Sub of its obligations under this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement.

        "Parent Organizational Documents" shall mean the certificate of incorporation, bylaws (or equivalent organizational or governing documents), and other organizational or governing documents, each as amended to date, of each of Parent and Acquisition Sub.

        "Parent Related Parties" shall have the meaning set forth in Section 8.3(d).

        "Paying Agent" shall have the meaning set forth in Section 3.2(a).

        "Performance Share Award" shall mean any Other Company Award that is subject to performance-based vesting conditions.

        "Performance Share Award Payment" shall have the meaning set forth in Section 3.3(e).

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        "Permitted Lien" shall mean (i) any Lien for Taxes not yet due, being contested in good faith or for which adequate accruals or reserves have been established, (ii) Liens securing indebtedness or liabilities that are reflected in the Company SEC Documents or incurred in the ordinary course of business since the date of the most recent Annual Report on Form 10-K filed with the SEC by the Company and Liens securing indebtedness or liabilities that have otherwise been disclosed to Parent in writing, (iii) such Liens or other imperfections of title, if any, that do not have, individually or in the aggregate, a Company Material Adverse Effect, including, but not limited to, Liens for any supplemental Taxes or assessments not shown by the public records, (iv) Liens disclosed on existing title reports or existing surveys and (v) Liens securing acquisition financing with respect to the applicable asset, including refinancings thereof.

        "Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

        "Post-Closing Plans" shall have the meaning set forth in Section 6.9(b).

        "Post-Closing Welfare Plans" shall have the meaning set forth in Section 6.9(c).

        "Proxy Statement" shall have the meaning set forth in Section 4.7.

        "Release" shall mean any actual or threatened release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration of Hazardous Materials, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or real property.

        "Representatives" shall have the meaning set forth in Section 6.4.

        "Requisite Stockholder Approval" shall have the meaning set forth in Section 4.20.

        "Retained Claims" shall have the meaning set forth in Section 9.9(c).

        "Reverse Termination Fee" shall have the meaning set forth in Section 8.3(b).

        "Sanctioned Country" shall have the meaning set forth in Section 4.5(c).

        "Sanctions" shall have the meaning set forth in Section 4.5(c).

        "Sarbanes-Oxley Act" shall have the meaning set forth in Section 4.6(a).

        "SEC" shall mean the Securities and Exchange Commission.

        "Secretary of State" shall mean the Secretary of State of the State of Delaware.

        "Securities Act" shall mean the Securities Act of 1933.

        "Solvent" shall have the meaning set forth in Section 5.13.

        "Stockholders' Meeting" shall have the meaning set forth in Section 6.2(c).

        "Subsidiary" of any Person shall mean any corporation, partnership, joint venture or other legal entity of which such Person (either above or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

        "Superior Proposal" shall have the meaning set forth in Section 6.5(i)(iii).

        "Surviving Corporation" shall have the meaning set forth in Section 2.1.

        "Tax" or "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts, and other similar charges (together with any and all interest, penalties and additions to tax) imposed by any

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Governmental Authority or taxing authority including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes.

        "Tax Returns" shall mean returns, declarations, reports, information statements, and claims for refunds, including any schedule or attachment thereto, with respect to Taxes required to be filed with the IRS or any other Governmental Authority or taxing authority.

        "Termination Date" shall have the meaning set forth in Section 8.1(b)(i).

        "Termination Fee" shall have the meaning set forth in Section 8.3(a).

        "Third Party" shall mean any Person or group other than Parent, Acquisition Sub and their respective Affiliates.

        "Total Common Merger Consideration" shall mean the product of (x) the number of shares of Company Common Stock issued and outstanding (other than those shares canceled or converted pursuant to Section 3.1(a)) immediately prior to the Effective Time multiplied by (y) the Merger Consideration.

        "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act and any similar Laws.

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Exhibit B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

DIGITAL RIVER, INC.

(a Delaware corporation)

ARTICLE ONE

        The name of the corporation is Digital River, Inc. (the "Corporation").

ARTICLE TWO

        The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (as amended, the "DGCL").

ARTICLE FOUR

        The total number of shares of all classes of stock which the Corporation has authority to issue is 2,000, which shall be divided into two classes as follows:

        One thousand (1,000) shares of common stock, with a par value of $0.001 per share ("Common Stock"); and

        One thousand (1,000) shares of preferred stock, with a par value of $0.001 per share ("Preferred Stock").

        The board of directors of the Corporation (the "Board of Directors") is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix, without further stockholder approval, the powers (including voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of such series of Preferred Stock and the number of shares of such series, and as may be permitted by the DGCL. The powers, preferences and relative, participating, optional and other special rights of, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock, if any, may differ from those of any and all other series at any time outstanding.

ARTICLE FIVE

        The Corporation is to have perpetual existence.

ARTICLE SIX

        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.

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 ARTICLE SEVEN

        Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

ARTICLE EIGHT

        A.    To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

        B.    No director of the Corporation shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the DGCL or any amendment thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (1) shall have breached the director's duty of loyalty to the Corporation or its stockholders, (2) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (3) shall have derived an improper personal benefit. If the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of a director, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

        C.    Each person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or a direct or indirect subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another entity or enterprise, or was a director or officer of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another entity or enterprise at the request of such predecessor corporation, shall be indemnified and held harmless by the Corporation, and the Corporation shall advance all expenses incurred by any such person in defense of any such proceeding prior to its final determination, to the fullest extent authorized by the DGCL. In any proceeding against the Corporation to enforce these rights, such person shall be presumed to be entitled to indemnification and the Corporation shall have the burden of proving that such person has not met the standards of conduct for permissible indemnification set forth in the DGCL. Any person serving as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned by the Corporation shall be conclusively presumed to be serving in such capacity at the request of the Corporation. The rights to indemnification and advancement of expenses conferred by this ARTICLE EIGHT shall be presumed to have been relied upon by the directors and officers of the Corporation in serving or continuing to serve the Corporation and shall be enforceable as contract rights. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The Corporation may, upon written demand presented by a director or officer of the Corporation or of a direct or

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indirect subsidiary of the Corporation, or by a person serving at the request of the Corporation as a director or officer of another entity or enterprise, enter into contracts to provide such persons with specified rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the DGCL, as amended and in effect from time to time.

        D.    If a claim under this ARTICLE EIGHT is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce the right to be advanced expenses incurred in defending any proceeding prior to its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the claimant shall be presumed to be entitled to indemnification and the Corporation shall have the burden of proving that the claimant has not met the standards of conduct for permissible indemnification set forth in the DGCL.

        E.    If the DGCL is hereafter amended to permit the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment, the indemnification rights conferred by this ARTICLE EIGHT shall be broadened to the fullest extent permitted by the DGCL, as so amended.

        F.     Given that certain jointly indemnifiable claims (as defined below) may arise due to the service of the indemnitee as a director of the Corporation at the request of the indemnitee-related entities (as defined below), the Corporation shall be fully and primarily responsible for the payment to the indemnitee in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claims, pursuant to and in accordance with the terms of this ARTICLE EIGHT, irrespective of any right of recovery the indemnitee may have from the indemnitee-related entities. Under no circumstance shall the Corporation be entitled to any right of subrogation or contribution by the indemnitee-related entities and no right of advancement or recovery the indemnitee may have from the indemnitee-related entities shall reduce or otherwise alter the rights of the indemnitee or the obligations of the Corporation hereunder. In the event that any of the indemnitee-related entities shall make any payment to the indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee against the Corporation, and the indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the indemnitee-related entities effectively to bring suit to enforce such rights. Each of the indemnitee-related entities shall be third-party beneficiaries with respect to this paragraph (F) of ARTICLE EIGHT, entitled to enforce this paragraph (F) of ARTICLE EIGHT.

        For purposes of this paragraph (F) of ARTICLE EIGHT, the following terms shall have the following meanings:

          (1)   The term "indemnitee-related entities" means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the indemnitee has agreed, on behalf of the Corporation or at the Corporation's request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein) from whom an indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advancement obligation.

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          (2)   The term "jointly indemnifiable claims" shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the indemnitee shall be entitled to indemnification or advancement of expenses from both the indemnitee-related entities and the Corporation pursuant to Delaware law, any agreement or certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the indemnitee-related entities, as applicable.

        G.    Any repeal or modification of this ARTICLE EIGHT shall be prospective and shall not affect the rights under this ARTICLE EIGHT in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

ARTICLE NINE

        The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE TEN

        A.    In recognition and anticipation that (i) certain directors, principals, officers, employees and/or other representatives of Siris Capital Group, LLC ("Siris") and its Affiliates (as defined below) may serve as directors, officers or agents of the Corporation, (ii) Siris and its Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) members of the Board of Directors who are not employees of the Corporation ("Non-Employee Directors") and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this ARTICLE TEN are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of Siris, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

        B.    None of (i) Siris or any of its Affiliates or (ii) any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Corporation in both his or her director and officer capacities) or his or her Affiliates (the Persons (as defined below) identified in (i) and (ii) above being referred to, collectively, as "Identified Persons" and, individually, as an "Identified Person") shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section (C) of this ARTICLE TEN. Subject to said Section (C) of this ARTICLE TEN, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its

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stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.

        C.    The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of this Corporation) if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section (B) of this ARTICLE TEN shall not apply to any such corporate opportunity.

        D.    In addition to and notwithstanding the foregoing provisions of this ARTICLE TEN, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Corporation's business or is of no practical advantage to the Corporation or (iii) is one in which the Corporation has no interest or reasonable expectancy.

        E.    For purposes of this ARTICLE TEN, (i) "Affiliate" shall mean (a) in respect of Siris, any Person that, directly or indirectly, is controlled by Siris, controls Siris or is under common control with Siris and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), (b) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (c) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; and (ii) "Person" shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

        F.     To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this ARTICLE TEN.

ARTICLE ELEVEN

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

* * * * *

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ANNEX B

October 23, 2014

Board of Directors
Digital River, Inc.
10380 Bren Road West
Minnetonka, MN 55343
Members of the Board:

        We understand that Digital River, Inc. ("Digital River" or the "Company"), Danube Private Holdings II, LLC (the "Buyer"), and Danube Private Acquisition Corp., a direct wholly owned subsidiary of the Buyer ("Acquisition Sub"), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated October 22, 2014 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Acquisition Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding share of common stock, par value $0.01 per share ("the Company Common Stock") of the Company, other than (i) shares of Company Common Stock held in treasury by the Company, (ii) shares of Company Common Stock held, directly or indirectly, by the Buyer or the Acquisition Sub, (iii) shares of Company Common Stock held by any subsidiaries of the Company, or (iv) shares of Company Common Stock as to which dissenters' rights have been perfected, will be converted into the right to receive $26.00 per share in cash, without interest (the "Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock.

        For purposes of the opinion set forth herein, we have:

          1)    Reviewed certain publicly available financial statements and other business and financial information of the Company;

          2)    Reviewed certain internal financial statements and other financial and operating data concerning the Company;

          3)    Reviewed certain financial projections prepared by the management of the Company;

          4)    Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

          5)    Reviewed the reported prices and trading activity for the Company Common Stock;

          6)    Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company and its securities;

          7)    Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

          8)    Participated in discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

          9)    Reviewed the Merger Agreement and certain related documents;

          10)  Reviewed a draft commitment letter from certain lenders dated October 22, 2014 (the "Debt Commitment Letter") and certain related documents;

          11)  Reviewed draft commitment letters from Siris Partners II, L.P. and the other Equity Financing Sources (as defined in the Merger Agreement) dated October 22, 2014 (the "Equity Commitment Letters") and certain related documents; and

          12)  Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Buyer will obtain financing in accordance with the terms set forth in the Debt Commitment Letter and the Equity Commitment Letters. We have assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax, or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax, and regulatory advisors with respect to legal, tax, and regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or any class of such persons, relative to the consideration to be paid to the holders of shares of the Company Common Stock in the Merger. Our opinion does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

        In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving the Company. We note, however, that the Company will have a "go-shop" period following the execution of the Merger Agreement during which the Company will authorize us to solicit interest from other parties with respect to the possible acquisition of the Company.

        We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a portion of which is contingent upon rendering this opinion and the substantial remainder of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financing services for the Company and for an affiliate of the Buyer and have received fees in connection with such services. Morgan Stanley may also provide or seek to provide such services to the Buyer and/or the Company or any of their affiliates, including portfolio companies of Siris Capital Group, LLC, in the future and expects to receive fees for the rendering of these services.

        Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Company in connection with this transaction, may have committed and may commit in the future to invest in private equity funds managed by affiliates of the Buyer.

        This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the stockholders of the Company should vote at the stockholders' meeting to be held in connection with the Merger.

        Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock.

Very truly yours,
MORGAN STANLEY & CO. LLC
By:	/s/ MARK SOLOMONS Mark Solomons Managing Director

ANNEX C:
SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

    a.
    Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

    b.
    Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

    c.
    Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

    d.
    Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation", and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation".

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either

  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease.

Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

VOTE BY INTERNET - www.proxyvote.com • Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (ET) on February 11, 2015. • Please have your proxy card available and follow the simple instructions to obtain your records and create an electronic ballot. DIGITAL RIVER, INC. VOTE BY PHONE - 1-800-690-6903 • Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (ET) on February 11, 2015. • Please have your proxy card available and follow the simple instructions the voice provides you. 10380 Bren Road West Minnetonka, MN 55343 VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For 0 Against 0 Abstain 0 1. The proposal to adopt the Agreement and Plan of Merger, dated October 23, 2014, by and among Danube Private Holdings II, LLC, Danube Private Acquisition Corp., a direct wholly owned subsidiary of Danube Private Holdings II, LLC, and Digital River, Inc., as it may be amended from time to time. 0 0 0 2. The proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficent votes to adopt the merger agreement at the time of the special meeting. 0 0 0 3. The proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Digital River, Inc. to its named executive officers in connection with the merger contemplated by the merger agreement. NOTE: To transact any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting. 0 For address change/comments, mark here. (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000224071_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com . DIGITAL RIVER, INC. 10380 Bren Road West Minnetonka, Minnesota 55343 TO THE STOCKHOLDERS OF DIGITAL RIVER, INC. NOTICE IS HEREBY GIVEN that the Special Meeting of stockholders of DIGITAL RIVER, INC., a Delaware corporation (the “Company”), will be held on February 12, 2015, at 8:00 a.m. Central Time at 10380 Bren Road West, Minnetonka, Minnesota 55343 for the purposes stated on the reverse. By signing the proxy, you revoke all prior proxies and appoint David C. Dobson and Kevin L. Crudden, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments or postponements thereof. All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible. In order to ensure your representation at the meeting, a return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name. The foregoing items of business are more fully described in the proxy statement accompanying this Notice. The Board of Directors has fixed the close of business on January 7, 2015, as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) (See reverse for voting instructions) 0000224071_2 R1.0.0.51160 DIGITAL RIVER, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS Thursday, February 12, 2015 8:00 a.m. Central Time Digital River, Inc. 10380 Bren Road West Minnestonka, Minnestoa 55343